EXHIBIT 99.2

KRAMER LEVIN NAFTALIS & FRANKEL LLP
Kenneth H. Eckstein
Adam C. Rogoff
Douglas H. Mannal
Stephen D. Zide
1177 Avenue of the Americas
New York, New York 10036
Telephone:         (212) 715-9100
Facsimile:            (212) 715-8000
Counsel for the Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------------------------	x
In re:	:	Chapter 11
:
GENERAL MARITIME CORPORATION, et al.,	: :	Case No. 11-15285 (MG)
Debtors.	:	Jointly Administered
----------------------------------------------------------------------	x

DISCLOSURE STATEMENT FOR THE JOINT PLAN OF REORGANIZATION OF THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR
REJECTION OF THE PLAN.  ACCEPTANCE OR REJECTION
MAY NOT BE SOLICITED UNTIL THIS DISCLOSURE
STATEMENT HAS BEEN APPROVED BY THE
BANKRUPTCY COURT.  THIS DISCLOSURE STATEMENT
HAS BEEN SUBMITTED FOR APPROVAL BUT HAS NOT
YET BEEN APPROVED BY THE COURT.

Dated: January 31, 2012
New York, New York

J. Distribution to Unsecured Creditors on Account of OCM Marine Holdings TP, L.P. Partnership Interests	45
K. Exclusivity.	47
L. Claims Process.	47
M. Legal Proceedings.	47
N. New Senior Facilities.	48

VI. SUMMARY OF THE PLAN	49
A. Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan.	49
1. Description and Treatment of Unclassified Claims.	49
B. Classification and Treatment of Claims and Equity Interests.	51
1. Class Identification and Status.	52
2. Description and Treatment of Classified Claims and Equity Interests.	53
C. Means for Implementation of the Plan.	60
1. General Settlement of Claims and Interests	60
2. New Equity Investment.	60
3. New Senior Facilities.	60
4. Voting of Claims.	61
5. Nonconsensual Confirmation.	61
6. Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement.	61
7. The New GMR Common Stock.	63
8. The Rights Offering	63
9. The New GMR Warrants.	64
10. The Commitment Fee GMR Warrants	66
11. Continued Corporate Existence and Effectuation of Restructuring Transactions.	66
12. Fee Claims Escrow Account.	67
13. OCM Marine Holdings TP, L.P. Partnership Interests.	67
14. Non-Eligible Rights Offering Offeree Distribution Fund.	67
D. Provisions Regarding Corporate Governance of the Reorganized Debtors.	67
1. Amendments to Certificates of Incorporation.	67
2. Appointment of Officers and Directors.	68
3. Powers of Officers.	68
4. New Management Agreements, Existing Benefits Agreements and Retiree Benefits.	68
5. Equity Incentive Program	69
6. Indemnification of Directors, Officers and Employees.	69
E. Effect of Confirmation of the Plan.	69
1. Dissolution of Unsecured Creditors’ Committee.	69
2. Discharge of the Debtors.	70
3. Injunction.	70
4. Preservation of Causes of Action.	72
5. Votes Solicited in Good Faith.	72
6. Cancellation of Existing Securities.	73

7. Claims Incurred After the Effective Date.	73
8. Releases, Exculpation and Injunction.	73
9. Preservation of Insurance.	75
10. Indemnification of the Oaktree Plan Sponsors.	75
F. Distributions under the Plan.	76
1. Allowed Claims.	76
2. Resolution of Disputed Claims.	78
3. Allocation of Consideration.	78
4. Estimation.	78
5. Insured Claims.	79
G. Retention of Jurisdiction.	79
H. Executory Contracts and Unexpired Leases.	80
1. Assumption and Rejection of Executory Contracts and Unexpired Leases.	80
2. Cure and Notice of Assumption or Rejection.	81
3. Reservation of Rights.	83
4. Rejection Damage Claims.	83
5. Assignment.	83
6. No Change in Control.	84
7. Collective Bargaining Agreements.	84
8. Insurance Policies.	84
9. Revocation, Withdrawal, or Non-Consummation.	84
I. Miscellaneous Provisions.	85
1. Governing Law.	85
2. Filing or Execution of Additional Documents.	85
3. Information.	85
4. Withholding and Reporting Requirements.	85
5. Exemption From Transfer Taxes.	85
6. Waiver of Federal Rule of Civil Procedure 62(a).	86
7. Plan Supplement.	86
8. Conflicts.	86

VII. CONFIRMATION AND EFFECTIVENESS OF THE PLAN	86
A. Conditions Precedent to Confirmation.	86
B. Waiver of Conditions Precedent to Confirmation.	87
C. Confirmation of the Plan.	87
1. Acceptance.	87
2. Standards for Confirmation.	88
3. Feasibility.	91
4. Best Interests Test.	91
D. Conditions Precedent to Effectiveness.	93
1. Conditions Precedent to Effectiveness.	93
2. Waiver of Conditions Precedent to Effectiveness.	94
3. Effect of Failure of Conditions.	95
4. Vacatur of Confirmation Order.	95
5. Modification of the Plan.	95
6. Revocation, Withdrawal, or Non-Consummation.	95

VIII. PROJECTIONS AND VALUATION	96
A. Financial Projections.	96
1. Scope of Financial Projections.	97
B. Valuation of the Reorganized Debtors as of April 30, 2012.	98

IX. CERTAIN RISK FACTORS TO BE CONSIDERED	101
A. Certain Bankruptcy Law Considerations.	102
1. Risk of Non-Confirmation, Non-Occurrence or Delay of the Plan.	102
2. The DIP Facility May be Insufficient to Fund the Debtors’ Business Operations, or May be Unavailable if the Debtors do not Comply with its Terms.	103
3. The Equity Investment May Not Be Obtained and the Equity Purchase Agreement May be Terminated.	103
4. Impact of the Chapter 11 Cases on the Debtors.	104
B. Certain Risks Related to the New Senior Facilities.	104
1. Ability to Maintain Sufficient Liquidity.	104
2. Restrictive Covenants in the New Senior Facilities.	104
C. Certain Risks Related to the Debtors’ Business and Operations.	105
1. Failure to Successfully Employ Vessels.	105
2. Reliance on a Limited Number of Customers.	105
3. Highly Competitive Market for Crude Oil Transportation Services and Ability to Effectively Compete.	106
4. Potentially Adverse Impact of Exchange Rate Fluctuations.	106
5. Risks Associated with the Purchase and Operation of Secondhand and Older Vessels.	106
6. Operational Hazards.	107
7. Rising Operating Costs May Adversely Impact the Debtors’ Business.	107
8. Laws and Regulation.	107
9. Dependence on Key Personnel and Ability to Attract and Retain Skilled Employees.	108
10. Failure to Qualify Under IRC Section 883.	109
11. Treatment by U.S. Tax Authorities as a “Passive Foreign Investment Company.”	110
12. Treatment by U.S. Tax Authorities as a “Controlled Foreign Corporation”	110
13. Discharge of Prepetition Claims and Related Legal Proceedings.	111
14. Prolonged Global Recession.	111
D. Certain Risks Relating to the Shares of New GMR Common Stock Under the Plan.	111
1. Significant Holders.	111
2. Restrictions on Transfer of New GMR Common Stock	112
3. Lack of Established Market for New GMR Common Stock.	112
4. Lack of New Publicly Available Information about the Debtors.	112
5. Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtors	112
6. The Projections Set forth in this Disclosure Statement May Not be Achieved	113
7. Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of U.S. Judgments by Investors.	113

E. Additional Factors to Be Considered.	114
1The Debtors Have No Duty to Update.	114
2 No Representations Outside this Disclosure Statement are Authorized.	114
3 Forward-Looking Statements are not Assured, and Actual Results May Vary.	114
4 No Legal or Tax Advice Is Provided to You by This Disclosure Statement.	115
5 Other Factors.	115

X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	116
A. Alternative Plan of Reorganization or Plan of Liquidation.	116
B. Liquidation Under Chapter 7.	116

XI. SECURITIES LAW MATTERS	116
A. Bankruptcy Code Exemptions from Registration Requirements.	117
1. Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.	117
2. Securities Issued in Reliance on Section 4(2) of the Securities Act.	118
3. Subsequent Transfers of 1145 Securities.	118
4. Subsequent Transfers of the OCM Conversion Shares and New GMR Warrants Made to Affiliates.	119
5. Transfer of Commitment Fee GMR Warrants, the New Equity Investment Shares and the Rights Offering Shares.	120

XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	121
A. Introduction	121
B. Certain Material Federal Income Tax Consequences to the Debtors.	122
1. Exemption of Operating Income from United States Federal Income Taxation	122
2. Taxation in the Absence of Section 883 Exemption	123
3. Cancellation of Indebtedness	124
4. Alternative Minimum Tax	124
C. Federal Income Tax Consequences to Holders of Claims	125
1. In General	125
2. Claims that are Tax Securities	126
3. New Senior 2010 Facility and New Senior 2011 Facility	127
4. Non-Eligible Rights Offering Offeree Distribution Fund	128
D. Information Reporting and Backup Withholding	128
E. Federal Income Tax Consequences to Recipients of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights	129
1. Distributions	129
2. Sale, Exchange, or Exercise of New GMR Common Stock or New GMR Warrants	129
3. Rights and Oversubscription Rights	130
4. Passive Foreign Investment Company Status	130
5. Taxation of Holders Making a Timely QEF Election	132
6. Controlled Foreign Corporation	133

XIII. RECOMMENDATION AND CONCLUSION	133

v

TABLE OF EXHIBITS

Exhibit A:	Plan

Exhibit B:	Disclosure Statement Approval Order

Exhibit C:	Financial Projections

Exhibit D:	Liquidation Analysis

Exhibit E:	Consolidated Financial Statements

Exhibit F:	The Debtors’ Prepetition Corporate and Capital Structure

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN

I.  INTRODUCTION AND EXECUTIVE SUMMARY

On November 17, 2011 (the “Petition Date”), General Maritime Corporation (“GMR”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors” and, together with their non-Debtor affiliates, the “Company”) filed petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Debtors are soliciting acceptances and seeking Bankruptcy Court approval of a joint plan of reorganization (the “Plan”) that provides for the reorganization of the Debtors as a going concern and sets forth the manner in which Claims and Equity Interests will be treated in connection with the Debtors’ emergence from chapter 11.  A copy of the Plan is annexed hereto as Exhibit A and incorporated herein by reference.  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

The purpose of this disclosure statement, including the Exhibits attached hereto (collectively, the “Disclosure Statement”), is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Plan to make an informed decision on whether to vote to accept or reject the Plan.  This Disclosure Statement contains summaries of the Plan, certain statutory provisions, events in the Chapter 11 Cases and certain documents related to the Plan.

The Debtors are pleased that after extensive, good faith negotiations with their secured creditors, the Debtors have secured an agreement on a reorganization that will significantly reduce their funded debt obligations, provide $175 million in new money through the New Equity Investment and the proceeds (if any) of a rights offering in an amount of up to $61.25 million, on the terms specified in the Plan and the Rights Offering Procedures (the “Rights Offering”), and permit the Debtors to continue to operate as a going concern with approximately $600 million less in funded indebtedness.  As discussed in detail herein, the key components of the Plan are as follows:

•	payment in full, in Cash of all Allowed Administrative Claims, Priority Tax Claims, DIP Facility Claims, statutory fees, Other Priority Claims and Other Secured Claims;

•
a $75 million paydown of the first lien Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims held by the Prepetition Senior Lenders and the entry into the New Senior Facilities (i.e., the New Senior 2010 Facility and the New Senior 2011 Facility) on terms that will provide the Reorganized Debtors with critical runway needed to operate their businesses after the Effective Date; and

•	the conversion of all Claims on account of the OCM Facility into equity in the Reorganized Debtors.

The terms of the New Equity Investment are governed by the Plan and the Equity Purchase Agreement, which the Bankruptcy Court approved pursuant to an order dated December 15, 2011 [Docket No. 140].  As discussed in section V.C. herein, the New Equity

Investment is the culmination of the Debtors’ and their professionals’ extensive marketing efforts before and during the course of these Chapter 11 Cases.

In addition to the recoveries specified above, the Plan contemplates the following recoveries to holders of Unsecured Claims against the Debtors:

•
with respect to Allowed General Unsecured Claims against the Debtors that are not obligated on the Debtors’ prepetition funded debt obligations (referred to in the Plan as the “Non-Guarantor Debtors”), holders of such Claims will receive Cash of a value, if any, available for distribution following payment in full of all Allowed Claims senior to such Allowed General Unsecured Claims against the applicable Non-Guarantor Debtor.  These Claims are classified in Class 6;

•
with respect to all General Unsecured Claims against GMR, holders of such Claims will receive their Pro Rata share of the New GMR Warrants to purchase New GMR Common Stock,  exercisable at a cash-less strike price reflecting a total implied equity value of $421.1 million for the Reorganized Debtors at any time for a period of five (5) years from the Effective Date, representing an aggregate total of 2.5% of the New GMR Common Stock (subject to dilution from the exercise of the New GMR Common Stock issuable under the Equity Incentive Program) issuable on account of GMR’s ownership of OCM Marine Holdings TP, L.P. Partnership Interests;

•
with respect to General Unsecured Claims against the Debtors that are obligated on the Debtors prepetition funded debt obligations (referred to in the plan as the “Guarantor Debtors”), held by holders who are eligible to participate in the Rights Offering as a result of returning their Investor Certificate certifying that they are either an Accredited Investor or QIB (referred to in the Plan as “Eligible Rights Offering Offerees”), the Plan provides that each holder of such Claim will receive (in addition to the New GMR Warrants, for holders of Claims against GMR only) (i) its Pro Rata Share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against one Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the rights of Eligible Rights Offering Offerees to subscribe for, and acquire on the Effective Date, up to 17.5% of New GMR Common Stock (on an undiluted basis) in exchange for up to $61.25 million in Cash, on terms and conditions as set forth in the Plan and in the Rights Offering Procedures (the “Rights”) and (ii) the right of each Eligible Rights Offering Offeree to subscribe for Rights Offering Shares, to the extent available because other Eligible Rights Offering Offerees have failed to exercise Rights, in addition to those to be received pursuant to the exercise of the Rights (the “Oversubscription Rights”), as applicable. The Plan classifies such Claims against GMR in Class 7A-1 and against the Guarantor Debtors (other than GMR) in Class 7B-1;

•
with respect to General Unsecured Claims against the Guarantor Debtors held by holders who are not eligible to participate in the Rights Offering as a result of returning their Investor Certificate certifying that they are not an Accredited Investor or QIB or who are not an Eligible Rights Offering Offerees for certain other reasons (referred to in the Plan as “Non-Eligible Rights Offering Offerees”), the Plan provides that each holder of such Claim will receive (in addition to the New GMR Warrants with respect to Claims against GMR only) the lesser of (i) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Non-Eligible Rights Offering Offerees) of the Non-Eligible Rights Offering Offeree Distribution Fund, or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund. The Plan classifies such Claims against GMR in Class 7A-2 and Claims against the Guarantor Debtors (other than GMR) in Class 7B-2.

For the avoidance of doubt, holders of Claims in Classes 7A-1, 7A-2, 7B-1, and 7B-2 will not be entitled to receive any distribution on account of participation in the Rights Offering or a Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund unless they timely submit an Investor Certificate certifying that they are or are not a QIB or an Accredited Investor.  The Rights Offering is governed by the Plan and the Rights Offering Procedures.  Concurrently with the filing of this Disclosure Statement, the Debtors filed a motion (the “Rights Offering Motion”) seeking approval of the Rights Offering and procedures in furtherance thereof (the “Rights Offering Procedures”).

All Equity Interests in GMR will be cancelled as of the Effective Date and holders of such Equity Interests will not receive a recovery on account of such Equity Interests under the Plan.  Additionally, as described in section VI.E.8. herein, the Plan provides for certain releases of Claims against, among others, the Debtors, the Reorganized Debtors, the Prepetition Senior Lenders, the OCM Facility Lenders, the OCM Facility Agent, the DIP Financing Agent, the DIP Lenders, the Oaktree Plan Sponsors, and each of their professionals, employees, officers and directors.

THE DEBTORS AND THE OAKTREE PLAN SPONSORS BELIEVE THAT IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR STAKEHOLDERS.  FOR ALL OF THESE REASONS AND THOSE DESCRIBED IN THIS DISCLOSURE STATEMENT, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN BY THE VOTING DEADLINE, (I.E., THE DATE BY WHICH YOUR BALLOT MUST BE ACTUALLY RECEIVED), WHICH IS APRIL 4, 2012 AT 5:00 P.M. (PREVAILING EASTERN TIME) (the “Voting Deadline”).

A. Important Information About This Disclosure Statement.

On [_________], 2012, the Bankruptcy Court entered an order (the “Disclosure Statement Approval Order”) approving this Disclosure Statement as containing “adequate information,” i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims or Equity Interests to make an informed judgment about the Plan.  This Disclosure Statement is submitted pursuant to section 1125 of the

Bankruptcy Code to holders of Claims against the Debtors in connection with (i) the solicitation of votes on the Debtors’ Plan, and (ii) the hearing for April 18, 2012, at 9:00 a.m. (prevailing Eastern Time) (the “Confirmation Hearing”) to consider an order confirming the Plan (the “Confirmation Order”).

The Disclosure Statement Approval Order sets forth, among other things, (i) the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, (ii) the record date for voting purposes, and (iii) the applicable standards for tabulating Ballots.  A Ballot for acceptance or rejection of the Plan is enclosed with the copies of this Disclosure Statement submitted to the holders of Claims that are entitled to vote on the Plan.  Detailed voting instructions accompany each Ballot.  The last day for a Ballot be actually received with respect to voting to accept or reject the Plan is the Voting Deadline, APRIL 4, 2012 at 5:00 p.m. (prevailing Eastern Time).

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, AN ENDORSEMENT OF THE MERITS OF THE PLAN, OR A DETERMINATION AS TO THE FAIRNESS OF THE PLAN.  THE TERMS OF THE PLAN SHALL GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES OF THE PLAN SET FORTH IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT.  ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order, and the instructions accompanying the Ballots, each in their entirety, before voting on the Plan. These documents contain, among other things, important information concerning the classification of claims for voting purposes and the tabulation of votes.  The statements contained in this Disclosure Statement are made only as of the date hereof unless otherwise specified, and there can be no assurance that the statements contained herein will be correct at any time hereafter.

All creditors should carefully read the “Risk Factors” section of this Disclosure Statement located in Section IX before voting to accept or reject the Plan.

The information in this Disclosure Statement is being provided solely for purposes of voting to accept or reject the Plan.  Nothing in this Disclosure Statement may be used by any entity for any other purpose.  As to contested matters, existing litigation involving, or possible litigation to be brought by, or against, the Debtors, adversary proceedings, and other actions or threatened actions, this Disclosure Statement and the Plan shall not constitute or be construed as an admission of any fact or liability, a stipulation, or a waiver, but rather as statements made without prejudice solely for settlement purposes, with full reservation of rights, and is not to be used for any litigation purpose whatsoever by any person, party or entity.  As such, neither this Disclosure Statement nor the Plan shall be admissible in any nonbankruptcy proceeding involving the Debtors or any other party in interest, nor shall either be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan as to holders of Claims against, or Equity Interests in, the Debtors.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR ANY OTHER LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS OR EQUITY INTERESTS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

B. Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders.  Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code, with respect to the distribution of a debtor’s assets.  The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against and equity interests in the debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan of reorganization binding upon a debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan, and any holder of a claim or equity interest in a debtor.  Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose before confirmation of the plan of reorganization and substitutes the debt with the obligations specified under the confirmed plan of reorganization.

After a plan of reorganization has been filed, the holders of impaired claims against or equity interests in a debtor that are to receive a distribution under such plan are generally permitted to vote on the plan.  Before soliciting votes on the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind that will, and in sufficient detail to, enable a hypothetical reasonable investor to make an informed judgment about the plan.  The Debtors are submitting this Disclosure Statement to holders of certain Claims against the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

C. Classification and Voting on the Plan.

Only administrative expenses, claims, and equity interests that are “allowed” may receive distributions under a chapter 11 plan.  An “allowed” administrative expense, claim or equity interest means that the Debtors agree, or in the event of a dispute, that the Bankruptcy Court determines, that the administrative expense, claim or equity interest, including the amount thereof, is in fact a valid obligation of or equity interest in, the Debtors.  Section 502(a) of the Bankruptcy Code provides that a timely filed administrative expense, claim, or equity interest is “allowed” unless the debtor or another party in interest objects.  However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be “allowed” in a bankruptcy case even if a proof of claim is filed.  These include claims that are unenforceable under the governing agreement or applicable non-bankruptcy law, claims for unmatured interest in unsecured and/or undersecured obligations, property tax claims in excess of the debtor’s equity in the property, claims for certain services that exceed their reasonable value, nonresidential real property lease and employment contract rejection damage claims in excess of specified amounts, and late-filed claims.  In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor’s schedules or is listed as disputed, contingent, or unliquidated if the holder has not filed a proof of claim or equity interest before the deadline to file proofs of claim and equity interests.

The Bankruptcy Code also requires that, for purposes of treatment and voting, a plan of reorganization categorize the different claims against, and equity interests in, the Debtors into separate classes based upon their legal nature.  Claims of a substantially similar legal nature are typically classified together, as are equity interests of a substantially similar legal nature.  Because an entity may hold multiple claims and/or equity interests that give rise to different legal rights, the holders of such claims and/or equity interests may find themselves as members of multiple classes of claims and/or equity interests.

Under a plan of reorganization, the separate classes of claims and equity interests must be designated either as “impaired” (i.e., altered by the plan) or “unimpaired” (unaltered by the plan).  If a class of claims or interests is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims or equity interests, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive an amount under the plan of reorganization that is not less than the value that the holder would receive if the debtor against which such claims or equity interest are asserted were liquidated under chapter 7.

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless, with respect to each claim or interest of such class, the plan of reorganization (i) does not alter the legal, equitable or contractual rights of the holders of such claims or interests or (ii) irrespective of the holders’ right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights and does not otherwise alter their legal, equitable or contractual rights.

Only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and will receive or retain property under a proposed plan of reorganization are entitled to vote on such a plan.  Holders of unimpaired claims or equity interests are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote.  Holders of claims or equity interests that do not receive or retain any property on account of such claims or equity interests are deemed to reject the plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote.

Consistent with these requirements, the Plan divides the Claims against, and Equity Interests in, the Debtors into the following Classes and affords the treatments summarized below and in Section II. herein entitled “SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN,":

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
Un-classified	Admin. Claims	All Debtors
Claims for  any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including (i) any actual and necessary costs and expenses of preserving the Estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, (vii) any DIP Facility Claims and (viii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Agreement Order.
				Paid in Full	N/A
Un-classified	Fee Claims	All Debtors
Claims for all accrued, contingent and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses by any Professional, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying any retainer that has been provided by the Debtors to such Professional, provided, however, to the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts will no longer constitute Accrued Professional Compensation.

				Paid in Full	N/A
Un-classified	Priority Tax Claims	All Debtors	Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.	Unimpaired	N/A

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
1	Other Priority Claims	All Debtors	Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.	Unimpaired	Deemed to Accept
2	Other Secured Claims	All Debtors
Claims that are (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that are subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured, other than (i) a Prepetition 2010 Facility Claim, (ii) a Prepetition 2011 Facility Claim, (iii) an OCM Facility Secured Claim or (iv) a Letter of Credit Claim.

				Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Guarantor Debtors	Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).	Impaired	Entitled to Vote
4	Prepetition 2010 Facility Claims	Guarantor Debtors
Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date).

				Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Guarantor Debtors	Claims under or evidenced by the OCM Facility that are Secured.	Impaired	Entitled to Vote
6	General Unsecured Claims Against the Non-Guarantor Debtors	Non- Guarantor Debtors
Claims that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, except Intercompany Claims.
				Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR Held by Eligible Rights Offering Offerees	GMR
Claims other than Intercompany Claims against GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including OCM Facility Deficiency Claims or Senior Note Claims held by (a)(i) a Record Date Holder, (ii) a Bar Date Holder, (iii) Executory Contract/Unexpired Lease Rejection Holder or (iv) a Transferee that (b) timely submits an Investor Certificate in accordance with the Rights Offering Procedures certifying that such offeree is a QIB or an Accredited Investor; provided, however, that a  holder that has delivered a Certification Period Transfer Notice or Post-Certification Period Transfer Notice with respect to particular Allowed General Unsecured Claim will no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.

				Impaired	Entitled to Vote

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
7A-2	General Unsecured Claims Against GMR Held by Non-Eligible Rights Offering Offerees	GMR
Claims other than Intercompany Claims against GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims and Disputed Claims held by (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is either a holder of such Claim as of the Rights Offering Record Date or the General Bar Date, as applicable or an Executory Contract/Unexpired Lease Rejection Holder and (ii) timely submits the Investor Certificate certifying that such holder is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is Disputed as of the Subscription Deadline (as defined in the Rights Offering Procedures) and is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) timely submits a properly completed Investor Certificate; or (III) a holder of an Allowed General Unsecured Claim except an Executory Contract/Unexpired Lease Rejection Holder that (i) is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) submits a properly completed Investor Certificate within 20 days after mailing of the Investor Certificate to such holder.

				Impaired	Entitled to Vote
7B-1	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Rights Offering Offerees	Guarantor Debtors (Other than GMR)
Claims other than Intercompany Claims against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims held by (a)(i) a Record Date Holder, (ii) a Bar Date Holder, (iii) Executory Contract/Unexpired Lease Rejection Holder or (iv) a Transferee that (b) timely submits an Investor Certificate in accordance with the Rights Offering Procedures certifying that such offeree is a QIB or an Accredited Investor; provided, however, that a  holder that has delivered a Certification Period Transfer Notice or Post-Certification Period Transfer Notice with respect to particular Allowed General Unsecured Claim will no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.

				Impaired	Entitled to Vote

Class	Name of Class	Applicable Debtors(s)	Description of Claims	Status of Claim / Equity Interest	Voting Rights
7B-2	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Rights Offering Offerees	Guarantor Debtors (Other than GMR)
Claims other than Intercompany Claims against the Guarantor Debtors (other than GMR) that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims and Disputed Claims held by (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is either a holder of such Claim as of the Rights Offering Record Date or the General Bar Date, as applicable or an Executory Contract/Unexpired Lease Rejection Holder and (ii) timely submits the Investor Certificate certifying that such holder is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is Disputed as of the Subscription Deadline (as defined in the Rights Offering Procedures) and is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) timely submits a properly completed Investor Certificate; or (III) a holder of an Allowed General Unsecured Claim except an Executory Contract/Unexpired Lease Rejection Holder that (i) is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) submits a properly completed Investor Certificate within 20 days after mailing of the Investor Certificate to such holder.

				Impaired	Entitled to Vote
8	Intercompany Claims	All Debtors	Claims that are held by a Debtor against another Debtor and Claims held by a Non-Debtor Subsidiary against a Debtor.	Impaired/ Unimpaired	Deemed to Accept/ Deemed to Reject
9	Subsidiary Equity Interests	All Debtors, except GMR	Equity Interests in any of the Debtor Subsidiaries.	Impaired/ Unimpaired	Deemed to Accept/ Deemed to Reject
10	Equity Interests in GMR	GMR	Equity Interests in GMR.	Impaired	Deemed to Reject

The Debtors are not seeking votes from the holders of Claims in Classes 1 and 2 or from the holders of Allowed Administrative Claims, Fee Claims, and Priority Tax Claims, (collectively with Classes 1 and 2, the “Unimpaired Classes”) because holders of those Claims are Unimpaired by the Plan.  Holders of such Claims will be deemed to have voted to accept the Plan.

In addition, pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable, and in accordance with the Plan, holders of Claims in Class 8 and holders of Interests in Class 9 are conclusively presumed to have assumed or rejected the Plan, depending on the treatment specified in the Plan.  Therefore, holders of Claims in Class 8 and holders of Interests in Class 9 are not entitled to vote to accept or reject the Plan.

The Debtors are also not soliciting votes from the holders of Equity Interests in GMR in Class 10 (together with Class 8 and Class 9 and the Unimpaired Classes, the “Non-Voting Classes”).  Under section 1126(g) of the Bankruptcy Code, holders of Class 10 Equity Interests in GMR do not have the right to vote and are deemed to reject the Plan because they will not receive any distributions under the Plan on account of such Equity Interests.

The Debtors are seeking votes from the holders of Allowed Claims in Classes 3, 4, 5, 6, 7A-1, 7A-2, 7B-1 and 7B-2 (collectively, the “Voting Classes,” and together with Class 10, the “Impaired Classes”) because those Claims are Impaired under the Plan, and such holders of Claims may receive a distribution under the Plan on account of such Allowed Claims.

D. Ballots and Voting Deadline.

Separate forms of Ballots are provided for each holder of a Claim in a Voting Class entitled to vote on the Plan . A separate Ballot must be used for each Claim in a Voting Class entitled to vote on the Plan.  Any Person who holds Claims in more than one Class is required to vote separately with respect to each Claim.  Holders of Claims are required to vote all of their Claims within a Class either to accept or reject the Plan and may not split their votes.

The Disclosure Statement Approval Order sets forth procedures for tabulating Ballots that are not completed fully or correctly.  Any Ballot received that does not indicate either an acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will not be counted for tabulation purposes.  Any Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be an invalid Ballot and will not be counted for tabulation purposes.

In accordance with Bankruptcy Rule 3018(c), the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these Chapter 11 Cases.  In most instances, each Ballot has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of distribution) and the Class into which the Claim has been placed under the Plan.

If you are entitled to vote on the Plan, a Ballot is enclosed with this Disclosure Statement.  If you hold multiple Claims, you will receive separate Ballots that must be used for each of your Claims in a Voting Class.  Please sign and complete a separate Ballot with respect to each Claim, and return your Ballot(s) directly to the Debtors’ voting tabulation agent, GCG, Inc. (“GCG”) at the following address:

If by regular mail:

General Maritime Corporation
c/o GCG

P.O. Box 9844
Dublin, OH 43017-5744

If by overnight mail or hand delivery:

General Maritime Corporation
c/o GCG, Inc.
5151 Blazer Parkway, Suite A
Dublin, OH 43017

(If you are the beneficial owner of a Senior Note Claim, please follow the directions listed on your Ballot and read Section F, “Beneficial Owners of the Notes”).

To be counted, your Ballot(s) must be actually received by GCG no later than APRIL 4, 2012 at 5:00 p.m. (prevailing Eastern Time), the Voting Deadline.

Only Ballots with original signatures will be counted.  Ballots with copied signatures will NOT be accepted or counted.  You may not submit a Ballot electronically, including via email or facsimile.  Only original Ballots (including Ballots forwarded by a Master Balloting Agent (as defined below)) received by GCG by APRIL 4, 2012 at 5:00 p.m. (prevailing Eastern Time), the Voting Deadline, will be counted.

If delivery of a Ballot is by mail, it is recommended that voters use an air courier with guaranteed next day delivery or registered mail, properly insured, with return receipt requested.  In all cases, sufficient time should be allowed to ensure timely delivery.  The method of such delivery is at the election and risk of the voter.

Pursuant to the Disclosure Statement Approval Order, the Bankruptcy Court set February 28, 2012, as the record date for voting on the Plan (the “Voting Record Date”).  Accordingly, only holders of Claims in the Voting Classes as of the Voting Record Date will receive a Ballot and be allowed to vote on the Plan.

If you (a) did not receive a Ballot and believe you are entitled to one; (b) received a damaged Ballot; (c) lost your Ballot; (d) have any questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, or the solicitation packet of materials you received; or (e) if you wish to obtain a paper copy of the Plan, this Disclosure Statement or any exhibits to such documents, please contact GCG by (i) regular mail, delivery, or courier at General Maritime Corporation Ballot Processing, c/o GCG, P.O. Box 9844, Dublin, OH 43017-5744; or (ii) toll-free telephone for U.S. callers at 888-435-3302 and for international callers at 614-553-1243.

E. Voting.

Ballots cast by alleged holders of Claims in a Voting Class (other than any holder of a Non-Voting Claim) whose Claims (i) are not listed on a Debtor’s schedule of liabilities, or (ii) are listed as disputed, contingent and/or unliquidated on a Debtor’s schedule of liabilities, and who have timely filed proofs of claim in unliquidated or unknown amounts that are not the subject of an objection will have their Ballots counted towards satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, but will NOT have their Ballots counted toward satisfying the aggregate Claim amount requirement.

If, prior to the Voting Deadline, the Debtors have filed an objection to fully disallow or expunge any Proof of Claim, the applicable claimant’s vote will not be counted for any purpose with respect to the Plan or the Confirmation Hearing unless and until such claimant obtains an order from the Bankruptcy Court providing otherwise and if, prior to the Voting Deadline, the Debtors have filed an objection seeking to disallow or expunge partially any Proof of Claim that has been filed, the applicable claimant’s vote will be counted for all purposes with respect to the Plan or the Confirmation Hearing solely to the extent of the undisputed portion of such Claim, unless and until such claimant obtains an order from the Bankruptcy Court providing otherwise. As set forth in the Disclosure Statement Approval Order, motions for Claims to be temporarily allowed for voting purposes must be filed no later than March 15, 2012 or ten days after the date of service of an objection to a Claim.

A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

A Ballot may be withdrawn by delivering a written notice of withdrawal to GCG, so that GCG receives the notice before the Voting Deadline.  After the Voting Deadline, withdrawal may be effected only with the approval of the Bankruptcy Court.  In order to be valid, a notice of withdrawal must (a) specify the name of the creditor who submitted the Ballot to be withdrawn, (b) contain a description of the Claim(s) to which it relates and (c) be signed by the creditor in the same manner as on the Ballot.  The Debtors expressly reserve the right to contest the validity of any withdrawals of votes on the Plan.

Any creditor who has timely submitted a properly-completed Ballot to GCG or a Master Ballot Agent, as applicable, may change its vote only with the approval of the Bankruptcy Court.  If more than one timely, properly-completed Ballot is received with respect to the same Claim and no order of the Bankruptcy Court allowing the creditor to change its vote has been entered before the Voting Deadline (or, with respect to beneficial owners of the Senior Notes in street name, the Mailing Deadline), the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the timely, properly-completed Ballot determined by GCG to have been received last.

The transferee of a transferred Claim is entitled to cast a Ballot on account of such transferred Claim only if (a) all actions necessary to effect the transfer of the Claim pursuant to Bankruptcy Rule 3001(e) have been completed by 5:00 p.m. (prevailing Eastern Time) on the day prior to the Record Date or (b) the transferee files by February 28, 2012: (i) documentation required by Bankruptcy Rule 3001(e) to evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer.  If a portion of a single Claim has been transferred to a transferee, all holders of any portion of such single Claim will be (a) treated as a single creditor for purposes of the numerosity requirements in section 1126(c) of the Bankruptcy Code (and for the other voting and solicitation procedures set forth in the Disclosure Statement Approval Order) and (b) required to vote every portion of such Claim collectively to either accept or reject the Plan.  In the event that a group of Ballots received from the holders of multiple portions of a single Claim partially rejects and partially accepts the Plan, such Ballots will NOT be counted or included in the tabulation of votes.

EACH BALLOT ADVISES CREDITORS THAT, IF YOU VOTE ON THE PLAN AND DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VI OF THE PLAN, THEY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE RELEASED PARTIES.

Each Ballot also advises creditors that the Plan provides that to the fullest extent permissible under applicable law, each Person who directly or indirectly, has held, holds, or may hold Claims or Equity Interests, will be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have granted the releases contained in the Plan, including the third party releases.

Section 1126(c) of the Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and represent more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan.

In the event that no holders of Claims eligible to vote in a particular Voting Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims in such Voting Class.

F. Rights Offering Procedures

As discussed below, the Debtors will effectuate a Rights Offering in which eligible holders of Allowed General Unsecured Claims in Classes 7A-1, 7A-2, 7B-1 and 7B-2 under the Plan will be permitted to participate in the offering.  The record date for generally determining those holders of Claims that are eligible to participate in the Rights Offering is February 8, 2012 (the “Rights Offering Record Date”).  Shortly after the Rights Offering Record Date (after February 15, 2012 but no later than February 21, 2012), the Debtors will distribute an Investor Certificate to each holder of a General Unsecured Claim against a Guarantor Debtor to confirm whether the holder is a QIB, an Accredited Investor, or neither.  The Debtors will also distribute Investor Certificates to holders of Allowed General Unsecured Claims who filed a Proof of Claim against a Guarantor Debtor by the General Bar Date, February 23, 2012, and any holder of a Claim on account of the rejection of an executory contract or unexpired lease on or before the date of the hearing on the Disclosure Statement.

To participate in the Rights Offering or Non-Eligible Rights Offering Offeree Distribution Fund, as the case may be, Eligible Rights Offering Offerees and Non-Eligible Rights Offering Offerees must return the Investor Certificates to the Subscription Agent, GCG, Inc. on or before March 12, 2012 at 5:00pm (prevailing Eastern Time).  On March 16, 2012, the Debtors will commence the Rights Offering.  As such, all Eligible Rights Offering Offerees that completed and timely returned an Investor Certificate will be mailed (i) Rights

Offering Procedures, (ii) a form for Eligible Rights Offering Offerees to exercise Rights and Oversubscription Rights (a “Subscription Form”), and (iii) other related rights offering documents.  To exercise their Rights and Oversubscription Rights (if any), Eligible Rights Offering Offerees must return their Subscriptions Forms, together with applicable payment, on or before April 6, 2012 at 5:00 p.m. (Eastern Time) (the “Rights Offering Subscription Deadline”).  Five business days after the Subscription Deadline, the Debtors will provide the Oaktree Plan Sponsors with a notice setting forth the number of shares, if any, and the aggregate purchase price for such shares to be purchased by the Oaktree Plan Sponsors pursuant to the Rights Offering and the Equity Purchase Agreement.

G. Beneficial Owners of the Senior Notes.

If you are the beneficial owner of the Senior Notes and you received a Ballot for beneficial owners of a security (a “Beneficial Owner Ballot”) from a brokerage firm, commercial bank, trust company or other nominee (each a “Master Ballot Agent”) with a return envelope addressed to the Master Ballot Agent, return the completed Ballot to the appropriate Master Ballot Agent so that the Master Ballot Agent will have sufficient time to complete a Ballot summarizing votes cast by beneficial owners holding securities (each a “Master Ballot”) so that it can be forwarded to GCG by the Voting Deadline.  If your Beneficial Owner Ballot is not received by your Master Ballot Agent with sufficient time for the Master Ballot Agent to submit its Master Ballot by the Voting Deadline, your vote will not count.

If you received a return envelope addressed to GCG, your Master Ballot Agent has pre-validated your Beneficial Owner Ballot.  Therefore, you must return your pre-validated Beneficial Owner Ballot directly to GCG so it is actually received by GCG on or before the Voting Deadline.

If you are the Beneficial Owner of the Senior Notes and hold them in your own name, you can vote by completing either a Beneficial Owner Ballot or a completing and signing the enclosed Ballot and returning it directly to GCG using the enclosed preaddressed, postage prepaid envelope.

Do not return your Senior Notes or any other instruments or agreements that you may have with your Ballot(s).

You may receive multiple mailings of this Disclosure Statement, especially if you own Senior Notes through more than one brokerage firm, commercial bank, trust company, or other nominee.  If you submit more than one Ballot for a Class because you beneficially own the securities in that Class through more than one broker or bank, you must indicate in the appropriate item of the Ballot(s) the names of ALL broker dealers or other intermediaries who hold securities for you in the same Class.

Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each such beneficial owner.  Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until the brokerage firm or proxy intermediary (a)

properly executes the Ballot(s) and delivers them to GCG, or (b) properly completes and delivers a corresponding Master Ballot to GCG.

By voting on the Plan, you are certifying that you are the beneficial owner of the Senior Notes as of the Record Date being voted or an authorized signatory for the beneficial owner.  Your submission of a Ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of those securities for purposes of voting on the Plan.

H. Brokerage Firms, Banks, and Other Nominees.

A brokerage firm, commercial bank, trust company, or other nominee that is the registered holder of a Senior Note for a beneficial owner, or an agent therefor, or that is a participant in a securities clearing agency and is authorized to vote in the name of the securities clearing agency pursuant to an omnibus proxy and is acting for a beneficial owner, can vote on behalf of such beneficial owner by: (a)(i) distributing a copy of this Disclosure Statement and all appropriate Ballots to the beneficial owner; (ii) collecting all such Ballots; (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected; and (iv) transmitting the completed Master Ballot to GCG; or (b) pre-validating the Beneficial Owner Ballot, and addressing such ballot as returnable to GCG.

A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of the beneficial owner.  If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please contact GCG in the manner set forth above.

I. The Confirmation Hearing.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether to confirm a plan of reorganization.  The Confirmation Hearing with respect of the Plan has been scheduled for April 18, 2012 at 9:00 a.m. (ET), before the Honorable Martin Glenn, United States Bankruptcy Judge, Courtroom 501, One Bowling Green New York, NY 10004-1408.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim(s) or other Interest(s) held by the objector.  Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties and the other parties requesting notice in these cases on or before April 4, 2012 at 4:00 p.m.:

•
To the Debtors:  General Maritime Corporation, 299 Park Avenue, New  York, NY 10171, attention: Jeffrey D. Pribor, Tel (212) 763-5600, Fax: (212) 763-5603, with a copy to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, attention: Kenneth Eckstein, Esq., Douglas Mannal, Esq., and Stephen D. Zide, Esq., Tel: (212) 715-9100, Fax: (212) 715-8000; and (ii) Curtis, Mallet-Prevost, Colt & Mosle LLP, 101

Park Avenue, New York, NY 10178- 0061, attention: Steven J. Reisman, Esq., Tel: (212) 696-6000, Fax: (212) 697-1559.

•	To the Unsecured Creditors’ Committee: Jones Day, 222 East 41st Street, New York, NY 10017, attention: Paul D. Leake, Esq. and Pedro A. Jimenez, Esq., Tel: (212) 326-3939, Fax: (212) 755-7306.

•	To the Prepetition Agent: White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria, Esq. and Scott Greissman, Esq., Tel: (212) 819-8200, Fax: (212) 354-8113.

•	To the New Senior Lenders: White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria, Esq. and Scott Greissman, Esq., Tel: (212) 819-8200, Fax: (212) 354-8113.

•	To the Oaktree Plan Sponsors: Kirkland & Ellis, LLP, 601 Lexington Avenue, New York, NY 10022, attention: Edward Sassower, Esq. and Brian Schartz, Esq., Tel: (212) 446-4800, Fax: (212) 446-4900.

•	The Office of the United States Trustee: 33 Whitehall Street, 21st Floor, New York, New York 10004, attention: Paul K. Schwartzberg, Esq., Tel.: (212) 510-0500, Fax: (212) 668-2255.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

II.SUMMARY OF TREATMENT OF CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN

The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan and the estimated distributions to be received by the holders of Allowed Claims and Equity Interests thereunder.

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 1 — Other Priority Claims	$0	Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.	100%

1 The estimated aggregate Allowed amount of the Claims in each Class does not include potential damages claims that may arise as a result of the rejection of executory contracts or unexpired leases.

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 2 — Other Secured Claims	$0
Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) each holder of an Allowed Other Secured Claim will receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim will remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim will be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim will be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured, Cash equal to the principal amount of such Allowed Other Secured, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.

			100%
Class 3 — Prepetition 2010 Facility Claims	$313,451,803.31
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim will receive, in accordance with its rights, and pursuant to the priorities, set forth in the Prepetition 2011 Loan Documents, (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 3 Claims and holders of Class 3 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

			100%

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 4 — Prepetition 2011 Facility Claims	$544,314,040.95
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim will receive, in accordance with its rights, and pursuant to the priorities, set forth in the Prepetition 2011 Loan Documents, (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim will be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

			100%
Class 5 — OCM Facility Secured Claims	$175,000,000
In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim will receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.
			100%
Class 6 — General Unsecured Claims Against the Non- Guarantor Debtors	$0
On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.
			N/A2

2 As of the date of this Disclosure Statement, the Debtors estimate that there will be no General Unsecured Claims against the Non-Guarantor Debtors after the Debtors make payments authorized under the Critical Vendor Order.  The recovery on account of any Claims against each Non-Guarantor Debtor will depend on the size of the Claims pool and the value of the assets at those entities, which includes cash and receivables after taking into account intercompany claims.  For an analysis of the assets at the Non-Guarantor Debtors, see the Liquidation Analysis attached as Exhibit D to this Disclosure Statement.  The Debtors will satisfy the best interests test discussed in Article VII.C.4 of this Disclosure Statement with respect to all Claims in Class 6.

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7A-1 —General Unsecured Claims Against GMR Held by Eligible Rights Offering Offerees	$357.6 million- $379.1 million
Each holder of an Allowed Class 7A-1 Claim will receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).   All such Allowed Class 7A-1 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

Senior Notes: 1.78% - 1.84% OCM Deficiency Claim .96% - 1.02%

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7A-2 —General Unsecured Claims Against GMR Held by Non-Eligible Rights Offering Offerees	$0
Each holder of an Allowed Class 7A-2 Claim will receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim will receive the lesser of (x) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (y) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7A-2 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

			N/A3

3 As noted above, the estimated aggregate Allowed amount of the Claims in Class 7A-2 does not include potential damages claims that may arise as a result of the rejection of executory contracts or unexpired leases.  To the extent such rejection damages claims arise, the Debtors will increase the amount of the Non-Eligible Rights Offering Offerees Distribution Fund to account for such Claims, subject to the consent of the Oaktree Plan Sponsors, which shall not be unreasonably withheld.   In addition, for purposes of estimating the amount of Claims in Classes 7A-1 and 7A-2 the Debtors have assumed that the holders of the Senior Notes Claims will be Eligible Rights Offering Offerees.

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 7B-1 —General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Rights Offering Offerees	$1.46 million4
Each holder of an Allowed Class 7B-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

0.82%
Class 7B-2 —General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non- Eligible Rights Offering Offerees	$0.3 million - $1.54 million
Each holder of an Allowed Class 7B-2 Claim will receive the lesser of (i) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7B-2 Claims against the Guarantor Debtors will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

0.82%

 4 Although the Senior Note Claims fall within the 7B Classes and will be entitled to vote under the Plan for these Classes, the amount of such Claims are excluded for purposes of the estimation of Claims set forth above because they are included in the estimation of Claims in Class 7A-1 and the Senior Note Claims will only be counted as against one Guarantor Debtor for purposes of distributions under the Plan.

Class of Claims	Estimated Aggregate Allowed Amount1	Treatment of Allowed Claims	Estimated Percentage Recovery
Class 8 — Intercompany Claims	N/A
On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

0 or 100%
Class 9 — Subsidiary Equity Interests	N/A
Subsidiary Equity Interests will not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests will be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.

0 or 100%
Class 10 — Equity Interests in GMR	121,705,048 shares	Holders of Equity Interests in GMR will not receive any distribution on account of such Equity Interests. On the Effective Date, Equity Interests in GMR will be cancelled and discharged and will be of no further force and effect, whether surrendered for cancellation or otherwise.	$0

III.  COMPANY BACKGROUND

A. The Debtors’ Business.

The Company is one of the world’s leading providers of international seaborne transportation services for crude oil and refined petroleum products, owning and/or operating a fleet of 33 vessels.  The Company operates in over 230 ports of call located in over 70 countries, including in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe, the Far East, China and the North Sea.  The Company’s global headquarters is located in Manhattan, New York. The Company also maintains local offices in Lisbon, Portugal and Novorossiysk, Russia (through the non-Debtor subsidiaries General Maritime Management (Portugal) Lda. and Limited “General Maritime Crewing,” respectively). As of November 9, 2011, the Company employed approximately 91 office personnel, and 427 seaborne personnel. The Company also uses third-party ship managers to provide approximately 684 crewmembers for its vessels.

The Company’s corporate structure is comprised of: (i) 5 directly wholly-owned subsidiaries, all of which have sought chapter 11 protection, and (ii) 57 indirectly wholly-owned subsidiaries, 51 of which have sought chapter 11 protection.

For the twelve months ending September 30, 2011, the Company’s consolidated net voyage revenue was approximately $201.7 million.  The Debtors generate substantially all of their revenues by employing their vessels on “time charters” and in the “spot market” and actively manage the deployment of their vessels between time charters and spot market charters.  Vessels operating in the spot market usually generate increased profit margins during improvements in tanker rates, while vessels operating on time charters provide more predictable cash flows.

B. The Debtors’ Prepetition Capital Structure.

As of the Petition Date, the substantial majority of the Debtors’ liabilities—in excess of $1.3 billion—consisted of funded debt (i.e., not trade debt, derivative liability or warrants) comprised of the following: (i) the Prepetition 2011 Credit Agreement (as defined below); (ii) the Prepetition 2010 Credit Agreement (as defined below); (iii) the OCM Credit Agreement (as defined below); and (iv) the Senior Notes.  In addition, as of the Petition Date the Debtors were party to three interest rate swap agreements (the “Interest Rate Swaps”), which guard against the risk of rising interest rates which would increase interest expense on the Debtors’ financial debt.

1.  The 2011 Credit Agreement.

On May 6, 2011, GMR, Arlington Tankers Ltd. (“Arlington”), and General Maritime Subsidiary II Corporation (“Gen Mar Sub II”), as guarantors; and General Maritime Subsidiary Corporation (“Gen Mar Sub I”), as borrower, entered into that certain second amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011, the “Prepetition 2011 Credit Agreement”) with Nordea Bank Finland PLC, New York Branch (“Nordea”), as Administrative Agent and Collateral Agent and certain other lenders party thereto (collectively, the “Prepetition 2011 Facility Lenders”).  The 2011 Credit Agreement provides for a $550 million secured revolving credit facility (“Prepetition 2011 Facility”).  The proceeds from the Prepetition 2011 Facility were used and are to be used to refinance the amounts outstanding under the Debtors’ prior financing agreement, to issue letters of credit, and for working capital, capital expenditures, and general corporate purposes.

The rate of interest on borrowings under the Prepetition 2011 Facility is the sum of the Eurodollar Rate (as defined in the Prepetition 2011 Credit Agreement) plus 4%.  Amortization of the outstanding principal amount under the Prepetition 2011 Facility was scheduled to commence on June 30, 2013.

The Prepetition 2011 Credit Agreement is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon), and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon). The Prepetition 2011 Credit Agreement is guaranteed by GMR and substantially all the subsidiaries of GMR.  As of the Petition Date, approximately $544.3 million plus the principal amount of all termination claims, if any, was outstanding under the Prepetition 2011 Credit Agreement.5

2.  The 2010 Credit Agreement.

On May 6, 2011, GMR, Gen Mar Sub I and Arlington, as guarantors; and Gen Mar Sub II, as borrower, entered into that certain amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011 the “Prepetition 2010 Credit Agreement”) with Nordea, as Administrative Agent and Collateral Agent and certain other lenders party thereto (collectively, the “Prepetition 2010 Facility Lenders,” together with the Prepetition 2011 Facility Lenders, the “Prepetition Secured Lenders”).6  The Prepetition 2010 Credit Agreement provides for seven borrowings of term loans (the “2010 Term Loan”) to finance up to 60% of the purchase price of each of seven vessels at the time such Vessel is delivered.  At the time of the delivery of the final Vessel, $50 million of term loans was converted into a revolving loan (the “2010 Revolving Facility,” together with the 2010 Term Loan, the “Prepetition 2010 Facility”; together with the Prepetition 2011 Facility, the “Prepetition Senior Facilities”).  The proceeds from the 2010 Revolving Facility were used and are to be used for working capital, capital expenditures, and general corporate purposes.

Principal amounts outstanding under the 2010 Revolving Facility and the 2010 Term Loan became payable in quarterly installments of approximately $7.4 million beginning on June 30, 2011.  The rate of interest on borrowings under the Prepetition 2010 Facility is the sum of the Eurodollar Rate (as defined in the Prepetition 2010 Credit Agreement), plus 4%.

The Prepetition 2010 Credit Agreement is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon), and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interests in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon).  The Prepetition 2010 Credit Agreement is guaranteed by GMR and substantially all its subsidiaries.  As of the Petition Date, approximately $313.5 million, plus the principal amount of all termination claims, if any, was outstanding under the Prepetition 2010 Credit Agreement

3.  The Swap Agreements.

On September 24, 2001, GMR entered into that certain ISDA Master Agreement (the “Nordea ISDA”) with Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch) as well as an interest rate swap on November 26, 2008 (the “Nordea Swap”).  The Nordea Swap

 5 The 2011 Credit Agreement is the second amendment and restatement of a credit agreement entered into by Gen Mar Sub I on October 26, 2005 (the “2005 Credit Agreement”).

 6 The 2010 Credit Agreement is an amendment and restatement of a credit agreement entered into by Gen Mar Sub II on July 16, 2010.

provides a hedge against the three month LIBOR interest rate risk at a swap rate of 2.975% on a notional amount of $75 million, with an expiration date of December 31, 2013.

On September 21, 2007, GMR entered into that certain ISDA Master Agreement (the “Citibank ISDA”) with Citibank, N.A. (“Citibank”) as well as an interest rate swap on January 29, 2008 (the “Citibank Swap”).  The Citibank Swap provides a hedge against rising three month LIBOR interest rate risk at a swap rate of 3.515% on a notional amount of $100 million, with an expiration date of September 30, 2012.7

On May 2, 2008, GMR entered into that certain ISDA Master Agreement (the “DNB ISDA”) with DNB Norbank ASA (“DNB”) as well as an interest rate swap on February 1, 2008 (the “DNB Swap”).  The DNB Swap provides a hedge against rising three month LIBOR interest rate risk at a swap rate of 3.390% on a notional amount of $75 million, with an expiration date of September 28, 2012.

Each of the Nordea Swap, the Citibank Swap and the DNB Swap, to the extent such swaps hedge  the obligations owed by GMR and the other Debtors in respect of the Prepetition 2011 Facility, is secured (i) on a first lien basis by a pledge by GMR of its interest in Gen Mar Sub I and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own, and a pledge by such vessel-owning subsidiaries of all their assets (twenty-three vessels, and earnings and insurances thereon); and (ii) on a second lien basis by a pledge by GMR of its interest in Gen Mar Sub II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets (seven vessels, and earnings and insurances thereon).

4.  The OCM Credit Agreement.

On May 6, 2011, GMR and Arlington, as guarantors, and Gen Mar Sub I and Gen Mar Sub II, as borrowers, entered into that certain amended and restated credit agreement (as amended on July 13, 2011, September 30, 2011, and November 10, 2011 the “OCM Credit Agreement”) with OCM Marine Investments CTB Ltd. (“OCM”) and OCM Administrative Agent, LLC (together, “OCM Facility Lenders”).  The OCM Credit Agreement provides for a $200,000,000 secured term loan facility (the “OCM Facility”).  Substantially all of the proceeds from the OCM Facility were used to repay a portion of the principal amounts outstanding under the Prepetition 2010 Facility and the Prepetition 2011 Facility.  The remainder of the proceeds were used to pay fees in connection with the paydown.  Ultimately, entry into the OCM Facility enabled the Debtors to amend and extend its existing secured facilities on favorable terms, and to obtain a principal amortization waiver of approximately $69 million per year.

The OCM Credit Agreement is secured on a third lien basis by a pledge by GMR of its interest in Gen Mar Sub I, Gen Mar Sub II, and Arlington; a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own; and a pledge by such vessel-owning

 7 On November 18, 2011, the Citibank Swap was terminated by Citibank.  The value of the Citibank Swap Claim is $2,839,500. In accordance with the Plan, the Citibank Swap Claim was added to the amount outstanding under the Prepetition 2011 Facility Claim.

subsidiaries of all their assets (all thirty vessels, and earnings and insurances thereon).  The OCM Credit Agreement is guaranteed by GMR and substantially all its subsidiaries.  As of the Petition Date, approximately $214.6 million was outstanding under the OCM Credit Agreement.

5.  The Senior Notes.

On November 12, 2009, GMR issued $300 million of the Senior Notes under that certain Indenture (as supplemented from time to time, the “Senior Notes Indenture”) between GMR, the subsidiaries of GMR party thereto, and the Bank of New York Mellon (“BNYM”) as Trustee.

The Senior Notes are unsecured obligations that are guaranteed by substantially all of GMR’s subsidiaries.  The Claims arising from the Senior Notes rank equally in right of payment with all senior unsecured indebtedness of GMR and the guarantors under the Senior Notes Indenture. As of the Petition Date, approximately $300 million was outstanding under the Senior Notes, not including accrued but unpaid interest.

C. Debtors’ Equity Holders.

As of the Petition Date, the authorized common stock of GMR consisted of 390,000,000 shares of common stock, $0.01 par value per share, 121,705,048 of which were issued and outstanding.

IV.EVENTS LEADING TO THE
COMMENCEMENT OF THE CHAPTER 11 CASES

A. The Oil Tanker Industry.

The oil tanker industry suffered an extraordinary downturn in the past three years, resulting from, among other things, a decrease in global demand for crude oil transportation services and the oversupply of oil tankers.

The depressed demand for crude oil transportation services resulted from structural changes in global oil supply and consumption.  First, the global recession, which began in 2008, depressed demand for crude oil and refined petroleum products.  Second, an increasing portion of global crude oil consumption is now being supplied from domestic production or crude oil inventory stock rather than from foreign suppliers.  Third, a growing percentage of oil produced by members of OPEC is now being used internally by the members of OPEC or to supply China and other countries in Asia, while U.S. consumption of oil produced by members of OPEC has dropped.  This led to a decrease in tanker usage because non-U.S. demand growth has been insufficient to offset lower U.S. demand for foreign oil.

Against this backdrop of decreased demand for oil tankers, the global supply of oil tankers has been steadily increasing since 2007.  Improved market conditions during the years 2000-2007 resulted in shipping companies ordering a substantial number of new vessels in 2006 and 2007.  As new tankers are typically delivered 18 to 36 months after they are ordered, a substantial number of new oil tankers entered the market between 2008 and 2011.  Thus, deliveries of tankers ordered before the 2008 recession expanded capacity as demand fell.

The increased supply of oil tankers, together with decreased demand for oil tanker services, caused charter rates for crude oil transport vessels to plummet.  After having peaked during the second quarter of 2007 through the second quarter of 2008, tanker charter rates began to fall dramatically in the third quarter of 2008 and continued to fall through the fourth quarter of 2009.  For example, over this period average spot charter rates for Suezmax vessels were down over 70% and VLCC spot charter rates were down 60%.

B. The Metrostar Transaction.

In the beginning of 2010, the outlook for global gross domestic product (“GDP”) began to improve and demand for oil tanker services began to recover.  At this time, the tanker industry was generally optimistic that it had reached an inflection point and the downturn in the market had passed.  Tanker rates in the first and second quarter of 2010 were up approximately 33% and 39%, respectfully, from the prior year.  Spot charter rates earned by the Debtors increased from $11,850 per day in the fourth quarter in 2009 to $25,911 per day in the first quarter in 2010.

Given this positive outlook, the Company determined it was an opportune time to actively pursue an acquisition strategy to enhance shareholder value.  Following this strategy, on June 3, 2010, the Debtors entered into agreements with affiliates of Metrostar Management Corporation (“Metrostar”)8 to purchase seven tankers (the “Metrostar Vessels”) for an aggregate purchase price of $620 million (the “Metrostar Transaction”).  The Metrostar Vessels were to be delivered between July 2010 and April 2011.

As a result of the Metrostar Transaction, the Debtors expected to position themselves to take advantage of the downturn in the market, projecting that the delivery of the Metrostar Vessels would take place along with a recovery in charter rates. The Metrostar Transaction was viewed as beneficial at the time since it increased the Company’s fleet DWT by 50% and decreased the average age of the Company’s vessels from 9.9 to 6.5 years.  Additionally, the Company’s projected 2011 EBITDA  estimates increased from $161 million in March 2010 to $216 million in June 2010 while market conditions and outlook were projected to be flat over that period.

The Debtors entered into the Prepetition 2010 Facility to provide capital to purchase the Metrostar Vessels.  Under the Prepetition 2010 Facility, the Prepetition 2010 Facility Lenders agreed to provide a loan for 60% of the purchase price of the Metrostar Vessels ($372 million) with 40% of the purchase price of the Metrostar Vessels ($248 million) to be raised through new common equity offerings.  On June 23, 2010, the Debtors raised $195.6 million in common stock offerings to cover the 40% equity requirement for the first five Metrostar Vessels, which were delivered between July and September 2010.9

 8 Metrostar Management Corp. is one of the world’s leading ship management companies, based in Athens, Greece, and has no affiliation with the Company.

 9 The common stock offering was originally proposed to be $150 million, but was increased to $196.5 million based on investor demand.

In connection with the delivery of the sixth Metrostar Vessel, on October 4, 2010 the Debtors entered into a $22.8 million secured term loan facility with Nordea and DnB NOR Bank (the “Bridge Loan Facility”) with the consent of the Prepetition 2010 Facility Lenders.  The Debtors agreed to raise capital from the sale of certain of their vessels to repay the Bridge Loan Facility.

C. The Debtors’ Prepetition Restructuring Efforts

As the Debtors took delivery of the Metrostar Vessels in the third quarter of 2010, the improvement in tanker market rates in the first half of 2010 reversed and the tanker market began to decline.  By the beginning of 2011, the Debtors’ liquidity position was strained by lower operating income. The Debtors were also pressured by their existing commitment to raise equity to acquire the seventh Metrostar Vessel.

In addition, going into 2011 the Company faced (i) $28 million in amortization payments under the Prepetition 2010 Facility for 2011, (ii) three upcoming amortization payments under the Prepetition 2011 Facility for $50 million each (two coming due in 2011 and one coming due in the first quarter of 2012), and (iii) the Prepetition 2011 Facility’s maturity in October 2012.  As negotiations began with the Prepetition 2011 Facility Lenders to refinance the facility, the lenders took the position that they would only refinance the debt with a loan to value ratio of 60%.  Given that the Company’s loan to value ratio at the time was 80% the Company had a funding gap of $200 million to refinance the facility.  The Company, therefore, determined that it needed a significant infusion of capital to refinance the upcoming maturity of the Prepetition 2011 Facility.

Due to the Company’s deteriorating operating performance, the obligation to raise additional equity under the Metrostar Transaction, and the Company’s need to obtain a significant infusion of capital to refinance the Prepetition 2011 Facility, the Debtors undertook the following measures to strengthen their balance sheet and increase liquidity in the beginning of 2011.

1. The 2011 Refinancing Transaction.

With the need to raise approximately $200 million in capital to pay down the Prepetition 2011 Facility in connection with its refinancing, the Company’s primary priority was to explore an investment from a potential third-party investor.  With a market capitalization of approximately $300 million at the end of 2010, a fully-marketed public equity option was determined by the Company not to be a viable option.  The Company’s management therefore focused on the exploring an infusion of capital from private equity or hedge fund sources.

At around the end of 2010, the Company’s chairman of the board, Peter C. Georgiopoulos, suggested that a potential candidate for the liquidity infusion would be an entity related to Oaktree Capital Management, L.P. (“Oaktree”) because Oaktree-managed funds had previously invested in the Company and an Oaktree-managed fund was actively pursuing other shipping-related investments.  In addition, Mr. Georgiopoulos advised the board that he was considering receiving an economic interest, and ultimately did receive an economic interest, in a third party debt investment in the Company along with certain potential investors including

Oaktree. In response, the Company appointed a committee of independent directors (the “Independent Committee”) to oversee and advise on the investment transaction.

Under the direction of the Independent Committee and with the advice of special counsel as well as two investment banks (Jefferies and Allen & Co.), the Company undertook a process to identify potential new financing transactions.   As part of the process run by the Independent Committee, Jefferies approached twelve financial investors, seven of whom signed confidentiality agreements.  Ultimately, the Company received proposals from King Street, Cerberus and Oaktree-managed funds.

After consideration of the three proposals, the Independent Committee selected the proposal in March 2011 submitted by the Oaktree-managed funds (the “Oaktree Proposal”) as the proposal that provided maximum near term liquidity enhancement without unduly impairing the rights of equity holders.  The Oaktree Proposal was deemed superior because it would replace approximately $200 million in existing senior secured debt with new junior secured debt with a seven year maturity, resulting in no material increase in net debt or secured debt for the Company.  Additionally, the new debt under the Oaktree Proposal would accrue interest on a PIK basis with no amortization, thereby materially reducing the Company’s overall cash interest expense.  Finally, the Oaktree Proposal offered the least amount of dilution to equity holders, providing the Oaktree-managed funds with warrants for 17% of the Company’s equity.  In contrast, the King Street proposal, through which King Street offered to lend the Company $150 million under floating rate second lien convertible notes, did not provide sufficient new money to refinance the Prepetition 2011 Facility.  Similarly, the Cerberus proposal, which offered a $250 million infusion of preferred stock, was rejected based on, among other things, excessive dilution to existing equity (of approximately 50%), significant cash fees and interest obligations on the preferred shares, near term maturities of the preferred shares, and a greater all-in cost of capital.  In the course of evaluating the three proposals, the Independent Committee asked for and received fairness opinions from both Jefferies and Allen & Co.

On March 29, 2011, the Debtors entered into the OCM Credit Agreement, which closed on  May 6, 2011.  Under the terms of the OCM Facility, (i) OCM agreed to provide the Debtors with a loan of $200 million with interest “payment in kind” (“PIK”) secured by a third lien on substantially all of the Debtors’ assets and guaranteed by all of the Debtors’ active entities, and (ii) the Debtors agreed to issue warrants for the purchase of approximately 17% of the Debtors’ outstanding common stock after giving effect to the transaction.10

10 In connection with the OCM Facility, Mr. Georgiopoulos was granted a limited partnership interest in a limited partnership which is controlled and managed by affiliates of OCM (the “OCM Marine Holdings TP, L.P.”).  This was disclosed to the Independent Committee who reviewed and approved the transaction.  No cash or other consideration was provided to Mr. Georgiopoulos in connection with the transaction. OCM Marine Holdings TP, L.P. and its subsidiaries hold the entire loan made under the OCM Credit Facility, as well as all of the detachable warrants issued by the Company in connection therewith.  On January 7, 2012, Mr. Georgiopoulos assigned 100% of his interests in OCM Marine Holdings TP, L.P. to the Company pursuant to an Assignment of Limited Partnership Interest and an amended and restated exempted limited partnership agreement of OCM Marine Holdings TP, L.P.  (the “Partnership Agreement”).  Under the Partnership Agreement, the Company is entitled to an interest in OCM Marine Holdings TP, L.P. distributions, which in the aggregate will not exceed 4.9% of all distributions made by the OCM Marine Holdings TP, L.P. (the “OCM Marine Holdings TP, L.P. Partnership Interests”), provided that no distributions will be made to the Company in respect of the OCM Marine Holdings TP, L.P. Partnership Interests until the other investors in the partnership have received distributions equal to the amount of their respective investments. The Company does not have any rights to participate in the management of OCM Marine Holdings TP, L.P., and the Company has not made and is not required to make any investment in the OCM Marine Holdings TP, L.P.

Substantially all of the proceeds from the OCM Facility were used to repay a portion of the principal amounts outstanding under the Prepetition 2010 Facility and the Prepetition 2011 Facility. 11 The remainder of the proceeds (approximately $12 million) were used to pay fees to the Prepetition Senior Lenders in connection therewith and pay third party transaction expenses.  No Oaktree-related entity was paid any fees in connection with the OCM Credit Agreement.

In connection with the OCM Facility, the Debtors amended and extended their existing secured facilities on favorable terms, and obtained a principal amortization waiver under the Prepetition 2011 Facility of approximately $69 million per year.  In addition, because the interest expense for the OCM Facility provided for PIK, this immediately reduced cash otherwise required to service their previous cash-pay interest obligations, resulting in annual cash savings of approximately $8.5 million.

2. The Sale-Leaseback Transaction

To monetize the value of certain of the vessels and raise liquidity to repay the Debtors’ indebtedness under the Bridge Loan Facility, on February 7, 2011, certain of the Debtors completed a sale leaseback transaction (the “Sale-Leaseback Transaction”) with affiliates of Northern Shipping Fund Management Bermuda Ltd. (“Northern Shipping”), pursuant to which the Debtors sold certain vessels to Northern Shipping which, in turn, chartered the vessels back to the Debtors under bareboat charters for a period of seven years.  The Sale-Leaseback Transaction generated total net proceeds of $61.7 million, which were used in part to satisfy the Debtors’ obligations under the Bridge Loan Facility.

3. The Vessel Sales

In early 2011, the Debtors undertook to restructure their fleet, and sold 5 older vessels in 2011 which were expected to have a limited useful life and earnings potential.  The sales generated net proceeds of $41.5 million which was used primarily to reduce the Debtor’s existing senior indebtedness. In addition, the Debtors directly decreased their operating costs by over $12 million as these vessels were scheduled to dry dock in 2011.

4. The Common Stock Offerings

Following entry into the Oaktree transaction, the Debtors were able to execute a number of common stock public offerings.  In April 2011, the Debtors issued 26,450,000 shares

 11 Due to timing issues, on April 26, 2011, the Company made a scheduled payment of $47.6 million under the Prepetition 2011 Facility.  A portion of the proceeds under the OCM Facility was utilized to replace the cash used in connection with the payment.

of common stock, resulting in net proceeds of approximately $50 million.  The proceeds of this equity offering were used to fund delivery of the seventh and last Metrostar Vessel and enhance working capital.12

Additionally, on June 9, 2011, the Debtors entered into separate open market sale agreements with two investment banks (the “At-Market Agreements”) for sales of the Debtors’ common stock primarily by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  As of July 2011, the Debtors issued an aggregate total of 5,485,796 shares of its common stock under the At-Market Agreements for net proceeds of approximately $8.0 million.

D. Reduced Liquidity and Credit Agreement Amendment.

The Company implemented the measures outlined above in their attempt avoid potential liquidity, debt covenant, and debt maturity issues.  Projections at the time indicated that in the absence of these measures, the Company would be unable to satisfy scheduled paydown obligations on the existing credit agreements, and would be in default on certain debt covenants by no later than the fourth quarter of 2011.  The Company also believed, based upon expectations about the future direction of charter rates that were widely shared by the industry and the market, that these measures – particularly entry into the OCM Credit Agreement and accompanying modifications to the existing credit agreements – would provide the Debtors ample liquidity to weather the downturn and satisfy their obligations on an ongoing basis, and were therefore in the Company’s best interest.

Contrary to widely-held expectations, since May 2011, industry-wide charter rates continued to significantly decline.  The impact was particularly difficult on the Debtors because several of their time charters at above-market charter rates expired during this time, requiring the Debtors to enter into new time charters at lower prevailing-market rates. For the six months ended June 30, 2011, the Debtors’ adjusted EBITDA decreased by 38% to $37.2 million from $59.8 million for the same period in the 2010.

Overall, since 2008, the Company’s time charter equivalent (“TCE”) decreased more than 53% from $35,896 for the fiscal year ending December 31, 2008 to $16,813 for the nine months ended September 30, 2011.  The Company’s twelve month net voyage revenue decreased from $271.6 million in fiscal year ending December 31, 2008 to $150.4 million for nine months ended September 30, 2011, notwithstanding that the Company’s average fleet size increased from 21.5 to 34.6 vessels during this time.  Decreased revenues have in turn led GMR’s adjusted EBITDA to decline over the same time period.  Full year adjusted EBITDA decreased from $127.8 million in 2008 to $100.8 million in 2010 to adjusted EBITDA of $51.1 million for the twelve months ended September 30, 2011.

 12 As reflected in public disclosures filed with the SEC, approximately 1.1 million shares of common stock in this offering were purchased by directors and officers of GMR.

In early September 2011 the Debtors and their professionals initiated active discussions with certain holders of the Senior Notes, the OCM Facility Lenders, and the Prepetition Senior Lenders to explore de-leveraging options as well as a process for a comprehensive restructuring of the Debtors’ balance sheet.  Each of these creditor constituents hired separate counsel and financial advisors and entered into non-disclosure agreements with the Debtors to facilitate the information flow necessary to negotiate a restructuring of the Debtors’ financial obligations.

Initially, the negotiation efforts focused on reaching a consensual out-of-court restructuring among the parties.  The Debtors, with the assistance of their financial advisor, Moelis & Company LLC (“Moelis”), coordinated a comprehensive process to identify a strategic or financial party to provide equity financing for the Company.  Specifically, the Debtors sought a capital infusion to be provided by any of the creditor constituents or a third party, sufficient to bridge the gap until charter rates normalize and the Company is able to begin generating positive cash flow.  In connection with that process, Moelis contacted seventeen financial and strategic investors.  Of these parties, four third-party investors executed non-disclosure agreements.  However, due to, among other things, the continued drop in charter rates, continued problems in the oil tanker industry, and the Debtors’ worsening liquidity situation, an out-of-court capital infusion was not viable.

Under the Prepetition 2010 Credit Agreement, the Debtors were required to make an amortization payment of approximately $7.4 million by September 30, 2011 (the “Amortization Payment”) to pay down the Prepetition 2010 Facility.  Given the Debtors’ decreasing cash reserves and the uncertain prospect of improved operating results, in September 2011 the Debtors negotiated with the Prepetition Senior Lenders and the OCM Facility Lenders regarding the potential breach of certain financial covenants under the Prepetition 2010 Credit Agreement, the Prepetition 2011 Credit Agreement, and the OCM Credit Agreement (collectively, the “Prepetition Credit Agreements”) relating to the required minimum balance in cash, cash equivalents, and lending availability under the Prepetition Credit Agreements (collectively, the “Minimum Cash Balance Covenants”).

On September 30, 2011, the Debtors entered into amendments (collectively, the “Credit Agreement Amendments”) to the Prepetition 2011 Credit Agreement, the Prepetition 2010 Credit Agreement, and the OCM Credit Agreement.  The Credit Agreement Amendments waived the Minimum Cash Balance Covenants through November 10, 2011 (the “Waiver Date”), but required the Debtors to make the Amortization Payment, further deteriorating the Debtors’ liquidity.  On the Waiver Date, the Minimum Cash Balance Covenants were further waived through November 15, 2011.

As the prospects for an out-of-court solution diminished, the Company sought financing in connection with a possible bankruptcy filing.   In October 2011, the Debtors and their advisors entered into extensive arm’s-length negotiations with the Prepetition Senior Lenders, the OCM Facility Lenders, and an ad hoc committee of the Senior Notes, as well as third parties, regarding the terms of potential debtor-in-possession financing necessary to provide the Debtors with sufficient liquidity to sustain operations without material disruption to their business.   Based on the Debtors’ evaluation of all the alternatives available, the Debtors determined that the financing proposal offered by a steering committee of the Prepetition Senior

Lenders (the “Steering Committee”) offered the best option for debtor-in-possession financing.  On November 8, 2011, the Debtors entered into a commitment letter with the Steering Committee, providing the Debtors a fully underwritten $75 million “new” money debtor-in-possession financing facility (the “DIP Facility”), agented by Nordea and provided by certain of the Prepetition Senior Lenders.

E. Prepetition Marketing Efforts

At the same time the Debtors were completing the DIP Facility commitment, the Debtors continued to negotiate with the holders of the Senior Notes, the OCM Facility Lenders and the Prepetition Senior Lenders on the structure of a long term plan to de-lever the Debtors’ balance sheet and provide a capital infusion to strengthen the Debtors’ liquidity situation. The Debtors also continued their extensive marketing efforts to identify new sources of capital to provide such a capital infusion.

As a result of the Debtors’ efforts, they received an equity investment proposal from OCM and certain funds affiliated with OCM (collectively, the “Oaktree Supporting Parties”) as well as a proposal from an ad hoc committee of holders of the Senior Notes (the “Senior Noteholder Proposal”).  At the same time the Debtors were evaluating the proposal by the Oaktree Supporting Parties and the Senior Noteholder Proposal, the Debtors continued a marketing process to (i) seek an alternative proposal and (ii) assist the Debtors and their advisors in negotiating improved terms.  Specifically, after receiving the Oaktree Supporting Parties’ proposal, Moelis contacted seventeen financial and strategic investors – including hedge funds, private equity firms and strategic buyers – requesting alternative proposals for the investment of new capital, in an amount of no less than $100 million, either in connection with an in-court or an out-of-court restructuring.  Each of these potential investors had knowledge of, or was active in, the shipping industry; possessed the ability to conduct their own due diligence, and had access to, or the ability to access, the necessary capital to make a competing new equity investment proposal; and, consequently, were the investors most likely to express an interest in the investment of new capital in the Company.

Despite their efforts, the Debtors did not receive any offers for a comprehensive restructuring other than the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal.  While the Oaktree Supporting Parties’ restructuring proposal provided the Company with much needed new capital, the Noteholders’ Proposal did not contain any committed capital or definitive terms for a restructuring.  Moreover, during extensive negotiations in the weeks leading up to the Petition Date, the Debtors were able to secure several important concessions from the Oaktree Supporting Parties, including the inclusion in the Restructuring Support Agreement (and subsequently the Equity Purchase Agreement) of a “go-shop” provision that allowed the Debtors to continue their marketing efforts through the beginning of the Confirmation Hearing.

In consultation with their advisors and following the consideration of both the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal by a restructuring oversight transaction committee comprised of independent members of the Board of Directors, the Debtors ultimately selected the Oaktree Supporting Parties’ proposal as their de facto “stalking horse” bid for a comprehensive restructuring through sponsorship of a chapter 11 plan.

F. The Restructuring Support Agreement.

On November 16, 2011, the Debtors entered into an agreement with the OCM Facility Lenders and certain Prepetition Senior Lenders to effectuate a financial restructuring designed to substantially reduce debt and re-capitalize the Company, enhance the Company’s liquidity, and solidify the Company’s long-term growth prospects and operating performance.  The parties executed a restructuring support agreement (as subsequently amended, the “Restructuring Support Agreement”) and an equity commitment letter (the “Equity Commitment Letter”).  Through the Equity Commitment Letter, the Debtors obtained a commitment for an equity investment of $175 million – the New Equity Investment – to be funded concurrently with the effectiveness of the Plan by the Oaktree Plan Sponsors.  Together with an exit facility (i.e., the New Senior 2010 Facility and the New Senior 2011 Facility), the New Equity Investment will provide for the reorganized Debtors’ post-Effective Date working capital needs. Through the Restructuring Support Agreement, the Debtors obtained the support of the OCM Facility Lenders and over two-thirds of the Prepetition Senior Lenders for the Plan.  Importantly, the Debtors have obtained the support of additional Prepetition Senior Lenders since the Petition Date.

The Restructuring Support Agreement committed the parties to negotiate in good faith certain definitive documents, including the Plan (on terms consistent with the terms set forth in the term sheet attached to the Restructuring Support Agreement), this Disclosure Statement, and the Equity Purchase Agreement, discussed below.  The Restructuring Support Agreement obligates the consenting lenders to, among other things, vote to support the Plan.  The Restructuring Support Agreement and the Equity Purchase Agreement committed the Debtors to satisfying certain restructuring milestones (unless otherwise modified by OCM and the Oaktree Plan Sponsors) including, among others, that the Debtors:

•	file a motion seeking approval of the Equity Purchase Agreement within five days of the Petition Date, which was accomplished on November 22, 2011 [Docket No. 49];

•
obtain an order by the Court approving the Equity Purchase Agreement, including the fees contemplated thereby, on the date of the Court’s final approval of the DIP Order, which was accomplished on December 15, 2011 [Docket No. 140];

•	file this Disclosure Statement and the Plan on or before January 4, 2012 (which was later extended to January 31, 2012) and which was accomplished on the date hereof;

•	obtain entry of an order approving this Disclosure Statement within 40 days thereof, which was accomplished on [DATE] [Docket No. ###];

•	commence the Confirmation Hearing within 50 days of the date of entry of the Disclosure Statement Approval Order, which date is currently scheduled for April 18, 2012; and

•	obtain entry of an order approving the Plan in a form acceptable to a requisite group of supporting creditors within 10 days after commencement of the Confirmation Hearing.

Importantly, the Equity Commitment Letter and the Restructuring Support Agreement provided the Debtors with the ability to seek an alternative investment agreement until the hearing on confirmation of the Plan.  Thus, while the Debtors pursue the Plan, they are continuing to seek an alternative investment on terms that are superior to the Equity Commitment Letter and in the best interests of the Debtors and their constituencies.  In the event that the Debtors fail to timely achieve one or more of the milestones set in the DIP Credit Agreement (as defined below), the Debtors must implement a process to sell substantially all of their assets in accordance with the Bidding Procedures Order (as defined below) and the Sale Order (as defined below).

V.  THE CHAPTER 11 CASES

On November 17, 2011, the Debtors filed voluntary petitions under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.  The Chapter 11 Cases are being jointly administered for procedural purposes under case number 11-15285 (MG).  The Debtors have continued to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court and in accordance with the provisions of the Bankruptcy Code.  An immediate effect of the filing of the Chapter 11 Cases was the imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation of: (1) all collection efforts by creditors; (2) enforcement of Liens against any Assets of the Debtors; and (3) litigation against the Debtors.  On the Petition Date, or shortly thereafter, the Bankruptcy Court approved certain orders to minimize the disruption caused by the chapter 11 filing of the Debtors’ business operations and to facilitate their reorganization.

A. Significant First Day Motions and Retention of Professionals.

To ensure a smooth transition to operations in chapter 11, the Debtors filed a number of motions with the Bankruptcy Court seeking relief designed to, among other things, prevent interruptions to the Debtors’ business, ease the strain on the Debtors’ relationships with certain essential constituents, including employees, vendors, customers and utility providers, provide access to immediate financing and allow the Debtors to retain certain advisors to assist them with the administration of the Chapter 11 Cases.  At a hearing held on November 17, 2011, the Bankruptcy Court entered several orders granting the Debtors’ initial requests for relief, as discussed below.  Specifically, the Bankruptcy Court entered orders authorizing the Debtors to, among other things: (i) pay prepetition compensation, benefits and employee expense reimbursements to employees, as well as continue certain workers’ compensation programs and insurance policies; (ii) pay certain insurance obligations of the Debtors; (iii) grant administrative expense status to uncertain undisputed obligations to vendors arising from postpetition delivery goods and services ordered before the Petition Date; (iv) pay prepetition claims of critical and foreign vendors and pay certain vendors entitled to administrative priority under Bankruptcy

Code sections 503(b)(9);13 and (v) provide adequate assurance of payment to the Debtors’ utilities providers.  The Bankruptcy Court also subsequently entered orders granting relief from certain administrative requirements of the Bankruptcy Code, and authorizing the Debtors to continue their existing cash management system.

In addition, the Debtors filed several applications seeking orders authorizing the retention of certain professionals.  Specifically, the Debtors filed applications, which have been approved by the Bankruptcy Court, to retain (i) Kramer Levin Naftalis & Frankel LLP, as lead bankruptcy counsel, (ii) Curtis, Mallet-Prevost, Colt & Mosle LLP, as conflicts counsel, (iii) Moelis & Company LLC, as financial advisor; and (iv) certain ordinary course professionals. On January 12, 2012, the Court also authorized the retention of Deloitte & Touche LLP, as independent auditor and Deloitte Financial Advisory Services LLP as bankruptcy administration consultant.

B. DIP/Cash Collateral.

At the outset of the Chapter 11 Cases, the Debtors focused on negotiating and obtaining a DIP financing facility that would provide liquidity and ensure continued operations throughout the Chapter 11 Cases, and upon emergence from bankruptcy. With the assistance of their investment banker, Moelis, the Debtors’ management team engaged in a competitive process to procure the best available postpetition financing facility which resulted in competing DIP financing proposals. Ultimately, the Debtors entered into a credit agreement with certain of the Prepetition Lenders including Nordea Bank Finland, plc, New York Branch, DNB Bank ASA, HSH Nordbank AG, Citibank, N.A., Skandinaviska Enskilda Banken AB (publ) and The Royal Bank of Scotland (the “DIP Credit Agreement”) to obtain a $75 million DIP Facility, which may be increased by $25 million subject to an order of the Court, the agreement of the applicable lenders and the satisfaction of other conditions.

On the Petition Date, the Debtors filed a motion for approval of the DIP Facility.  On November 18, 2011 and December 15, 2011, the Bankruptcy Court entered interim and final orders, respectively, (collectively, the “DIP Orders”) authorizing the Debtors to, among other things, (a) enter into the DIP Facility, consisting of (i) a $35 million revolving credit facility and (ii) a $40 million term loan facility; and (b) grant adequate protection to the Debtors’ secured lenders.  The DIP Facility provides the Debtors with several operational benefits, including providing the Debtors with liquidity for the Chapter 11 Cases.  Approval of the DIP Facility sent a clear message to the Debtors’ vendors, customers and stakeholders that the Debtors have the confidence of their lenders and the resources necessary to improve their financial performance and right-size their capital structure through chapter 11.

The DIP Facility contains certain deadlines and requirements regarding the Chapter 11 Cases and the Plan with which the Debtors must comply.  These deadlines and requirements were negotiated to provide the Debtors with an adequate runway within which to accomplish a chapter 11 reorganization.  Importantly, the DIP Lenders have agreed that the Plan,

 13 The final order authorizing the Debtors to pay prepetition claims of critical and foreign vendors (the “Critical Vendor Order”) authorized the payment of up to $22 million to critical and foreign vendors.

which is being pursued in accordance with the milestones, satisfies these requirements.  To the extent the Debtors are not able to satisfy the milestones and plan requirements, however, the terms of the DIP Facility require the sale of substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code in accordance with the procedures discussed below.

C. The Equity Purchase Agreement.

After extensive marketing efforts before the Petition Date (as is further described in section IV. E.,), the Debtors identified the New Equity Investment as the best source of new equity financing available at the time.  On November 22, 2011, the Debtors filed a motion for entry of an order authorizing them to enter into an equity purchase agreement (the “Equity Purchase Agreement”) for a $175 million equity investment by the Oaktree Plan Sponsors and to pay certain fees in connection therewith [Docket No. 51] (the “Equity Purchase Agreement Motion”).  After filing the Equity Purchase Agreement Motion, the Creditors’ Committee filed an objection to certain of the milestones and fee provisions of the Equity Purchase Agreement.  On December 14, 2011, following arm’s-length negotiations among the Debtors, the Oaktree Plan Sponsors and the Creditors’ Committee, the Debtors submitted a revised order authorizing entry into the Equity Purchase Agreement, which resolved the Creditors’ Committee’s objections.  The revised order was entered by the Court on December 15, 2011 (the “Equity Purchase Agreement Order”) [Docket No. 140].

The Equity Purchase Agreement governs the terms of the New Equity Investment by which the Oaktree Plan Sponsors will fund the Plan with a $175 million equity investment, less any proceeds received as part of the Rights Offering (if any) concurrently with the effectiveness of the Plan.   Through the New Equity Investment, the Plan will provide for the payment in full of all Administrative Claims and Priority Claims against the Debtors as well as postpetition financing claims during the course of the Chapter 11 Cases.  Consistent with the Debtors’ rights under the Restructuring Support Agreement and the Equity Commitment Letter, the Equity Purchase Agreement contains a “go-shop” clause that preserves the Debtors’ ability to continue to affirmatively explore alternative, more favorable restructuring transactions from third parties through the commencement of the Confirmation Hearing.

The Equity Purchase Agreement grants the Oaktree Plan Sponsors certain protections, including, among other things, a commitment fee (i.e., the Commitment Fee GMR Warrants) and, in the event that the Equity Purchase Agreement is terminated by the Company in accordance with its fiduciary duties, payment of a break-up fee in the amount of $7.75 million and the reimbursement of all reasonable and documented advisory fees and out-of-pocket costs and expenses that have been or are incurred by Oaktree Plan Sponsors in connection with these Chapter 11 Cases prior to the termination date.  The Equity Purchase Agreement also provides for certain conditions to funding, including the absence of any material adverse effect and minimum unrestricted cash of $20 million on hand after a $75 million paydown of claims arising under the Prepetition Senior Credit Agreements, the payment of the DIP Facility Claims in cash, and other payments to be made under the Plan.

Through the beginning of the hearing on confirmation of the Plan, the Debtors will continue (and have continued) to seek an alternative investment from a third party to provide a more favorable reorganization.  In the absence of an alternative investment from a third party, the Plan will allow the Debtors to emerge from bankruptcy quickly with viable and competitive business operations going forward.  (See section V.  F. , for additional information concerning the Debtors’ marketing efforts.)  Upon de-leveraging its balance sheet through the comprehensive financial restructuring under the Plan, the Debtors will be able to “right-size” their balance sheet, while preserving the business of a prominent international shipping company and approximately over 1,000 jobs.

D. The Bidding Procedures and Sale Motion.

The DIP Lenders, mindful of risks and costs associated with an extended chapter 11 case, conditioned their agreement to lend on the Debtors’ commitment to achieve certain restructuring milestones (the “Lenders’ Milestones”).  Specifically, the DIP Credit Agreement required the Debtors to obtain pre-approval of the procedures for the sale of their assets that will take effect in the event of – and only in the event of – notice by the collateral agent under the DIP Credit Agreement of the Debtors’ noncompliance with any of the Lenders’ Milestones.  In order to comply with this requirement, on November 23, 2011, the Debtors filed a motion for entry of (a) an order approving bidding procedures, assumption and assignment procedures, and a break-up fee and expense reimbursement (the “Bidding Procedures Order”) and (b) an order approving the sale of the Debtors’ assets and authorizing the assumption and assignment of certain executory contracts and unexpired leases (the “Sale Order”).

On December 15, 2011, the Court entered the Bidding Procedures Order, which will only take effect if the Debtors fail to achieve the Lenders’ Milestones.  As the Debtors are pursuing the Plan in a manner that is designed to satisfy the Lenders’ Milestones, none of the procedures or protections set forth in the Bidding Procedures Order will be implemented so long as the Plan is confirmed.

E. Official Committee of Unsecured Creditors.

On November 29, 2011, in accordance with section 1102 of the Bankruptcy Code, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed an official committee of unsecured creditors in the Chapter 11 Cases (the “Creditors’ Committee”) consisting of the following members:

Bank of New York Mellon Corporate Trust	Stone Harbor Investment Partners	Delos Investment Management
101 Barclay Street - 8 West	31 West 52nd Street - 16th Floor	2101 Cedar Springs Road
New York, New York 10286	New York, New York 10019	Suite 1525
David M. Kerr - Vice President	Attention: Teresa Fox	Dallas, Texas 75201
Telephone: (212) 815-5650	Telephone: (212) 548-1011	Attention: Brian Ladin, Partner
Fax: (732) 667-9322	Fax: (212) 548-1220	Telephone: (214) 466-2030

Fratelli Cosulich LDA Madeira	Ultramar Agencia Maritima Ltda.
1099 Wall Street West - Suite 138	P.O. Box 131-34 El Golf
Lyndhurst, New Jersey 07071	El Bosque Norte 500 - 17th Floor
Attention: Fabrizio Forghieri, Manager	Las Condes - Santiago, Chile
Telephone: (201) 372-1790	Postal Code: 755-0092
Fax: (201) 372-1761	Attention: Sebastian Moura – Controller

The Creditors’ Committee subsequently retained Jones Day, as legal counsel [Docket No. 189], (ii) Perella Weinberg Partners LP as financial advisors [Docket No. 191], and (iii) Lowenstein Sandler PC, as special counsel [Docket No. 190].

On December 21, 2011, Fratelli Cosulich LDA Madeira resigned from the Creditors’ Committee [Docket No. 176].

F. The Debtors’ Postpetition Marketing Process.

As discussed in section IV.E., prior to the Debtors’ entry into the Restructuring Support Agreement, Moelis engaged in an extensive marketing process to seek a strategic or financial party to provide equity financing to the Company.  The Restructuring Support Agreement and the Equity Purchase Agreement preserved the Debtors’ right to “go-shop” for an alternative transaction for the Company through commencement of the Confirmation Hearing.  To take full advantage of this right, Moelis and the Debtors’ other restructuring professionals have been conducting and will continue to conduct an extensive marketing process in an attempt to attract higher and better offers.  To date, Moelis has contacted 72 parties in an attempt to attract new offers.  Such parties were invited to enter into confidentiality agreements, after which they have access to data rooms, financial models, and other tools which may assist them in deciding whether to make an equity commitment offer to fund a plan of reorganization. Of the 72 parties that Moelis has contacted to solicit interest in a transaction to date, 23 parties requested and were sent process letters and confidentiality agreements so that they could proceed with the diligence and proposal process.  The process letter declared the Debtors’ intention to evaluate all credible and viable proposals that will maximize value for all of the Company’s constituents and without any preconditions or minimum proposal amount. In addition, the process letter provided instructions for how interested parties could proceed with acquiring more information about the Company and formulate a bid.  The process letter explained that proposals may indicate one (or some combination) of the following: (i) an alternative plan sponsor proposal; (ii) a purchase price for 100% of the Company, including the proposed treatment of all claims; (iii) a purchase price for the desired asset portfolio, including proposed treatment of claims in the desired asset portfolio; or (iv) a purchase price for the individual assets, including the proposed treatment of claims per asset.  Detailed suggestions were also provided in the process letter with respect to certain issues and terms that a proposal should address to allow the Debtors to properly evaluate a proposal’s merits.

Moelis also took steps to ensure that the marketing process remained open to new entrants, including, among other steps, contacting the financial advisors for the Committee and the Prepetition Senior Lenders to request the names of additional potential investors.  See Article VIII.B. of the Plan of the Plan regarding additional details with respect to this marketing process.

G. Negotiations with the Creditors’ Committee.

Under the Restructuring Support Agreement entered into prior to the Petition Date, the Debtors were required to file the Plan and Disclosure Statement consistent with its terms by January 4, 2012.  In an effort to obtain a global resolution of the Creditors’ Committee’s objections to the Final DIP Order and the order approving Equity Purchase Agreement contemplated by the Restructuring Support Agreement, on December 15, 2011, the Oaktree Plan Sponsors agreed to extend the deadline to file the Plan and the Disclosure Statement to January 18, 2012, with the understanding that the parties would work to reach consensus on a Plan agreeable to the Debtors and the Creditors’ Committee.   To that end, during the first week of January 2012, the Oaktree Plan Sponsors presented an offer to the Debtors and the Creditors’ Committee that the Oaktree Plan Sponsors believed provided a framework for a potential settlement with the Creditors’ Committee.  Subsequently, the Creditors’ Committee communicated to the Debtors and the Oaktree Plan Sponsors that it desired to discuss settlement options with a broader group of unsecured creditors, including certain holders of the Senior Notes Claims.  To allow those discussions to occur, the Oaktree Plan Sponsors agreed to a further extension of the deadline to file the Plan under the Equity Purchase Agreement to January 31, 2012 (which is the last day to file the Plan and the Disclosure Statement under the Final DIP Order, absent an agreement from the DIP Lenders).  On January 23, 2012, the Creditors’ Committee presented a proposal to the Debtors and the Oaktree Plan Sponsors.  The Oaktree Plan Sponsors were not supportive of the Creditors’ Committee’s proposed terms.  However, to avoid the cost associated with a contested confirmation hearing  in the Chapter 11 Cases, on January 27, 2012, the Oaktree Plan Sponsors presented the Debtors and the Creditors’ Committee with another proposal that the Oaktree Plan Sponsors believed would provide a greater recovery to General Unsecured Creditors than they are otherwise entitled to under applicable law.  Notwithstanding these significant discussions, as of the time of the filing of the Disclosure Statement, the Creditors’ Committee is not supportive of the Plan.  The Debtors and the Oaktree Plan Sponsors believe that the Plan as proposed is in the best interests of the Debtors’ estates and all of the Debtors’ stakeholders.

H. Settlement with OCM.

At this time, the Debtors do not believe that the Reorganized Debtors’ total enterprise value is sufficient to support a recovery to General Unsecured Creditors, other than on account of the OCM Marine Holdings TP, L.P. Partnership Interests.  As discussed more fully below, as of the filing of the Disclosure Statement, based (i) on the Debtors’ extensive marketing efforts, and (ii) the implied total enterprise value of the Reorganized Debtors is between approximately $936 million and $1,188 million.  In addition, the aggregate average fleet valuations for the Debtors’ fleet received in January 2012 ranged from approximately $1,024 million to $1,042 million.  In order for the General Unsecured Creditors to be entitled to a recovery, the Reorganized Debtors’ total enterprise value would be required to exceed $1,188 million.

However, in addition to the settlement of Claims and issues with the Prepetition Secured Lenders as discussed herein, the Debtors have requested and OCM has consented to allow qualified holders of General Unsecured Claims at the Guarantor Debtors to purchase New GMR Common Stock by participation in the Rights Offering.  Under the proposed Rights Offering, Eligible Rights Offering Offerees will receive, as part of the treatment of their Claims, the right to participate in an aggregate investment of up to $61.25 million (equal to 35% of the $175 million New Equity Investment).  Importantly, the Eligible Rights Offering Offerees are being offered the right to purchase New GMR Common Stock on the same economic terms as the Oaktree Plan Sponsors.14

As part of the settlement between the Debtors and OCM, the parties have agreed that the secured portion of OCM’s claims on account of the OCM Facility (defined as the OCM Facility Secured Claim) will be $175 million for allocation purposes.  The parties’ allocation of $175 million of value on account of the OCM Facility Secured Claim is fully supported by the appraisals, which imply that the OCM Facility Secured Claim has a value of between $174 million and $192 million.  In addition, OCM will not participate in the Rights Offering on account of the OCM Facility Deficiency Claims.  This settlement is an agreement as to the allocation of value on account of the OCM Facility Secured Claim and the agreement not to participate in the Rights Offering on account of the OCM Facility Deficiency Claim is part of a holistic settlement between all parties to the Restructuring Support Agreement, including the Debtors, OCM, and those Prepetition Secured Lenders party to the Restructuring Support Agreement.

I. Summary of the Rights Offering

The Equity Purchase Agreement and the Restructuring Support Agreement preserved the Debtors’ ability to conduct a rights offering through the Plan with the Oaktree Plan Sponsors’ approval.  As discussed above, as part of the settlement with OCM, the Debtors will conduct the Rights Offering to raise new capital which will be used, in conjunction with the New Equity Investment, to fund the Plan. Through the proposed Rights Offering, Eligible Rights Offering Offerees will receive, as part of the treatment of their Claims, the right to participate in an aggregate investment of up to $61.25 million (equal to 35% of the $175 million New Equity Investment) in exchange for up to 17.5% of the New GMR Common Stock (on an undiluted basis), on the same economic terms as the Oaktree Plan Sponsors are receiving on account of the New Equity Investment.

Participation in the Rights Offering will be available to any Record Date Holder, Bar Date Holder, Executory Contract/Unexpired Lease Rejection Holder or Transferee that timely certifies in an Investor Certificate in accordance with the Rights Offering Procedures that such offeree is a qualified institutional buyer, as such term is defined in Rule 144A promulgated under the Securities Act (a “QIB”), or an Accredited Investor (as such term is defined in Rule

 14 Notably, OCM has reserved all rights in the event the Plan is not confirmed or the Effective Date does not occur.

501 of the Regulation D of the Securities Act) (an “Eligible Rights Offering Offeree”).15 A “Record Date Holder” is a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor as of the Rights Offering Record Date. A “Bar Date Holder” is a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that files a Claim after the Rights Offering Record but before the General Bar Date. A “Transferee” is a transferee an Allowed General Unsecured Claim of a Record Date Holder, Executory Contract/Unexpired Lease Rejection Holder or Bar Date Holder, as the case may be, evidenced by one or more Certification Period Transfer Notices or Post-Certification Transfer Notices(as defined in the Rights Offering Procedures) that begin with the transfer by the  Record Date, Bar Date Holder or Executory Contract/Unexpired Lease Rejection Holder, as the case may be, holding such Allowed General Unsecured Claim as of the Rights Offering Record Date, Bar Date, or the date of the Disclosure Statement Hearing, as the case may be, provided, however, a transfer of an Allowed General Unsecured Claim by an Eligible Rights Offering Offeree to a transferee that is neither a QIB nor an Accredited Investor will result in the forfeiture of (i) any and all such Rights that would otherwise be associated with such Allowed General Unsecured Claims under the Rights Offering, and such Rights will forever be forfeited, regardless of whether or not the associated Allowed General Unsecured Claims are subsequently held by a QIB or an Accredited Investor, and (ii) any right (if any) to receive any amount from the Non-Eligible Rights Offering Offeree Distribution Fund. An “Executory Contract/Unexpired Lease Rejection Holder” is a counterparty to an Executory Contract or Unexpired Lease which is pending rejection as of the hearing on the Disclosure Statement.

The Rights Offering Procedures and the Plan provide certain Oversubscription Rights, whereby each Eligible Rights Offering Offeree will receive the right subscribe for Rights Offering Shares, to the extent available, in addition to those to be received pursuant to the exercise of the Rights, provided that such Eligible Rights Offering Offeree has exercised in full its Rights.

  On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights and Oversubscription Rights to participate in the Rights Offering.

The Rights Offering will be conducted simultaneously with solicitation and voting on the Plan. The Rights Offering will commence on the Subscription Commencement Date, which is March 16, 2012, and terminate on the Rights Offering Subscription Deadline, which is April 6, 2012. The procedures for properly exercising the Rights are contained in the Rights Offering Procedures. The Rights offered pursuant to the Rights Offering are not assignable or detachable, and will only be transferable with their underlying Claims as evidenced by a Certified Period Transfer Notice or Post-Certificate Period and in accordance with the Rights

 15 The Rights are valued in the aggregate at approximately $2.6 million using Black Scholes. Black Scholes inputs include (a) investment option term of 21 days; (b) volatility of 45%; and (c) strike price equivalent to current equity value of $368.4 million.

Offering Procedures. Once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, such exercise will not be permitted to be revoked, rescinded or modified, any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights it has exercised by delivery of a revocation notice to the Subscription Agent.

Receipt of any distributions under the Plan on account of the Rights Offering (i.e., as either an Eligible Rights Offering Offeree or Non-Eligible Rights Offering Offeree), requires that such holder timely submit an Investor Certificate certifying that it is or is not a QIB or an Accredited Investor.  Holders of General Unsecured Claims against GMR or the Guarantor Debtors that fail to timely submit an Investor Certificate will not receive any Rights or any portion of the Non-Eligible Rights Offering Offeree Distribution Fund.

In the event the shares offered pursuant to the Rights Offering are not fully subscribed for during the Subscription Period, the Oaktree Plan Sponsors will purchase all Rights Offering Shares not acquired in the Rights Offering, and remain obligated, pursuant to the Equity Purchase Agreement, to provide the New Equity Investment less the amount of cash received pursuant to Rights Offering, if any.  The Rights Offering Motion has been filed concurrently with the Disclosure Statement. The Rights Offering is further described in the Rights Offering Procedures, which are attached as Exhibit B to the Rights Offering Motion.

Each Non-Eligible Rights Offering Offeree will receive the lesser of (i) such holder’s Pro Rata share of the Non-Eligible Rights Offering Offeree Distribution Fund, or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund. As set forth herein, the Rights in the Rights Offering are valued at approximately $2.6 million using Black Scholes.  For the purposes of determining the size of the Non-Eligible Right Offering Offeree Distribution Fund, the Debtors estimated that there will be approximately up to $1.54 million in claims held by Non-Eligible Rights Offerees.  In order for the Non-Eligible Rights Offering Offerees to receive their Pro Rata share of the value of the Rights Offering, the Debtors created the Non-Eligible Rights Offering Offeree Distribution Fund of $15,000 (budgeting extra amounts for additional claims that may be held or filed by Non-Eligible Rights Offering Offerees).  For purposes of this calculation, the Debtors assumed that holders of Senior Note Claims will be Eligible Rights Offering Offerees.  The Debtors will have a better understanding of who is a Non-Eligible Rights Offering Offeree  after creditors submit their Investor Questionnaires (which are due by March 16, 2012 under the Rights Offering Procedures).

J. Distribution to Unsecured Creditors on Account of OCM Marine Holdings TP, L.P. Partnership Interests

Pursuant to the terms of the Plan, holders of Allowed General Unsecured Claims against GMR are receiving, as part of their treatment under the Plan, a Pro Rata share of warrants issuable on account of GMR’s ownership of OCM Marine Holdings TP, L.P. Partnership Interests to purchase New GMR Common Stock, exercisable at a cash-less strike price reflecting a total implied equity value of $421.1 million for the Reorganized Debtors, at any time for a period of five (5) years from the Effective Date, representing an aggregate total of 2.5% of the

New GMR Common Stock issuable in accordance with the Plan (subject to dilution from the exercise of the New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR under the terms of the Plan pursuant to the New GMR Warrant Agreement (defined under the Plan as “New GMR Warrants”). 16

The OCM Marine Holdings TP, L.P. Partnership Interest is a putatively unencumbered asset of GMR’s  estate and may be distributed to holders of Allowed General Unsecured Claims against GMR under the Plan.  The New GMR Warrants to be distributed on account of the OCM Marine Holdings TP, L.P. provide a value to such General Unsecured Creditors intended to capture the value that the OCM Marine Holdings TP, L.P. Partnership Interest would have had if it continued in place.

As discussed above, pursuant to the assignment of interest by Mr. Georgiopoulos, GMR holds Class B interests in the OCM Marine Holdings TP, L.P. pursuant to the Partnership Agreement.  Under the Partnership Agreement, however, GMR is not entitled to receive any distribution on account of its Class B interests until the holders of Class A interests (held by certain affiliates of OCM) have received the full amount of their initial $200 million investment under the OCM Facility.  More specifically, any distributions made on account of interests in OCM Marine Holdings TP, L.P. must be made in the following order: (i) first, to the Class A interests until they have received an aggregate amount equal to their full $200 million investment, (ii) second, to the holders of Class B interests (the OCM Marine Holdings TP, L.P. Partnership Interests), until they have received 4.9% of the Class A distributions, in an amount equal to $9.8 million, and (iii) third, to the holders of Class A and Class B  interests, who will receive their ratable share of 95.1% and 4.9%  of such distributions, respectively.

As discussed in more detail above, OCM and the Debtors have agreed that equity in the reorganized entity will be allocated on the basis of an implied value of the OCM Facility Secured Claim of $175 million.  As shown in section V.H above, this implied value is consistent with the indications of value available to the Debtors at this time and is therefore reasonable. On this basis, the total implied equity value of Reorganized GMR is equal to approximately $368.4 million or $36.84 per share, including the value on account of the OCM Facility Secured Claim and after giving effect to the New Equity Investment and Rights Offering, and the Commitment Fee Warrants. Pursuant to the Partnership Agreement, OCM must receive at least $200 million on account of its Class A investment before holders of Class B interests are entitled to a distribution.  Based on the total implied equity value of Reorganized GMR, then, the New GMR Warrants will be exercisable once the implied equity value increases by $52.6 million (i.e., a cash-less strike price of $421.1 million or $42.11 per share).

Under the Plan, 100% of the OCM Facility Secured Claim valued at $175 million will be converted to New GMR Common Stock.  By providing holders of Allowed General Unsecured Claims against GMR a pro rata share (as specified in the Plan) of the New GMR Warrants representing the right to purchase 2.5% of the New GMR Common Stock, the Debtors

16 The New GMR Warrants for 2.5% of the New GMR Common Stock are valued in the aggregate at approximately $3.6 million using Black Scholes. Black Scholes inputs include (a) warrant term of 5 years; (b) volatility of 50%; (c) current equity value of $368.4 million; and (d) strike price reflecting a total implied equity value of $421.1 million.

believe that holders of these Claims are receiving sufficient value on account of GMR’s ownership of putatively unencumbered assets.

K. Exclusivity.

Pursuant to section 1121 of the Bankruptcy Code, a debtor has the exclusive right to (i) file a plan of reorganization during the first 120 days of its chapter 11 case (the “Exclusive Plan Period”) and (ii) solicit acceptances of the plan during the first 180 days of the case (the “Exclusive Solicitation Period,” and together with the Exclusive Plan Period, the “Exclusive Periods”).  The Debtors filed the Plan and are soliciting acceptances of the Plan within the respective Exclusive Periods.

L. Claims Process.

On January 17, 2012, the Debtors filed their respective schedules of assets and liabilities (collectively, the “Schedules”).  The Schedules identified approximately 1080 potential Claims against the Debtors’ estates.

On January 13, 2012, the Bankruptcy Court entered an order (the “Bar Date Order”) requiring any person or entity holding or asserting a prepetition Claim against the Debtors to file a written proof of claim with GCG on or before February 23, 2012, and solely as to governmental units, May 15, 2012 (collectively, the “Bar Dates”).  The Bar Date Order further provides that any person or entity (other than, among specified others, professionals retained in the Chapter 11 Cases, any Debtor asserting a claim against another Debtor, and any direct or indirect non-debtor subsidiary of a Debtor asserting a claim against a Debtor) that fails to timely file a proof of claim will be forever barred, estopped and enjoined from voting on, or receiving a distribution under, the Plan and will be forever barred, estopped and enjoined from asserting a Claim against the Debtors, their estates, the Reorganized Debtors, and any of their successors or assigns.

Shortly after the entry of the Bar Date Order, the Debtors served notice of the Bar Dates on approximately 7800 parties (not including holders of Equity Interests) and received approximately 42 proofs of claim in response, as of the date of the Disclosure Statement.  As a result, approximately 1116 filed and scheduled claims are currently pending against the Debtors (the “Pending Claims”), for an aggregate amount of $[   ].  Among the Pending Claims are approximately 535 claims that are currently unliquidated, contingent, or disputed.  The Debtors believe that after removing duplicate filed and scheduled claims, as well as claims that were filed after the Bar Dates, there will be approximately [     ] pending general unsecured claims in the aggregate amount of [       ].

M. Legal Proceedings.

While the Debtors are operating under chapter 11 bankruptcy protection, most legal proceedings that were or could have been commenced against them prior to the Petition Date are stayed by operation of the Bankruptcy Code.

N. New Senior Facilities.

The Debtors’ exit financing will be provided through the New Senior 2010 Facility and the New Senior 2011 Facility (together, the “New  Senior Facilities”), the material.  The New Senior Facilities refinance the Prepetition Senior Facilities with a $75 million paydown of the Debtors’ obligations thereunder (i.e. the Paydown), extensions of the maturity dates, and a significant “holiday” on amortization payments.

Specifically, the New Senior Facilities are to be entered into by the Reorganized Debtors on or before the Effective Date, and will mature 5 years from the Effective Date.  The New Senior Facilities will contain certain financial covenants, including collateral maintenance of 110% in 2012, 115% in 2013, and 120% thereafter; minimum cash balance in an amount to be agreed upon; and an interest coverage ratio based upon a 25% cushion to a base case to be agreed upon.  The New Senior Facilities will not involve upfront fees.

The New Senior 2010 Facility will be a senior financing facility in the aggregate principal amount of approximately $273,802,583 (after giving effect to a $39,649,220 paydown of the Debtors’ obligations under the Prepetition 2010 Facility and excluding any default interest accrued on account of Prepetition 2010 Facility Claims through and including the Effective Date), the obligations under which will be secured by a first priority security interest in the Collateral securing the Prepetition 2010 Credit Agreement and a second priority security interest in the Collateral securing the Prepetition 2011 Credit Agreement.  The New Senior 2010 Facility will have quarterly scheduled commitment reductions of approximately $7.4 million, subject to the reductions noted below, beginning June 30, 2014, with no contractual amortization before June 30, 2014.

The New Senior 2011 Facility will be a senior financing facility in the aggregate principal amount of approximately $508,963,261 (after giving effect to a $35,350,780 paydown of the Debtors’ obligations under the Prepetition 2011 Facility and excluding any default interest accrued on account of Prepetition 2011 Facility Claims through and including the Effective Date), the obligations under which will be secured by a first priority security interest in the Collateral securing the Prepetition 2011 Credit Agreement and a second priority security interest in the Collateral securing the Prepetition 2010 Credit Agreement.  The New Senior 2011 Facility will have quarterly scheduled commitment reductions of approximately $16.5 million, subject to the reductions noted below, beginning June 30, 2014, with no contractual amortization prior to June 30, 2014.

The New Senior Facilities will provide for mandatory prepayments in the form of a quarterly sweep of non-equity funded cash balances (to be defined in a manner to be agreed upon) above $100 million for 2012, $75 million in 2013, and an amount to be agreed upon for 2014 and thereafter, taking into consideration the scheduled amortization payment being made with respect to such quarter, to be applied to the permanent reduction of the New Senior Facilities in a manner to be agreed upon and allocated between the New Senior 2010 Facility and the New Senior 2011 Facility pro rata based upon deferred amortization.

VI.  SUMMARY OF THE PLAN

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT.  ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

A. Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Fee Claims, as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

1.     Description and Treatment of Unclassified Claims.

(a)   Administrative Claims

(i)    Treatment of Administrative Claims Other than Fee Claims.  Administrative Claims are any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (i) any actual and necessary costs and expenses of preserving the Debtors’ estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Bankruptcy Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Debtors’ estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, and (vii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Order.

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date will receive from the Debtors (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) on the Effective Date if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim if such Administrative Claim is Disputed as of or following the Effective Date, (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable or (ii) such other treatment as the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) and such holder will have agreed upon in writing; provided, however, that Allowed Administrative Claims other than Fee Claims that arise in the ordinary course of the Debtors’ business will be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Notwithstanding anything to the contrary contained in the Plan, except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, each holder of a DIP Facility Claim will receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date as set forth in Article II.D of the Plan.

(ii)   Administrative Claims Bar Date. Except as otherwise provided in Article II of the Plan, and except with respect to requests for payment of Claims arising under section 503(b)(9) of the Bankruptcy Code, which Claims are subject to the Bar Date Order, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after entry of the Confirmation Order.  Holders of Administrative Claims that are required to, but do not, file and serve a request for payment of such Administrative Claims by such date will be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims will be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than sixty (60) days after the Effective Date.

(b)   Fee Claims.  Fee Claims are Administrative Claims under section 330(a), 331 or 503 of the Bankruptcy Code for compensation of a Professional or other Person for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including reasonable expenses of the members of the Unsecured Creditors’ Committee incurred as members of the Unsecured Creditors’ Committee in discharge of their duties as such).

All requests for compensation or reimbursement of Fee Claims will be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Unsecured Creditors’ Committee, and counsel to the New Senior Lenders and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline will be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims will be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than seventy-five (75) days after the Effective Date (unless otherwise agreed by the party requesting compensation of a Fee Claim).

(c)    Priority Tax Claims.  Priority Tax Claims are any unsecured Claims that are entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.  Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date will receive, at the option of the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full satisfaction, settlement, release, and discharge, of and in exchange for such Priority Tax Claim one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in amount equal to the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed 5 years following the Petition Date, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) or otherwise determined upon a Final Order of the Court.

(d)   DIP Facility Claims. The DIP Facility Claims will be deemed Allowed superpriority Administrative Claims in the full amount due and owing under the DIP Facility as of the Effective Date.  Except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, in full satisfaction of and in exchange for each DIP Facility Claim, each holder of a DIP Facility Claim will receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date.

(e)   Statutory Fees.  Notwithstanding anything to the contrary contained in the Plan, on the Effective Date the Debtors will pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation.  On and after the Effective Date, the Reorganized Debtors will be responsible for filing required post confirmation reports and paying quarterly fees due to the U.S. Trustee for each of the Reorganized Debtors until the entry of a final decree in each such Debtor’s Chapter 11 Case or until each such Chapter 11 Case is converted or dismissed.

B. Classification and Treatment of Claims and Equity Interests.

All Claims against the Debtors (other than those Claims specified in Article II of the Plan) and Equity Interests in the Debtors are placed in the Classes set forth below.  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

1.	Class Identification and Status.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and, the classification set forth in the Classes below will be deemed to apply to each Debtor, except as follows:

1.	The Guarantor Debtors’ Plans do not contain a Class 6.

2.	GMR’s Plan does not contain a Class 9.

3.	GMR’s Plan is the only Plan to contain a Class 10.

4.	The Non-Guarantor Debtors’ Plans do not contain a Class 3, Class 4, Class 5, Class 7A-1, Class 7A-2, Class 7B-1, Class 7B-2 or Class 10.

In addition, certain of the Guarantor Debtors and the Non-Guarantor Debtors may not have creditors in certain other classes.  If a particular Debtor does not have creditors in one or more Classes, then such Class will not apply to that Debtor.

The Plan provides that section 1129(a)(10) of the Bankruptcy Code will be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot that complies with the Disclosure Statement Order indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan.  The Debtors will seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors (with the consent of the Oaktree Plan Sponsors) reserve the right to modify the Plan in accordance with VI.  H.  9.   thereof, including the right to withdraw the Plan as to an individual Debtor at any time before the Effective Date.  Below is a chart identifying each separate Class for each Debtor (as applicable), a description of whether the Class is Impaired and the Class’s voting rights:

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Impaired	Entitled to Vote
4	Prepetition 2011 Facility Claims	Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims Against the Non-Guarantor Debtors	Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR held by Eligible Rights Offering Offerees	Impaired	Entitled to Vote

7A-2	General Unsecured Claims Against GMR held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
7B-1	General Unsecured Claims Against the Subsidiary Guarantor Debtors held by Rights Offering Offerees	Impaired	Entitled to Vote
7B-2	General Unsecured Claims Against the Subsidiary Guarantor Debtors held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
8	Intercompany Claims	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
9	Subsidiary Equity Interests	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
10	Equity Interests in GMR	Impaired	Deemed to Reject

2.     Description and Treatment of Classified Claims and Equity Interests.

(a)   Class 1 – Other Priority Claims.  Other Priority Claims are Claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims), including, without limitation, certain allowed employee compensation and benefit claims of the Debtors’ employees incurred within one hundred eighty (180) days prior to the Petition Date.

Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 1 Other Priority Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

(b)   Class 2 –Other Secured Claims.  Other Secured Claims are Claims, other than the Prepetition 2011 Facility Claims, the Prepetition 2010 Facility Claims, and the OCM Facility Secured Claims, to the extent reflected in the Schedules or a proof of claim filed as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (iii) each holder of an Allowed Other Secured Claim will receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim will remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim will be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim will be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured, Cash equal to the principal amount of such Allowed Other Secured, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.

Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

(c)   Class 3 – Prepetition 2010 Facility Claims.  Prepetition 2010 Facility Claims are Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).  Prepetition 2010 Facility Claims will be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2010 Credit Agreement as of the Effective Date; provided, however, that such Allowed amount will exclude default interest accrued through the Effective Date.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 3 Claims and holders of Class 3 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

(d)   Class 4 – Prepetition 2011 Facility Claims.  Prepetition 2011 Facility Claims are Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date). Prepetition 2011 Facility Claims will be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2011 Credit Agreement as of the Effective Date; provided, however, that such Allowed amount will exclude default interest accrued through the Effective Date; provided, further, that to the extent that Prepetition Swap Agreements are terminated before the Effective Date, the amount of the Allowed Prepetition 2011 Facility Claims will include the amounts associated with such termination.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim will receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim will be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 4 is Impaired and holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

(e)   Class 5 – OCM Facility Secured Claims.  OCM Facility Secured Claims are Claims under or evidenced by the OCM Facility that are Secured. OCM Facility Secured Claims will be Allowed and deemed to be Allowed in an amount of no less than $175,000,000.  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim will receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

Class 5 is Impaired under the Plan and holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

(f)    Class 6 – General Unsecured Claims Against the Non-Guarantor Debtors.  General Unsecured Claims against the Non-Guarantor Debtors are Claims that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, except Intercompany Claims.  On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.

Class 6 is Impaired under the Plan and holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

(g)   Class 7A-1 –General Unsecured Claims Against GMR Held by Eligible Rights Offering Offerees. General Unsecured Claims Against GMR Held by Eligible Rights Offering Offerees are Claims other than Intercompany Claims against GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims or OCM Facility Deficiency Claims held by (a)(i) a Record Date Holder, (ii) a Bar Date Holder, (iii) Executory Contract/Unexpired Lease Rejection Holder or (iv) a Transferee that (b) timely submits an Investor Certificate in accordance with the Rights Offering Procedures certifying that such offeree is a QIB or an Accredited Investor; provided, however, that a  holder that has delivered a Certification Period Transfer Notice or Post-Certification Period Transfer Notice with respect to particular Allowed General Unsecured Claim will no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.  Each holder of an Allowed Class 7A-1 Claim will receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).   All such Allowed Class 7A-1 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate will not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

Class 7A-1 is Impaired under the Plan and holders of Class 7A-1 Claims are entitled to vote to accept or reject the Plan.

(h)   Class 7A-2 – General Unsecured Claims Against GMR Held by Non-Eligible Rights Offering Offerees. General Unsecured Claims against GMR held by Non-Eligible Rights Offering Offerees are Claims other than Intercompany Claims against GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims and Disputed Claims held by (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is either a holder of such Claim as of the Rights Offering Record Date or the General Bar Date, as applicable or an Executory Contract/Unexpired Lease Rejection Holder and (ii) timely submits the Investor Certificate certifying that such holder is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is Disputed as of the Subscription Deadline (as defined in the Rights Offering Procedures) and is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) timely submits a properly completed Investor Certificate; or (III) a holder of an Allowed General Unsecured Claim except an Executory Contract/Unexpired Lease Rejection Holder that (i) is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) submits a properly completed Investor Certificate within 20 days after mailing of the Investor Certificate to such holder. Each holder of an Allowed Class 7A-2 Claim will receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim will receive the lesser of (x) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (y) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7A-2 Claims against GMR will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

Class 7A-2 is Impaired under the Plan and holders of Class 7A-2 Claims are entitled to vote to accept or reject the Plan.

(i)    Class 7B-1 –General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Rights Offering Offerees. General Unsecured Claims against the Subsidiary Guarantor Debtors held by Eligible Rights Offering Offerees are Claims against the Debtors that guarantee or are borrowers under, as applicable, the Prepetition 2010 Facility, the 2011 Facility, the OCM Facility or the Senior Notes other than GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims, OCM Facility Deficiency Claims,  and are not  Intercompany Claims held by (a) a Record Date Holder, a Bar Date Holder, or a Transferee that (b) timely certifies in an Investor Certificate in accordance with the Rights Offering Procedures that such offeree is a QIB or an Accredited Investor.  Each holder of an Allowed Class 7B-1 Claim (other than a holder of an OCM Facility Deficiency Claim) will receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

Class 7B-1 is Impaired under the Plan and holders of Class 7B-1 Claims are entitled to vote to accept or reject the Plan.

(j)    Class 7B-2 –General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Rights Offering Offerees. General Unsecured Claims against the Guarantor Debtors (Other than GMR) held by Non-Eligible Rights Offering Offerees are Claims against the Debtors that guarantee or are borrowers under, as applicable, the Prepetition 2010 Facility, the 2011 Facility, the OCM Facility or the Senior Notes other than GMR that are not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code, including Senior Note Claims, OCM Facility Deficiency Claims,  and are not  Intercompany Claims held by a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is a holder of such Claim as of the Rights Offering Record Date, (ii) certified in the Investor Certificate that such holder is neither a QIB nor Accredited Investor, and (iii) continues to hold such Claim until the Effective Date, including a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) that is Disputed.  Each holder of an Allowed Class 7B-2 Claim will receive the lesser of (i) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims will only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7B-2 Claims against the Guarantor Debtors will be discharged and expunged as of the Effective Date.  The consideration provided under Article III of the Plan will be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims will have no recourse against any Non-Debtor Guarantor Subsidiaries and will have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate will not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

Class 7B-2 is Impaired under the Plan and holders of Class 7B-2 Claims are entitled to vote to accept or reject the Plan.

(k)   Class 8 –Intercompany Claims.  Intercompany Claims are Claims held by a Debtor against another Debtor and any Claim held by a Non-Debtor Subsidiary against a Debtor.  On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

 Class 8 is Impaired or Unimpaired under the Plan, depending on the treatment specified above.  Holders of Class 8 Intercompany Claims are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 8 Intercompany Claims are not entitled to vote to accept or reject the Plan.

(a)   Class 9 – Subsidiary Equity Interests. Subsidiary Equity Interests are the Equity Interests in the Debtor Subsidiaries.  Subsidiary Equity Interests will not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests will be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.

Class 9 is Impaired or Unimpaired under the Plan, depending on the treatment specified above.  Holders of Class 9 Subsidiary Equity Interests are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 9 Subsidiary Equity Interests are not entitled to vote to accept or reject the Plan.

(b)   Class 10 –Equity Interests in GMR.  An Equity Interest means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.  Holders of Equity Interests in GMR will not receive any distribution on account of such Equity Interests.  Holders of Equity Interests in GMR will not receive any distribution on account of such Equity Interests.  On the Effective Date, Equity Interests in GMR will be cancelled and discharged and will be of no further force and effect, whether surrendered for cancellation or otherwise.  Class 10 is Impaired under the Plan.  Holders of Class 10 Equity Interests in GMR are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Class 10 Equity Interests in GMR are not entitled to vote to accept or reject the Plan.

C. Means for Implementation of the Plan.

1.     General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as otherwise provided herein, one element of, and in consideration for, an overall negotiated settlement of numerous disputed Claims and issues embodied in the Plan, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code and in consideration for the distributions, releases and other benefits provided under the Plan, the provisions of the Plan will upon Consummation constitute a good faith compromise and settlement between the Debtors, OCM  and the Oaktree Plan Sponsors arising from or related to (i) the amount of the OCM Facility Secured Claim for allocation purposes under the Plan, (ii) the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the ability for certain General Unsecured Creditors of the Guarantor Debtors to participate in the Rights Offering and (iv) the amount of the New GMR Warrants provided, however, that OCM and the Oaktree Plan Sponsors reserve all of their respective rights in respect of the Plan in the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur.  In addition, the Plan will upon consummation constitute a good faith compromise and settlement between the Debtors, OCM, the holders of the Prepetition 2010 Facility Claims and the holders of Prepetition 2011 Facility Claims that are party to the Restructuring Support Agreement arising from or related to the Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings will constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

2.     New Equity Investment.

On December 15, 2011, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors.  Unless otherwise provided in the Plan or the Equity Purchase Agreement, the Debtors and the Reorganized Debtors, as applicable, will use the proceeds received from the New Equity Investment and the Rights Offering Proceeds, if any: (i) to satisfy the DIP Facility Claims; (ii) to make the Paydown; (iii) to issue other cash distributions required by the Plan; (iv) to pay expenses of the Chapter 11 Cases, to the extent so ordered by the Court; and (v) for general corporate purposes, following the Effective Date.

3.     New Senior Facilities.

On or before the Effective Date, the Debtors will enter into the New Senior 2010 Facility Credit Agreement and the New Senior 2011 Facility Credit Agreement.

1.      The New 2010 Senior Facility.  The New 2010 Senior Facility will be used to satisfy the Prepetition 2010 Facility Claims in accordance with Article III.B.3 of the Plan.

2.      The New 2011 Senior Facility.  The New 2011 Senior Facility will be used to satisfy the Prepetition 2011 Facility Claims in accordance with Article III.B.4 of the Plan.

4.     Voting of Claims.

Each holder of an Allowed Claim in Classes 3 through 7B will be entitled to vote to accept or reject the Plan as provided in the Disclosure Statement Order.

5.     Nonconsensual Confirmation.

If less than all Impaired Classes accept the Plan, but at least one Class of Claims that is Impaired under the Plan has accepted the Plan (and which Class’s acceptance is determined without inclusion of any vote submitted by the holder of a Claims that is an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code), the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

6.     Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement.

(a)   Issuance of the Rights Offering Shares. On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights to participate in the Rights Offering.

(a)   Issuance of the New GMR Common Stock. On the Effective Date, Reorganized GMR will issue and distribute the New GMR Common Stock issuable on the Effective Date (subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program and net of any Rights Offering Shares issued in accordance with Article IV.F.1 of the Plan), to OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor, with OCM receiving the OCM Conversion Shares and the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor (or a designated affiliate thereof) receiving the New Equity Investment Shares. The issuance of the New GMR Common Stock by Reorganized GMR is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.  15,000,000 shares of New GMR Common Stock will be authorized under the New GMR Charter.

(b)   Contribution of New GMR  Common Stock to GMR HoldCo.  Immediately following distribution of the New GMR Common Stock in accordance with Article IV.F.1 of the Plan and Article IV.F.2, each of OCM (or a designated affiliate) and the Oaktree Plan Sponsors (or a designated affiliate) and/or the Non-Oaktree Plan Sponsor (or a designated affiliate) will be deemed to contribute the New GMR

Common Stock received in accordance with Article IV.F.2 of the Plan  to GMR HoldCo in exchange for a proportionate share of the GMR HoldCo Interests (or such other share as agreed among by OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors in their discretion).

(c)   Entry into the Registration Rights Agreement and Shareholder Agreement. As of the Effective Date, GMR Holdco will execute the Registration Rights Agreement.  In addition, each holder of Rights Offering Shares will be deemed to have entered into the Registration Rights Agreement as of the Effective Date.  GMR Holdco and each other holder of the New GMR Common Stock as specified in the Shareholders Agreement will be deemed to have entered into the Shareholders Agreement as of the Effective Date.  The Shareholders Agreement may contain customary rights and restrictions, including, but not limited to, Oaktree Plan Sponsors’ consent rights, tag-along and drag-along rights, transfer restrictions and/or rights of first refusal.  The forms of Registration Rights Agreement and Shareholders Agreement will be filed with the Court as part of the Plan Supplement provided, however, that the terms of the Registrations Rights Agreement and Shareholders Agreement may instead be contained in the New GMR Charter or by-laws.

(d)   Exemption from Registration.  The offering, issuance, and distribution of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants, will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants under section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and/or Regulation D thereunder or other available exemption from registration under the Securities Act and other applicable law.

(e)   Authorization. The issuance of the New GMR Common Stock, the Commitment Fee GMR Warrants and the New GMR Warrants by Reorganized GMR and the issuance of the GMR HoldCo Interests by GMR HoldCo are authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized GMR, as applicable.  Pursuant to the Plan, (i) the New GMR Charter will authorize the issuance and distribution on or after the Effective Date of the New GMR Common Stock in accordance with the Plan and the Commitment Fee GMR Warrants and the New GMR Warrants (as well as any New GMR Common Stock to be issued on account of the Equity Incentive Program) and (ii) the GMR HoldCo Limited Partnership Agreement will authorize the issuance and distribution on or after the Effective Date of the GMR HoldCo Interests.  All of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants will be duly authorized, validly issued, fully paid, and non-assessable.

(f)   Private Company. On the Effective Date, Reorganized GMR and GMR HoldCo will each be a private company.  As such, on the Effective Date, Reorganized GMR will not list the New GMR Common Stock, the Commitment Fee GMR Warrants or the New GMR Warrants and GMR HoldCo will not list the GMR HoldCo Interests, on a national securities exchange.

7.    The New GMR Common Stock.

The New GMR Common Stock issued under the Plan will be in the form of registered stock certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.  To the extent a share of New GMR Common Stock is issued in registered form, no stockholder may sell, exchange, assign, pledge, encumber or otherwise transfer such shares of New GMR Common Stock if such transfer would result in the New GMR Common Stock being held of record by more than 275 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of New GMR Common Stock in violation of these provisions will be void.

8.    The Rights Offering

(a)   Generally.  The Rights Offering will be conducted, and the Rights Offering Shares will be issued to the Eligible Rights Offering Offerees pursuant to, the Rights Offering Procedures and the Plan.  Notwithstanding anything contained in this Plan or the Rights Offering Procedures to the contrary, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, may modify the Rights Offering Procedures or adopt such additional detailed procedures consistent with the Rights Offering Procedures to more efficiently administer the exercise of the Rights and the Oversubscription Rights.  The closing of the Rights Offering is conditioned on the consummation of the Plan, the Rights Offering Procedures and any other condition specified in the Equity Purchase Agreement.  Amounts held by the Subscription Agent with respect to the Rights Offering prior to the Effective Date will not be entitled to any interest on account of such amounts.

(b)   Subscription Ratio.  Each Eligible Rights Offering Offeree will receive its allocated Rights to purchase shares of New GMR Common Stock, to be calculated as the proportion that an Eligible Rights Offering Offeree’s Allowed General Unsecured Claim bears to the aggregate of Allowed General Unsecured Claims of all Eligible Rights Offering Offerees asserted against the Guarantor Debtors.  Each Right will entitle the Eligible Rights Offering Offeree to purchase one share of New GMR Common Stock at a subscription price of $36.84.  Notwithstanding anything to the contrary herein or in the Rights Offering Procedures, fractional shares of New GMR Common Stock will not be issued upon exercise of the Rights and/or Oversubscription Rights and no compensation will be paid in respect of such fractional shares.  Any such fractional shares will be rounded down to the nearest whole share of New GMR Common Stock.

(c)   Transfer Restriction and Revocation The Rights and Oversubscription Rights will not be assignable or detachable, and will not be transferable other than in connection with the transfer of the corresponding Claims, as evidenced by a Certification Period Notice or Post-

Certification Period Transfer Notice (as such terms are defined in the Rights Offering Procedures).  In addition, once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, as the case may be, such exercise cannot be revoked, rescinded or annulled for any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights and Oversubscription Rights it has exercised by delivery of a revocation notice pursuant to the Rights Offering Procedures.

(d)   Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR will issue the Rights Offering Shares to those Eligible Rights Offering Offerees, that, in accordance with this Plan and the Rights Offering Procedures, validly exercised their respective Eligible Holder Rights and/or Oversubscription Rights.

(e)   New Equity Investment.  The Oaktree Plan Sponsors will purchase all Rights Offering Shares not acquired in the Rights Offering upon the exercise of the Rights and/or the Oversubscription Rights pursuant to the terms and subject to the conditions set forth herein and in the Equity Purchase Agreement.

(f)    Refund of Payments.  If the Equity Purchase Agreement or the Rights Offering Procedures will be terminated, any payment made by an Eligible Rights Offering Offeree pursuant to the Rights Offering will be refunded as soon as practicable following thereafter, without interest or deduction. If an Eligible Rights Offering Offeree participating in the Rights Offering has made an overpayment, including in respect of the Oversubscription Rights, the amount of such overpayment will be refunded as soon as practicable following the Subscription Deadline, without interest or deduction.

(g)   Securities Laws.  Shares of New GMR Common Stock issued to the Eligible Rights Offering Offerees pursuant to the Rights Offering will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D pursuant thereto.

(h)   Form and Transfer Restrictions. The Rights Offering Shares will be issued in the form of registered certificates.  The Rights Offering Shares will be “restricted securities,” as that term is defined under Rule 144 promulgated pursuant to the Securities  Act, may not be sold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and applicable state securities law, and may bear an appropriate to that effect.

(i)    Rights Offering Dates.  The Rights Offering will be commenced and completed in accordance with the dates set forth in the Rights Offering Procedures (which will be consistent with the dates set forth on Exhibit 1 attached to the Plan); provided, however, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, may modify such dates and deadlines consistent with the Rights Offering Procedures.

9.    The New GMR Warrants.

(a)    Issuance.  The New GMR Warrants will be issued pursuant to the terms of the New GMR Warrant Agreement.

(b)   Exercise Price and Other Terms.  Each New GMR Warrant will initially be exercisable for one share of New GMR Common Stock at cashless exercise equal to a total implied equity value of $421.1 million for the Reorganized Debtors.  The exercise price of the New GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the New GMR Warrant Agreement.

(c)   Form. All New GMR Warrants distributed under the Plan to holders of Class 7A-1 Claims and Class 7A-2 Claims that will not be affiliates of Reorganized GMR will be issued in book-entry form, and DTC or its nominee will be the holder of record of New GMR Warrants.  One or more global warrant certificates representing such New GMR Warrants will be registered with a warrant agent for the New GMR Warrants, in the name of, and will be deposited with, DTC or its nominee.  For so long as New GMR Warrants are held through DTC, the ownership interest of each holder of such New GMR Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC.  Unless otherwise provided for under the rules and procedures of DTC, to receive distributions of New GMR Warrants, holders of Class 7A-1 Claims and Class 7A-2 Claims who will not be affiliates of Reorganized GMR will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such New GMR Warrants may be deposited.  If DTC is unwilling or unable to continue as a depositary for the such New GMR Warrants, or Reorganized GMR otherwise decides to do so (with the consent of the Oaktree Plan Sponsors), Reorganized GMR will exchange such New GMR Warrants represented in book-entry form by global warrant certificates for registered warrant certificates or record ownership of such New GMR Warrants through a direct registration system.

So long as such New GMR Warrants are held of record by DTC or its nominee, beneficial owners of such New GMR Warrants will be required to follow such procedures as DTC or its direct or indirect participants may establish for exercising their rights in respect of the New GMR Warrants, including exercise and transfer thereof.  In addition, for so long as New GMR Common Stock is held through DTC, New GMR Common Stock issuable upon exercise of such New GMR Warrants will be issued in book-entry form and held through DTC.

(d)   Transfer Restrictions. The New GMR Warrant Agreement will provide that, to the extent the New GMR Warrants are issued in registered form, no holder may sell, exchange, assign, pledge, encumber or otherwise transfer of all or any portion of a Commitment Fee GMR Warrant or a New GMR Warrant if such transfer would result in the New GMR Warrants being held of record by more than 450 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of a New GMR Warrant in violation of these provisions will be void.

10.  The Commitment Fee GMR Warrants

(a)   Issuance.  The Commitment Fee GMR Warrants will be issued pursuant to the terms of the Commitment Fee GMR Warrant Agreement.

(b)   Exercise Price and Other Terms.  Each Commitment Fee GMR Warrant will initially be exercisable for one share of New GMR Common Stock at an exercise price of one penny.  The exercise price of the Commitment Fee GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the Commitment Fee GMR Warrant Agreement.

(c)   Form.  The Commitment Fee GMR Warrants will be in the form of registered warrant certificates.

(d)   Transfer Restrictions.  Transfer restrictions with respect to the Commitment Fee GMR Warrants will be set forth in the Commitment Fee GMR Warrant Agreement.

11.   Continued Corporate Existence and Effectuation of Restructuring Transactions.

Continued Corporate Existence and Vesting of Assets.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.H of the Plan or otherwise provided therein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests and other interests (subject to Liens and Claims established on the Effective Date under the Plan, including in respect of the New Senior 2010 Facility and the New Senior 2011 Facility).  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments and other materials comprising the Plan Supplement.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs from and after the Effective Date for Fee Claims, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transaction described in, approved by, contemplated or necessary to effectuate the Plan (including any action specified in the Plan Supplement), including the filing of a certificate of dissolution in the appropriate jurisdiction.

12.   Fee Claims Escrow Account.

On the Effective Date, subject to any alternative agreement between the Debtors and any holder of a Fee Claim entered into with the consent of the Oaktree Plan Sponsors, the Debtors will establish the Fee Claim Escrow Account in an amount equal to all Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any estimates for unbilled amounts payable by the Debtors).  Amounts held in the Fee Claims Escrow Account will not constitute property of the Reorganized Debtors.  The Fee Claims Escrow Account may be an interest-bearing account.  In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan any such amounts will be returned to the Reorganized Debtors.

13.   OCM Marine Holdings TP, L.P. Partnership Interests.

On the Effective Date, the OCM Marine Holdings TP, L.P. Partnership Interests will be terminated. Holders of Allowed General Unsecured Claims against GMR will receive the New GMR Warrants in exchange for GMR’s interest in the OCM Marine Holdings TP, L.P. Partnership Interests.

14.   Non-Eligible Rights Offering Offeree Distribution Fund.

On the Effective Date, the Debtors will establish and fund the Non-Eligible Rights Offering Offeree Distribution Fund, which will be an escrow account separate and apart from the Debtors’ general operating funds to be maintained in trust for the holders of Allowed General Unsecured Claims.  The Non-Eligible Rights Offering Offeree Distribution Fund will not constitute property of the Debtors or the Reorganized Debtors.  Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund will be made in accordance with the provisions governing distribution set forth in Article III of the Plan.  The Non-Eligible Rights Offering Offeree Distribution Fund may be in an interest-bearing account.  In the event there is a remaining balance in the Non-Eligible Rights Offering Offeree Distribution Fund following payment to all holders of Allowed General Unsecured Claims in accordance with the Plan, such remaining amounts, if any, will be redistributed to Reorganized GMR

D. Provisions Regarding Corporate Governance of the Reorganized Debtors.

1.     Amendments to Certificates of Incorporation.

(a)   Reorganized GMR and GMR HoldCo. On the Effective Date, the New GMR Charter will prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.   Additionally the New GMR Charter will provide for restrictions on trading New GMR Common Stock to the extent provided in Article IV.G, and the respective agreements governing the Commitment Fee GMR Warrants and the New GMR Warrants will provide for restrictions on trading the Commitment Fee GMR Warrants and the New GMR Warrants to the extent provided in Articles IV.I and IV.J of the Plan.  The New GMR Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdictions of incorporation.

(b)   The Debtor Subsidiaries.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.K of the Plan, on the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of each Debtor Subsidiary will be amended (to the extent such provision is not already included in the applicable certificate of incorporation) to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.  The amended certificates of incorporation of the Reorganized Debtor Subsidiaries will be filed with the applicable authorities in their respective jurisdictions of incorporation in accordance with the corporate laws of the respective jurisdictions of incorporation.

2.     Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of GMR will expire without further action by any Person, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors will consist of the individuals identified on an exhibit to the Plan Supplement and commence on the Effective Date.  The New Board will be comprised of five directors appointed by the Oaktree Plan Sponsors, the identities, and affiliations of the initial members of the New Board will be disclosed in an exhibit to the Plan Supplement.  The initial boards of directors of the other Reorganized Debtors will be as set forth in an exhibit to the Plan Supplement.  Any successors to Reorganized GMR’s or the Reorganized Debtors’ initial boards will be appointed in compliance with Reorganized GMR’s or the applicable Reorganized Debtor’s bylaws, certificates of incorporation or other applicable corporate formation and governance documents.  Each such director and officer (including the members of the New Board) will serve from and after the Effective Date pursuant to the terms of the new certificates of incorporation, by-laws, and other constituent documents of the Reorganized Debtors in effect on and from the Effective Date.

3.     Powers of Officers.

The officers of the Debtors or the Reorganized Debtors, as the case may be, will have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

4.     New Management Agreements, Existing Benefits Agreements and Retiree Benefits.

From and after the Effective Date, the Reorganized Debtors’ officers will be employed and serve the Reorganized Debtors in accordance with the New Management Agreements.  Except to the extent agreed to by the Oaktree Plan Sponsors and included in the Plan Supplement (or otherwise terminated with consent of the Oaktree Plan Sponsors), all Existing Benefits Agreements will be deemed rejected as of the Effective Date.  Notwithstanding anything to the contrary contained in the Plan, pursuant to section 1129(a)(13) of the Bankruptcy

Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, will continue to be paid in accordance with applicable law.

5.     Equity Incentive Program

Subject to the terms of the Equity Incentive Program, 10% of the shares of the New GMR Common Stock, or such other amount as agreed to between the Debtors and the Oaktree Plan Sponsors, on a fully-diluted basis will be available to eligible employees, directors or officers of the Reorganized Debtors.  The form, amount, allocation and vesting schedule of such New GMR Common Stock pursuant to such Equity Incentive Program will be (i) mutually agreed upon in writing by the Oaktree Plan Sponsors and GMR and set forth in the Plan Supplement or (ii) to the extent not mutually determined in accordance with the preceding sub-clause (i) as of the date the Plan Supplement is first filed with the Court, as determined by the New Board after the Effective Date.

6.     Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charter and by-laws of each Reorganized Debtor will contain provisions that, to the fullest extent permitted by applicable law in the jurisdiction where such Reorganized Debtor is organized: (i) eliminate the personal liability of the Reorganized Debtor’s directors and officers in place from or after the Effective Date for any and all monetary damages arising from breaches of their fiduciary duties; and (ii) require the Reorganized Debtor to indemnify its directors, officers, and employees serving on or after the Effective Date with respect to any and all claims and actions, irrespective of whether such claims or actions are based on service as a director, officer, or employee of a Reorganized Debtor after the Effective Date or on service as a director, officer, or employee of a Debtor before the Effective Date provided that, any indemnification based on service as a director, officer or employee of a Debtor before the Effective Date will be limited to legal fees and expenses.

E. Effect of Confirmation of the Plan.

1.     Dissolution of Unsecured Creditors’ Committee.

The Unsecured Creditors’ Committee will continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Unsecured Creditors’ Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Unsecured Creditors’ Committee’s attorneys, financial advisors, and other agents will terminate as of the Effective Date; provided, however, such attorneys and financial advisors will be entitled to pursue their own Fee Claims and represent the Unsecured Creditors’ Committee in connection with the review of and the right to be heard in connection with all Fee Claims.  Notwithstanding any provision in the Plan providing for the termination of the Unsecured Creditors’ Committee, the Unsecured Creditors’ Committee will remain in existence following the Confirmation Date to the extent necessary for the prosecution of any appeal of the Confirmation Order, provided, however, that nothing in the Plan or Confirmation Order (including the preceding proviso) will obligate the Debtors, the Reorganized Debtors, the

Oaktree Plan Sponsors, the Non-Oaktree Plan Sponsor (if any) or any other party in interest to pay any legal fees or expenses incurred by the Unsecured Creditors’ Committee in connection with such prosecution of such appeal.

2.     Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan will be in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not:  (i) a Proof of Claim based upon such debt, right or Equity Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the Holder of such a Claim or Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder.  Any default by the Debtors or their affiliates with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases will be deemed cured on the Effective Date.  The Confirmation Order will be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

3.     Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE VI OF THE PLAN, THE RELEASING PERSONS WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE VI OF THE PLAN OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VI.J.1 AND VI.J.2 OF THE PLAN, OR DISCHARGED PURSUANT TO ARTICLE VI.D OF THE PLAN OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VI.J.3 OF THE PLAN, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS:  (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR THE PROPERTY OR ESTATE OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATIONS DUE FROM THE DEBTORS OR THE REORGANIZED DEBTORS OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN WILL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES.  ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS WILL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS WILL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS WILL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO WILL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

ALL PERSONS WILL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR  RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS

AND PROPERTIES, AND EACH OF THE RELEASED PARTIES ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

4.     Preservation of Causes of Action.

Section 1123(b)(3) of the Bankruptcy Code provides that a debtor’s plan of reorganization may provide for the debtor to retain and enforce any claim or interest on behalf of the debtor’s estate for the benefit of its creditors.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Article VI.J.1 of the Plan) and in paragraph G(vi) and  (vii) of the DIP Financing Order, the Reorganized Debtors will retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement.  Nothing contained in this Plan, the Plan Supplement or the Confirmation Order will be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtors that is not specifically waived or relinquished by this Plan.  The Reorganized Debtors will have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against such Person.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan.  From and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, will have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order or approval of the Court.

5.     Votes Solicited in Good Faith.

The Debtors have, and upon entry of the Confirmation Order will be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees and Professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

6.     Cancellation of Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan:  (i) the obligations of the Debtors under the Prepetition Senior Credit Agreements, the OCM Credit Agreement and the Senior Notes Indenture, and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), will be cancelled as to the Debtors, and the Reorganized Debtors will not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan) will be released and discharged; provided, however, notwithstanding the occurrence of the Confirmation Date or the Effective Date, that any such indenture or agreement that governs the rights of the holder of a Claim will continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Prepetition Agent and/or the Senior Notes Trustee to make distributions under the Plan as provided herein, and (c) allowing the Prepetition Agent and/or the Senior Notes Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan; provided, further,  that the preceding proviso will not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any additional expense or liability to the Reorganized Debtors.  On and after the Effective Date, all duties and responsibilities of the Prepetition Agent and the Senior Notes Indenture Trustee will be discharged except to the extent required in order to effectuate the Plan.

7.     Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date, including Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim.

8.     Releases, Exculpation and Injunction.

Releases by the Debtors. On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates and Non-Debtor Guarantor Subsidiaries, will, be deemed to release unconditionally the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtors, based in whole or in part upon actions taken solely in their respective capacities described herein or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Disclosure Statement, the Rights Offering, the Chapter 11 Cases, or the Plan, provided, however, that (a) no individual will be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, (b) the Reorganized Debtors will not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, (c) the foregoing release will not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors or to any obligations under the New 2010 Facility Credit Agreement or the New 2011 Facility Credit Agreement outstanding as of the Effective Date, and (d) the foregoing release applies to the Released Parties solely in their respective capacities described herein.

Releases by Holders of Claims and Equity Interests. On the Effective Date, and notwithstanding any other provisions of the Plan, each Person who (a) directly or indirectly, has held, holds, or may hold Claims who submits a Ballot but does not elect to opt out of the releases contained in this paragraph or (b) to the fullest extent permissible under applicable law, who directly or indirectly, has held, holds, or may hold Claims or Equity Interests, will in respect of either of the foregoing clauses (a) and (b), be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Released Parties not to (i) sue or otherwise seek recovery from any Released Party on account of any Claim or Equity Interest, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (ii) assert against any of the  Released Party any Claim, obligation, right, Cause of Action or liability that any holder of a Claim or Equity Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) the foregoing release will not apply to obligations arising under the Plan, (ii) the foregoing release will not apply to obligations arising under the New Senior Facilities, (iii) the foregoing release will not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan and (iv) no individual will be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order.

Exculpation and Injunction. The Debtors, the Reorganized Debtors, and the other Released Parties (i) will have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Cases or in connection with, or arising out of the preparation and filing of the Chapter 11 Cases, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Rights Offering, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.  Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest will be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to this Plan.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

Liabilities to, and Rights of, Governmental Units. Nothing in the Plan or Confirmation Order, will discharge, release, or preclude: (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any criminal liability; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors and the Reorganized Debtors.  Nothing in the Plan or Confirmation Order will enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  Notwithstanding the foregoing, the Debtors reserve the right to assert that any liability is a Claim that arose on or before the Effective Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  Notwithstanding any other provisions in the Confirmation Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by a Governmental Unit are discharged or otherwise barred by the Confirmation Order, the Plan or the Bankruptcy Code.

9.     Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided herein will not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person.  Prior to the Effective Date, the Debtors will obtain directors’ and officers’ liability insurance tail coverage for all of their current and former directors and officers, which coverage will extend for a period of not less than six (6) years after the Effective Date and contain terms no less favorable to such directors and officers as the terms of the existing directors’ and officers’ liability insurance policies issued to the Debtors.

10.   Indemnification of the Oaktree Plan Sponsors.

The Debtors and the Reorganized Debtors will indemnify and hold harmless the Oaktree Plan Sponsors and each of their respective predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, holders of Equity Interests, partners, and agents, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives for any Losses incurred in such capacity, except to the extent such Losses were the result of any such Person’s gross negligence or willful misconduct, as determined by Final Order.
F. Distributions under the Plan.

1.           Allowed Claims.

(a)    Delivery of Distributions. Distributions under the Plan will be made by the Reorganized Debtors to the holders of Allowed Claims in all Classes for which a Distribution is provided in the Plan at the addresses set forth on the Schedules, unless such addresses are superseded by Proofs of Claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

(b)   Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan will be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

(c)   Unclaimed Distributions of Cash. Any distribution of Cash under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) will, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim will be extinguished and forever barred.

(d)   Distributions of New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants.  On the Effective Date, the Reorganized Debtors will distribute the New GMR Common Stock issuable on the Effective Date, New Equity Investment Shares, the Commitment Fee GMR Warrants, the New GMR Warrants and the OCM Conversion Shares.  The Rights Offering Shares will be distributed on the Effective Date through the Subscription Agent or its designee.  Distribution of New GMR Warrants to holders of Allowed Senior Note Claims will be delivered to the Senior Notes Indenture Trustee on the Effective Date for Pro Rata distribution to holders of Allowed Senior Note Claims in accordance with the Senior Notes Indenture.  In addition, the Reorganized GMR will be authorized to issue additional New GMR Warrants to holders of Class 7A-1 and Class 7A-2 General Unsecured Claims against GMR that are Disputed on the Effective Date, but which subsequently become Allowed.

(e)   Unclaimed Distributions of GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants and New GMR Warrants.  Any distribution of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) will be held by the Reorganized Debtors, notwithstanding any state or other escheat or similar laws to the contrary, the entitlement by the holder of such Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim will be extinguished and forever barred.

(f)    Saturdays, Sundays, or Legal Holidays. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and will be deemed to have been completed as of the required date.

(g)  Fractional GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants and De Minimis Distributions. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or New GMR Warrants will be issued or distributed pursuant to the Plan.  Whenever any payment of a fraction of a share of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or a New GMR Warrant would otherwise be required under the Plan, the actual distribution made will reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of a half of a share being rounded up; except that shares issued in the Rights Offering will be rounded down to the nearest whole share.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, that remain to be allocated, the Reorganized Debtors will allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deems fair, in their sole discretion.  Upon the allocation of all of the whole GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants authorized under the Plan, all remaining fractional portions of the entitlements will be canceled and will be of no further force and effect.  The Reorganized Debtors will not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

(h)   Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided in Article II.A.1 of the Plan, on the Effective Date or, with the consent of the Oaktree Plan Sponsors, as soon as reasonably practicable thereafter, the Reorganized Debtors will distribute Cash, GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants, the New GMR Warrants, or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

(i)   Distributions for Claims Allowed after the Effective Date and Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent distributions to a holder of an Allowed Claim following the Effective Date.  Distributions will be made from the Non-Eligible Rights Offering Offeree Distribution Fund to the holders of Allowed General Unsecured Claims that are Non-Eligible Rights Offering Offerees once the Allowed amount of all General Unsecured Claims against the Guarantor Debtors that are held by Non-Eligible Rights Offering Offerees is agreed to in writing by the Reorganized Debtors with the consent of  the Oaktree Plan Sponsors (which consent will not be unreasonably withheld) and/or determined by Final Order, and such amount is communicated to the escrow agent, provided, that, the Reorganized Debtors, with the consent of Oaktree Plan Sponsors (which consent will not be unreasonably withheld), reserve the right to send instructions to the escrow agent to make initial and subsequent distributions (with a hold-back for the maximum amount of unresolved General Unsecured Claims) to holders of Allowed General Unsecured Claims at any time.

(j)    The Record Date. As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) will be closed, and there will be no further changes in the record holders of any Claims or Equity Interests.  The Reorganized Debtors will have no obligation to, but may in their discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date.  The Reorganized Debtors will instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

(k)   Interest on Claims. Except as specifically provided for in the Plan, no Claims, Allowed or otherwise (including Administrative Claims, will be entitled, under any circumstances, to receive any interest on a Claim.

2.     Resolution of Disputed Claims.

From and after the Effective Date, the Reorganized Debtors will have the right to file, settle, compromise, withdraw or litigate objections to any Claim, provided that such Claim is not Allowed as of the Effective Date.  Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Claims will be filed and served upon the holders of the Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline or such other deadline specified with respect to a particular Claim herein.

In the event a Claim is  filed after the expiration of the relevant Claims Objection Deadline, the Reorganized Debtors will have ninety (90) days from the date such Claim is filed to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice.  The Reorganized Debtors may settle, compromise, withdraw any objections or proceedings without Court approval or may seek Court approval without notice to any Person.

3.     Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan will be treated as first, satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys’ fees, as applicable.

4.     Estimation.

The Reorganized Debtors may at any time, request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim.  The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors as the case may be, or the Unsecured Creditors’ Committee (before the Effective Date) may elect to object to ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

5.     Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan will be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies.  To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

G. Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: (i) resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX of the Plan, any Executory Contracts or Unexpired Leases to the Assumption Schedule or the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired; (ii) to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date; (iii) to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan; (iv) to resolve disputes as to the ownership of any Claim or Equity Interest; (v) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests; (vi) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified or vacated; (vii) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including  the Confirmation Order; (ix) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (x) to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan; (xi) to hear and determine disputes arising in connection with the interpretation, implementation, and consumption of the Rights Offering, (xii) to hear and determine any issue for which the Plan requires a Final Order of the Court; (xiii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (xiv) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date; (xv) to hear and determine any Causes of Action preserved under the Plan; (xvi) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge; (xvii) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided under the Plan; (xviii) to enter a final decree closing any of the Chapter 11 Cases; (xix) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan; (xx) adjudicate any and all disputes arising from or relating to distributions under the Plan; and (xxi) hear any other matter not inconsistent with the Bankruptcy Code.

H. Executory Contracts and Unexpired Leases.

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages, if any, incurred by reason of the rejection.  In the case of the Debtors’ rejection of leases of real property and employment agreements, such damage claims are subject to certain caps imposed by the Bankruptcy Code.

1.     Assumption and Rejection of Executory Contracts and Unexpired Leases.

The Plan provides that, to the extent not (i) assumed in the Chapter 11 Cases prior to the Confirmation Date, (ii) rejected in the Chapter 11 Cases prior to the Confirmation Date, or (iii) specifically rejected pursuant to the Plan, each Executory Contract and Unexpired Lease not previously assumed will be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Assumption Schedule; (ii) has been previously assumed by the Debtors by Final Order or has been assumed by the Debtors by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is otherwise assumed pursuant to the terms in the Plan.

Further, the Rejection Schedule will include all Executory Contracts and Unexpired Leases to be rejected under the Plan; provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Court, not assumed pursuant to the Plan and not listed in the Rejection Schedule will be and deemed to be rejected on the Effective Date, notwithstanding its exclusion from such list.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

2.     Cure and Notice of Assumption or Rejection.

The Plan provides that except as otherwise agreed by the Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld), the applicable Reorganized Debtor, will, on the Effective Date, cure any and all undisputed defaults under any Executory Contract or Unexpired Lease that is assumed by such Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code.  The Cure Claim for each Executory Contract and Unexpired Lease to be assumed pursuant to the plan will be listed in the Assumption Schedule.

The Debtors will file the Assumption Schedule and Rejection Schedule with the Court at least twenty-one (21) days before the commencement of the Confirmation Hearing.  The Assumption Schedule and Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be assumed or rejected (c) in the case of assumption, the proposed amount to be paid on account of an associated Cure Claim, if any and (d) in the case of rejection, the proposed effective date of rejection.  On or as soon as practicably thereafter, the Debtors will serve a Cure Notice or Rejection Notice, as applicable, as well as notice of filing of the Assumption Schedule and the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed assumption or rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

Objections, if any, to the proposed assumption and/or Cure Claim or rejection by the Debtors of any Executory Contract or Unexpired Lease listed on the Assumption Schedule and Rejection Schedule, must be filed with the Court and served so as to be actually received by the Debtors no later than the Cure Claims Bar Date.

Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to the amount of the Cure Claim, all requests for payment of a Cure Claim that differ from the amounts proposed by the Debtors in the Assumption Schedule must be filed with the Court and served on the Debtors on or before the Cure Claim Bar Date.  Any request for payment of Cure Claim that is not timely filed and served will be disallowed automatically, forever barred and not be enforceable against any Reorganized Debtor, without the need for an objection by the Reorganized Debtors or order of the Court.

The Reorganized Debtors may settle any dispute on the amount of a Cure Claim without further notice to or approval of the Court.  If the Reorganized Debtors object to any request for payment of a Cure Claim, the Court will determine the Allowed amount of such Cure Claim and any related issues.  Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured will be cured by the later to occur of (i) ten days after entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto and (ii) the Effective Date.  The Reorganized Debtors reserve the right, either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty days after a Final Order determining a Cure Claim greater than that proposed by the Debtors.

If an objection to Cure is sustained by the Court, the Reorganized Debtors in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it on proper notice to the non-Debtor counterparty thereto, which non-Debtor counterparties will then be entitled to file Proofs of Claim asserting Claims arising from the rejection thereof, if applicable, in accordance with the terms of the Plan and the Claims Bar Date Order.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE WILL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE OF THE DEBTORS OR REORGANIZED DEBTORS ASSUME SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE.  ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED WILL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumption Schedule, nor anything contained in the Plan or each Debtor’s schedule of assets and liabilities, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease capable of assumption, that any Reorganized Debtor(s) has any liability thereunder or that such Executory Contract or Unexpired Lease is necessarily a binding and enforceable agreement.  Further, the Debtors expressly reserve the right to (a) remove any Executory Contract or Unexpired Lease from the Assumption Schedule or Rejection Schedule and reject an Executory Contract or Unexpired Lease pursuant to the terms of the Plan with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld), up until the Effective Date and (b) contest any Claim (or cure amount) asserted in connection with assumption of any Executory Contract or Unexpired Lease.

Obligations arising under insurance policies assumed by the Debtors before the Effective Date will be adequately protected in accordance with any order authorizing such assumption.

3.     Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the Debtors or Reorganized Debtors may, with the consent of the Oaktree Plan Sponsors (which consent will not be unreasonably withheld) prior to the Effective Date,  move to assume or reject such contract or lease will be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in  the Plan will not apply to such contract or lease.

 Rejection Damage Claims.

All Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Court in accordance with the terms of the Bar Date Order.  For the avoidance of doubt, all Allowed Claims arising from the rejection of Executory Contracts or Unexpired Leases will be treated as Unsecured Claims.

ANY PROOFS OF CLAIM ARISING FROM THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES THAT ARE NOT TIMELY FILED WILL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND WILL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY CLAIM ARISING OUT OF THE REJECTION OF THE EXECUTORY CONTRACT OR UNEXPIRED LEASE WILL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

5.      Assignment.

Any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to that Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.  If an objection to a proposed assumption, assumption and assignment or Cure Claim is not resolved in favor of the Debtors or the Reorganized Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld) for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors.  Such rejection will be deemed effective as of the Effective Date.

6.     No Change in Control.

The consummation of the Plan or the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to another Reorganized Debtor is not intended to, and will not, constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

7.     Collective Bargaining Agreements.

Notwithstanding anything in the Plan to the contrary, the Collective Bargaining Agreements will be deemed assumed as of the Effective Date.  The Collective Bargaining Agreements will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan or any order of the Court previously entered with respect to the Collective Bargaining Agreements.

8.     Insurance Policies.

Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors will be deemed to have assumed all insurance policies and any agreements, documents and instruments related thereto.

9.     Revocation, Withdrawal, or Non-Consummation.

(a)   Right to Revoke or Withdraw.  The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time before the Effective Date; provided, however, that such action will modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

(b)   Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan will be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan will be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

I. Miscellaneous Provisions.

1.     Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

2.     Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, will (on terms materially consistent with the Plan and subject to the consent rights afforded the Oaktree Plan Sponsors and the Requisite Supporting Creditors pursuant to the terms hereof, the terms of the Equity Purchase Agreement and the terms of the Restructuring Support Agreement) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

3.     Information.

For so long as Reorganized GMR is not required to publicly file financial information with the SEC, Reorganized GMR will furnish or make available to the holders of the New GMR Common Stock and the New GMR Warrants: (i) on a quarterly basis within 45 days of each quarter end for the first three fiscal quarters, consolidated unaudited financial statements of Reorganized GMR, including the balance sheet, income statement, and statement of cash flow detailing the quarter-to-date and year-to-date results, together with the footnotes thereto, provided that such information will be provided on a confidential basis through a secure database; and (ii) on an annual basis within 120 days of each year end, audited consolidated financial statements of Reorganized GMR including the balance sheet, income statement, and cash flow detailing year-to-date results, together with the footnotes thereto, in each case in reasonable detail and prepared in accordance with GAAP, except as otherwise noted therein.

4.     Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder will be subject to any such withholding and reporting requirements.

5.     Exemption From Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer or exchange under the Plan of New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants, the New GMR Warrants and the security interests in favor of the lenders under the New 2010 Senior Credit Facility Agreement and the New 2011 Senior Facility Credit Agreement, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan will not be subject to any stamp, conveyance, mortgage, real estate transfer, recording or other similar tax, or governmental assessment.

6.     Waiver of Federal Rule of Civil Procedure 62(a).

The Plan will constitute a request by the Debtors that the Confirmation Order include (i) a finding that Fed. R. Civ. P. 62(a) will not apply to the Confirmation Order and (ii) will authorize Debtors to consummate the Plan immediately after entry of the Confirmation Order.

7.     Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.

The documents contained in the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and will be available online at www.pacer.gov and www.GMRRestructuring.com.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.  The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Plan Supplement after they are filed and will promptly make such changes available online at www.pacer.gov and www.GMRRestructuring.com.

8.     Conflicts.

The terms of the Plan will govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.  In the event of any inconsistency with the Plan and the Confirmation Order, the applicable provision(s) of the Confirmation Order will govern with respect to such inconsistency.

VII.  CONFIRMATION AND EFFECTIVENESS OF THE PLAN

A. Conditions Precedent to Confirmation.

The Plan provides that the following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B of the Plan:

1.
The Court will have approved the Disclosure Statement in form and substance reasonably acceptable to the Debtors, the New Senior Lenders and the Oaktree Plan Sponsors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.	The Confirmation Order is reasonably acceptable in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

3.	The Plan is reasonably satisfactory in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

4.	All documents to be provided in the Plan Supplement are in a form and substance reasonably satisfactory to the Debtors, the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

5.
Any modification of, amendment, supplement or change to the Plan that alters in any way the distributions under the Plan or the parties to whom it will be made available will not have been made without the consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

6.	The Equity Purchase Agreement will be in full force and effect as of such date.

B. Waiver of Conditions Precedent to Confirmation.

The Debtors may waive the conditions set forth in Article VI.A of the Plan at any time with the written consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors will be entitled to refuse such consent for any reason if such refusal is permitted in the terms of the Equity Purchase Agreement, and nothing in the Plan will provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C. Confirmation of the Plan.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired classes of claims and equity interests or, if rejected by an Impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and equity interest holders that are Impaired under the Plan.

1.     Acceptance.

Classes 3, 4, 5, 6, 7A, 7B, and 10 of the Plan are Impaired under the Plan.  Classes 1 and 2 of the Plan are Unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan.  Classes 8 and 9 are either Impaired or Unimpaired depending on the treatment, and pursuant to the Plan are deemed to have either voted to accept the Plan or voted to reject the Plan, as applicable.  Class 10 is deemed to reject the Plan because they will not receive a distribution under the Plan.  Thus, only Classes 3, 4, 5, 6, 7A-1. 7A-2, 7B-1 and 7B-2 are entitled to vote on the Plan.  Because Class 10 is Impaired and is deemed to reject the Plan, the Debtors will seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code, with respect to such Class.  In addition, to the extent any Impaired Class(es) entitled to vote on the Plan reject(s) the Plan, the Debtors may also seek the nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to such rejecting Class(es).  Finally, the Debtors reserve their rights to amend the Plan in accordance with Article X.E. of the Plan with respect to any such rejecting Class(es).

2.     Standards for Confirmation.

(a)   Requirements of section 1129(a) of the Bankruptcy Code

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a chapter 11 plan of reorganization:

(i)     The plan complies with the applicable provisions of the Bankruptcy Code.

(ii)    The proponent of the plan complies with the applicable provisions of the Bankruptcy Code.

(iii)   The plan has been proposed in good faith and not by any means forbidden by law.

(iv)  Any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

(v)   The proponent of a plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy.

(vi)  The proponent of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

(vii)  Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

(viii)  With respect to each Impaired class of claims or interests (x) each holder of a claim or interest of such class (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or (y) if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, each holder of a claim of such class will receive or retain under the plan on account of such claim, property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

(ix)  With respect to each class of claims or interests, such class has (a) accepted the plan; or (b) such class is not Impaired under the plan (subject to the “cramdown” provisions discussed below; see “Requirements of Section 1129(b) of the Bankruptcy Code”).

(x)    Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

(a)   with respect to a claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

(b)   with respect to a class of claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such class will receive (a) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (b) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

(c)    with respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim, regular installment payments in cash,

(i)    of a total value, as of the effective date of the plan, equal to the allowed amount of such claim;

(ii)   over a period ending not later than 5 years after the date of the order for relief under section 301, 302, or 303 of the Bankruptcy Code; and

(iii)  in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a class of creditors under section 1122(b) of the Bankruptcy Code; and

(d)   with respect to a secured claim which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of that claim, the holder of that claim will receive on account of that claim, cash payments, in the same manner and over the same period, as prescribed in the bullet points above.

(xi)  If a class of claims is Impaired under the plan, at least one class of claims that is Impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any insider (as defined in section 101 of the Bankruptcy Code).

(xii)  Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

(xiii)  All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

(xiv)  The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

The Debtors believe that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting, which has not yet taken place.

(b)   Requirements of Section 1129(b) of the Bankruptcy Code

If less than all Impaired Classes accept the Plan, but at least one Class of Claims Impaired under the Plan has accepted the Plan (and which class’s acceptance is determined without inclusion of claims of Insiders), the Debtors may seek to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

Section 1129(b) of the Bankruptcy Code sets forth the so-called “cramdown” provisions for confirmation of a plan even if it is not accepted by all Impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one Impaired class of claims has accepted it without taking into consideration the votes of any insiders in such class, and (c) the plan is “fair and equitable” and does not “discriminate unfairly” as to any Impaired class that has not accepted the plan.

(i)    Fair and Equitable

The Bankruptcy Code establishes different “cramdown” tests for determining whether a plan is “fair and equitable” to dissenting Impaired classes of secured creditors, unsecured creditors and equity interest holders as follows:

(a)  Secured Creditors.  A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class (A) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, at least equal to such holder’s interest in the estate’s interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the “indubitable equivalent” of its allowed secured claim; or (iii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (i) or (ii) hereof.

(b)  Unsecured Creditors.  A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (i) each holder of a claim included in the rejecting class receives or retains under the plan, property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan.

(c)  Holders of Equity Interests.  A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that: (i) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (A) any fixed liquidation preference to which such holder is entitled, (B) the fixed redemption price to which such holder is entitled, or (C) the value of the interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

The Debtors believe the Plan is fair and equitable as to all creditors.

(ii)   Unfair Discrimination

A plan of reorganization does not “discriminate unfairly” if a dissenting class is treated substantially equally with respect to other classes similarly situated, and no class receives more than it is legally entitled to receive for its claims or Equity Interests.  The Debtors do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests.

The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

3.     Feasibility.

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization of the debtor.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  Based upon the Debtors’ Financial Projections and the assumptions set forth therein, the Debtors believe that they will be able to make all distributions required pursuant to the Plan and to fund their operations going forward and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

4.     Best Interests Test.

With respect to each Impaired Class of Claims and Equity Interests, Confirmation of the Plan requires that each holder of an Allowed Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  To determine what holders of Claims and Equity Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7 of the

Bankruptcy Code, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation case.  The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash, if any, held by the Debtors at the time of the commencement of the liquidation case.  Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and the use of chapter 7 for the purposes of liquidation.

The Debtors’ costs of liquidation under chapter 7 of the Bankruptcy Code would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors and the Creditors’ Committee during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Allowed General Unsecured Claims.

To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors and Interest holders in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 of the Bankruptcy Code arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the likely erosion in value of assets in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

The Debtors’ Liquidation Analysis is attached hereto as Exhibit D.  The information set forth in Exhibit D provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates.  The Liquidation Analysis was prepared by the Debtors with the assistance of Moelis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.  The chapter 7 liquidation period is assumed to be a period of 6 months, allowing for, among other things, the (i) discontinuation of the Debtors’ operations, (ii) sale of assets and (iii) collection of receivables.

D. Conditions Precedent to Effectiveness.

1.     Conditions Precedent to Effectiveness.

Pursuant to Article X.A of the Plan, the Plan will not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B of the Plan:

1.	the Confirmation Order entered by the Court is in form and substance reasonably acceptable to the Debtors, the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

2.	the Confirmation Order will have become a Final Order;

3.
the final version of the exhibits in the Plan Supplement and all Schedules, documents, and exhibits contained therein will have been filed with the Court in form and substance reasonably acceptable to the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

4.
all actions, documents, certificates and agreements necessary to implement the Plan will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5.	all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness will have been obtained;

6.	the New GMR Charter and the GMR HoldCo Limited Partnership Agreement will contain the terms provided in Article V.A;

7.	the terms of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants will be consistent with the Plan;

8.	the Reorganized Debtors will have consummated each of the New 2010 Senior Facility Credit Agreement and the New 2011 Senior Facility Credit Agreement;

9.	the full amount of the Expense Reimbursement (as defined in the Equity Purchase Agreement) will have been paid in accordance with the terms of the Equity Purchase Agreement;

10.	the Commitment Fee GMR Warrants will have been delivered in accordance with the Plan and the Equity Purchase Agreement;

11.
the Fee Claims Escrow Account and the Non-Eligible Rights Offering Offeree Distribution Fund will be established on terms reasonably satisfactory to the Debtors and the Oaktree Plan Sponsors and will have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan;

12.	all Cure Claims to be paid on the Effective Date will have been paid on terms reasonably satisfactory to the Oaktree Plan Sponsors;

13.
the Equity Purchase Agreement will be in full force and effect and all conditions to the effectiveness and closing of the New Equity Investment as specified in the Equity Purchase Agreement will have been satisfied or waived in accordance with the terms thereof;

14.	the Debtors will have executed the New Management Agreements;

15.	the Rights Offering will have been conducted and consummated in accordance with the Plan and the Rights Offering Procedures;

16.
(a) the aggregate amount of Administrative Claims (excluding Fee Claims, any DIP Facility Claims and any outstanding fees and expenses of the Oaktree Plan Sponsors) will not exceed $20 million, (b) the aggregate amount of Priority Tax Claims will not exceed $1.5 million, (c) the aggregate amount of Other Priority Claims will not exceed $5 million and (d) the aggregate amount of Other Secured Claims will not exceed $8 million;

17.	the New Equity Investment and the proceeds of the Rights Offering (if any) will have been made in accordance with the Plan, the Equity Purchase Agreement, and the Rights Offering Procedures; and

18.	the Paydown will have been made in accordance with the Plan.

2.     Waiver of Conditions Precedent to Effectiveness.

The Debtors may waive conditions set forth in X.A of the Plan at any time with the written consent of the Requisite Supporting Lenders and the Oaktree Plan Sponsors, which consent will not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors will be entitled to refuse such consent for any reason if doing so is consistent with the terms of the Equity Purchase Agreement, and nothing in the Plan will provide the Requisite Supporting

Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

3.     Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (i) the Confirmation Order will be vacated, (ii) no distributions under the Plan will be made, (iii) the Debtors and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests will remain unchanged and nothing contained in the Plan will constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

4.     Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan will be null and void in all respects, and nothing contained in the Plan will (i) constitute a waiver, release or discharge of any Claims against or Equity Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors, (iii) prejudice in any manner any right, remedy or claim of the Debtors or (iv) be deemed an admission against interest by the Debtors or the Oaktree Plan Sponsors.

5.     Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the approval of the Oaktree Plan Sponsors and the Requisite Supporting Creditors as set forth in the Plan, in the Restructuring Support Agreement or in the Equity Purchase Agreement, as applicable: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code and (ii) after entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

6.     Revocation, Withdrawal, or Non-Consummation.

(a)    Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time prior to the Effective Date; provided, however, that such action will modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

(b)   Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of

Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan will be null and void.  In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan will be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

VII.  PROJECTIONS AND VALUATION

The Debtors, with the assistance of their advisors, developed a set of financial projections (as summarized below and in Exhibit C, the “Financial Projections”) for the purposes set forth below.  The Financial Projections reflect the Debtor’s most recent estimates of the financial position, results of operations and cash flows of GMR after confirmation of the Plan, based upon the Debtor’s assumptions and judgments as to future market and business conditions, expected future operating performance, and the occurrence or nonoccurrence of certain future events, all of which are subject to change.  Actual operating results and values may vary.

A Financial Projections.

As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors’ management have, through the development of the Financial Projections, analyzed the Debtors’ ability to meet their obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct their business subsequent to their emergence from these Chapter 11 Cases.  The Financial Projections were also prepared to generally assess the value of the Reorganized Debtors, determine the value of the New GMR Common Stock to be distributed under the Plan, and assist those holders of Allowed Claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

For the purpose of demonstrating Plan feasibility, the Financial Projections were prepared by the Debtors with the assistance of their professional advisors, and include the results of the non-Debtor companies, each of which is a wholly owned subsidiary of one or more of the Debtors. The Financial Projections present, to the best of the Debtors’ knowledge and belief, the Reorganized Debtors’ projected financial position, results of operations, and cash flows for the four fiscal years 2012 through 2015 and reflect the Debtors' assumptions and judgments as of the date of this Disclosure Statement.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS.  THE DEBTORS’ INDEPENDENT ACCOUNTANT HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF

AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW GMR COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER.

1. Scope of Financial Projections.

The Financial Projections are based on the assumption that the Effective Date will occur on or about April 30, 2012.  If the Effective Date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.  It is also assumed that the Reorganized Debtors will conduct operations substantially similar to those businesses currently in operation.

The Financial Projections do not fully reflect the application of fresh start accounting, which, if required pursuant to U.S. GAAP, is not anticipated to have a material impact on the underlying economics of the Plan.  Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Debtors’ reorganization value to the Debtors’ assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141 will be made after the Debtors emerge from bankruptcy.

The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized GMR, (ii) Projected Consolidated Cash Income Statement of Reorganized GMR; and (iii) Projected Consolidated Cash Flow Statement of Reorganized GMR.

The Financial Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ materially include, but are not limited to, Reorganized GMR’s ability to operate the Reorganized Debtors’ business consistent with their projections, comply with the covenants of their financing agreements, attract and retain key executives and customers, not suffer the loss or material downtime of a major supplier, respond to adverse actions taken by the federal and  state governments, as well as the accuracy of the Debtors’ estimates with regards to the timing and realization of the recoveries of assets and the payments of Claims, the amount of expenses projected to recognize such recoveries and reconcile such Claims, or the realization of the proceeds from the collections of various amounts outstanding.  See also Section IX (“Certain Risk Factors to be Considered”).

B. Valuation of the Reorganized Debtors as of April 30, 2012.

MOELIS HAS NOT BEEN ASKED TO AND DOES NOT EXPRESS ANY VIEW AS TO WHAT THE TRADING VALUE OF THE REORGANIZED DEBTORS’ SECURITIES WOULD BE WHEN ISSUED PURSUANT TO THE PLAN OR THE PRICES AT WHICH THEY MAY TRADE IN THE FUTURE. NOTHING HEREIN CONSTITUTES AN OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN OR OF THE TERMS AND PROVISIONS OF THE PLAN.  ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT MOELIS’ OR THE DEBTORS’ VIEWS, NEITHER MOELIS NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM THE VIEWS SET FORTH HEREIN.

As discussed below, the Debtors have looked to two indications of value that inform their judgment on Plan-related issues: (i) the Debtors’ marketing process and (ii) third-party fleet appraisals attained by three highly reputable third-party appraisal firms.

As part of the overall settlement between the Debtors and OCM with respect to the New Equity Investment, OCM and the Debtors have agreed that the OCM Facility Secured Claim will be $175 million for purposes of allocating equity in the reorganized GMR1.  Using $175 million as the value for the OCM Facility Secured Claim implies a total equity value for reorganized GMR of approximately $368.4 million after giving effect to the New Equity Investment, the Rights Offering (if any) and the Commitment Fee Warrants.  Projected net debt as of the assumed Effective Date of April 30, 2011 of approximately $761 million (including approximately $783 million in New Senior Debt, net of projected $22 million of pro forma cash on hand as of the Effective Date2) implies total enterprise value of approximately $1,129 million. This enterprise value implied by the OCM Facility Secured Claim (after giving effect to the New Equity Investment, the Rights Offering (if any) and the Commitment Fee Warrants) falls at the high end of valuation range implied by the third party fleet appraisals discussed in greater detail below.

17 The Debtors have not taken a position on the validity of the full amount of the OCM Facility Claims.

18 Excludes approximately $21 million in professional fess held in escrow.

Throughout this Disclosure Statement, the Debtors used this implied total equity value of approximately $368.4 million to provide estimates of recoveries to creditors.

1.	Market Indication of Value

The Debtors believe the value provided under the Plan pursuant to the Equity Purchase Agreement is a reasonable measure of the Debtors’ value in light of, among other things, the robust and exhaustive marketing and negotiation process for a restructuring transaction (including, ultimately, the terms of the Plan) leading up to the present date.

Prior to the bankruptcy filing, the Debtors with the assistance of Moelis conducted a marketing process to obtain an equity investment, either from an existing participant in the Company’s capital structure or from a third party.  The Debtors received an equity investment proposal from OCM (the sole holder of the OCM Facility Secured Claim) and the Oaktree Supporting Parties as well as the Senior Noteholder Proposal.  At the same time the Debtors were evaluating the proposal by the Oaktree Supporting Parties and the Senior Noteholder Proposal, the Debtors continued a marketing process to (i) seek an alternative proposal and (ii) assist the Debtors and their advisors in negotiating improved terms.  Specifically, after receiving the Oaktree Supporting Parties’ proposal, Moelis contacted seventeen financial and strategic investors – including hedge funds, private equity firms and strategic buyers – requesting alternative proposals for the investment of new capital, in an amount of no less than $100 million, either in connection with an in-court or an out-of-court restructuring.  Each of these potential investors had knowledge of, or was active in, the shipping industry; possessed the ability to conduct their own due diligence, and had access to, or the ability to access, the necessary capital to make a competing new equity investment proposal; and, consequently, were the investors most likely to express an interest in the investment of new capital in the Company.

Despite their efforts, the Debtors did not receive any offers for a comprehensive restructuring other than the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal.  While the Oaktree Supporting Parties’ restructuring proposal provided the Company with much needed new capital, the Noteholders’ Proposal did not contain any committed capital or definitive terms for a restructuring.  Moreover, during extensive negotiations in the weeks leading up to the Petition Date, the Debtors were able to secure several important concessions from the Oaktree Supporting Parties, including the inclusion in the Restructuring Support Agreement (and subsequently the Equity Purchase Agreement) of a “go-shop” provision that allowed the Debtors to continue their marketing efforts through the beginning of the Confirmation Hearing.

In consultation with their advisors and following the consideration of both the Oaktree Supporting Parties’ proposal and the Senior Noteholder Proposal by a restructuring oversight transaction committee comprised of independent members of the Board of Directors, the Debtors ultimately selected the Oaktree Supporting Parties’ proposal as their de facto “stalking horse” bid for a comprehensive restructuring through sponsorship of a chapter 11 plan.

The Debtors subsequently entered into the Restructuring Support Agreement and commenced the Chapter 11 Cases.

Following the Court’s entry of the Equity Purchase Agreement Order, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors, which provides that the Oaktree Supporting Parties will receive 100% of the equity in the Reorganized Debtors subject to dilution on the terms set forth in the Plan in exchange for OCM’s secured debt claims, which have a value of up to approximately $251 million,3 and payment on the Effective Date of the New Equity Investment in the amount of $175 million in Cash.  Absent a superior proposal, the Oaktree transaction implies an equity value for the Reorganized Debtors of between $175 million and $426 million (the “Equity Value Range”).  The implied total enterprise value of the Reorganized Debtors under the Plan is between approximately $936 million and $1,188 million as of an assumed Effective Date of April 30, 2011. This assumes total net debt of approximately $761 million (including approximately $783 million in New Senior Debt, net of projected $22 million of pro forma cash on hand as of the Effective Date4), as set forth in the Article VIII of this Disclosure Statement.

As with the Restructuring Support Agreement, the Equity Purchase Agreement includes a “fiduciary out” provision (with break-up fee and expense reimbursement features) that allows the Debtors to engage in a “go-shop” process to maximize value for the Debtors and their stakeholders.  From and after the Petition Date, the Debtors, with the assistance of Moelis, continued to seek proposals for the Debtors’ assets, on both an enterprise and non-enterprise basis.  The Debtors will consider any alternative restructuring proposal they receive, including proposals for a superior enterprise value based transaction, asset portfolios, or individual assets sales.  Proposals may indicate one (or some combination) of the following (i) an alternative plan sponsor; (ii) a purchase price for 100% of the Company, (iii) a purchase price for the desired asset portfolio, or (iv) a purchase price for individual assets.

Over the course of the four month marketing period, the Debtors, through their advisors, have contacted 72 potential investors and plan sponsors.  These potential investors include both strategic investors and financial sponsors with the wherewithal to complete a transaction the same size as the New Equity Investment.  In addition to the potential investors contacted by Moelis, the Debtors and Moelis contacted the financial advisors for the Creditors’ Committee and the Prepetition Senior Lenders to request the names of additional potential investors and have otherwise coordinated with the Debtors’ constituents’ professionals to ensure that the marketing process remains open to new entrants.  To date, the Debtors’ marketing process has not produced a superior proposal to the Equity Purchase Agreement, which therefore currently stands as the best market-based indication of the Debtors’ total enterprise value. That said, the Debtors can and will continue to consider any alternative restructuring proposals they receive up to the beginning of the Confirmation Hearing.

19 As noted above, the Debtors have not taken a position on the validity of the full amount of the OCM Facility Claims.

20 As noted above, cash on hand excludes approximately $21 million in professional fess held in escrow.

The appraisal-based indications of value discussed below as well as OCM’s willingness to commit an additional $175 million for a New Equity Investment suggest that the implied equity value for the Reorganized Debtors is above the midpoint of the Equity Value Range.

2.	Appraisal-Based Indication of Value

It is commonplace in the shipping industry to attain third-party fleet valuations (or appraisals, as they are also known) which are issued by shipbroking firms with extensive experience of the ship purchase and sale markets. There is a liquid and active market for the purchase and sale of vessels on a global basis with a number of ship sale transactions occurring on a monthly basis.  Shipbroking firms act as agents to facilitate a vast number of these ship sales and hence have an up-to-date view of the current market value for vessels based on a going-concern non-distressed asset sale transaction between a willing buyer and seller.  The market values of vessels are based on a number of factors, including, among others, the type and age of the vessel, the day rate environment and market outlook for the vessel-type, and the market’s judgment on the vessel’s ability to generate a certain stream of future earnings.

The Debtors engaged three highly reputable third-party appraisal firms to conduct an asset-level valuation on the Debtors’ owned fleet. The aggregate average fleet valuations for the Debtors’ fleet received in January 2012 ranged from approximately $1,024 million to $1,042 million (the “Appraisal Range”). The vessels have been valued individually on a going concern basis assuming a non-distressed sale of the Debtors’ vessels over a reasonable period of time. No assurance or representation is given that the valuations given will have been sustained or that they would have been realizable in any actual transaction.

Utilizing the third-party appraised values of the Debtors’ vessels, the implied total enterprise value of the Reorganized Debtors is assumed to be between approximately $1,110 million and $1,128 million as of an assumed Effective Date of April 30, 2011.  This assumes the Appraisal Range plus approximately $86 million of non-vessel tangible assets (including approximately $22 million of cash on hand, approximately $10 million of net non-vessel PP&E and approximately $55 million of net working capital projected as of the Effective Date), as forth in the Financial Projections attached as Exhibit C to this Disclosure Statement.  The three vessels subject to bareboat charter agreements have no equity value which could contribute to the overall going concern value of the estates because the bareboat charters have negative operating cash flow according to the Financial Projections.

III.  CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN

AND ITS IMPLEMENTATION.

A. .Certain Bankruptcy Law Considerations.

1. Risk of Non-Confirmation, Non-Occurrence or Delay of the Plan.

In order for the Debtors to emerge successfully from the Chapter 11 Cases as viable entities, the Debtors, like any other chapter 11 debtor, must obtain approval of the Plan from their creditors and confirmation of the Plan through the Bankruptcy Court, and then successfully implement the Plan.  The foregoing process requires the Debtors to (i) meet certain statutory requirements with respect to the adequacy of this Disclosure Statement, (ii) solicit and obtain creditor acceptances of the Plan and (iii) fulfill other statutory conditions with respect to the confirmation of the Plan. Although the Debtors believe that the Plan satisfies all of the requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes to accept the Plan, as modified.

Although the Debtors believe that the Effective Date may occur during the second calendar quarter of 2012, there can be no assurance as to such timing or that the conditions to the Effective Date contained in the Plan will ever occur.  The impact that a prolonging of the Chapter 11 Cases may have on the Debtors’ operations cannot be accurately predicted or quantified.  The continuation of the Chapter 11 Cases, particularly if the Plan is not approved, confirmed, or implemented within the time frame currently contemplated, could adversely affect operations and relationships between the Debtors and their customers and charterers, suppliers, service providers and creditors; result in increased professional fees and similar expenses; and threaten the Debtors’ ability to obtain the Equity Investment.  Failure to confirm the Plan could   further weaken the Debtors’ liquidity position, which could jeopardize the Debtors’ exit from chapter 11.

2. The DIP Facility May be Insufficient to Fund the Debtors’ Business Operations, or May be Unavailable if the Debtors do not Comply with its Terms.

Although the Debtors project that they will have sufficient liquidity to operate their businesses through the Effective Date, there can be no assurance that the revenue generated by the Debtors’ business operations, together with amounts available under the DIP Facility, will be sufficient to fund the Debtors’ operations, especially as the Debtors expect to incur substantial professional and other fees related to the Chapter 11 Cases.  In the event that revenue flows and available borrowings under the DIP Facility are not sufficient to meet the Debtors’ liquidity requirements, the Debtors may be required to seek additional financing.  Similarly, in the event that the Debtors fail to comply with any of the terms or conditions of the DIP Facility, the outstanding principal balance under the DIP Facility (including accrued interest thereon) may become due and payable and the Debtors may need to obtain additional financing to repay the amount due under the DIP Facility.  There can be no assurance that such additional financing would be available or, if available, offered on terms that are acceptable to the Debtors or the Bankruptcy Court.  If, for one or more reasons, the Debtors are unable to obtain such additional financing, the Debtors’ businesses and assets may be subject to liquidation under chapter 7 of the Bankruptcy Code and the Debtors may cease to continue as going concerns.

The DIP Financing Agreement provides for affirmative and negative covenants applicable to GMR and its subsidiaries, including negative covenants restricting the ability of GMR and its subsidiaries to incur additional indebtedness, grant liens, dispose of or purchase assets, pay dividends or take certain other actions, as well as financial covenants applicable to the Debtors including compliance with a budget, minimum cumulative EBITDA and minimum liquidity.  There can be no assurance that the Debtors will be able to comply with these covenants and meet their obligations as they become due or to comply with the other terms and conditions of the DIP Financing Agreement.  Should business activity levels be below expectations, the Debtors could default on their DIP Facility obligations.

Any default of the Debtors’ obligations under the DIP Financing Agreement could result in a default of the Debtors’ obligations under the Restructuring Support Agreement and the Equity Purchase Agreement, which could imperil the Debtors’ ability to confirm the Plan.

3. The Equity Investment May Not Be Obtained and the Equity Purchase Agreement May be Terminated.

The Equity Purchase Agreement is subject to specified conditions.  For example, OCM has the contractual right to terminate the Equity Purchase Agreement if, among other reasons, the Debtors fail to satisfy certain deadlines or do not have cash on hand of a minimum of $20 million (plus any amount by which accounts payable exceed $10 million) at closing (after giving effect to the transactions contemplated by the Plan).  Because the Plan is predicated on the Debtors’ receipt of the Equity Investment, the Debtors will not be able to consummate the Plan in its current form if they or OCM do not comply with their respective obligations under the Equity Purchase Agreement.  A failure to consummate the Plan or attract a different equity investment on terms acceptable to the DIP Lenders may result in a sale of substantially all of the

Debtors’ assets in accordance with the Bidding Procedures Order.

4. Impact of the Chapter 11 Cases on the Debtors.

The Chapter 11 Cases may affect the Debtors’ relationships with, and their ability to negotiate favorable terms with, creditors, customers, charterers, vendors, employees, and other personnel and counterparties.  While the Debtors expect to continue normal operations, public perception of their continued viability may affect, among other things, the desire of new and existing charterers and customers to enter into or continue their charter or other agreements or arrangements with the Debtors.  The failure to maintain any of these important relationships could adversely affect the Debtors’ business, financial condition and results of operations.  Because of the public disclosure of the Chapter 11 Cases and the Debtors’ liquidity constraints, the Debtors’ ability to maintain normal credit terms with vendors may be impaired.  Also, transactions by the Debtors are generally subject to the approval of the Bankruptcy Court, which may limit the Debtors’ ability to respond on a timely basis to certain events or take advantage of certain opportunities.  As a result, the effect that the Chapter 11 Cases will have on the Debtors’ business, financial condition and results of operations cannot be accurately predicted or quantified at this time.

The Debtors’ ability to successfully emerge from bankruptcy may depend upon management’s ability to balance their time and effort in dealing simultaneously with both the reorganization and the Debtors’ business operations.

B. Certain Risks Related to the New Senior Facilities.

1. Ability to Maintain Sufficient Liquidity.

The Debtors are expected to incur up to an aggregate of approximately $783 million in indebtedness under the New Senior Facilities as of the Effective Date.  The Debtors’ substantial indebtedness and interest expense under the New Senior Facilities could have important consequences, including limiting the Debtors’ ability to use a substantial portion of their cash flow from operations in other areas of their business, including for working capital, capital expenditures and other general business activities, because a substantial portion of these funds will be dedicated to servicing their debt.  The Debtors’ ability to maintain adequate liquidity could depend on their ability to successfully implement the Plan, successful operation of their business, appropriate management of operating expenses and capital spending, and their ability to complete asset sales on favorable terms.

2. Restrictive Covenants in the New Senior Facilities.

The operating and financial covenants in the New Senior Facilities may adversely affect the Reorganized Debtors’ and their non-Debtor subsidiaries’ ability to finance future operations or capital needs or to engage in new business activities. The New Senior Facilities may restrict the Reorganized Debtors’ and their non-Debtor subsidiaries’ ability to, among other things, incur additional debt and provide additional guarantees, pay dividends or make other restricted payments, create or permit certain liens, sell tankers or other assets, make certain investments, engage in certain transactions with affiliates, and consolidate or merge with or into other companies or transfer all or substantially all of the Reorganized Debtors’ assets or the assets of their non-Debtor subsidiaries.

In addition, the New Senior Facilities will likely require the Reorganized Debtors to maintain certain financial ratios. As a result of these financial covenants, the Reorganized Debtors will likely be limited in the manner in which they can conduct their business, and may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit the Reorganized Debtors’ ability to successfully operate their business.

There can be no assurance that the Reorganized Debtors will satisfy the operating and financial covenants likely to be included in the New Senior Facilities. A breach of any of the covenants in, or the Reorganized Debtors’ inability to maintain the required financial ratios under, the New Senior Facilities would prevent the Reorganized Debtors from borrowing additional money under the New Senior Facilities, to the extent such ability exists, and could result in a default under the New Senior Facilities. If a default occurred under any of the New Senior Facilities, the lenders could elect to declare that debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt. Moreover, if the lenders under any of the New Senior Facilities were to accelerate the debt outstanding under the applicable facility, it could result in an event of default under the Reorganized Debtors’ other debt obligations that may exist at that time, including the other New Senior Facility, and if all or any part of the Reorganized Debtors’ indebtedness were to be accelerated, the Reorganized Debtors may not have, or may not be able to obtain, sufficient funds available to repay it or to repay their other indebtedness.

C. Certain Risks Related to the Debtors’ Business and Operations.

1. Failure to Successfully Employ Vessels.

The Debtors believe that they will succeed in implementing and executing their business plan and financial restructuring.  However, there are risks that the goals of the Debtors’ going-forward business plan and financial restructuring strategy will not be achieved.  In particular, the Debtors will seek to deploy their vessels between spot market voyage charters and time charters in a manner that maximizes long-term cash flow.  Although these time charters generally provide stable revenues, they also limit the portion of the Debtors’ fleet available for spot market voyages during an upswing in the tanker industry cycle, when spot market voyages might be more profitable.  The spot charter market is highly competitive, and spot market voyage charter rates may fluctuate dramatically based primarily on the worldwide supply of tankers available in the market for the transportation of oil and the worldwide demand for the transportation of oil by tanker.  Factors affecting the volatility of spot market voyage charter rates include the quantity of oil produced globally, shifts in locations where oil is produced or consumed, actions by OPEC, the general level of worldwide economic activity and the development and use of alternative energy sources.  There can be no assurance that future spot market voyage charters will be available at rates that will allow the Debtors to operate their vessels that are not under time charter profitably.

2. Reliance on a Limited Number of Customers.

The Debtors believe they will continue to derive a significant portion of their revenues and cash flow from a limited number of customers.  If any of these key customers breach or terminate their time charters or renegotiate or renew them on terms less favorable than those currently in effect, or if any significant customer decreases the amount of business it transacts with the Debtors, or if the Debtors lose any of their customers or a significant portion of their revenues, the Debtors’ operating results, cash flows and profitability could be materially adversely affected.

3. Highly Competitive Market for Crude Oil Transportation Services and Ability to Effectively Compete.

The Debtors’ vessels are employed in the highly competitive market for crude oil transportation services, and the Debtors may not be able to effectively compete.  The Debtors’ competitors include the owners of other Aframax, Suezmax, VLCC, Panamax and Handymax vessels and, to a lesser degree, owners of other size tankers.  Both groups include independent oil tanker companies as well as oil companies.  The Debtors do not control a sufficiently large share of the market to influence the market price charged for crude oil transportation services.  In addition, the Debtors’ market share may decrease in the future, and they may not be able to compete profitably as they expand their business into new geographic regions or provide new services.  New markets may require different skills, knowledge or strategies from those the Debtors use in their current markets, and the Debtors’ competitors in those new markets may have greater financial strength and capital resources than the Debtors.

4. Potentially Adverse Impact of Exchange Rate Fluctuations.

The Debtors generate all of their revenues in U.S. Dollars, but incur a significant portion of expenses, particularly crew and maintenance costs, in currencies other than the U.S. Dollar.  This difference could lead to fluctuations in net income due to changes in the value of the U.S. Dollars relative to the other currencies, in particular the Euro.  A decline in the value of the U.S. Dollar could lead to higher expenses payable by the Debtors.

5. Risks Associated with the Purchase and Operation of Secondhand and Older Vessels.

The Debtors’ business strategy may include additional growth through the acquisition of additional secondhand vessels and the Debtors’ future operating results could be negatively affected if some of the vessels do not perform as expected.  In addition, capital expenditures and other costs necessary to operate and maintain vessels in good operating condition tend to increase with the age of the vessel. Accordingly, it is likely that the operating costs of the Reorganized Debtors’ older vessels will increase in the future. Repairs and maintenance costs are difficult to predict with certainty, and may be substantial.  Many of these expenses are not covered by the Debtors’ insurance.  Large repair expenses could decrease the Debtors’ cash flow and profitability and reduce liquidity.  In addition, changes in governmental regulations, safety or equipment standards, as well as compliance with standards imposed by maritime and customer requirements or competition, may require the Reorganized Debtors to make additional expenditures. Further, the vessels in the Debtors’ fleet must be replaced upon the expiration of their remaining useful lives, which the Debtors estimate to be 25 years from their build dates, which will require the Debtors to incur additional significant capital expenditures with respect to replacement vessels.  If the Reorganized Debtors are unable to fund such additional capital expenditures, they may not be able to continue to operate some of their vessels.

6. Operational Hazards.

The Reorganized Debtors’ vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, grounding, fire, explosions and collisions, human error and war and terrorism. These hazards can result in death or injury to persons, loss of property, environmental damages, delays or rerouting. The Reorganized Debtors will carry insurance to protect against most of the accident-related risks involved in the conduct of their business. Nonetheless, risks may arise against which the Reorganized Debtors may not be adequately insured.  In addition, the operation of tankers has unique operational risks associated with the transportation of oil.  An oil spill may cause significant environmental damage, and the associated costs could exceed the insurance coverage available to the Debtors.  The loss of revenues while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect the Debtors’ business and financial condition.  Furthermore, the total loss of any of the Debtors’ vessels could harm the Debtors’ reputation as a safe and reliable vessel owner and operator.  If the Debtors are unable to adequately maintain or safeguard their vessels, they may be unable to prevent any such damage, costs or loss, which could negatively impact the Debtors’ business, financial condition, results of operations and available cash.

7. Rising Operating Costs May Adversely Impact the Debtors’ Business.

The Debtors’ vessel operating expenses are comprised of a variety of costs, many of which are beyond the Debtors’ control and affect the entire shipping industry.  Also, costs such as insurance and security are still increasing, and if costs continue to rise, that could materially and adversely affect the Debtors’ cash flows and profitability.  In addition, fuel (or bunkers) is a significant, if not the largest, expense for the Debtors’ vessels that will be employed in the spot market.  With respect to the Debtors’ vessels that will be employed on time charter, the charterer is generally responsible for the cost of fuel.  However, such cost may affect the charter rates that the Debtors are able to negotiate for their vessels.  The price and supply of fuel is unpredictable and fluctuates based on events outside the Debtors’ control.  Changes in the price of fuel may adversely affect the Debtors’ profitability.

8. Laws and Regulation.

The shipping industry in general, and the Debtors’ business and the operation of their vessels in particular, are subject to international conventions, national, state and local laws, and national and international regulations in force in international waters and the jurisdictions in which such tankers operate, as well as in the country or countries in which such tankers are registered, including, environmental protection requirements governing the management and disposal of hazardous substances and wastes, the cleanup of oil spill and the management of other contamination, air emissions, water discharges, and ballast water. These laws and regulations include the International Convention for the Prevention of Pollution from Ships, the

International Convention for Safety of life at Sea of 1974 and implementing regulations adopted by the International Maritime Organization, the European Union and other international, national, and local regulatory bodies. They also include laws and regulations in the jurisdictions where the Debtors’ vessels travel and in the ports where the Debtors’ vessels call. In the United States, the requirements include the U.S. Oil Pollution Act of 1990, the U.S. Comprehensive Environmental Response Compensation and Liability Act, the U.S. Clean Water Act, the U.S. Clean Air Act and the U.S. Maritime Transportation Security Act of 2002.  Compliance with these environmental protection requirements can impose significant cost and expense, including the cost of vessel modifications and implementation of certain operating procedures. Furthermore, the 2010 explosion of the Deepwater Horizon drilling rig and the subsequent release of oil into the Gulf of Mexico, or similar events in the future, may result in further regulation of the tanker industry, and modifications to statutory liability schemes, and related increases in compliance costs, all of which could limit the Debtors’ ability to do business or increase the cost of doing business, and that could have a material adverse effect on the Debtors’ operations.  In addition, the Debtors are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to their operations.  Governmental regulation of tankers, particularly in the areas of safety and environmental protection, may also change in the future and impose upon the Debtors significant cost and expense with respect to their ships to keep them in compliance.  Further, if a vessel in the Debtors’ fleet does not maintain its class and/or fails any annual, intermediate or special survey, it will be unemployable and unable to trade between ports, which would negatively impact the Debtors’ results of operations.

In addition, almost all of the Debtors’ charters with customers contain restrictions prohibiting the Debtors’ vessels from entering any countries or conducting any trade prohibited by the United States, and with respect to those charters which do not contain such restrictions, the Debtors request their charterers to not operate the Debtors’ vessels in any such countries or conduct any prohibited trade.  Any violation of such prohibitions could result in fines or other penalties.  Moreover, the Debtors’ charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve the Debtors or their vessels, and those violations could in turn negatively affect the Debtors’ reputation.

Further, international shipping is subject to various security and customs inspections and related procedures in countries of origin and destination.  Inspection procedures can result in the seizure of contents of the Debtors’ vessels, delays in the loading, offloading or delivery and the levying of customs, duties, fines and other penalties against the Debtors. Changes to inspection procedures may impose additional financial and legal obligations on the Debtors or customers or render the shipment of certain types of cargo impractical.  Any such changes or developments may have a material adverse effect on the Debtors’ business, financial condition and results of operations.

9. Dependence on Key Personnel and Ability to Attract and Retain Skilled Employees.

The loss of the services of any of the Debtors’ key personnel (including, among others, John Tavlarios, the Debtors’ President, and Peter Georgiopoulos, the Chairman of the Board of Directors of GMR since 2001) or the Debtors’ inability to successfully attract and retain qualified personnel in the future could have a material adverse effect on the Debtors’ business, financial condition and operating results.  In particular, during the pendency of the Chapter 11 Cases, the Debtors may experience increased levels of employee attrition, and their employees are facing considerable distraction and uncertainty.  The ability of the Debtors to engage, motivate and retain key employees or take other measures intended to motivate and incentivize key employees to remain through the pendency of the Chapter 11 Cases is limited during the Chapter 11 Cases by restrictions on implementation of retention programs.  The loss of services of members of the Debtors’ senior management team could impair their ability to execute their strategy and implement operational initiatives, thereby having a material adverse effect on the Debtors’ financial condition and results of operations.

10. Failure to Qualify Under IRC Section 883.

If the Debtors do not qualify for an exemption pursuant to Section 883 (“Section 883”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), then they will be subject to U.S. federal income tax on their shipping income that is derived from U.S. sources.  If the Debtors are subject to such tax, their results of operations and cash flows would be reduced by the amount of such tax.

A foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source shipping income under Section 883 if, inter alia:

(a) its stock is “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly Traded Test”);

(b) more than 50% of the value of its stock is beneficially owned, directly or indirectly, by qualified shareholders, which include individuals who are “residents” of a qualified foreign country (the “50% Ownership Test”); or

(c) it is a “controlled foreign corporation”, or CFC, and it satisfies certain other requirements (the “CFC Test”).

The Debtors believe that, historically, they have qualified for an exemption pursuant to Section 883 based on satisfaction of the Publicly Traded Test.  However, because Reorganized GMR will not satisfy the Publicly Traded Test, and it is unclear whether Reorganized GMR will be able to satisfy either the 50% Ownership Test or the CFC Test, Reorganized GMR may not qualify for the Section 883 exemption.

If Reorganized GMR does not qualify for the Section 883 exemption, its gross shipping income derived from U.S. sources, or 50% of its gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a four percent tax, without allowance for deductions.  In addition, future sales of vessels could result in additional tax consequences to Reorganized GMR. Moreover, the tax basis of the vessels of Reorganized GMR may be reduced as a result of the Debtors’ cancellation of indebtedness income arising from implementation of the Plan. For more information, please refer to Sections XII.B.1. Exemption of Operating Income from U.S. Federal Income Taxation and XII.B.2. Taxation in Absence of Section 883 Exemption.

11. Treatment by U.S. Tax Authorities as a “Passive Foreign Investment Company.”

A foreign corporation generally will be treated as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes if either (i) at least 75% of its gross income for any taxable year consists of “passive income” or (ii) at least 50% of its assets (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of “passive income” (“passive assets”).  U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to distributions they receive from the PFIC and gain, if any, they derive from the sale or other disposition of their stock in the PFIC.

For purposes of these tests, income derived from the performance of services does not constitute “passive income.”  By contrast, rental income, other than active rental income, would generally constitute passive income.  Based on GMR’s  past and anticipated future operations, the Debtors do not believe that GMR has been a PFIC or that Reorganized GMR will be a PFIC with respect to future taxable years.  In this regard, GMR has treated, and Reorganized GMR will treat, its income from the time and spot charter of vessels as services income, rather than rental income.

While there is no direct legal authority under the PFIC rules addressing the Reorganized GMR’s planned method of operation, there is legal authority supporting this position consisting of case law and pronouncements by the U.S. Internal Revenue Service (the “IRS”) concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.  However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes.  Accordingly, no assurance can be given that the Service or a court of law will accept Reorganized GMR’s position, and there is a risk that the Service or a court of law could determine that Reorganized GMR is, or has been, a PFIC.  Moreover, because (i) there are uncertainties in the application of the PFIC rules, (ii) the PFIC test is an annual test, and (iii) although Reorganized GMR intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of its operations in future years, there can be no assurance that Reorganized GMR will not become a PFIC in any taxable year.

If Reorganized GMR was to be treated as a PFIC for any taxable year (and regardless of whether Reorganized GMR remains a PFIC for subsequent taxable years), Reorganized GMR’s U.S. shareholders would face adverse U.S. tax consequences.  These adverse tax consequences to shareholders could negatively impact Reorganized GMR’s ability to issue additional equity in order to raise the capital necessary for its business operations.  Additionally, treatment of Reorganized GMR as a PFIC may negatively affect shareholders’ ability to sell stock in Reorganized GMR. For more information, please refer to Section XII.E.3., Passive Foreign Investment Company Status.

12. Treatment by U.S. Tax Authorities as a “Controlled Foreign Corporation”

If more than 50% of the Reorganized GMR Common Stock is owned, directly or indirectly, by U.S. holders, each of whom own, after applying attribution rules, 10% or more of the of the Reorganized GMR Common Stock (a “10% U.S. Holder”), Reorganized GMR would be treated as a “controlled foreign corporation” or “CFC.”  This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of Reorganized GMR.  In addition, under Section 1248 of the Tax Code, if Reorganized GMR were to be considered a CFC at any time during the five-year period ending with the sale or exchange of Reorganized GMR Common Stock by a 10% U.S. holder, gain from such sale or exchange would generally be treated as dividend income to the extent of Reorganized GMR’s earnings and profits attributable to the shares sold or exchanged.  If Reorganized GMR were to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder.  For more information, please refer to Section XI.E.5.

13. Discharge of Prepetition Claims and Related Legal Proceedings.

The Debtors may be subject to claims in various legal proceedings and may become subject to other legal proceedings in the future.  Although any such claims have been generally stayed while these Chapter 11 Cases are pending, the Debtors may not be successful in ultimately discharging or satisfying such claims.  The ultimate outcome of each of these matters, including the Debtors’ ability to have these matters satisfied and discharged in the bankruptcy proceeding, cannot presently be determined, nor can the liability that may potentially result from a negative outcome be reasonably estimated presently for every case.  The liability the Debtors may ultimately incur with respect to any one of these matters in the event of a negative outcome may be in excess of amounts currently accrued with respect to such matters and, as a result, these matters may potentially be material to the Debtors’ business, financial condition, and/or results of operations.

14. Prolonged Global Recession.

The current economic slowdown may have a negative effect on the Reorganized Debtors’ business and financial condition. Unfavorable economic conditions also could increase the Reorganized Debtors’ funding and working capital costs or limit our access to the capital markets, any of which would adversely affect the Reorganized Debtors’ business, financial condition, operating results or cash flows.

D. Certain Risks Relating to the Shares of New GMR Common Stock Under the Plan.

1. Significant Holders.

After the Effective Date, the Oaktree Plan Sponsors will receive up to 47.5% on  a diluted basis of the outstanding New GMR Common Stock pursuant to the Equity Purchase Agreement (subject to dilution by the New GMR Warrants and the Equity Incentive Program (as described in Section VI.D.5)).  The Oaktree Plan Sponsors will therefore be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New GMR Warrants and New GMR Common Stock.

2. Restrictions on Transfer of New GMR Common Stock

The shares of New GMR Common Stock issued in the Rights Offering will be “restricted securities” under the securities laws, and as such may only be transferred in compliance with the registration requirements of, or an available exemption under, the Securities Act and applicable state securities laws.

Additionally, the New GMR Common Stock may be subject to various other restrictions, including with respect to tag-along and drag-along rights, registration rights, restrictions on transfer (which may be subject to the Oaktree Plan Sponsor’s consent) and/or rights of first refusal, which provisions may be set forth in the Registration Rights Agreement, the Shareholder Agreement, the New GMR Charter and/or the by-laws of Reorganized GMR.  These restrictions may adversely impact the value of the shares of New GMR Common Stock and make it more difficult for a shareholder to dispose of its shares, or to realize value on the shares, at a time when it may wish to do so.

3. Lack of Established Market for New GMR Common Stock.

A liquid trading market for the New GMR Warrants and New GMR Common Stock issued under the Plan does not exist and is unlikely to develop. As of the Effective Date, the New GMR Warrants and the New GMR Common Stock will not be listed for trading on any stock exchange or trading system and the Reorganized Debtors will not file any reports with the SEC. Consequently, the trading liquidity of the New GMR Warrants and New GMR Common Stock will be limited as of the Effective Date. The future liquidity of the trading markets for New GMR Warrants and New GMR Common Stock will depend, among other things, upon the number of holders of such securities, whether such securities become listed for trading on an exchange or trading system at some future time and whether the Reorganized Debtors begin to file annual and quarterly reports with the SEC.

4. Lack of New Publicly Available Information about the Debtors.

Prior to the Petition Date, the Debtors were required to publicly report financial and other information pursuant to the applicable rules and regulations of the SEC.  However, the Debtors are not expected to be subject to such requirements from and after January 1, 2012, and they will not be required to be subject to these requirements under the Plan.  Accordingly, publicly available information concerning the results of operations and financial condition of the Debtors for periods from and after January 1, 2012 are not expected to be publicly available, which may make it difficult for investors to assess and evaluate their investment in New GMR Warrants and New GMR Common Stock.

5. Historical Financial Information of the Debtors May Not Be Comparable to the Financial Information of the Reorganized Debtors

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

6. The Projections Set forth in this Disclosure Statement May Not be Achieved

The Projections cover the operations of the Reorganized Debtors through the period ending December 31, 2015. The Projections are based on numerous assumptions that are an integral part thereof, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material claims, the ability to make necessary capital expenditures, the ability to establish strength in new markets and to maintain, improve and strengthen existing markets, customer purchasing trends and preferences, the ability to increase gross margins and control future operating expenses and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the operations of the Reorganized Debtors. These variations may be material and adverse. Because the actual results achieved throughout the periods covered by the Projections will vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

7. Incorporation under the Laws of the Republic of the Marshall Islands and Enforcement of U.S. Judgments by Investors.

Reorganized GMR will be incorporated in the Republic of the Marshall Islands and most of its subsidiaries will be organized in the Republic of Liberia and the Republic of the Marshall Islands.  The corporate affairs of Reorganized GMR will be governed by its amended and restated articles of incorporation and by-laws (as described herein) and by the Republic of the Marshall Islands Business Corporations Act (the “BCA”).  The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States.  However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA.  For example, the rights and fiduciary responsibilities of directors under the laws of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions.  Although the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, the shareholders of Reorganized GMR may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

In addition, substantially all of Reorganized GMR’s assets and those of its subsidiaries are located outside the United States.  As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon Reorganized GMR or to enforce judgment upon Reorganized GMR for civil liabilities in U.S. courts.  It should not be assumed that courts in the countries in which the Debtors are incorporated or where their assets are located (i) would enforce judgments of U.S. courts obtained in actions against the Debtors based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against the Debtors based upon these laws.

E.	Additional Factors to Be Considered.

1. The Debtors Have No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

2. No Representations Outside this Disclosure Statement are Authorized.

No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

3. Forward-Looking Statements are not Assured, and Actual Results May Vary.

This Disclosure Statement contains forward-looking statements.  These forward-looking statements are based on the current expectations and observations of the Debtors’ management, and include factors that could cause actual results to differ materially such as: loss or reduction in business from the Debtors’ significant customers; the failure of the Debtors’ significant customers to perform their obligations to the Debtors; changes in demand; a material decline in rates in the tanker market; changes in production of, or demand for, oil and petroleum products, either generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry including, without limitation, legislation adopted by international organizations such as the IMO and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities, and the results of the legal proceedings to which the Debtors or any of their vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including, without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Debtors’ vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Debtors’ anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Debtors’ vessels; adverse changes in foreign currency exchange rates affecting the Debtors’

expenses; the Debtors’ ability to borrow under their credit facilities; the Debtors’ ability to timely and effectively implement and execute their plan to restructure their capital structure; the Debtors’ ability to arrange and consummate financing or sale transactions or to access capital; the extent to which the Debtors’ operating results continue to be affected by weakness in market conditions and charter rates; whether the Debtors are able to generate sufficient cash flows to meet their liquidity needs, service their indebtedness and finance the ongoing obligations of their business; the Debtors’ ability to continue as a going concern; the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the Debtors’ ability to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the effects of the Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; the pursuit by the Debtors’ various creditors, equity holders and other constituents of their interests in the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations; the effects of changes in the Debtors’ credit ratings; the Debtors’ ability to operate pursuant to the terms of the DIP Facility; the occurrence of any event, change or other circumstance that could give rise to the termination of the Restructuring Support Agreement or the Equity Purchase Agreement; increased administrative and restructuring costs related to the Chapter 11 Cases; the Debtors’ ability to meet current operating needs, including their ability to maintain contracts that are critical to their operation, to obtain and maintain acceptable terms with their vendors, customers and service providers and to retain key executives, managers and employees; the Debtors’ ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases and to fund a plan of reorganization and thereafter, including obtaining sufficient “exit” financing, which may result in a liquidation of the business pursuant to chapter 7 of the Bankruptcy Code; the actual future performance of Reorganized GMR including, without limitation, its ability to maintain or increase revenue and cash flow, manage future operating expenses or make necessary capital expenditures; the impact of the New GMR Common Stock being quoted only in the over-the-counter market, which may negatively affect the stock price and liquidity of Reorganized GMR; and the other factors described in this Section IX.

4. No Legal or Tax Advice Is Provided to You by This Disclosure Statement.

The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each holder of Claims against the Debtors should consult his, her or its own legal counsel and accountants as to legal, tax and other matters concerning such holder’s Claims.  This Disclosure Statement is not legal advice to you and may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

5. Other Factors.

See “Item 1A. Risk Factors” in GMR’s Annual Report on Form 10-K for the year ended December 31, 2011 for a list of other risk factors that could have a significant impact on the Debtors’ operating performance.

X.  ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization or a plan of liquidation.

A. Alternative Plan of Reorganization or Plan of Liquidation.

The Bankruptcy Court could confirm a plan different from the Plan.  While the Plan provides for the reorganization of the Debtors’ business as a going concern, a different plan might involve either a reorganization and continuation of the Debtors’ business or, in the alternative, a liquidation of the Debtors’ assets.  The Debtors believe that any reorganization of the Debtors’ business would require a substantial investment of capital by a third party in an amount at least as large as the Equity Investment.  Although the Debtors have engaged, and continue to engage, in an aggressive marketing campaign to solicit other investors, as of the date hereof no party other than OCM has come forward with any potentially superior offer.  There is no guaranty that the Debtors will be able to obtain any new investment at all, let alone one on terms as favorable to their stakeholders as the terms set forth in the Equity Purchase Agreement and the Plan.  As an alternative to a going concern reorganization, liquidation of the Debtors’ assets would, in the Debtors’ view, result in the termination of all of their employees and commercial agreements, and would be unlikely to provide returns equal or greater to the returns provided by the Plan.

In sum, the Debtors believe that any alternative to the Plan would provide far less certainty and could involve a larger claims pool, diminished recoveries, significant delay, and larger administrative costs.  The Debtors believe that the Plan, as described herein, enables creditors to realize the highest and best value under the circumstances as compared to any foreseeable alternative.

B. Liquidation Under Chapter 7.

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by chapter 7 of the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in the Liquidation Analysis attached as Exhibit D to this Disclosure Statement.  For the reasons above, the Debtors believe that a liquidation under chapter 7 of the Bankruptcy Code would result in smaller distributions being made to creditors than those provided for in the Plan.

XI.  SECURITIES LAW MATTERS

No registration statement will be filed under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to any state securities laws with respect to the offer and distribution under the Plan.  The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of the New GMR Warrants and New GMR Common Stock underlying the New GMR Warrants (each as defined in the Plan, the

“1145 Securities”) from federal and state securities registration requirements.  The Commitment Fee GMR Warrants (as defined in the Plan), New GMR Common Stock underlying the Commitment Fee GMR Warrants, the New Equity Investment Shares (as defined in the Plan) and the Rights Offering Shares are not being issued pursuant to section 1145(a)(1).  Instead, they will be issued without registration under the Securities Act or any similar state or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and applicable exemptions under state and local law.  The OCM Conversion Shares (as defined in the Plan), the New GMR Warrants and New GMR Common Stock underlying the New GMR Warrants made to affiliates of Reorganized GMR will be treated as issued pursuant to section 1145(a)(1), but will be subject to the restrictions on resale of securities held by affiliates of an issuer.

A. Bankruptcy Code Exemptions from Registration Requirements.

1. Securities Issued in Reliance on Section 1145 of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor or of a successor to the debtor under the plan; (ii) the recipients of the securities must each hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or other property.

The exemptions provided for in section 1145 do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code.  Section 1145(b) defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”:

(a)  purchases a claim against, an interest in, or a claim for administrative expense against, the debtor, with a view to distributing any security received in exchange for such a claim or interest (“accumulators”);

(b)  offers to sell securities offered under a plan for the holders of such securities (“distributors”);

(c)  offers to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

(d)  is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act, which includes affiliates of the issuer, defined as persons who are in a relationship of “control” with the issuer.

Persons who are not deemed “underwriters” may generally resell the securities they receive under the Plan without registration under the Securities Act or other applicable law.

Persons deemed “underwriters” receiving securities under the Plan may sell such securities without registration only pursuant to exemptions from registration under the Securities Act and other applicable law.

2. Securities Issued in Reliance on Section 4(2) of the Securities Act.

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act.  Regulation D is a non-exclusive safe harbor promulgated by the United States Securities and Exchange Commission under section 4(2) of the Securities Act.

The Commitment Fee GMR Warrants issued to the Oaktree Plan Sponsors representing 5% of the fully diluted equity of Reorganized GMR, issued to the Oaktree Plan Sponsors (subject to dilution from the New GMR Warrants and the Equity Incentive Program) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable exemptions under state and local law.  These shares will be subject to resale restrictions, and may be resold only pursuant to registration, or exemptions from registration, under the Securities Act and other applicable law, as described below.

The Rights Offering is described above and in Article IV.H of the Plan. Pursuant to the Rights Offering, GMR will issue Rights to purchase the Rights Offering Shares to Eligible Rights Offering Offerees.  The Debtors believe that the  Rights Offering Shares are exempt from registration under the Securities Act, pursuant to an exemption from the Securities Act, as transactions by an issuer not involving any public offering, and will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable exemptions under state and local law.  These shares will be subject to resale restrictions, and may be resold only pursuant to registration, or exemptions from registration, under the Securities Act and other applicable law, as described below.

3. Subsequent Transfers of 1145 Securities.

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to section 1145(a)(1) are deemed to have been issued in a public offering.  In general, therefore, resales of and subsequent transactions in the 1145 Securities will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an “issuer,” an “underwriter” or a “dealer” with respect to such securities.  For these purposes, an “issuer” includes any “affiliate” of the issuer, defined as a person directly or indirectly controlling, controlled by or under common control with the issuer.  “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.  A “dealer,” as defined in section 2(a)(12) of the Securities Act, is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.  Whether or not any particular person would be deemed to be an “affiliate” of Reorganized GMR or an “underwriter”

or a “dealer” with respect to any 1145 Securities will depend upon various facts and circumstances applicable to that person.
Notwithstanding the provisions of section 1145(b) regarding accumulators and distributors referred to above, the staff of the SEC has taken the position that resales of securities distributed under a plan of reorganization by accumulators and distributors of securities who are not affiliates of the issuer of such securities are exempt from registration under the Securities Act if effected in “ordinary trading transactions.” The staff of the SEC has indicated in this context that a transaction by such non-affiliates may be considered an “ordinary trading transaction” if it is made on a national securities exchange or in the over-the-counter market and does not involve any of the following factors:

(a)  (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

(b)  the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a Bankruptcy Court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

(c)  the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm’s-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The staff of the SEC has not provided any guidance for privately arranged trades.  The views of the staff of the SEC on these matters have not been sought by the Debtors and, therefore, no assurance can be given regarding the proper application of the “ordinary trading transaction” exemption described above.  Any person intending to rely on such exemption is urged to consult their counsel as to the applicability thereof to their circumstances.

The 1145 Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states.  However, the availability of such state exemptions depends on the securities laws of each state, and holders of Claims may wish to consult with their own legal advisors regarding the availability of these exemptions in their particular circumstances.

4. Subsequent Transfers of the OCM Conversion Shares and New GMR Warrants Made to Affiliates.

Securities issued under the Plan to affiliates of Reorganized GMR, even if otherwise eligible for treatment under section 1145(a)(1) of the Bankruptcy Code, will be subject to restrictions on resale.  Affiliates of Reorganized GMR for these purposes will generally include its directors and officers and its controlling stockholders.  While there is no precise definition of a “controlling” stockholder, the legislative history of section 1145 of the

Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor.
Holders of the OCM Facility Secured Claims will receive the OCM Conversion Shares representing 50% of the total number of issued and outstanding shares of New GMR Common Stock, subject to dilution from the Commitment Fee GMR Warrants, the New GMR Warrants and the Equity Incentive Program, and thus may be deemed to be controlling persons of Reorganized GMR.  Accordingly, the OCM Conversion Shares and New GMR Warrants issued to affiliates of Reorganized GMR, cannot be resold without registration, or an exemption from registration, under the Securities Act.

The Staff of the SEC has indicated that Rule 144 under the Securities Act is available for the immediate resale of securities issued under a plan of reorganization to affiliates of the issuing debtor that would otherwise be unrestricted under the Securities Act, and should be available for resale of the OCM Conversion Shares and the New GMR Warrants issued to affiliates under the Plan.  This Rule is conditioned on the public availability of certain information concerning the issuer and imposes on selling stockholders certain volume limitations and certain manner of sale and notice requirements.

5. Transfer of Commitment Fee GMR Warrants, the New Equity Investment Shares and the Rights Offering Shares.

Because the Commitment Fee GMR Warrants, the New Equity Investment Shares, and the Rights Offering Shares will not be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, they will be deemed “restricted securities” that cannot be sold without registration, or an exemption from registration, under the Securities Act.

Among other exemptions, the holders of these securities may be able to resell them in compliance with the provisions of Rule 144 and Rule 144A.  As relevant for these purposes, Rule 144 provides that: (1) a non-affiliate who has not been an affiliate during the preceding three months may resell “restricted securities” after a six-month holding period if at the time of the sale there is available certain current public information regarding the issuer, and may sell the securities after a one year holding period whether or not there is current public information regarding the issuer; and (2) an affiliate may sell “restricted securities” after a six-month holding period if at the time of the sale there is available certain current public information regarding the issuer and the affiliate complies with the volume, manner of sale and notice requirements of Rule 144.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales of “restricted securities” to “qualified institutional buyers” (as defined in the Rule). Reliance on this Rule is subject to certain conditions, including the availability to the holder and a prospective purchaser of certain information concerning the issuer.

Any persons receiving “restricted securities” under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, AFFILIATE OR DEALER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

XII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A. Introduction

The following discussion summarizes certain material U.S. federal income tax consequences of the Plan to the Debtors and holders of Claims.  The summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.  This summary does not address all aspects of federal income taxation that may be relevant to a particular holder of a Claim in light of its particular facts and circumstances or to particular types of holders of Claims subject to special treatment under the Tax Code (for example, non-U.S. persons, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, retirement plans or other tax-deferred accounts, mutual funds, real estate investment trusts, traders in securities that elect mark-to-market treatment, holders of Claims subject to the alternative minimum tax provisions of the Tax Code, certain former U.S. citizens or long-term residents, persons who hold a Claim as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, persons that have a “functional currency other than the U.S. dollar, and investors in pass-through entities) and also does not discuss any aspects of U.S. federal non-income, state, local, and non-U.S. taxation.  In addition, a substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan.  Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated thereunder.  No ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by the Debtors with respect thereto.  Accordingly, each holder of a Claim is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plan.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Claim, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activity of the partnership.  Partnerships and their partners should consult their tax advisors about the U.S. federal income tax consequences of participating in the Plan, as to ownership and disposition of New GMR Common Stock and New GMR Warrants received under the Plan, and as to ownership of Rights and Oversubscription Rights received under the Plan.

Circular 230 Disclosure:  This tax discussion was written to support the promotion or marketing of the Plan.  To ensure compliance with requirements imposed by the IRS, we are informing you that this discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties that may be imposed on the taxpayer under the Tax Code.  Taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

B. Certain Material Federal Income Tax Consequences to the Debtors.

1. Exemption of Operating Income from United States Federal Income Taxation

GMR has taken the position that its shipping income is not subject to U.S. federal income tax pursuant to an exemption from U.S. income taxation for income from the international operation of ships under Tax Code section 883 (“Section 883”) and applicable regulations. It is unclear whether Reorganized GMR will be entitled to claim an equivalent U.S. income tax exemption for future tax years.

Under Section 883 and the regulations thereunder, a foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source shipping income if:

(1) it is organized in a qualified foreign country, which is one that grants an “equivalent exemption” from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883 (the “Country of Organization Test”); and

(2) either

(a) more than 50% of the value of its stock is beneficially owned, directly or indirectly, by qualified shareholders, which include individuals who are “residents” of a qualified foreign country (the “50% Ownership Test”);

(b) its stock is “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States (the “Publicly Traded Test”); or

(c) it is a “controlled foreign corporation”, or CFC, and it satisfies certain other requirements (collectively, the “CFC Test”).

The Marshall Islands, the jurisdiction where GMR is, and Reorganized GMR will be, incorporated, has been officially recognized by the IRS as a qualified foreign country that currently grants the requisite equivalent exemption from tax in respect of each category of shipping income Reorganized GMR expects to earn in the future. Therefore, Reorganized GMR will satisfy the Country of Organization Test and will be exempt from U.S. federal income taxation with respect to its U.S.-source shipping income if it satisfies any one of the 50% Ownership Test, the Publicly Traded Test or the CFC Test.

Prior to the commencement of the Chapter 11 Cases, the Debtors believe that GMR satisfied the Publicly Traded Test. Following the Effective Date, Reorganized GMR will no longer satisfy the Publicly Traded Test because its shares will no longer be traded on an established securities market.  It is not clear whether Reorganized GMR will be able to satisfy either the 50% Ownership Test or the CFC Test.

2. Taxation in the Absence of Section 883 Exemption

If the exemption under Section 883 does not apply, Reorganized GMR’s gross U.S.-source shipping income will be subject to a 4% tax, without allowance for deductions, unless such income is effectively connected with the conduct of a U.S. trade or business (“effectively connected income”), as described below. Under applicable sourcing rules and certain restrictions on GMR’s ability to both begin and end voyages in the United States under the Merchant Marine Act of 1920, no more than 50% of Reorganized GMR’s shipping income would be treated as U.S.-source shipping income.  As a result, the maximum effective rate of U.S. federal gross income tax on Reorganized GMR’s non-effectively connected shipping income would never exceed 2%.

To the extent Reorganized GMR’s U.S.-source shipping income (or any non-shipping income Reorganized GMR may have) is considered to be effectively connected income, as described below, any such income, net of applicable deductions, would be subject to the U.S. federal corporate income tax, currently imposed at rates of up to 35%. In addition, Reorganized GMR may be subject to a 30% “branch profits” tax on such income, and on certain interest paid or deemed paid attributable to the conduct of such trade or business.

Reorganized GMR’s U.S.-source non-shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business under normal U.S. federal income tax rules. Reorganized GMR’s U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

●	Reorganized GMR has, or is considered to have, a fixed place of business in the United States involved in the earning of U.S.-source shipping income; and

●
substantially all of Reorganized GMR’s U.S.-source shipping income is attributable to regularly scheduled transportation such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from bareboat charters, is attributable to a fixed place of business in the United States).

GMR has not had any vessel sailing to or from the United States on a regularly scheduled basis (and does not charter out vessels on a bareboat basis). If future shipping operations and other activities are consistent with past practices, none of Reorganized GMR’s U.S.-source shipping income should be “effectively connected” with the conduct of a U.S. trade or business, and any such U.S.-source shipping income should be subject to the 4% tax described above.  In addition, Reorganized GMR may from time to time generate non-shipping income, such as income from sale of vessels, that may be treated as effectively connected income, in which case such non-shipping income would be subject to the 35% tax and the 30% tax described above.

3. Cancellation of Indebtedness

Under the Tax Code, a U.S. taxpayer generally must include in gross income the amount of any discharged indebtedness (cancellation of debt or “COD”) realized during the taxable year.  COD is the amount by which the indebtedness of the Debtors discharged exceeds any consideration given in exchange therefor.  COD generally equals the difference between (A) the “adjusted issue price” of the indebtedness discharged and (B) the sum of (i) the amount of Cash, (ii) the “issue price” of any new debt instrument, and (iii) the fair market value of any other property (such as New GMR Common Stock and New GMR Warrants) transferred in satisfaction of such discharged indebtedness.

In general, the Tax Code provides that a debtor in a bankruptcy case is not required to recognize COD income. In lieu thereof, the debtor must reduce certain of its tax attributes – such as net operating loss (“NOL”) carryforwards, tax credits, tax basis in assets and the attributes and tax basis of its subsidiaries – by the amount of the excluded COD.  Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the cancelled debt would have given rise to a tax deduction).  In addition, to the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven.  As a result of the implementation of the Plan, the Debtors will have COD, and potential attribute reduction.  However, because any reduction in tax attributes does not effectively occur until the first day of the taxable year following the taxable year in which the COD is incurred, the resulting COD will not impair the Debtors’ ability to use their tax attributes (to the extent otherwise available) to reduce their tax liability in the year of discharge, if any, otherwise resulting from the implementation of the Plan. To the extent COD causes attribute reduction in the basis of Reorganized GMR’s vessels or other assets, gain from future sales of such vessels, which may be treated as effectively connected income and subject to U.S. tax, may be increased (or losses from future sales of such vessels may be reduced).

4. Alternative Minimum Tax

A corporation may incur a federal alternative minimum tax (“AMT”) liability even if its tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax.  In general, the AMT is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing taxable income for AMT purposes, i.e., AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.

In addition, if a corporation undergoes an “ownership change” within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

C. Federal Income Tax Consequences to Holders of Claims

The following discussion applies only to a holder that is a beneficial owner of a Claim, New GMR Common Stock, New GMR Warrants, Rights or Oversubscription Rights that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

1. In General

On the exchange of its Claim for Cash, New GMR Common Stock, New GMR Warrants, Rights, Oversubscription Rights, and/or other property, each holder of a Claim (other than holders of Claims that constitute Tax Securities (as defined below), the treatment of which is discussed in Section 2 below; holders of Prepetition 2010 Facility Claims and Prepetition 2011 Facility Claims, the treatment of which is discussed in Section 3; or that relate to services provided to a Debtor by an employee or service provider) will recognize gain or loss measured by the difference between (i) the sum of the amount of Cash and the aggregate fair market value of property received (including the fair market value of New GMR Common Stock, New GMR Warrants, Rights and Oversubscription Rights), and (ii) such holder’s tax basis in the Claim.

To the extent that the Cash and/or property received by a holder of a Claim is attributable to accrued interest (instead of principal) on such Claim, the Cash and/or property received will be deemed made in payment of such interest.  Conversely, a holder of a Claim will recognize a deductible loss to the extent any accrued interest previously included in its gross income is not paid in full.  The allocation for federal income tax purposes between principal and interest of amounts received in exchange for the discharge of a claim at a discount is unclear.  However, the Debtors intend to treat any amount received as first allocated to principal.

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including but not limited to: (a) the nature or origin of the Claim; (b) the tax status of the holder; (c) whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held; (d) whether the Claim was acquired at a market discount (discussed below); and (e) whether and to what extent the holder had previously claimed a bad debt deduction with respect to the Claim.

Each holder of a Claim that relates to services provided to a Debtor by an employee or a service provider generally will recognize ordinary income equal to the sum of the amount of Cash and the fair market value of the property received in exchange for its Claim.

A holder that purchased its Claim from a prior holder at a market discount (generally defined as the amount, if any, by which a holder’s tax basis in a debt obligation immediately after its acquisition is less than the adjusted issue price of the debt obligation at such time, subject to a de minimis exception) may be subject to the market discount rules of the Tax Code.  Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

To the extent that a Claim that is a Tax Security (as defined below) that was acquired with market discount is exchanged for New GMR Common Stock or New GMR Warrants, any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New GMR Common Stock or New GMR Warrants  may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claims as of the date of the exchange.  In addition, any gain recognized by a holder upon a subsequent taxable disposition of New GMR Common Stock or New GMR Warrants received pursuant to the Plan in satisfaction of a Claim (or any stock or other property received for them in a later tax-free exchange) may be treated as ordinary income to the extent of any bad debt deductions (or additions to a bad debt reserve) previously claimed with respect to its Claim and any ordinary loss deduction incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim.

Any Cash and/or property received by a holder of a Claim after the Effective Date may be subject to the imputed interest provisions of the Tax Code pursuant to which a portion of the amount received may be treated as interest.

The tax basis of property received pursuant to the Plan (other than New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights received in exchange for the principal portion of Claims that constitute Tax Securities, which is discussed in section 2 below) will equal its fair market value and the holding period of such property will begin on the date following the Effective Date.

2. Claims that are Tax Securities

Notwithstanding the foregoing discussion, no loss will be recognized upon the exchange, in whole or in part, of a Claim that constitutes a “security” for federal income tax purposes (a “Tax Security”) for New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights or interests in the New Senior 2010 Facility or New Senior 2011 Facility (to the extent such interests constitute Tax Securities) (except to the extent attributable to accrued interest, as discussed above), and (except to the extent attributable to accrued interest, as discussed above) gain will only be recognized upon such an exchange to the extent of the fair market value of the Cash or property received other than New GMR Common Stock, New GMR

Warrants, Rights and/or Oversubscription Rights.  The term “security” is not defined in the Tax Code.  While the determination whether a particular claim or debt constitutes a Tax Security depends upon an overall evaluation of the nature of the claim, in general debt instruments with a term of at least ten years qualify as securities, debt instruments with a term of less than five years do not qualify as securities, and debt instruments with a term of between five and ten years may qualify as securities.  Each holder should consult its tax advisor regarding the tax status of its Claim or Claims.

The tax basis of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights received pursuant to the Plan in exchange for Claims that constitute Tax Securities (other than the portion if any, attributable to accrued interest) will equal the holder’s tax basis in the Claims exchanged, decreased by the fair market value of any other property received in exchange for such Claims and increased by any gain recognized.  The holding period for such New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights shall include the holding period of the Claims exchanged therefore.

3. New Senior 2010 Facility and New Senior 2011 Facility

The tax consequences of the exchange of the Prepetition 2010 Facility for a Pro Rata portion of the New Senior 2010 Facility and a Pro Rata portion of the Paydown with respect to the Prepetition 2010 Facility (the “2010 Exchange”) and the Prepetition 2011 Facility for a Pro Rata portion of the New Senior 2011 Facility and a Pro Rata portion of the Paydown with respect to the Prepetition 2011 Facility (the “2011 Exchange”) depends in part on whether such exchanges are treated as significant modifications.  Whether a modification or exchange of a debt instrument is treated for federal income tax purposes as an exchange of the debt instrument for a new debt instrument or alternatively as a continuation of the existing debt instrument depends on whether the modification or exchange is considered a “significant modification.”   Under applicable Treasury regulations, a modification of a debt instrument is significant if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant.  A modification that alters the timing of payments due under a debt instrument is a significant modification if the modification results in a material deferral of scheduled payments.  Under a safe harbor, a deferral of one or more scheduled payments on a debt instrument is not a significant modification if such payments are not deferred beyond a specific period.  The Debtors believe that this safe harbor will not apply to the Prepetition 2010 Facility or the Prepetition 2011 Facility.  However, it is not entirely clear whether the modification to the timing of payments on either the Prepetition 2010 Facility or the Prepetition 2011 Facility or other modifications to such facilities will result in a significant modification.

If the modifications to either the Prepetition 2010 Facility or the Prepetition 2011 Facility are significant modifications, then for federal income tax purposes a deemed exchange of the “old” debt instrument for a “new” debt instrument will occur in which gain or loss may be recognized.  In such case, if the interests in the Prepetition 2010 Facility or the Prepetition 2011 Facility are Tax Securities, see the discussion of the tax consequences in Section 2 above.  Alternatively, if interests in the Prepetition 2010 Facility or the Prepetition 2011 Facility are not Tax Securities, see the discussion of the tax consequences in Section 1 above.

If the 2010 Exchange and the 2011 Exchange are not treated as significant modifications, the 2010 Exchange and the 2011 Exchange should be treated as pro rata prepayments of the Prepetition 2010 Facility and the Prepetition 2011 Facility, respectively. Under applicable Treasury Regulations, a pro rata prepayment is treated as a payment in retirement of a portion of a debt instrument.  Generally, gain or loss on the retirement of a portion of the Prepetition 2010 Facility and the Prepetition 2011 Facility is calculated by assuming that the Prepetition 2010 Facility and the Prepetition 2011 Facility each consists of two instruments, one that is retired for the Paydown and the other that remains outstanding (and is exchanged for the New Senior 2010 Facility or New Senior 2011 Facility, as applicable). For each of the Prepetition 2010 Facility and the Prepetition 2011 Facility, the adjusted issue price, holder’s adjusted basis, and accrued but unpaid OID, if any, of the instrument determined immediately before the pro rata prepayment will be allocated between the retired portion of the instrument and the portion that is exchanged for the New Senior 2010 Facility or New Senior 2011 Facility, as applicable (but that is treated for federal income tax purposes as remaining outstanding and as a continuation of the Prepetition 2010 Facility and Prepetition 2011 Facility, as applicable) based on the portion of the Prepetition 2010 Facility or the Prepetition 2011 Facility that is treated as retired by the pro rata prepayment.

In addition, the New Senior 2010 Facility and the New Senior 2011 Facility may be subject to special rules applicable to contingent payment debt obligations as a result of the amortization provisions of such facilities.  Holders of the Prepetition 2010 Facility and the Prepetition 2011 Facility should consult their tax advisors.

4. Non-Eligible Rights Offering Offeree Distribution Fund

The Reorganized Debtors will file, or cause to be filed, all appropriate tax returns with respect to the assets held in the Non-Eligible Rights Offering Offeree Distribution Fund.  Specifically, the Reorganized Debtors shall make an election pursuant to Treasury Regulations section 1.468B−9(c) to treat the Non-Eligible Rights Offering Offeree Distribution Fund as a disputed ownership fund; and report on the basis that any amounts earned by the Non-Eligible Rights Offering Offeree Distribution Fund are subject to a separate entity level tax, which shall be paid by the Reorganized Debtors out of the assets of the Non-Eligible Rights Offering Offeree Distribution Fund.

Amounts distributed from the Non-Eligible Rights Offering Offeree Distribution Fund to eligible claim holders will be treated as amounts received in respect of such holders’ claims.   Losses recognized in respect of a holder’s claim will generally be deferred until such holder receives a distribution.  It is possible that any gain realized by a holder in respect of its claim may be recognized under the installment method of reporting.  Each claim holder eligible to receive a distribution from the Non-Eligible Rights Offering Offeree Distribution Fund is urged to consult its own tax advisor regarding the treatment of such distributions.

D. Information Reporting and Backup Withholding

All distributions to holders of Claims under the Plan are subject to any applicable tax information reporting and withholding, including employment tax withholding.  Under U.S. federal income tax law, interest and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%).  Backup withholding generally applies if a non-exempt holder (a) fails to furnish its social security number or other taxpayer identification number (“TIN”), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) fails to provide certain certifications signed under penalty of perjury.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, generally, corporations and financial institutions.

E. Federal Income Tax Consequences to Recipients of New GMR Common Stock, New GMR Warrants, Rights and/or Oversubscription Rights

1. Distributions

Subject to the discussion of passive foreign investment companies (“PFICs”) below, any distributions made by Reorganized GMR with respect to New GMR Common Stock will generally constitute dividends to the extent of Reorganized GMR’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the holder’s tax basis in his, her or its common stock, and thereafter as capital gain. Because Reorganized GMR is not a U.S. corporation, holders that are corporations will only be entitled to claim a dividends-received deduction with respect to any distributions they receive from Reorganized GMR under special rules applicable to dividends from non-U.S. corporations. Amounts taxable as dividends generally will be treated as foreign source “passive category income” for U.S. foreign tax credit purposes.

Special rules may apply to any “extraordinary dividend” — generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis (or fair market value in certain circumstances) in a share of New GMR Common Stock.

2. Sale, Exchange, or Exercise of New GMR Common Stock or New GMR Warrants

Except as discussed above with respect to market discount, and subject to the discussion of PFICs below, gain or loss recognized on a sale, exchange or other taxable disposition of New GMR Common Stock or New GMR Warrants will generally equal the difference, if any, between the amount realized and the holder’s adjusted tax basis in the New GMR Common Stock or, New GMR Warrants, as applicable, at the time of such sale, exchange or other taxable disposition.  Assuming such New GMR Common Stock or New GMR Warrants are held as capital assets, any such gain or loss will be long-term capital gain or loss if the holding period for the New GMR Common Stock or New GMR Warrants, as applicable, exchanged is more than one year at that time (which as noted above will include the holding period for the Claims exchanged if they are treated as Tax Securities).  The deductibility of capital losses is subject to limitations.

The New GMR Warrants are exercisable solely on a cashless basis.  While not entirely clear under current law, a cashless exercise of a warrant generally should be treated as a non-taxable recapitalization for federal income tax purposes.  Under this treatment, a holder’s basis in the New GMR Common Stock received upon a cashless exercise generally would equal the holder’s basis in the New GMR Warrant and the holding period of the New GMR Common Stock received generally would include the holding period of the New GMR Warrant.  If the cashless exercise were not treated as a non-taxable recapitalization, but were otherwise treated as a non-taxable transaction for federal income tax purposes, a holder’s holding period in the New GMR Stock would likely be treated as commencing on the date following the date of exercise of the warrant. Alternatively, it is possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized.

Due to the absence of authority on the federal income tax treatment of a cashless exercise of a warrant, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of such a cashless exercise.

If a New GMR Warrant lapses unexercised, a holder generally would recognize a capital loss equal to such holder's basis in the New GMR Warrant. Adjustment to the New GMR Warrants, including adjustments to the number of shares of New GMR Common Stock for which the New GMR Warrant may be exercised or to the exercise price of the New GMR Warrant, may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the New GMR Warrant. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to holders of the New GMR Common Stock.

3. Rights and Oversubscription Rights

No gain or loss will be recognized upon the exercise of the Rights and/or Oversubscription Rights. A holder’s basis in the New GMR Common Stock acquired upon exercise of the Rights and/or Oversubscription Rights will be the holder’s tax basis in the Rights and/or Oversubscription Rights, increased by the exercise price thereof, and the holder’s holding period in such New GMR Common Stock will likely commence on the day after the Rights and/or Oversubscription Rights are exercised. If the Rights and/or Oversubscription Rights lapses unexercised, a holder generally would recognize a capital loss equal to such holder’s tax basis (if any) in the Rights and/or Oversubscription Rights.

4. Passive Foreign Investment Company Status

Reorganized GMR will be a PFIC if either:

•
 75% or more of its gross income in a taxable year consists of “passive income” (generally including dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable Treasury regulations); or

•
 at least 50% of its assets in a taxable year (averaged over the year and generally determined based upon either value or tax basis depending on the application of certain tests) produce or are held for the production of passive income.

For purposes of determining whether Reorganized GMR will be a PFIC, Reorganized GMR will be treated as earning and owning a proportionate share of the income and assets, respectively, of its subsidiaries that have made special U.S. tax elections to be disregarded as separate entities as well as of any other corporate subsidiary in which it owns at least 25% of the value of the subsidiary’s stock. For purposes of these tests, income derived from the performance of services does not constitute passive income. By contrast, rental income would generally constitute passive income unless Reorganized GMR were treated under specific rules as deriving its rental income in the active conduct of a trade or business. Based on GMR’s past and anticipated future operations, the Debtors do not believe that GMR has been a PFIC or that Reorganized GMR will be a PFIC with respect to future taxable years. In this regard, GMR has treated, and Reorganized GMR intends to treat, its income from the time and spot charter of vessels as services income, rather than rental income. Accordingly, the Debtors believe that such income does not constitute passive income, and that the assets that Reorganized GMR will own and operate in connection with the production of that income, primarily its vessels, do not constitute passive assets for purposes of determining whether it is a PFIC.

There is, however, no direct legal authority under the PFIC rules addressing Reorganized GMR’s method of operation that characterizes time charter income as services income. Moreover, it should be noted that there is authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept Reorganized GMR’s position, and there is a risk that the IRS or a court of law could determine that Reorganized GMR will be a PFIC. Moreover, because there are uncertainties in the application of the PFIC rules, because the PFIC test is an annual test, and because, although Reorganized GMR intends to manage its business so as to avoid PFIC status to the extent consistent with its other business goals, there could be changes in the nature and extent of operations in future years, there can be no assurance that Reorganized GMR will not become a PFIC in any taxable year.

Subject to the QEF and mark-to-market election discussions below, if Reorganized GMR were to be treated as a PFIC for any taxable year (and regardless of whether it remains a PFIC for subsequent taxable years), (i) each holder who is treated as owning New GMR Common Stock during such taxable year for purposes of the PFIC rules would be required to allocate any excess distributions received (i.e., the portion of any distributions received by the holder on New GMR Common Stock in a taxable year in excess of 125 percent of the average annual distributions received by the holder in the three preceding taxable years, or, if shorter, the holder’s holding period for the New GMR Common Stock) and any gain realized from the disposition of New GMR Common Stock ratably over the holder’s holding period of the common stock; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Reorganized GMR were a PFIC, would be treated as ordinary income; and (iii) the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

A holder who holds New GMR Common Stock during a period when Reorganized GMR is a PFIC generally will be subject to the foregoing rules for that taxable year and all subsequent taxable years with respect to that holder’s holding of New GMR Common Stock, even if Reorganized GMR ceased to be a PFIC, subject to certain exceptions for holders of New GMR Common Stock who make a QEF election discussed below. Holders are urged to consult their tax advisors regarding the PFIC rules, including as to the advisability of choosing to make a QEF election.

The application of the PFIC rules to holders of New GMR Warrants is subject to significant uncertainties because only limited guidance is available and much of it is in the form of proposed Treasury regulations where the binding effect is unclear. Accordingly, each holder of New GMR Warrants should consult such holder’s tax advisor concerning the consequences of holding such securities acquired through the exercise of such securities if Reorganized GMR was a PFIC.

5. Taxation of Holders Making a Timely QEF Election

The above rules relating to the taxation of excess distributions and dispositions will not apply to a holder who has made a timely “qualified electing fund” (“QEF”) election for all taxable years that the holder has held its common stock and Reorganized GMR was a PFIC. Instead, each holder who has made a timely QEF election is required for each taxable year to include in income a pro rata share of Reorganized GMR’s ordinary earnings as ordinary income and a pro rata share of Reorganized GMR’s net capital gain as long term capital gain, regardless of whether Reorganized GMR has made any distributions of the earnings or gain. The holder’s basis in Reorganized GMR’s common stock will be increased to reflect taxed but undistributed income. Distributions of income that had been previously taxed will result in a corresponding reduction in the basis of the common stock and will not be taxed again once distributed. A holder making a QEF election would generally recognize capital gain or loss on the sale, exchange or other disposition of New GMR Common Stock. If Reorganized GMR determines that it is a PFIC for any taxable year, it may provide each holder with all necessary information in order to make the QEF election described above. If Reorganized GMR does not provide such information, then a QEF election would not be available.

The application of the QEF rules to holders of New GMR Warrants is subject to significant uncertainties because only limited guidance is available and much of it is in the form of proposed Treasury regulations where the binding effect is unclear.  Accordingly, each holder of New GMR Warrants should consult such holder’s tax advisor concerning the consequences of holding such securities, or New GMR Common Stock acquired through the exercise of such securities, if Reorganized GMR was a PFIC.

6. Controlled Foreign Corporation

If more than 50% of the Reorganized GMR Common Stock is owned, directly or indirectly, by U.S. holders, each of whom own, after applying attribution rules, 10% or more of the of the Reorganized GMR Common Stock (a “10% U.S. Holder”), Reorganized GMR would be treated as a “controlled foreign corporation” or “CFC.” This classification would result in the application of many complex rules, including the required inclusion in income by 10% U.S. holders of their pro rata share of any “Subpart F income” and any investments in “U.S. property” (each as defined by the Tax Code) of Reorganized GMR. Shipping income does not constitute Subpart F income provided that is treated as services income and not as rental income (see the discussion above in Section XII.E.3). In addition, under Section 1248 of the Tax Code, if Reorganized GMR were to be considered a CFC at any time during the five-year period ending with the sale or exchange of Reorganized GMR Common Stock by a 10% U.S. holder, gain from such sale or exchange would generally be treated as dividend income to the extent of Reorganized GMR’s earnings and profits attributable to the shares sold or exchanged. If Reorganized GMR were to become a CFC, the PFIC rules discussed above would generally not apply with regard to any 10% U.S. Holder. Because of the complexity of Subpart F, and because we may never be a CFC, a more detailed review of these rules is beyond of the scope of this discussion.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

XIII.  RECOMMENDATION AND CONCLUSION

The Debtors believe that confirmation of the Plan is in the best interests of all Creditors and Equity Interest holders and urge all creditors in the Voting Classes to vote in favor of the Plan.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Dated: January 31, 2012
GENERAL MARITIME CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Executive Vice President, Treasurer &
Secretary

GENERAL MARITIME SUBSIDIARY CORPORATION
GENERAL MARITIME SUBSIDIARY II CORPORATION
GENERAL PRODUCT CARRIERS CORPORATION
GENERAL MARITIME SUBSIDIARY NSF CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Treasurer

GENERAL MARITIME MANAGEMENT

	By:	/s/ Milton H. Gonzales, Jr.
	Name:	Milton H. Gonzales, Jr.
	Title:	Manager & Technical Director

GENERAL ADMINISTRATION CORP.

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Vice President, Treasurer and Secretary

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR ATLAS LLC
GMR CHARTERING LLC
GMR CONCEPT LLC
GMR CONCORD LLC
GMR CONTEST LLC
GMR CONSTANTINE LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC

GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR GP LLC
GMR GULF LLC
GMR HARRIET G LLC
GMR HERCULES LLC
GMR HOPE LLC
GMR HORN LLC
GMR KARA G LLC
GMR LIMITED LLC
GMR MANIATE LLC
GMR MINOTAUR LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR POSEIDON LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR REVENGE LLC
GMR SPARTIATE LLC
GMR SPYRIDON LLC
GMR ST. NIKOLAS LLC
GMR STAR LLC
GMR STRENGTH LLC
GMR TRADER LLC
GMR TRUST LLC
GMR ULYSSES LLC
GMR ZEUS LLC
GENERAL MARITIME INVESTMENTS LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

ARLINGTON TANKERS LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONCEPT LTD.
CONCORD LTD.
CONSUL LTD.
CONTEST LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Director

ARLINGTON TANKERS, LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

EXHIBIT A TO THE DISCLOSURE STATEMENT

JOINT PLAN OF REORGANIZATION OF THE DEBTORS UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

KRAMER LEVIN NAFTALIS & FRANKEL LLP
Kenneth H. Eckstein
Adam C. Rogoff
Douglas H. Mannal
Stephen D. Zide
1177 Avenue of the Americas
New York, New York 10036
Telephone: (212) 715-9100
Facsimile: (212) 715-8000
Counsel for the Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

GENERAL MARITIME CORPORATION, et al.,	Case No. 11-15285 (MG)

Debtors.	Jointly Administered

JOINT PLAN OF REORGANIZATION OF
THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCE OR REJECTION MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THE DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE COURT.

Dated:	January 31, 2012
New York, New York

TABLE OF CONTENTS

		Page

Article I.	DEFINITIONS AND CONSTRUCTION OF TERMS	1
A.	Definitions.	1
B.	Interpretation, Application of Definitions and Rules of Construction	19

Article II.	ADMINISTRATIVE AND PRIORITY CLAIMS	19
A.	Administrative Claims	19
B.	Fee Claims	20
C.	Priority Tax Claims	20
D.	DIP Facility Claims	21
E.	Statutory Fees	21

Article III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	21
A.	Class Identification and Status	21
B.	Treatment of Classified Claims and Equity Interests	23

Article IV.	MEANS FOR IMPLEMENTATION OF THE PLAN	29
A.	General Settlement of Claims and Interests	29
B.	New Equity Investment	30
C.	New Senior Facilities	30
D.	Voting of Claims	30
E.	Nonconsensual Confirmation	30
F.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement	31
G.	The New GMR Common Stock	32
H.	The Rights Offering	32
I.	The New GMR Warrants	34
J.	The Commitment Fee GMR Warrants	35
K.	Continued Corporate Existence and Effectuation of Restructuring Transactions	36
L.	Fee Claims Escrow Account	36
M.	OCM Marine Holdings TP, L.P. Partnership Interests	36
N.	Non-Eligible Rights Offering Offeree Distribution Fund	37

Article V.	PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS	37
A.	Amendments to Certificates of Incorporation	37
B.	Appointment of Officers and Directors	37
C.	Powers of Officers	38
D.	New Management Agreements, Existing Benefits Agreements and Retiree Benefits	38
E.	Equity Incentive Program	38
F.	Indemnification of Directors, Officers and Employees	38

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Article VI.	CONFIRMATION OF THE PLAN	39
A.	Conditions to Confirmation	39
B.	Waiver of Conditions Precedent to Confirmation	39
C.	Dissolution of Unsecured Creditors’ Committee	40
D.	Discharge of the Debtors	40
E.	Injunction	41
F.	Preservation of Causes of Action	42
G.	Votes Solicited in Good Faith	43
H.	Cancellation of Existing Securities	43
I.	Claims Incurred After the Effective Date	44
J.	Releases, Exculpations and Injunctions of Released Parties	44
K.	Preservation of Insurance	46
L.	Indemnification of the Oaktree Plan Sponsors	46

Article VII.	DISTRIBUTIONS UNDER THE PLAN	46
A.	Allowed Claims	46
B.	Resolution of Disputed Claims	49
C.	Allocation of Consideration	49
D.	Estimation	49
E.	Insured Claims	49

Article VIII.	RETENTION OF JURISDICTION	50

Article IX.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	51
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	51
B.	Cure and Notice of Assumption or Rejection	52
C.	Reservation of Rights	54
D.	Rejection Damage Claims	54
E.	Assignment	54
F.	No Change in Control	55
G.	Collective Bargaining Agreements	55
H.	Insurance Policies	55

Article X.	EFFECTIVENESS OF THE PLAN	55
A.	Conditions Precedent to Effectiveness	55
B.	Waiver of Conditions Precedent to Effectiveness	57
C.	Effect of Failure of Conditions	57
D.	Vacatur of Confirmation Order	57
E.	Modification of the Plan	57
F.	Revocation, Withdrawal, or Non-Consummation	58

Article XI.	MISCELLANEOUS PROVISIONS	58
A.	Governing Law	58
B.	Filing or Execution of Additional Documents	58
C.	Information	59
D.	Withholding and Reporting Requirements	59

ii

E.	Exemption From Transfer Taxes	59
F.	Waiver of Federal Rule of Civil Procedure 62(a)	59
G.	Plan Supplement	59
H.	Notices	60
I.	Conflicts	60

iii

INTRODUCTION

General Maritime Corporation and its direct and indirect subsidiaries in the above-referenced chapter 11 cases, as debtors and debtors in possession propose the following joint plan of reorganization under section 1121(a) of chapter 11 of title 11 of the United States Code.  Capitalized terms used in the Plan and not otherwise defined shall have the meaning ascribed to such terms in Article I.

The Chapter 11 Cases are being jointly administered pursuant to an order of the Court entered on November 18, 2011 [Docket No. 22].  Claims against, and Equity Interests in, the Debtors will be treated as set forth herein.  Reference is made to the Disclosure Statement accompanying the Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of the Plan.  All holders of Claims entitled to vote on the Plan are encouraged to consult the Disclosure Statement and to read the Plan carefully before voting to accept or reject the Plan.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AS APPROVED BY THE COURT PURSUANT TO THE DISCLOSURE STATEMENT ORDER, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions.

Unless otherwise defined herein the following terms shall have the respective meanings set forth below:

1.             Accredited Investor:  means an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

2.             Accrued Professional Compensation: means, at any given time, and regardless of whether such amounts are billed or unbilled, all accrued, contingent and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses by any Professional, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not, as of the Effective Date, denied by Final Order (i) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been filed for any such amount) and (ii) after applying any retainer that has been provided by the Debtors to such Professional.  To the extent the Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

3.             Administrative Claim: means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including (i) any actual and necessary costs and expenses of preserving the Estates, (ii) any actual and necessary costs and expenses of operating the Debtors’ businesses, (iii) any indebtedness or obligations assumed by the Debtors in connection with the conduct of their businesses, (iv) all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, (v) any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, (vi) any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code, (vii) any DIP Facility Claims and (viii) any outstanding fees and expenses of the Oaktree Plan Sponsors as set forth in the Equity Purchase Agreement and as approved by the Equity Purchase Agreement Order.

4.             Allowed: means, with reference to any Claim, (i) any Claim against any of the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim has been filed, (ii) any Claim specifically allowed under the Plan, (iii) any Claim, which is not Disputed and which becomes allowed after the Claims Objection Deadline because no objection was interposed against the Claim by the Claims Objection Deadline, or (iv) any Claim the amount or existence of which, if Disputed, has been allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Court will not be considered “Allowed Claims” under the Plan.

5.             Assumption Schedule: means the schedule of Executory Contracts (other than Existing Benefits Agreements) and Unexpired Leases to be assumed pursuant to the Plan and related Cure Claims to be paid on the Effective Date in connection with such assumption, which will be included in the Plan Supplement.

6.             Ballots: means each of the ballot forms approved pursuant to the Disclosure Statement Order and distributed with the Disclosure Statement to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan upon which is to be indicated, among other things, acceptance or rejection of the Plan.

7.             Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof.

8.             Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

9.             Bar Date Holder: means a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that files a Proof of Claim after the Rights Offering Record Date but before the General Bar Date.

2

10.           Bar Date Order: means the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, dated January 13, 2012 [Docket No. 200].

11.           Business Day: means any day on which commercial banks are open for business, and not authorized to close, in New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

12.           Cash: means legal tender of the United States of America.

13.           Causes of Action: means any and all claims, causes of actions, cross-claims, counterclaims, third-party claims, indemnity claims, contribution claims, defenses, demands, rights, actions, debts, damages, judgments, remedies, Liens, indemnities, guaranties, suits, obligations, liabilities, accounts, offsets, recoupments, powers, privileges, licenses, and franchises of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected,  disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, whether arising before, on or after the Petition Date, including through the Effective Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.  For the avoidance of doubt, the term “Causes of Action” shall include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (ii) the right to object to Claims; (iii) all claims pursuant to sections 362, 510, 542, 543, 544 through 550, 552 or 553 of the Bankruptcy Code; (iv) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer claims.

14.           Chapter 11 Cases: means the chapter 11 cases commenced by the Debtors on November 17, 2011 and jointly administered for procedural purposes under case number 11-15285 (MG).

15.           Claim: means a claim, as such term is defined in section 101(5) of the Bankruptcy Code.

16.           Claims Agent: means GCG, Inc., retained as the Debtors’ notice and claims agent pursuant to an order of the Court dated November 17, 2011 [Docket No. 5], or any successor thereto.

17.           Claims Objection Deadline: means the first Business Day that is the later of (i) one hundred eighty (180) days after the Effective Date, (ii) ninety (90) days from the date by which a holder of a Claim is required to file a Proof of Claim pursuant to an order of the Court (including the Bar Date Order) or (iii) such other later date the Court may establish upon a motion by the Debtors or the Reorganized Debtors, which motion may be approved without a hearing and without notice to any party.

18.           Class: means a group of Claims or Equity Interests classified under the Plan.

19.           Collateral: means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been

3

avoided or is not subject to avoidance under the Bankruptcy Code or is otherwise invalid under the Bankruptcy Code or applicable state law.

20.           Collective Bargaining Agreement: means the collective bargaining agreements among the Debtors and unions representing the Debtors’ employees, including the collective bargaining agreement between General Maritime Management LLC and the Associated Marine Officers’ and Seamen's Union of the Philippines.

21.           Commitment Fee GMR Warrants: means the warrants, issuable pursuant to the Equity Purchase Agreement as a commitment fee, to purchase New GMR Common Stock for $0.01, exercisable at any time for a period of five (5) years from the Effective Date, representing 5% of the New GMR Common Stock issuable in accordance with the Plan (subject to dilution from the exercise of the New GMR Warrants and New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR to the Oaktree Plan Sponsors or a designated affiliate thereof pursuant to the Plan and the terms of the Commitment Fee GMR Warrant Agreement.

22.           Commitment Fee GMR Warrant Agreement: means the Commitment Fee GMR Warrant Agreement that will govern the terms of the Commitment Fee GMR Warrants, dated as of the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

23.           Confirmation:  means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

24.           Confirmation Date: means the date of Confirmation.

25.           Confirmation Hearing: means the hearing required by section 1128 of the Bankruptcy Code to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

26.           Confirmation Order: means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

27.           Court: means, (i) the United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases, (ii) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York and (iii) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

28.           Cure Claim: means a Claim in an amount equal to all unpaid monetary obligations under an Executory Contract or Unexpired Lease assumed by a Debtor pursuant to section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

29.           Cure Claim Bar Date: means the deadline for filing requests for payment of a Cure Claim in an amount different from the amount listed in the Assumption Schedule and/or a Cure Notice, which deadline will be seven (7) days before the Confirmation Hearing,

4

unless otherwise ordered by the Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent will not be unreasonably withheld).

30.           Cure Notice: means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include (i) the procedures for objection to proposed assumption of Executory Contracts and Unexpired Leases, (ii) Cure Claims to be paid in connection therewith (including any cure amount listed on the Assumption Schedule) and (iii) procedures for resolution by the Court of any related disputes.  The form of Cure Notice shall be approved pursuant to the Disclosure Statement Order.

31.           Debtors: means, collectively, GMR and the Debtor Subsidiaries, and individually, any of the Debtors.

32.           Debtor Subsidiaries: means Arlington Tankers Ltd., Arlington Tankers, LLC, Companion Ltd., Compatriot Ltd., Concept Ltd., Concord Ltd., Consul Ltd., Contest Ltd., GMR Administration Corp., General Maritime Investments LLC, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR GP LLC, GMR Gulf LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Limited LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Princess LLC, GMR Progress LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Star LLC, GMR Strength LLC, GMR Trader LLC, GMR Trust LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd.

33.           DIP Agent: means Nordea Bank Finland Plc, New York Branch, in its capacity as the administrative agent and collateral agent under the DIP Credit Agreement.

34.           DIP Credit Agreement: means that certain senior secured superpriority debtor-in-possession credit agreement, dated as of November 17, 2011, attached as an exhibit to the DIP Financing Order, as may be amended, modified or supplemented from time to time.

35.           DIP Facility: means that certain senior secured superpriority debtor-in-possession credit facility under the DIP Credit Agreement in the aggregate principal amount of $75,000,000.

36.           DIP Facility Claims: means any Claim arising pursuant to the DIP Loan Documents (as defined in the DIP Financing Order), including all “DIP Obligations” as such term is defined in the DIP Financing Order.

37.           DIP Financing Order: means the Final Order Pursuant to §§  361, 362, 363 and 364 of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy

5

Procedure Authorizing the Debtors to (I) Use Cash Collateral of the Prepetition Secured Parties, (II) Obtain Secured Superpriority Post-Petition Financing and (III) Provide Adequate Protection to the Prepetition Secured Parties [Docket No. 141], entered on December 15, 2011, and as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

38.           DIP Lenders: means the lenders under the DIP Credit Agreement.

39.           Disclosure Statement: means the Disclosure Statement for the Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, dated [###], 2012, as approved by the Court pursuant to the Disclosure Statement Order.

40.           Disclosure Statement Order: means the Order Approving the Disclosure Statement for the Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, dated [###], 2012 [Docket No. ###] pursuant to section 1125 of the Bankruptcy Code and the Bankruptcy Rules.

41.           Disputed: means, with reference to any Claim, (i) a Claim that is Scheduled as either disputed, contingent or unliquidated, (ii) a Claim that is Scheduled as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in a  Proof of Claim by the holder varies from the nature or amount of such Claim as it is listed on the Schedules, (iii) a Claim as to which the applicable Debtor or Reorganized Debtor, or, before the Effective Date, any other party in interest, has filed an objection with the Court and such objection has not been withdrawn or denied by a Final Order and (iv) a Claim that is required to be filed by a date specified in the Plan or a separate order of the Court (including any date specified in the Bar Date Order, the Cure Claim Bar Date, the Claims Objection Deadline and the dates specified in Article II.A) and no such Claim or request for payment has been timely filed.

42.           DTC: means the Depository Trust Company.

43.           Effective Date: means the date selected by the Debtors and the Oaktree Plan Sponsors that is a Business Day after the Confirmation Date on which (a) all of the conditions to the occurrence of the Effective Date specified in Article X.A have been satisfied or waived in accordance with Article X.B and (b) no stay of the Confirmation Order is in effect.  Unless otherwise expressly set forth in the Plan, anything required to be completed by the Debtors or the Reorganized Debtors, as applicable, pursuant to the Plan on the Effective Date shall be done on the Effective Date.

44.           Eligible Rights Offering Offeree: means (a)(i) a Record Date Holder, (ii) a Bar Date Holder, (iii) Executory Contract/Unexpired Lease Rejection Holder or (iv) a Transferee that (b) timely submits an Investor Certificate in accordance with the Rights Offering Procedures certifying that such offeree is a QIB or an Accredited Investor; provided, however, that a  holder that has delivered a Certification Period Transfer Notice or Post-Certification Period Transfer Notice with respect to particular Allowed General Unsecured Claim shall no longer be deemed to be an Eligible Rights Offering Offeree with respect to such Claim.

45.           Equity Incentive Program: means the equity-based incentive program described in Article V.E.

6

46.           Equity Interest: means any equity security as such term is defined in section 101(16) of the Bankruptcy Code, or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.

47.           Equity Purchase Agreement: means the agreement attached as Annex 1 to the Equity Purchase Agreement Order among the Debtors and the Oaktree Plan Sponsors, dated as of December 15, 2011, governing the terms of the New Equity Investment, as may be amended, modified or supplemented from time to time in accordance with its terms.

48.           Equity Purchase Agreement Order: means the Order Pursuant to Section 363 of the Bankruptcy Code Authorizing the Debtors to Enter into an Equity Commitment Agreement and to Pay Certain Fees in Connection Therewith, dated December 15, 2011 [Docket No. 140].

49.           Estates: means the estates of the Debtors, individually or collectively, as is appropriate in the context, created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

50.           Exchange Act:  means the Securities Exchange Act of 1934, as amended.

51.           Executory Contract: means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

52.           Executory Contract/Unexpired Lease Rejection Holder: means a counterparty to an Executory Contract or Unexpired Lease which is pending rejection as of the hearing on the Disclosure Statement.

53.           Existing Benefits Agreement: means any employment, retirement, severance, indemnification and similar or related agreements or arrangement with the members of the Debtors’ management team or directors as of the Petition Date.

54.           Fee Claim: means a Claim for Accrued Professional Compensation.

55.           Fee Claims Escrow Account: means the account established on the Effective Date pursuant to Article IV.L.

56.           Final Order: means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal or petition for certiorari or other proceeding for a new trial, reargument or rehearing that has been timely taken is pending, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

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57.           General Bar Date: means February 23, 2012.

58.           General Unsecured Claim: means any Unsecured Claim that is not an Intercompany Claim.

59.           GMR: means General Maritime Corporation.

60.           GMR HoldCo: means General Maritime Holdings L.P., a Cayman Island limited partnership formed on or before the Effective Date that will, as of the Effective Date, own the New GMR Common Stock issued to OCM (or its designee), the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.

61.           GMR HoldCo Limited Partnership Agreement: means the limited partnership agreement that will establish GMR HoldCo on the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

62.           GMR HoldCo Interests: means the limited partnership interests in GMR HoldCo issued on the Effective Date under the terms of the Plan and in accordance with the GMR HoldCo Limited Partnership Agreement.

63.           Governmental Unit: has the meaning set forth in section 101(27) of the Bankruptcy Code.

64.           Guarantor Debtors: means the following Debtors which guarantee or are borrowers under, as applicable, the Prepetition 2010 Facility, the Prepetition 2011 Facility, the OCM Facility or the Senior Notes: Arlington Tankers Ltd., Companion Ltd., Compatriot Ltd., Consul Ltd., GMR, General Maritime Management LLC, General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Atlas LLC, GMR Chartering LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR Harriet G LLC, GMR Hercules LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Maniate LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Poseidon LLC, GMR Revenge LLC, GMR Spartiate LLC, GMR Spyridon LLC, GMR St. Nikolas LLC, GMR Strength LLC, GMR Ulysses LLC, GMR Zeus LLC, Victory Ltd. and Vision Ltd. For the avoidance of doubt, GMR Revenge LLC is not a guarantor under the Senior Notes.

65.           Impaired: means, when used with reference to a Class of Claims or Equity Interests, Claims or Equity Interests that are impaired within the meaning of section 1124 of the Bankruptcy Code.

66.           Insured Claim: means any Claim or portion of a Claim that is insured under the Debtors’ insurance policies.

67.           Intercompany Claims: means any Claim held by a Debtor against another Debtor and any Claim held by a Non-Debtor Subsidiary against a Debtor.

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68.           Investor Certificate: means the certification form distributed in accordance with the Rights Offering Procedures to each holder or beneficial holder of a General Unsecured Claim against a Guarantor Debtor on which each such holder must certify (i) whether such holder is an Accredited Investor or QIB (or neither) and (ii) the aggregate principal amount of the General Unsecured Claim beneficially, directly or indirectly, owned by such holder.

69.           Letter of Credit Claim: means any Claim under the Prepetition Senior Credit Agreements on account of a letter of credit to the extent such letter of credit has not been drawn as of the Effective Date.

70.           Lien: has the meaning set forth in section 101(37) of the Bankruptcy Code.

71.           Losses: means any and all demands, claims, debts, actions, assessments, judgments, settlements, sanctions, liabilities, monetary damages, fines, penalties, interest obligations, deficiencies, and expenses (including amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation).  The term “Losses” shall not include any special, consequential, incidental or punitive damages on account of any lost profits, diminution of the value of investments or securities except to the extent that such special, consequential, incidental or punitive damages on account of any lost profits, diminution of the value of investments or securities are awarded by or pursuant to a court or other body of competent jurisdiction against an indemnified person in respect of a third-party claim.

72.           New Board: means the board of directors of Reorganized GMR to be constituted as of the Effective Date pursuant to Article V.B.

73.           New Equity Investment: means the Oaktree Plan Sponsors’ and the Non-Oaktree Plan Sponsors’, as applicable, purchase of the New Equity Investment Shares on the Effective Date for $175,000,000 (less the Rights Offering Proceeds, if any) in Cash on the terms and conditions set forth in the Equity Purchase Agreement.

74.           New Equity Investment Shares: means shares of New GMR Common Stock, to be issued in accordance with the Equity Purchase Agreement (less the amount of the Rights Offering Shares, if any, and the amount of the OCM Conversion Shares).

75.           New GMR Charter: means the form of the certificate of incorporation of Reorganized GMR, the form of which shall be included as an exhibit to the Plan Supplement.

76.           New GMR Common Stock: means the shares of common stock of Reorganized GMR authorized and issued pursuant to the Plan and the New GMR Charter, including upon exercise of the New GMR Warrants and the Commitment Fee GMR Warrants and the shares issuable pursuant to the Rights Offering and under the Equity Incentive Program.

77.           New GMR Warrants: means the warrants issuable on account of GMR’s ownership of OCM Marine Holdings TP, L.P. Partnership Interests to purchase New GMR Common Stock, exercisable at a cash-less strike price reflecting a total implied equity value of $421.1 million for the Reorganized Debtors at any time for a period of five (5) years from the Effective Date, representing an aggregate total of 2.5% of the New GMR Common Stock

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issuable in accordance with the Plan (subject to dilution from the exercise of the Commitment Fee Warrants and New GMR Common Stock issuable under the Equity Incentive Program), which warrants will be issued by Reorganized GMR under the terms of the Plan under the New GMR Warrant Agreement.

78.           New GMR Warrant Agreement: means the New GMR Warrant Agreement that will govern the terms of the New GMR Warrants, dated as of the Effective Date, the form of which shall be included as an exhibit to the Plan Supplement.

79.           New Intercreditor Agreement: means the intercreditor agreement, dated as of the Effective Date that will govern the New Senior 2010 Facility and the New Senior 2011 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

80.           New Management Agreements: means the employment agreements, if any, between Reorganized GMR and certain members of the Debtors’ management team, the form of which shall be included as an exhibit to the Plan Supplement and in accordance with Article V.D.

81.           New Senior 2010 Facility: means the senior financing facility in the aggregate principal amount of $273,802,583.31 (after giving effect to the Paydown, and excluding any default interest accrued on account of the Prepetition 2010 Facility Claims through and including the Effective Date) on the terms set forth in the New Senior 2010 Facility Credit Agreement.

82.           New Senior 2010 Facility Credit Agreement: means the loan agreement, to be dated as of the Effective Date that will govern the New Senior 2010 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

83.           New Senior 2011 Facility: means the senior financing facility in the aggregate principal amount of $508,963,260.95 (after giving effect to the Paydown and including to the extent terminated before the Effective Date, amounts owed under the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and excluding any default interest accrued on account of the Prepetition 2011 Facility Claims through and including the Effective Date) on the terms set forth in the New Senior 2011 Facility Credit Agreement.

84.           New Senior 2011 Facility Credit Agreement: the loan agreement, to be dated as of the Effective Date that will govern the New Senior 2011 Facility, the form of which shall be included as an exhibit to the Plan Supplement.

85.           New Senior Facilities: means, together, the New Senior 2010 Facility and the New Senior 2011 Facility.

86.           Non-Debtor Guarantor Subsidiaries: means the following: (i) General Maritime Crewing Pte. Ltd., (ii) General Maritime Management (Portugal) Lda., (iii) General Maritime Management (Portugal) LLC and (iv) Limited “General Maritime Crewing.”

87.           Non-Debtor Subsidiaries: means the following: (i) General Maritime Crewing Pte. Ltd., (ii) General Maritime Management (Portugal) Lda., (iii) General Maritime

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Management (Hellas) Ltd., (iv) General Maritime Management (UK) LLC, (v) General Maritime Management (Portugal) LLC and (vi) Limited “General Maritime Crewing.”

88.           Non-Eligible Rights Offering Offeree Distribution Fund: means the account established pursuant to Article IV.N to be funded on the Effective Date with Cash in the amount of $15,000, disbursements from which shall be payable to the Non-Eligible Rights Offering Offerees whose Claims are Allowed.

89.           Non-Eligible Rights Offering Offerees: means any of the following: (I) a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is either a holder of such Claim as of the Rights Offering Record Date or the General Bar Date, as applicable or an Executory Contract/Unexpired Lease Rejection Holder and (ii) timely submits the Investor Certificate certifying that such holder is neither a QIB nor an Accredited Investor; (II) a holder of a General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor that (i) is Disputed as of the Subscription Deadline (as defined in the Rights Offering Procedures) and is subsequently Allowed, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) timely submits a properly completed Investor Certificate; and (III) a holder of an Allowed General Unsecured Claim except an Executory Contract/Unexpired Lease Rejection Holder that (i) is permitted to and properly files a Proof of Claim after the General Bar Date, irrespective of whether such holder is a QIB or an Accredited Investor and (ii) submits a properly completed Investor Certificate within 20 days after mailing of the Investor Certificate to such holder.

90.           Non-Guarantor Debtors: means the following Debtors which do not guarantee the Prepetition 2010 Facility, the Prepetition 2011 Facility, the OCM Facility or the Senior Notes: Arlington Tankers, LLC, Concept Ltd., Concord Ltd., Contest Ltd., General Maritime Investments LLC, General Maritime Subsidiary NSF Corporation, General Product Carriers Corporation, GMR Administration Corp., GMR Concept LLC, GMR Concord LLC, GMR Constantine LLC, GMR Contest LLC, GMR GP LLC, GMR Gulf LLC, GMR Limited LLC, GMR Princess LLC, GMR Progress LLC, GMR Star LLC, GMR Trader LLC and GMR Trust LLC.

91.           Non-Oaktree Plan Sponsor: means an “Equity Investment Participant,” if any, as defined in the Equity Purchase Agreement (and excluding, for the avoidance of doubt, any Eligible Rights Offering Offeree).

92.           Oaktree Plan Sponsors: means, collectively, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P.

93.           OCM: means OCM Marine Investments CTB, Ltd.

94.           OCM Conversion Shares: means shares of New GMR Common Stock, issued in exchange of the OCM Facility Secured Claims.

95.           OCM Credit Agreement: means the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified or supplemented from time to time) for a secured term loan in the principal amount of $200 million among General Maritime

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Subsidiary Corporation and General Maritime Subsidiary II Corporation, as borrower, GMR and Arlington Tanker, Ltd. as guarantors, OCM, as initial lender and the OCM Facility Agent, as administrative agent and collateral agent.

96.           OCM Facility: means the $200 million principal amount secured term loan facility under the OCM Credit Agreement, plus any and all accrued and unpaid interest, premiums, fees and other obligations outstanding thereunder.

97.           OCM Facility Agent: means OCM Administrative Agent, LLC as administrative agent and collateral agent under the OCM Credit Agreement.

98.           OCM Facility Lenders: means the lenders under the OCM Credit Agreement, including OCM.

99.           OCM Facility Deficiency Claims: means that portion of the Claims under or evidenced by the OCM Facility that are not Secured.

100.         OCM Facility Secured Claims: means that portion of the Claims under or evidenced by the OCM Facility that are Secured, which Claims shall be deemed Allowed in an amount of $175,000,000.

101.         OCM Marine Holdings TP, L.P. Partnership Interests: means the 490 Class B Units representing Class B limited partnership interests in OCM Marine Holdings TP, L.P. held by GMR.

102.         Other Priority Claim: means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (i) an Administrative Claim or (ii) a Priority Tax Claims.

103.         Other Secured Claim: means any Claim that is Secured, other than (i) a Prepetition 2010 Facility Claim, (ii) a Prepetition 2011 Facility Claim, (iii) an OCM Facility Secured Claim or (iv) a Letter of Credit Claim.

104.         Oversubscription Right: means the right of each Eligible Rights Offering Offeree to subscribe for Rights Offering Shares, to the extent available because other Eligible Rights Offering Offerees have failed to exercise Rights, in addition to those to be received pursuant to the exercise of the Rights, provided that such Eligible Rights Offering Offeree has (i) exercised in full its Rights, (ii) specified in the Subscription Form (as defined in the Rights Offering Procedures) the number of Rights Offering Shares (as defined in the Rights Offering Procedures) it intends to purchase in addition to the Rights Offering Shares under its Rights and (iii) paid in full for the New GMR Common Stock issued in connection with the Rights and the Oversubscription Rights.

105.         Paydown: means (i) with respect to the holders of the Prepetition 2010 Facility Claims, $39,649,220 and (ii) with respect to the holders of the Prepetition 2011 Facility Claims, $35,350,780.

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106.         Person: means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

107.         Petition Date: means November 17, 2011, the date on which each of the Debtors commenced the Chapter 11 Cases.

108.         Plan: means this Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code, together with all addenda, exhibits, schedules or other attachments, if any, including the Plan Supplement, each of which is incorporated herein by reference, and as may be amended, modified, or supplemented from time to time in accordance with the terms of and/or the Equity Purchase Agreement and the Restructuring Support Agreement, as applicable.

109.         Plan Supplement: means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed with the Court on notice to parties in interest, and additional documents filed before the Effective Date as supplements or amendments to the Plan Supplement, including the following: (i) the Rejection Schedule; (ii) the Assumption Schedule; (iii) the New Senior 2010 Facility Credit Agreement, (iv) the New Senior 2011 Facility Credit Agreement; (iv) the New GMR Charter; (vi) the GMR HoldCo Limited Partnership Agreement; (vii) the New GMR Warrant Agreement; (viii) the identity of the officers and members of the New Board and each of the other Reorganized Debtors; (ix) the summary of any Restructuring Transactions to occur on or after the Effective Date in accordance with Article IV.K.2, if any (x) a list of retained Causes of Action; (xi) to the extent agreed to in accordance with Article V.E, a summary of the material terms of the Equity Incentive Program; (xii) the New Management Agreements; (xiii) the Registration Rights Agreement; (xiv) to the extent consented to by the Oaktree Plan Sponsors in accordance with Article V.D, the Existing Benefits Agreements to be assumed under the Plan; (xv) the New Intercreditor Agreement; (xvi) the Commitment Fee GMR Warrant Agreement; and (xvii) the elected treatment of Intercompany Claims and Subsidiary Equity Interests.  The Debtors shall file the Assumption Schedule and the Rejection Schedule no later than twenty-one (21) days before the commencement of the Confirmation Hearing, and the remainder of the substantially complete versions of the materials comprising the Plan Supplement no later than five (5) days before the Voting Deadline.

110.         Prepetition 2010 Credit Agreement: means the Amended and Restated Credit Agreement, dated as of May 6, 2011, (as amended, modified or supplemented from time to time) with respect to the Prepetition 2010 Facility among GMR, as parent, Arlington Tankers, Ltd. and General Maritime Subsidiary Corporation as guarantor, General Maritime Subsidiary II Corporation as borrower, the Prepetition 2010 Facility Lenders and the Prepetition Agent.

111.         Prepetition 2010 Facility: means the term loan in an aggregate principal amount of $278.2 million and revolving credit facility in an aggregate principal amount of $50 million under the Prepetition 2010 Credit Agreement.

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112.         Prepetition 2010 Facility Claims: means the Claims under or evidenced by the Prepetition 2010 Facility (but excluding default interest accrued through the Effective Date).

113.         Prepetition 2010 Facility Lenders: means the lenders under the Prepetition 2010 Credit Agreement.

114.         Prepetition 2011 Credit Agreement: means the Second Amended and Restated Credit Agreement, dated as of May 6, 2011, (as amended, modified or supplemented from time to time) with respect to the Prepetition 2011 Facility among GMR, as parent, Arlington Tankers, Ltd. and General Maritime Subsidiary II Corporation as guarantors, General Maritime Subsidiary Corporation as borrower, the Prepetition 2011 Facility Lenders, and the Prepetition Agent.

115.         Prepetition 2011 Facility: means the revolving credit facility under the Prepetition 2011 Credit Agreement in an aggregate principal amount of $550 million.

116.         Prepetition 2011 Facility Claims: means the Claims under or evidenced by the Prepetition 2011 Facility and, to the extent terminated before the Effective Date, the Prepetition Swap Agreements relating to the Prepetition 2011 Facility, and any related Letter of Credit Claims (but excluding default interest accrued through the Effective Date).

117.         Prepetition 2011 Facility Lenders: means the lenders under the Prepetition 2011 Credit Agreement.

118.         Prepetition Agent: means, collectively, Nordea Bank Finland Plc, New York Branch as the administrative and collateral agent under each of the Prepetition 2010 Facility and the Prepetition 2011 Facility, and Nordea Bank Finland Plc, New York Branch, HSH Norbank AG and DNB Bank Asa as Joint Leader Arrangers under the Prepetition 2011 Facility, and Nordea Bank Finland Plc, New York Branch and DNB Bank Asa as Joint Leader Arrangers under the Prepetition 2010 Facility and Nordea Bank Finland Plc, New York Branch and DNB Bank Asa, as Joint Book Runners under each of the Prepetition 2010 Facility and the Prepetition 2011 Facility.

119.         Prepetition Senior Credit Agreements: means, together, the Prepetition 2010 Credit Agreement and the Prepetition 2011 Credit Agreement.

120.         Prepetition Swap Agreements: means, collectively, (i) the ISDA Master Agreement between GMR and Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch), dated September 24, 2001, (ii) the interest rate swap between GMR and Nordea (f/k/a Christiania Bank OG Kreditkasse ASA, New York Branch) dated November 26, 2008, (iii) the ISDA Master Agreement between GMR and Citibank, N.A., dated September 21, 2007 (iv) the interest rate swap between GMR and Citibank, N.A., dated January 29, 2008, (v) the ISDA Master Agreement between GMR and DNB Norbank ASA, dated May 2, 2008 and (vi) the interest rate swap between GMR and DNB Norbank ASA, dated February 1, 2008.

121.         Priority Tax Claim: means any Claim that is entitled to a priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

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122.         Professional: means (i) any professional employed in the Chapter 11 Cases pursuant to sections 327 or 328 of the Bankruptcy Code and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code or otherwise.

123.         Proof of Claim:  means a written proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

124.         Pro Rata: means, with respect to any Claim, at any time, the proportion that the amount of a Claim in a particular Class or group of Classes bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or group of Classes, unless in each case the Plan provides otherwise.

125.         QIB:  means a “qualified institutional buyer,” as that term is defined in Rule 144A, promulgated under the Securities Act.

126.         Record Date: means (i) for purposes of making distributions under the Plan on account of Allowed Claims, the Confirmation Date, and (ii) for purposes of casting Ballots, the date established for such purpose as set forth in the Disclosure Statement Order.

127.         Record Date Holder: means a holder of an Allowed General Unsecured Claim (other than an OCM Facility Deficiency Claim) against a Guarantor Debtor as of the Rights Offering Record Date.

128.         Registration Rights Agreement: means the agreement, by and among Reorganized GMR, GMR Holdco and any holder of Rights Offering Shares that participates in a “piggyback” registration thereunder, the form of which shall be included as an exhibit to the Plan Supplement.

129.         Rejection Notice: means a notice of an Executory Contract or Unexpired Lease to be rejected under the Plan pursuant to section 365 of the Bankruptcy Code which notice shall include (i) the procedures for objection to proposed rejection of Executory Contracts and Unexpired Leases and (ii) procedures for resolution by the Court of any related disputes.  The form of Rejection Notice shall be approved pursuant to the Disclosure Statement Order.

130.         Rejection Schedule: means the schedule of Executory Contacts (other than Existing Benefits Agreements) and Unexpired Leases to be rejected pursuant to the Plan and the effective date of rejection, which shall be included as an exhibit to the Plan Supplement.

131.         Released Parties: means each of: (a) the Debtors and Reorganized Debtors; (b) the Prepetition Agent; (c) the Prepetition 2010 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (d) the Prepetition 2011 Facility Lenders (including, for the avoidance of doubt, those lenders party to the Prepetition Swap Agreements that were terminated before the Effective Date); (e) the OCM Facility Lenders; (f) the OCM Facility Agent; (g) the DIP Financing Agent; (h) the DIP Lenders; (i) the Oaktree Plan Sponsors; (j) the Non-Oaktree Plan Sponsors (if any); (k) GMR HoldCo.; and (l) with respect to each of the foregoing in clauses (a) through (k), such entities’ predecessors, Professionals, successors and assigns,

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subsidiaries, funds, portfolio companies, affiliates, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives.

132.         Reorganized GMR: means GMR or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

133.         Reorganized Debtors: means the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

134.         Reorganized Debtor Subsidiaries: means the Debtor Subsidiaries, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

135.         Requisite Supporting Creditors: has, with respect to the holder of a Claim other than an OCM Facility Deficiency Claim or an OCM Facility Secured Claim, the meaning ascribed to such term in the Restructuring Support Agreement.

136.         Restructuring Support Agreement: means the agreement, effective as of November 16, 2011, among the Debtors and (i) certain holders of the Prepetition 2010 Facility Claims, (ii) certain holders of the Prepetition 2011 Facility Claims and (iii) certain holders of the OCM Facility Deficiency Claims and the OCM Facility Secured Claims, as may be amended, modified or supplemented by the parties thereto in accordance with the terms of such agreement.

137.         Restructuring Transaction: means the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms as are summarized in the Plan Supplement and consistent with the Plan (and, to the extent applicable, the Equity Purchase Agreement) and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons agree.

138.         Rights: means the rights of Eligible Rights Offering Offerees to subscribe for, and acquire on the Effective Date, New GMR Common Stock in exchange for up to $61.25 million in Cash, on other terms and conditions of the Rights Offering as set forth herein and in the Rights Offering Procedures.

139.         Rights Offering: means the offering of the Rights by the Debtors to the Eligible Rights Offering Offerees in accordance with the terms hereof and the Rights Offering Procedures.

140.         Rights Offering Deadline: means 5:00 p.m. (ET) on the date that is 21 days after the Debtors commence the Rights Offering with accordance with the Rights Offering Procedures.

141.         Rights Offering Procedures: means the procedures with respect to the Rights Offering as approved by the Order Approving Certain Procedures for the Rights Offering

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in Connection with the Debtors’ Joint Plan of Reorganization, dated [###], 2012 [Docket No. ###], and as may be amended, modified or supplemented by the Court from time to time.1

142.         Rights Offering Proceeds: means the cash proceeds received by the Debtors from the Rights Offering, if any.

143.         Rights Offering Record Date: means February 8, 2012.

144.         Rights Offering Shares: means shares of New GMR Common Stock, with a value of up to $61.25 million to be issued in accordance with the terms hereof and the Rights Offering Procedures, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.

145.         Rights Offering Subscription Deadline: means 5:00 p.m. (ET) on the date that is 21 days after the Debtors commence the Rights Offering with accordance with the Rights Offering Procedures.

146.         Securities Act: means the Securities Act of 1933, as amended.

147.         Scheduled:  means, with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

148.         Schedules:  means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed with the Court by each of the Debtors, including any amendments or supplements thereto.

149.         Secured: means when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Claim that is Secured.

150.         Senior Note Claims: means the Claims under or evidenced by the Senior Notes.

151.         Senior Notes: means the 12% Senior Notes due 2017 issued pursuant to the Senior Notes Indenture in the original principal amount of $300,000,000.

152.         Senior Notes Indenture:  means that certain Indenture, dated as of November 12, 2009, (as amended, modified or supplemented from time to time) between GMR, the subsidiary guarantors party thereto and the Senior Notes Indenture Trustee pursuant to which the Senior Notes were issued.

1	The Debtors anticipate filing a motion to approve the Rights Offering Procedures on January 31, 2012.

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153.         Senior Notes Indenture Trustee: means Bank of New York Mellon, as indenture trustee under the Senior Notes Indenture.

154.         Shareholder Agreement:  means the Shareholder Agreement of Reorganized GMR, the terms of which are set forth fully in an exhibit to the Plan Supplement.

155.         Subscription Agent: means Garden City Group, Inc.

156.         Subsidiaries: means the Debtor Subsidiaries and the Non-Debtor Subsidiaries.

157.         Subsidiary Equity Interests: means Equity Interests in the Debtor Subsidiaries.

158.         Transferee: means a transferee of an Allowed General Unsecured Claim held by a  Record Date Holder, Bar Date Holder or an Executory Contract/Unexpired Lease Rejection Holder, as the case may be, evidenced by one or more Certification Period Transfer Notices or Post-Certification Transfer Notices (each, as defined in the Rights Offering Procedures) that begin with the transfer by the Record Date Holder, Bar Date Holder or an Executory Contract/Unexpired Lease Rejection Holder, as the case may be, holding such Allowed General Unsecured Claim as of the Rights Offering Record Date or the date that the Bar Date Holder filed its Proof of Claim or the date of the hearing on the Disclosure Statement, as the case may be; provided, however, a transfer of an Allowed General Unsecured Claim by an Eligible Rights Offering Offeree to a transferee that is neither a QIB nor an Accredited Investor will result in the forfeiture of (i) any and all such Rights that would otherwise be associated with such Allowed General Unsecured Claims under the Rights Offering, and such Rights will forever be forfeited, regardless of whether or not the associated Allowed General Unsecured Claims are subsequently held by a QIB or an Accredited Investor, and (ii) any right (if any) to receive any amount from the Non-Eligible Rights Offering Offeree Distribution Fund.

159.         Unexpired Lease: means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

160.         Unimpaired: means any Class or Equity Interests that is not designated as Impaired under the Plan.

161.         Unsecured Claim: means any Claim that is not Secured or entitled to priority under the Bankruptcy Code or an order of the Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code. With respect to the Guarantor Debtors only, Unsecured Claims include (i) Senior Note Claims, (ii) OCM Facility Deficiency Claims and (iii) General Unsecured Claims.

162.         Unsecured Creditors’ Committee: means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases, as constituted from time to time.

163.         U.S. Trustee: means the United States Trustee for the Southern District of New York.

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164.         Voting Deadline: means 5:00 p.m. (ET) on April 4, 2012, the deadline for submitting Ballots to either accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code as approved pursuant to the Disclosure Statement Order.

B.	Interpretation, Application of Definitions and Rules of Construction.

Capitalized terms in the Plan shall have the meaning assigned to them in Article I.A.  Capitalized terms that that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be.  Meanings of capitalized terms shall be equally applicable to both the singular and plural forms of such terms.   The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole (and, for the avoidance of doubt, the Plan Supplement) and not to any particular section or subsection in the Plan unless expressly provided otherwise.  The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.  Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan.  The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.
ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Fee Claims, as described below, have not been classified and thus are excluded from the classes of Claims and Equity Interests set forth in Article III.

A.	Administrative Claims.

1.             Treatment of Administrative Claims Other than Fee Claims.

Each holder of an Allowed Administrative Claim (other than an Administrative Claim that is a Fee Claim) as of the Effective Date shall receive from the Debtors (i) Cash in an amount equal to the amount of such Allowed Administrative Claim as soon as practicable after the later of (a) on the Effective Date if such Administrative Claim is Allowed as of the Effective Date, (b) thirty (30) days after the date such Administrative Claim becomes an Allowed Administrative Claim if such Administrative Claim is Disputed as of or following the Effective Date, (c) the date such Allowed Administrative Claim becomes due and payable by its terms, or as soon thereafter as is practicable or (ii) such other treatment as the Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld) and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims other than Fee Claims that arise in the ordinary course of the Debtors’ business shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.  Notwithstanding anything to the contrary contained herein, except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, each holder of a DIP Facility Claim

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shall receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date as set forth in Article II.D of the Plan.

2.             Administrative Claims Bar Date.

Except as otherwise provided in this Article II, and except with respect to requests for payment of Claims arising under section 503(b)(9) of the Bankruptcy Code, which Claims are subject to the Bar Date Order, requests for payment of Administrative Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after entry of the Confirmation Order.  Holders of Administrative Claims that are required to, but do not, file and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than sixty (60) days after the Effective Date.

B.	Fee Claims.

All requests for compensation or reimbursement of Fee Claims shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the U.S. Trustee, counsel to the Unsecured Creditors’ Committee, and counsel to the New Senior Lenders and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than seventy-five (75) days after the Effective Date (unless otherwise agreed by the party requesting compensation of a Fee Claim).

C.	Priority Tax Claims.

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), in full satisfaction, settlement, release, and discharge, of and in exchange for such Priority Tax Claim one of the following treatments: (i) payment in full in Cash as soon as practicable after the Effective Date in amount equal to the amount of such Allowed Priority Tax Claim, plus statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); (ii) payment in full in Cash payable in equal Cash installments made on a quarterly basis in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, over a period not to exceed 5 years following the Petition Date, plus

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statutory interest on any outstanding balance from the Effective Date, calculated at the prevailing rate under applicable nonbankruptcy law for each taxing authority and to the extent provided for by section 511 of the Bankruptcy Code, and in a manner not less favorable than the most favored nonpriority Unsecured Claim provided for by the Plan (other than cash payments made to a class of creditors pursuant to section 1122(b) of the Bankruptcy Code); or (iii) such other treatment as may be agreed upon by such holder and the Debtors (with the consent of the Plan Sponsors, which consent shall not be unreasonably withheld) or otherwise determined upon a Final Order of the Court.

D.	DIP Facility Claims.

The DIP Facility Claims shall be deemed Allowed superpriority Administrative Claims in the full amount due and owing under the DIP Facility as of the Effective Date.  Except to the extent that a holder of a DIP Facility Claim agrees in writing to lesser treatment, in full satisfaction of and in exchange for each DIP Facility Claim, each holder of a DIP Facility Claim shall receive payment in an amount equal to such DIP Facility Claim in full, in Cash on the Effective Date.

E.	Statutory Fees.

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation.  On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for each of the Reorganized Debtors until the entry of a final decree in each such Debtor’s Chapter 11 Case or until each such Chapter 11 Case is converted or dismissed.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLAIMS AND EQUITY INTERESTS

All Claims against the Debtors (other than those Claims specified in Article II) and Equity Interests in the Debtors are placed in the Classes set forth below.  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled before the Effective Date.

A.	Class Identification and Status.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and, the classification set forth in the Classes below shall be deemed to apply to each Debtor, except as follows:

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1.	The Guarantor Debtors’ Plans do not contain a Class 6.

2.	GMR’s Plan does not contain a Class 9.

3.	GMR’s Plan is the only one to contain a Class 10.

4.	The Non-Guarantor Debtors’ Plans do not contain a Class 3, Class 4, Class 5, Class 7A, Class 7B or Class 10.

In addition, certain of the Guarantor Debtors and the Non-Guarantor Debtors may not have creditors in certain other classes.  If a particular Debtor does not have creditors in one or more Classes, then such Class will not apply to that Debtor.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot that complies with the Disclosure Statement Order indicating acceptance or rejection of the Plan, such Class will be deemed to have accepted the Plan.  The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors (with the consent of the Oaktree Plan Sponsors) reserve the right to modify the Plan in accordance with Article X.F hereof, including the right to withdraw the Plan as to an individual Debtor at any time before the Effective Date.  Below is a chart identifying each separate Class for each Debtor (as applicable), a description of whether the Class is Impaired and the Class’s voting rights:

Class	Claim or Equity Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition 2010 Facility Claims	Impaired	Entitled to Vote
4	Prepetition 2011 Facility Claims	Impaired	Entitled to Vote
5	OCM Facility Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims Against the Non-Guarantor Debtors	Impaired	Entitled to Vote
7A-1	General Unsecured Claims Against GMR held by Eligible Rights Offering Offerees	Impaired	Entitled to Vote
7A-2	General Unsecured Claims Against GMR held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
7B-1	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Eligible Rights Offering Offerees	Impaired	Entitled to Vote

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7B-2	General Unsecured Claims Against the Guarantor Debtors (Other than GMR) held by Non-Eligible Rights Offering Offerees	Impaired	Entitled to Vote
8	Intercompany Claims	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
9	Subsidiary Equity Interests	Impaired / Unimpaired	Deemed to Accept/ Deemed to Reject
10	Equity Interests in GMR	Impaired	Deemed to Reject

B.	Treatment of Classified Claims and Equity Interests.

1.             Class 1 – Other Priority Claims.

(a)           Classification:  Class 1 consists of Other Priority Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of (i) the Effective Date and (ii) thirty days after the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

(c)           Voting:  Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 1 Other Priority Claims are not entitled to vote to accept or reject the Plan.

2.             Class 2 – Other Secured Claims.

(a)           Classification:  Class 2 consists of Other Secured Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, at the option of the Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim before the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim, if such interest is required to be paid pursuant to sections 506(b) and/or 1129(a)(9) of the Bankruptcy Code, as soon as practicable after the later of (a) the Effective Date, and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other

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Secured Claim, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim in full and complete satisfaction of such Allowed Other Secured Claim as soon as practicable after the later of (a) the Effective Date and (b) thirty days after the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, any liens imposed on account of such Allowed Other Secured Claim shall remain unimpaired until such Allowed Other Secured Claim is paid in full, and such Allowed Other Secured Claim shall be treated as an Allowed Priority Tax Claim, provided, however, that such Allowed Other Secured Claim shall be satisfied in full if the holder of such Allowed Other Secured Claim receives on account of such Allowed Other Secured, Cash equal to the principal amount of such Allowed Other Secured, plus statutory interest on any outstanding balance accruing from the Petition Date rather than the Effective Date.

(c)           Voting:  Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.             Class 3 – Prepetition 2010 Facility Claims.

(a)           Classification:  Class 3 consists of Prepetition 2010 Facility Claims.

(b)           Allowance:  Prepetition 2010 Facility Claims shall be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2010 Credit Agreement as of the Effective Date; provided, however, that such Allowed amount shall exclude default interest accrued through the Effective Date.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2010 Facility Claim, each holder of an Allowed Prepetition 2010 Facility Claim shall receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2010 Facility Claims and (ii) a Pro Rata share of the New 2010 Senior Facility.   The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 3 Claims and holders of Class 3 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting: Class 3 is Impaired.  Therefore, holders of Class 3 Prepetition 2010 Facility Claims are entitled to vote to accept or reject the Plan.

4.             Class 4 – Prepetition 2011 Facility Claims.

(a)           Classification: Class 4 consists of Prepetition 2011 Facility Claims.

(b)           Allowance:  Prepetition 2011 Facility Claims shall be Allowed and deemed to be Allowed in the full amount outstanding under the Prepetition 2011 Credit

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Agreement as of the Effective Date; provided, however, that such Allowed amount shall exclude default interest accrued through the Effective Date; provided, further, that to the extent that Prepetition Swap Agreements are terminated before the Effective Date, the amount of the Allowed Prepetition 2011 Facility Claims shall include the amounts associated with such termination.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Prepetition 2011 Facility Claim, each holder of an Allowed Prepetition 2011 Facility Claim shall receive (i) a Pro Rata share of the Paydown with respect to the Prepetition 2011 Facility Claims and (ii) a Pro Rata share of the New 2011 Senior Facility.  Any Letter of Credit Claim shall be satisfied with the issuance of one or more replacement letters of credit as part of the New 2011 Senior Facility or another facility, unless cash collateralized on the Effective Date. The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 4 Claims and holders of Class 4 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting:  Class 4 is Impaired.  Therefore, holders of Class 4 Prepetition 2011 Facility Claims are entitled to vote to accept or reject the Plan.

5.             Class 5 – OCM Facility Secured Claims.

(a)           Classification:  Class 5 consists of OCM Facility Secured Claims.

(b)           Allowance:  OCM Facility Secured Claims shall be Allowed and deemed to be Allowed in an amount of no less than $175,000,000.

(c)           Treatment:  In full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed OCM Facility Secured Claim, each holder of an OCM Facility Claim shall receive a Pro Rata share of the OCM Conversion Shares, subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class 5 Claims and holders of Class 5 Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.

(d)           Voting:  Class 5 is Impaired.  Therefore, holders of Class 5 OCM Facility Secured Claims are entitled to vote to accept or reject the Plan.

6.             Class 6 – General Unsecured Claims Against the Non-Guarantor Debtors.

(a)           Classification:  Class 6 consists of General Unsecured Claims against the Non-Guarantor Debtors.

(b)           Treatment:  On or as soon as practicable after the Effective Date, each holder of an Allowed General Unsecured Claim against the Non-Guarantor Debtors shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims with respect to a particular Non-Guarantor Debtor) of Cash in an amount that is equal to the

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value, if any, of assets that exceed the amount of Allowed Claims senior in right of payment to such Allowed General Unsecured Claim against the applicable Non-Guarantor Debtor.

(c)           Voting:  Class is Impaired.  Therefore, holders of Class 6 General Unsecured Claims against the Non-Guarantor Debtors are entitled to vote to accept or reject the Plan.

7.             Class 7A-1 – General Unsecured Claims Against GMR Held by Holders that are Eligible Rights Offering Offerees.

(a)           Classification:  Class 7A-1 consists of General Unsecured Claims against GMR held by holders that are Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7A-1 Claim shall receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each holder of an Allowed Class 7A-1 Claim (other than a holder of an OCM Facility Deficiency Claim) shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).   All such Allowed Class 7A-1 Claims against GMR shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries. For the avoidance of doubt, any holder of a Class 7A-1 General Unsecured Claim against GMR that fails to timely submit an Investor Certificate shall not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

(c)           Voting:  Class 7A-1 is Impaired.  Therefore, holders of Class 7A-1 Claims are entitled to vote to accept or reject the Plan.

8.             Class 7A-2 – General Unsecured Claims Against GMR Held by Holders that are Non-Eligible Rights Offering Offerees.

(a)           Classification:  Class 7A-2 consists of General Unsecured Claims against GMR held by holders that are Non-Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7A-2 Claim shall receive its Pro Rata share (determined with respect to all Allowed Class 7A-1 Claims and Allowed Class 7A-2 Claims) of the New GMR Warrants.  In addition, each  holder of an Allowed Class 7A-2 Claim shall receive the lesser of (x) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution

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Fund or (y) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7A-2 Claims against GMR shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7A-2 General Unsecured Claim against GMR that that fails to timely submit an Investor Certificate shall not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

(c)           Voting:  Class 7A-2 is Impaired.  Therefore, holders of Class 7A-2 General Unsecured Claims against a Guarantor Debtor are entitled to vote to accept or reject the Plan.

9.             Class 7B-1 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Eligible Rights Offering Offerees.

(a)           Classification:  Class 7B-1 consists of General Unsecured Claims against the Guarantor Debtors (other than GMR) held by holders that are Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7B-1 Claim (other than a holder of an OCM Facility Deficiency Claim) shall receive its Pro Rata share (determined with respect to all Allowed General Unsecured Claims against the Guarantor Debtors held Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of (i) the Rights and (ii) the Oversubscription Rights (as applicable).  All such Allowed Class 7B-1 Claims against the Guarantor Debtors (other than GMR) shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-1 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate shall not receive any Rights under the Plan and any Eligible Rights Offering Offeree whose Claim is Disputed as of the Subscription Deadline will be deemed a Non-Eligible Rights Offering Offeree.

(c)           Voting:  Class 7B-1 is Impaired.  Therefore, holders of Class 7B-1 General Unsecured Claims against the Guarantor Debtors (other than GMR) are entitled to vote to accept or reject the Plan.

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10.           Class 7B-2 – General Unsecured Claims Against the Guarantor Debtors (Other than GMR) Held by Non-Eligible Rights Offering Offerees.

(a)           Classification:  Class 7B-2 consists of General Unsecured Claims against the Guarantor Debtors (other than GMR) held by holders that are Non-Eligible Rights Offering Offerees.

(b)           Treatment:  Each holder of an Allowed Class 7B-2 Claim shall receive the lesser of (i) such holder’s Pro Rata share (determined with respect to all Allowed General Unsecured Claims held by Non-Eligible Rights Offering Offerees, provided that the amount of the Senior Note Claims shall only be counted as against a single Guarantor Debtor solely for the purposes of determination of Pro Rata share) of the Non-Eligible Rights Offering Offeree Distribution Fund or (ii) 0.82% of the amount of such Allowed Claim in Cash from the Non-Eligible Rights Offering Offeree Distribution Fund.  All such Allowed Class 7B-2 Claims against the Guarantor Debtors shall be discharged and expunged as of the Effective Date.  The consideration provided under this Article shall be the sole source of recovery for the Allowed Class Senior Note Claims and holders of Allowed Senior Note Claims shall have no recourse against any Non-Debtor Guarantor Subsidiaries and shall have been deemed to waive any and all Claims against any Non-Debtor Guarantor Subsidiaries.  For the avoidance of doubt, any holder of a Class 7B-2 General Unsecured Claim against the Guarantor Debtors (other than GMR) that fails to timely submit an Investor Certificate shall not receive any distribution from the Non-Eligible Rights Offering Offeree Distribution Fund under the Plan.

(c)           Voting:  Class 7B-2 is Impaired.  Therefore, holders of Class 7B-2 General Unsecured Claims against the Guarantor Debtors (other than GMR) are entitled to vote to accept or reject the Plan.

11.           Class 8 – Intercompany Claims.

(a)           Classification:  Class 8 consists of Intercompany Claims.

(b)           Treatment:  On the Effective Date, Intercompany Claims will be paid, adjusted, reinstated in full or cancelled in full, in each case, to the extent determined appropriate by the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld).  On and after the Effective Date, the Debtors and the Reorganized Debtors will, with the consent of the Oaktree Plan Sponsors, be permitted to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes to intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices.

(c)           Voting:  Class 8 is Impaired or Unimpaired, depending on the treatment specified above.  Holders of Class 8 Intercompany Claims are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 8 Intercompany Claims are not entitled to vote to accept or reject the Plan.

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12.           Class 9 – Subsidiary Equity Interests.

(a)           Classification:  Class 9 consists of Subsidiary Equity Interests.

(b)           Treatment:  Subsidiary Equity Interests shall not receive any distribution on account of such Equity Interests.   On the Effective Date, Subsidiary Equity Interests shall be reinstated or cancelled, as agreed to among the Debtors and the Oaktree Plan Sponsors on terms consistent with those set forth in the Plan Supplement.

(c)           Voting:  Class 9 is Impaired or Unimpaired, depending on the treatment specified above.  Holders of Class 9 Subsidiary Equity Interests are conclusively presumed to have accepted or rejected the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, as applicable.  Therefore, holders of Class 9 Subsidiary Equity Interests are not entitled to vote to accept or reject the Plan.

13.           Class 10 – Equity Interests in GMR.

(a)           Classification:  Class 10 consists of Equity Interests in GMR.

(b)           Treatment:  Holders of Equity Interests in GMR shall not receive any distribution on account of such Equity Interests.  On the Effective Date, Equity Interests in GMR shall be cancelled and discharged and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)           Voting:  Class 10 is Impaired.  Holders of Class 10 Equity Interests in GMR are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Class 10 Equity Interests in GMR are not entitled to vote to accept or reject the Plan.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, one element of, and in consideration for, an overall negotiated settlement of numerous disputed Claims and issues embodied in the Plan, pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code and in consideration for the distributions, releases and other benefits provided under the Plan, the provisions of the Plan shall upon Consummation constitute a good faith compromise and settlement between the Debtors, OCM  and the Oaktree Plan Sponsors arising from or related to (i) the amount of the OCM Facility Secured Claim for allocation purposes under the Plan, (ii) the total enterprise value of the Debtors’ estates and the Reorganized Debtors for allocation purposes under the Plan, (iii) the ability for certain General Unsecured Creditors of the Guarantor Debtors to participate in the Rights Offering and (iv) the amount of the New GMR Warrants provided, however, that OCM and the Oaktree Plan Sponsors reserve all of their respective rights in respect of the Plan in the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur.  In addition, the Plan

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shall upon consummation constitute a good faith compromise and settlement between the Debtors, OCM, the holders of the Prepetition 2010 Facility Claims and the holders of Prepetition 2011 Facility Claims that are party to the Restructuring Support Agreement arising from or related to the Prepetition 2010 Facility Claims and the Prepetition 2011 Facility Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

B.	New Equity Investment.

On December 15, 2011, the Debtors entered into the Equity Purchase Agreement with the Oaktree Plan Sponsors.  Unless otherwise provided in the Plan or the Equity Purchase Agreement, the Debtors and the Reorganized Debtors, as applicable, shall use the proceeds received from the New Equity Investment and the Rights Offering Proceeds, if any: (i) to satisfy the DIP Facility Claims; (ii) to make the Paydown; (iii) to issue other cash distributions required by the Plan; (iv) to pay expenses of the Chapter 11 Cases, to the extent so ordered by the Court; and (v) for general corporate purposes, following the Effective Date.

C.	New Senior Facilities.

On or before the Effective Date, the Debtors shall enter into the New Senior 2010 Facility Credit Agreement and the New Senior 2011 Facility Credit Agreement.

1.           The New 2010 Senior Facility.  The New 2010 Senior Facility shall be used to satisfy the Prepetition 2010 Facility Claims in accordance with Article III.B.3.

2.           The New 2011 Senior Facility.  The New 2011 Senior Facility shall be used to satisfy the Prepetition 2011 Facility Claims in accordance with Article III.B.4.

D.	Voting of Claims.

Each holder of an Allowed Claim in Classes 3 through 7B shall be entitled to vote to accept or reject the Plan as provided in the Disclosure Statement Order.

E.	Nonconsensual Confirmation.

If less than all Impaired Classes accept the Plan, but at least one Class of Claims that is Impaired under the Plan has accepted the Plan (and which Class’s acceptance is determined without inclusion of any vote submitted by the holder of a Claims that is an “insider,” as such term is defined in section 101(31) of the Bankruptcy Code), the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

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F.	Issuance of New GMR Common Stock, GMR HoldCo Interests, Commitment Fee GMR Warrants and New GMR Warrants and Entry Into the Registration Rights Agreement.

1.           Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR shall issue the Rights Offering Shares to those Eligible Rights Offering Offerees (if any), that, in accordance with the Plan and the Rights Offering Procedures, validly exercised their respective Rights to participate in the Rights Offering.

2.           Issuance of the New GMR Common Stock. On the Effective Date, Reorganized GMR shall issue and distribute the New GMR Common Stock issuable on the Effective Date (subject to dilution from the New GMR Warrants, the Commitment Fee GMR Warrants and the New GMR Common Stock issuable under the Equity Incentive Program and net of any Rights Offering Shares issued in accordance with Article IV.F.1), to OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor, with OCM receiving the OCM Conversion Shares and the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsor (or a designated affiliate thereof) receiving the New Equity Investment Shares. The issuance of the New GMR Common Stock by Reorganized GMR is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest.  15,000,000 shares of New GMR Common Stock shall be authorized under the New GMR Charter.

3.           Contribution of New GMR Common Stock to GMR HoldCo.  Immediately following distribution of the New GMR Common Stock in accordance with Article IV.F.1 and Article IV.F.2, each of OCM (or a designated affiliate) and the Oaktree Plan Sponsors (or a designated affiliate) and/or the Non-Oaktree Plan Sponsor (or a designated affiliate) will be deemed to contribute the New GMR Common Stock received in accordance with Article IV.F.2 to GMR HoldCo in exchange for a proportionate share of the GMR HoldCo Interests (or such other share as agreed among by OCM, the Oaktree Plan Sponsors and/or the Non-Oaktree Plan Sponsors in their discretion).

4.           Entry into the Registration Rights Agreement and Shareholder Agreement.  As of the Effective Date, GMR Holdco will execute the Registration Rights Agreement.  In addition, each holder of Rights Offering Shares will be deemed to have entered into the Registration Rights Agreement as of the Effective Date.  GMR Holdco and each other holder of the New GMR Common Stock as specified in the Shareholders Agreement will be deemed to have entered into the Shareholders Agreement as of the Effective Date.  The Shareholders Agreement may contain customary rights and restrictions, including, but not limited to, Oaktree Plan Sponsors’ consent rights, tag-along and drag-along rights, transfer restrictions and/or rights of first refusal.  The forms of Registration Rights Agreement and Shareholders Agreement will be filed with the Court as part of the Plan Supplement provided, however, that the terms of the Registrations Rights Agreement and Shareholders Agreement may instead be contained in the New GMR Charter or by-laws.

5.           Exemption from Registration.  The offering, issuance, and distribution of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights

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Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants, shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of the New GMR Common Stock, the GMR HoldCo Interests, the New GMR Common Stock underlying the Equity Incentive Program, the New GMR Common Stock issued under the Rights Offering, if any, the New GMR Common Stock underlying the Commitment Fee GMR Warrants and the New GMR Warrants under section 1145 of the Bankruptcy Code, Section 4(2) of the Securities Act and/or Regulation D thereunder or other available exemption from registration under the Securities Act and other applicable law.

6.           Authorization. The issuance of the New GMR Common Stock, the Commitment Fee GMR Warrants and the New GMR Warrants by Reorganized GMR and the issuance of the GMR HoldCo Interests by GMR HoldCo are authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized GMR, as applicable.  Pursuant to the Plan, (i) the New GMR Charter shall authorize the issuance and distribution on or after the Effective Date of the New GMR Common Stock in accordance with the Plan and the Commitment Fee GMR Warrants and the New GMR Warrants (as well as any New GMR Common Stock to be issued on account of the Equity Incentive Program) and (ii) the GMR HoldCo Limited Partnership Agreement shall authorize the issuance and distribution on or after the Effective Date of the GMR HoldCo Interests.  All of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants shall be duly authorized, validly issued, fully paid, and non-assessable.

7.           Private Company.  On the Effective Date, Reorganized GMR and GMR HoldCo shall each be a private company.  As such, on the Effective Date, Reorganized GMR will not list the New GMR Common Stock, the Commitment Fee GMR Warrants or the New GMR Warrants and GMR HoldCo will not list the GMR HoldCo Interests, on a national securities exchange.

G.	The New GMR Common Stock.

The New GMR Common Stock issued under the Plan will be in the form of registered stock certificates and will bear a legend indicating that transfer may be restricted under federal and state securities laws.  To the extent a share of New GMR Common Stock is issued in registered form, no stockholder may sell, exchange, assign, pledge, encumber or otherwise transfer such shares of New GMR Common Stock if such transfer would result in the New GMR Common Stock being held of record by more than 275 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of New GMR Common Stock in violation of these provisions will be void.

H.	The Rights Offering.

1.           Generally.  The Rights Offering shall be conducted, and the Rights Offering Shares shall be issued to the Eligible Rights Offering Offerees pursuant to, the Rights

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Offering Procedures and the Plan.  Notwithstanding anything contained in this Plan or the Rights Offering Procedures to the contrary, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, may modify the Rights Offering Procedures or adopt such additional detailed procedures consistent with the Rights Offering Procedures to more efficiently administer the exercise of the Rights and the Oversubscription Rights.  The closing of the Rights Offering is conditioned on the consummation of the Plan, the Rights Offering Procedures and any other condition specified in the Equity Purchase Agreement.  Amounts held by the Subscription Agent with respect to the Rights Offering prior to the Effective Date shall not be entitled to any interest on account of such amounts.

2.           Subscription Ratio.  Each Eligible Rights Offering Offeree will receive its allocated Rights to purchase shares of New GMR Common Stock, to be calculated as the proportion that an Eligible Rights Offering Offeree’s Allowed General Unsecured Claim bears to the aggregate of Allowed General Unsecured Claims of all Eligible Rights Offering Offerees asserted against the Guarantor Debtors.  Each Right will entitle the Eligible Rights Offering Offeree to purchase one share of New GMR Common Stock at a subscription price of $36.84.  Notwithstanding anything to the contrary herein or in the Rights Offering Procedures, fractional shares of New GMR Common Stock shall not be issued upon exercise of the Rights and/or Oversubscription Rights and no compensation shall be paid in respect of such fractional shares.  Any such fractional shares will be rounded down to the nearest whole share of New GMR Common Stock.

3.           Transfer Restriction and Revocation.  The Rights and Oversubscription Rights shall not be assignable or detachable, and shall not be transferable other than in connection with the transfer of the corresponding Claims, as evidenced by a Certification Period Notice or Post-Certification Period Transfer Notice (as such terms are defined in the Rights Offering Procedures).  In addition, once an Eligible Rights Offering Offeree has properly exercised its Rights or Oversubscription Rights, as the case may be, such exercise cannot be revoked, rescinded or annulled for any reason unless the Effective Date has not occurred on or before 270 days following the Rights Offering Deadline, at which time an Eligible Rights Offering Offeree may revoke the exercise of all, but not less than all, of the Rights and Oversubscription Rights it has exercised by delivery of a revocation notice pursuant to the Rights Offering Procedures.

4.           Issuance of the Rights Offering Shares.  On the Effective Date, Reorganized GMR shall issue the Rights Offering Shares to those Eligible Rights Offering Offerees, that, in accordance with this Plan and the Rights Offering Procedures, validly exercised their respective Eligible Holder Rights and/or Oversubscription Rights.

5.           New Equity Investment.  The Oaktree Plan Sponsors shall purchase all Rights Offering Shares not acquired in the Rights Offering upon the exercise of the Rights and/or the Oversubscription Rights pursuant to the terms and subject to the conditions set forth herein and in the Equity Purchase Agreement.

6.           Refund of Payments.  If the Equity Purchase Agreement or the Rights Offering Procedures shall be terminated, any payment made by an Eligible Rights Offering Offeree pursuant to the Rights Offering shall be refunded as soon as practicable following

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thereafter, without interest or deduction. If an Eligible Rights Offering Offeree participating in the Rights Offering has made an overpayment, including in respect of the Oversubscription Rights, the amount of such overpayment shall be refunded as soon as practicable following the Subscription Deadline, without interest or deduction.

7.           Securities Laws.  Shares of New GMR Common Stock issued to the Eligible Rights Offering Offerees pursuant to the Rights Offering shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D pursuant thereto.

8.           Form and Transfer Restrictions.  The Rights Offering Shares will be issued in the form of registered certificates.  The Rights Offering Shares will be “restricted securities,” as that term is defined under Rule 144 promulgated pursuant to the Securities  Act, may not be sold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and applicable state securities law, and may bear an appropriate to that effect.

9.           Rights Offering Dates.  The Rights Offering shall be commenced and completed in accordance with the dates set forth in the Rights Offering Procedures (which shall be consistent with the dates set forth on Exhibit 1 attached hereto); provided, however, the Debtors, with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, may modify such dates and deadlines consistent with the Rights Offering Procedures.

I.	The New GMR Warrants.

1.           Issuance.  The New GMR Warrants will be issued pursuant to the terms of the New GMR Warrant Agreement.

2.           Exercise Price and Other Terms.  Each New GMR Warrant will initially be exercisable for one share of New GMR Common Stock at cashless exercise equal to a total implied equity value of $421.1 million for the Reorganized Debtors.  The exercise price of the New GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the New GMR Warrant Agreement.

3.           Form.  All New GMR Warrants distributed under the Plan to holders of Class 7A-1 Claims and Class 7A-2 Claims that will not be affiliates of Reorganized GMR will be issued in book-entry form, and DTC or its nominee will be the holder of record of New GMR Warrants.  One or more global warrant certificates representing such New GMR Warrants will be registered with a warrant agent for the New GMR Warrants, in the name of, and will be deposited with, DTC or its nominee.  For so long as New GMR Warrants are held through DTC, the ownership interest of each holder of such New GMR Warrants, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC.  Unless otherwise provided for under the rules and procedures of DTC, to receive distributions of New GMR Warrants, holders of Class 7A-1 Claims and Class 7A-2 Claims who will not be affiliates of Reorganized GMR will be required to designate a direct or indirect participant in

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DTC with whom such holder has an account into which such New GMR Warrants may be deposited.  If DTC is unwilling or unable to continue as a depositary for the such New GMR Warrants, or Reorganized GMR otherwise decides to do so (with the consent of the Oaktree Plan Sponsors), Reorganized GMR will exchange such New GMR Warrants represented in book-entry form by global warrant certificates for registered warrant certificates or record ownership of such New GMR Warrants through a direct registration system.

So long as such New GMR Warrants are held of record by DTC or its nominee, beneficial owners of such New GMR Warrants will be required to follow such procedures as DTC or its direct or indirect participants may establish for exercising their rights in respect of the New GMR Warrants, including exercise and transfer thereof.  In addition, for so long as New GMR Common Stock is held through DTC, New GMR Common Stock issuable upon exercise of such New GMR Warrants will be issued in book-entry form and held through DTC.

4.           Transfer Restrictions.  The New GMR Warrant Agreement will provide that, to the extent the New GMR Warrants are issued in registered form, no holder may sell, exchange, assign, pledge, encumber or otherwise transfer of all or any portion of a New GMR Warrant if such transfer would result in the New GMR Warrants being held of record by more than 450 Persons as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, unless such transfer is expressly approved by the New Board or unless Reorganized GMR is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of a New GMR Warrant in violation of these provisions will be void.

J.	The Commitment Fee GMR Warrants.

1.           Issuance.  The Commitment Fee GMR Warrants will be issued pursuant to the terms of the Commitment Fee GMR Warrant Agreement.

2.           Exercise Price and Other Terms.  Each Commitment Fee GMR Warrant will initially be exercisable for one share of New GMR Common Stock at an exercise price of one penny.  The exercise price of the Commitment Fee GMR Warrants and the number of shares of New Common Stock issuable upon exercise will be subject to customary adjustment for any stock dividends, stock distributions, stock subdivision, stock combinations, cash dividends, or distributions of debt securities or other assets on the terms set forth in the Commitment Fee GMR Warrant Agreement.

3.           Form.  The Commitment Fee GMR Warrants will be in the form of registered warrant certificates.

4.           Transfer Restrictions.  Transfer restrictions with respect to the Commitment Fee GMR Warrants will be set forth in the Commitment Fee GMR Warrant Agreement.

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K.	Continued Corporate Existence and Effectuation of Restructuring Transactions.

1.           Continued Corporate Existence and Vesting of Assets.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in this Plan or otherwise provided herein: (i) each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law; and (ii) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, in such Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, Equity Interests and other interests (subject to Liens and Claims established on the Effective Date under the Plan, including in respect of the New Senior 2010 Facility and the New Senior 2011 Facility).  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, subject only to those restrictions expressly imposed by the Plan or the Confirmation Order as well as the documents and instruments executed and delivered in connection therewith, including the documents, exhibits, instruments and other materials comprising the Plan Supplement.  Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs from and after the Effective Date for Fee Claims, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Court.

2.           Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transaction described in, approved by, contemplated or necessary to effectuate the Plan (including any action specified in the Plan Supplement), including the filing of a certificate of dissolution in the appropriate jurisdiction.

L.	Fee Claims Escrow Account.

On the Effective Date, subject to any alternative agreement between the Debtors and any holder of a Fee Claim entered into with the consent of the Oaktree Plan Sponsors, the Debtors shall establish the Fee Claim Escrow Account in an amount equal to all Fee Claims outstanding as of the Effective Date (including, for the avoidance of doubt, any estimates for unbilled amounts payable by the Debtors).  Amounts held in the Fee Claims Escrow Account shall not constitute property of the Reorganized Debtors.  The Fee Claims Escrow Account may be an interest-bearing account.  In the event there is a remaining balance in the Fee Claims Escrow Account following payment to all holders of Fee Claims under the Plan any such amounts shall be returned to the Reorganized Debtors.

M.	OCM Marine Holdings TP, L.P. Partnership Interests.

On the Effective Date, the OCM Marine Holdings TP, L.P.  Partnership Interests shall be terminated.   Holders of Allowed General Unsecured Claims against GMR shall receive

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the New GMR Warrants, in exchange for GMR’s interest in the OCM Marine Holdings TP, L.P. Partnership Interests.

N.	Non-Eligible Rights Offering Offeree Distribution Fund.

On the Effective Date, the Debtors shall establish and fund the Non-Eligible Rights Offering Offeree Distribution Fund, which shall be an escrow account separate and apart from the Debtors’ general operating funds to be maintained in trust for the holders of Allowed General Unsecured Claims.  The Non-Eligible Rights Offering Offeree Distribution Fund shall not constitute property of the Debtors or the Reorganized Debtors.  Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund shall be made in accordance with the provisions governing distribution set forth in Article VII.  The Non-Eligible Rights Offering Offeree Distribution Fund may be in an interest-bearing account.  In the event there is a remaining balance in the Non-Eligible Rights Offering Offeree Distribution Fund following payment to all holders of Allowed General Unsecured Claims in accordance with the Plan, such remaining amounts, if any, shall be redistributed to Reorganized GMR

ARTICLE V.
PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS

A.	Amendments to Certificates of Incorporation.

1.           Reorganized GMR and GMR HoldCo.  On the Effective Date, the New GMR Charter shall prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.   Additionally the New GMR Charter shall provide for restrictions on trading New GMR Common Stock, to the extent provided in Article IV.G, and the respective agreements governing the Commitment Fee GMR Warrants and the New GMR Warrants shall provide for restrictions on trading the Commitment Fee GMR Warrants and the New GMR Warrants to the extent provided in Article IV.I and Article IV.J.  The New GMR Charter will be filed on or immediately before the Effective Date with the applicable authority in the jurisdiction of incorporation in accordance with the corporate laws of its jurisdictions of incorporation.

2.           The Debtor Subsidiaries.  Except as otherwise required to effectuate a Restructuring Transaction as set forth in Article IV.K, on the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of each Debtor Subsidiary shall be amended (to the extent such provision is not already included in the applicable certificate of incorporation) to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.  The amended certificates of incorporation of the Reorganized Debtor Subsidiaries will be filed with the applicable authorities in their respective jurisdictions of incorporation in accordance with the corporate laws of the respective jurisdictions of incorporation.

B.	Appointment of Officers and Directors.

As of the Effective Date, the term of the current members of the board of directors of GMR shall expire without further action by any Person, and the initial boards of directors,

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including the New Board, and the officers of each of the Reorganized Debtors shall consist of the individuals identified on an exhibit to the Plan Supplement and commence on the Effective Date.  The New Board shall be comprised of five directors appointed by the Oaktree Plan Sponsors, the identities, and affiliations of the initial members of the New Board will be disclosed in an exhibit to the Plan Supplement.  The initial boards of directors of the other Reorganized Debtors shall be as set forth in an exhibit to the Plan Supplement.  Any successors to Reorganized GMR’s or the Reorganized Debtors’ initial boards will be appointed in compliance with Reorganized GMR’s or the applicable Reorganized Debtor’s bylaws, certificates of incorporation or other applicable corporate formation and governance documents.  Each such director and officer (including the members of the New Board) shall serve from and after the Effective Date pursuant to the terms of the new certificates of incorporation, by-laws, and other constituent documents of the Reorganized Debtors in effect on and from the Effective Date.

C.	Powers of Officers.

The officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.	New Management Agreements, Existing Benefits Agreements and Retiree Benefits.

From and after the Effective Date, the Reorganized Debtors’ officers shall be employed and serve the Reorganized Debtors in accordance with the New Management Agreements.  Except to the extent agreed to by the Oaktree Plan Sponsors and included in the Plan Supplement (or otherwise terminated with consent of the Oaktree Plan Sponsors), all Existing Benefits Agreements shall be deemed rejected as of the Effective Date.  Notwithstanding anything to the contrary contained herein, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Equity Incentive Program.

Subject to the terms of the Equity Incentive Program, 10% of the shares of the New GMR Common Stock, or such other amount as agreed to between the Debtors and the Oaktree Plan Sponsors, on a fully-diluted basis will be available to eligible employees, directors or officers of the Reorganized Debtors.  The form, amount, allocation and vesting schedule of such New GMR Common Stock pursuant to such Equity Incentive Program will be (i) mutually agreed upon in writing by the Oaktree Plan Sponsors and GMR and set forth in the Plan Supplement or (ii) to the extent not mutually determined in accordance with the preceding sub-clause (i) as of the date the Plan Supplement is first filed with the Court, as determined by the New Board after the Effective Date.

F.	Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charter and by-laws of each Reorganized Debtor shall contain provisions that, to the fullest extent permitted by applicable law in the jurisdiction

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where such Reorganized Debtor is organized:  (i) eliminate the personal liability of the Reorganized Debtor’s directors and officers in place from or after the Effective Date for any and all monetary damages arising from breaches of their fiduciary duties; and (ii) require the Reorganized Debtor to indemnify its directors, officers, and employees serving on or after the Effective Date with respect to any and all claims and actions, irrespective of whether such claims or actions are based on service as a director, officer, or employee of a Reorganized Debtor after the Effective Date or on service as a director, officer, or employee of a Debtor before the Effective Date provided that, any indemnification based on service as a director, officer or employee of a Debtor before the Effective Date will be limited to legal fees and expenses.

ARTICLE VI.
CONFIRMATION OF THE PLAN

A.	Conditions to Confirmation.

The following conditions are conditions to the entry of the Confirmation Order unless such conditions, or any of them, have been satisfied or duly waived in accordance with Article VI.B:

1.           The Court shall have approved the Disclosure Statement in form and substance reasonably acceptable to the Debtors, the New Senior Lenders and the Oaktree Plan Sponsors, as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2.           The Confirmation Order is reasonably acceptable in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

3.           The Plan is reasonably satisfactory in form and substance to the Debtors, the Requisite Supporting Creditors, and the Oaktree Plan Sponsors.

4.           All documents to be provided in the Plan Supplement are in a form and substance reasonably satisfactory to the Debtors, the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

5.           Any modification of, amendment, supplement or change to the Plan that alters in any way the distributions under the Plan or the parties to whom it shall be made available shall not have been made without the consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors.

6.           The Equity Purchase Agreement shall be in full force and effect as of such date.

B.	Waiver of Conditions Precedent to Confirmation.

The Debtors may waive the conditions set forth in Article VI.A above at any time with the written consent of the Requisite Supporting Creditors and the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, and without leave of or order of the Court and

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without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors shall be entitled to refuse such consent for any reason if such refusal is permitted in the terms of the Equity Purchase Agreement, and nothing herein shall provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C.	Dissolution of Unsecured Creditors’ Committee.

The Unsecured Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Unsecured Creditors’ Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Unsecured Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date; provided, however, such attorneys and financial advisors shall be entitled to pursue their own Fee Claims and represent the Unsecured Creditors’ Committee in connection with the review of and the right to be heard in connection with all Fee Claims.  Notwithstanding any provision in the Plan providing for the termination of the Unsecured Creditors’ Committee, the Unsecured Creditors’ Committee shall remain in existence following the Confirmation Date to the extent necessary for the prosecution of any appeal of the Confirmation Order, provided, however, that nothing in the Plan or Confirmation Order (including the preceding proviso) shall obligate the Debtors, the Reorganized Debtors, the Oaktree Plan Sponsors, the Non-Oaktree Plan Sponsor (if any) or any other party in interest to pay any legal fees or expenses incurred by the Unsecured Creditors’ Committee in connection with such prosecution of such appeal.

D.	Discharge of the Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument or other agreement or document created pursuant to the Plan, the distributions, rights and treatment that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not:  (i) a Proof of Claim based upon such debt, right or Equity Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest based upon such debt, right or Equity Interest is Allowed; or (iii) the Holder of such a Claim or

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Equity Interest has accepted the Plan or is entitled to receive a distribution hereunder.  Any default by the Debtors or their affiliates with respect to any Claim or Equity Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring.

E.	Injunction.

FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN THIS ARTICLE VI, THE RELEASING PERSONS SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, CAUSE OF ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THIS ARTICLE VI OR THE CONFIRMATION ORDER.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR EQUITY INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VI.J.1 AND ARTICLE VI.J.2, OR DISCHARGED PURSUANT TO ARTICLE VI.D OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VI.J.3 ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS:  (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH RELEASED PARTIES OR THE PROPERTY OR ESTATE OF SUCH RELEASED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF OR SUBROGATION OF ANY KIND AGAINST ANY OBLIGATIONS DUE FROM THE DEBTORS OR THE REORGANIZED DEBTORS OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS ON ACCOUNT OF ANY SUCH CLAIM; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN

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CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES.  ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE EQUITY INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL EQUITY INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR  RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, AND EACH OF THE RELEASED PARTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

F.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, and except as expressly provided herein (including Article VI.J.1) and in paragraph G(vi) and  (vii) of the DIP Financing Order, the Reorganized Debtors shall retain all Causes of Action, including those Causes of Action listed as retained Causes of Action on an exhibit to the Plan Supplement.  Nothing contained in this Plan, the Plan Supplement or the Confirmation Order shall be deemed a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense of the Debtors that is not specifically waived or relinquished by this Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors had immediately before the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any claim that is not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all

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available Causes of Action against such Person.  The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, in accordance with the Plan.  From and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any Cause of Action and to decline to do any of the foregoing without further notice to or action, order or approval of the Court.

G.	Votes Solicited in Good Faith.

The Debtors have, and upon entry of the Confirmation Order shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees and Professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not been, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

H.	Cancellation of Existing Securities.

On the Effective Date, except as otherwise specifically provided for in the Plan:  (i) the obligations of the Debtors under the Prepetition Senior Credit Agreements, the OCM Credit Agreement and the Senior Notes Indenture, and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding the occurrence of the Confirmation Date or the Effective Date, that any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the Prepetition Agent and/or the Senior Notes Trustee to make distributions under the Plan as provided herein, and (c) allowing the Prepetition Agent and/or the Senior Notes Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan; provided, further,  that the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any additional expense or liability to the Reorganized Debtors.  On and after the Effective Date, all duties and responsibilities of the

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Prepetition Agent and the Senior Notes Indenture Trustee shall be discharged except to the extent required in order to effectuate the Plan.

I.	Claims Incurred After the Effective Date.

Claims incurred by the Debtors after the Effective Date, including Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with such holders of a Claim.

J.	Releases, Exculpations and Injunctions of Released Parties.

1.           Releases by the Debtors.  On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, and the Non-Debtor Guarantor Subsidiaries shall be deemed to release unconditionally the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, assertable on behalf of or derivative from the Debtors, based in whole or in part upon actions taken solely in their respective capacities described herein or any omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Disclosure Statement, the Rights Offering, the Chapter 11 Cases, or the Plan, provided, however, that (a) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, (b) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, (c) the foregoing release shall not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors or to any obligations under the New 2010 Facility Credit Agreement or the New 2011 Facility Credit Agreement outstanding as of the Effective Date, and (d) the foregoing release applies to the Released Parties solely in their respective capacities described herein.

2.           Releases by Holders of Claims and Equity Interests. On the Effective Date, and notwithstanding any other provisions of the Plan, each Person who (a) directly or indirectly, has held, holds, or may hold Claims who submits a Ballot but does not elect to opt out of the releases contained in this paragraph or (b) to the fullest extent permissible under applicable law, who directly or indirectly, has held, holds, or may hold Claims or Equity Interests, will in respect of either of the foregoing clauses (a) and (b), be deemed, by virtue of their receipt of distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Released Parties not to (i) sue or otherwise seek recovery from any Released Party on account of any Claim or Equity Interest, including any Claim or Cause of Action based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (ii) assert against any Released Party any Claim, obligation, right, Cause of Action or liability that any holder of a Claim or Equity Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen,

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existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) the foregoing release will not apply to obligations arising under the Plan, (ii) the foregoing release will not apply to obligations arising under the New Senior Facilities, (iii) the foregoing release will not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan and (iv) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order.

3.           Exculpation and Injunction. The Debtors, the Reorganized Debtors, and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission that occurred during and in connection with the Chapter 11 Cases or in connection with, or arising out of the preparation and filing of the Chapter 11 Cases, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the Rights Offering, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.  Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any Cause of Action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or before the Effective Date and that has been released or waived pursuant to this Plan.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

4.           Liabilities to, and Rights of, Governmental Units.  Nothing in the Plan or Confirmation Order, shall discharge, release, or preclude: (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any criminal liability; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors and the Reorganized Debtors.  Nothing in the Plan or Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence.  Notwithstanding the foregoing, the Debtors reserve the right to assert that any liability is a Claim that arose on or before the Effective Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  Notwithstanding any other provisions in the Confirmation Order or the Plan, the Court retains jurisdiction, but not exclusive jurisdiction, to determine

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whether environmental liabilities asserted by a Governmental Unit are discharged or otherwise barred by the Confirmation Order, the Plan or the Bankruptcy Code.

K.	Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided herein shall not, except as necessary to be consistent with this Plan, diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person.  Prior to the Effective Date, the Debtors shall obtain directors’ and officers’ liability insurance tail coverage for all of their current and former directors and officers, which coverage shall extend for a period of not less than six (6) years after the Effective Date and contain terms no less favorable to such directors and officers as the terms of the existing directors’ and officers’ liability insurance policies issued to the Debtors.

L.	Indemnification of the Oaktree Plan Sponsors.

The Debtors and the Reorganized Debtors shall indemnify and hold harmless the Oaktree Plan Sponsors and each of their respective predecessors, Professionals, successors and assigns, subsidiaries, funds, portfolio companies, affiliates, holders of Equity Interests, partners, and agents, and each of their respective current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives for any Losses incurred in such capacity, except to the extent such Losses were the result of any such Person’s gross negligence or willful misconduct, as determined by Final Order.

ARTICLE VII.
DISTRIBUTIONS UNDER THE PLAN

A.	Allowed Claims.

1.           Delivery of Distributions.  Distributions under the Plan shall be made by the Reorganized Debtors to the holders of Allowed Claims in all Classes for which a Distribution is provided in this Plan at the addresses set forth on the Schedules, unless such addresses are superseded by Proofs of Claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

2.           Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

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3.           Unclaimed Distributions of Cash.  Any distribution of Cash under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) shall, pursuant to section 347(b) of the Bankruptcy Code, become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

4.           Distributions of New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants. On the Effective Date, the Reorganized Debtors shall distribute the New GMR Common Stock issuable on the Effective Date, New Equity Investment Shares, the Commitment Fee GMR Warrants, the New GMR Warrants and the OCM Conversion Shares.  The Rights Offering Shares shall be distributed on the Effective Date through the Subscription Agent or its designee.  Distribution of New GMR Warrants to holders of Allowed Senior Note Claims shall be delivered to the Senior Notes Indenture Trustee on the Effective Date for Pro Rata distribution to holders of Allowed Senior Note Claims in accordance with the Senior Notes Indenture.  In addition, the Reorganized GMR shall be authorized to issue additional New GMR Warrants to holders of Class 7A-1 and Class 7A-2 General Unsecured Claims against GMR that are Disputed on the Effective Date, but which subsequently become Allowed.

5.           Unclaimed Distributions of GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants and New GMR Warrants.  Any distribution of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants under the Plan that is unclaimed after six months after it has been delivered (or attempted to be delivered) shall be held by the Reorganized Debtors, notwithstanding any state or other escheat or similar laws to the contrary, the entitlement by the holder of such Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

6.           Saturdays, Sundays, or Legal Holidays.  If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

7.           Fractional GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants and De Minimis Distributions.  Notwithstanding any other provision in the Plan to the contrary, no fractional shares of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or New GMR Warrants shall be issued or distributed pursuant to the Plan.  Whenever any payment of a fraction of a share of GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants or a New GMR Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of a half of a share being rounded up; except that shares issued in the Rights Offering will be rounded down to the nearest whole share.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, that

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remain to be allocated, the Reorganized Debtors shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deems fair, in their sole discretion.  Upon the allocation of all of the whole GMR HoldCo Interests, New GMR Common Stock, Commitment Fee GMR Warrants and New GMR Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.  The Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

8.           Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided in Article II.A.1, on the Effective Date or, with the consent of the Oaktree Plan Sponsors, as soon as reasonably practicable thereafter, the Reorganized Debtors shall distribute Cash, GMR HoldCo Interests, New GMR Common Stock, the Commitment Fee GMR Warrants, the New GMR Warrants, or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

9.           Distributions for Claims Allowed after the Effective Date and Distributions from the Non-Eligible Rights Offering Offeree Distribution Fund. Each holder of a Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent distributions to a holder of an Allowed Claim following the Effective Date.  Distributions shall be made from the Non-Eligible Rights Offering Offeree Distribution Fund to the holders of Allowed General Unsecured Claims that are Non-Eligible Rights Offering Offerees once the Allowed amount of all General Unsecured Claims against the Guarantor Debtors that are held by Non-Eligible Rights Offering Offerees is agreed to in writing by the Reorganized Debtors with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld) and/or determined by Final Order, and such amount is communicated to the escrow agent, provided, that, the Reorganized Debtors, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld), reserve the right to send instructions to the escrow agent to make initial and subsequent distributions (with a hold-back for the maximum amount of unresolved General Unsecured Claims) to holders of Allowed General Unsecured Claims at any time.

10.           The Record Date.  As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests.  The Reorganized Debtors shall have no obligation to, but may in their discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date.  The Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

11.           Interest on Claims.  Except as specifically provided for in the Plan, no Claims, Allowed or otherwise (including Administrative Claims), shall be entitled, under any circumstances, to receive any interest on a Claim.

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B.	Resolution of Disputed Claims.

From and after the Effective Date, the Reorganized Debtors shall have the right to file, settle, compromise, withdraw or litigate objections to any Claim, provided that such Claim is not Allowed as of the Effective Date.  Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Claims shall be filed and served upon the holders of the Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline or such other deadline specified with respect to a particular Claim herein.

In the event a Claim is  filed after the expiration of the relevant Claims Objection Deadline, the Reorganized Debtors shall have ninety (90) days from the date such Claim is filed to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice.  The Reorganized Debtors may settle, compromise, withdraw any objections or proceedings without Court approval or may seek Court approval without notice to any Person.

C.	Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first, satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys’ fees, as applicable.

D.	Estimation.

The Reorganized Debtors may at any time, request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim.  The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either (i) the Allowed amount of such Claim, (ii) the amount on which a reserve is to be calculated for purposes of any reserve requirement under the Plan or (iii) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors as the case may be, or the Unsecured Creditors’ Committee (before the Effective Date) may elect to object to ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

E.	Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies.  To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged

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without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(i) resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article IX, any Executory Contracts or Unexpired Leases to the Assumption Schedule or the Rejection Schedule or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

(ii) to determine, adjudicate, or decide any other applications, adversary proceedings, contested matters, and any other matters pending on the Effective Date;

(iii) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(iv) to resolve disputes as to the ownership of any Claim or Equity Interest;

(v) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(vi) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, reversed, modified or vacated;

(vii) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including  the Confirmation Order;

(ix) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

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(x) to hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan;

(xi) to hear and determine disputes arising in connection with the interpretation, implementation and consummation the Rights Offering;

(xii) to hear and determine any issue for which the Plan requires a Final Order of the Court;

(xiii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xiv) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date;

(xv) to hear and determine any Causes of Action preserved under the Plan;

(xvi) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge;

(xvii) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided under the Plan;

(xviii) to enter a final decree closing any of the Chapter 11 Cases;

(xix) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

(xx) adjudicate any and all disputes arising from or relating to distributions under the Plan; and

(xxi) hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE IX.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

Except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously assumed shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease: (i) is expressly identified on the Assumption Schedule; (ii) has been previously assumed by the Debtors by Final Order or has been assumed by the Debtors by order of the Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is otherwise assumed pursuant to the terms herein.

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Further, the Rejection Schedule shall include all Executory Contracts and Unexpired Leases to be rejected under the Plan; provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Court, not assumed pursuant to this Plan and not listed in the Rejection Schedule will be and deemed to be rejected on the Effective Date, notwithstanding its exclusion from such list.

The Confirmation Order will constitute an order of the Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or as otherwise set forth in the Plan Supplement.

B.	Cure and Notice of Assumption or Rejection.

Except as otherwise agreed by the Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld), the applicable Reorganized Debtor, will, on the Effective Date, cure any and all undisputed defaults under any Executory Contract or Unexpired Lease that is assumed by such Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code.  The Cure Claim for each Executory Contract and Unexpired Lease to be assumed pursuant to the plan shall be listed in the Assumption Schedule.

The Debtors will file the Assumption Schedule and Rejection Schedule with the Court at least twenty-one (21) days before the commencement of the Confirmation Hearing.  The Assumption Schedule and Rejection Schedule will include (a) the name of the non-Debtor counterparty, (b) the legal description of the contract or lease to be assumed or rejected (c) in the case of assumption, the proposed amount to be paid on account of an associated Cure Claim, if any and (d) in the case of rejection, the proposed effective date of rejection.  On or as soon as practicably thereafter, the Debtors will serve a Cure Notice or Rejection Notice, as applicable, as well as notice of filing of the Assumption Schedule and the Rejection Schedule upon each non-Debtor counterparty listed thereon that will describe the procedures by which such parties may object to the proposed assumption or rejection of their respective Executory Contract or Unexpired Lease and explain how such disputes will be resolved by the Court if the parties are not able to resolve a dispute consensually.

Objections, if any, to the proposed assumption and/or Cure Claim or rejection by the Debtors of any Executory Contract or Unexpired Lease listed on the Assumption Schedule and Rejection Schedule, must be filed with the Court and served so as to be actually received by the Debtors no later than the Cure Claims Bar Date.

Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to the amount of the Cure Claim, all requests for payment of a Cure Claim that differ from the amounts proposed by the Debtors in the Assumption Schedule must be filed with the Court and served on the Debtors on or before the Cure Claim Bar Date.  Any request for payment of Cure Claim that is not timely filed and served shall be disallowed automatically, forever barred and not be enforceable against any Reorganized Debtor, without the need for an objection by the Reorganized Debtors or order of the Court.

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The Reorganized Debtors may settle any dispute on the amount of a Cure Claim without further notice to or approval of the Court.  If the Reorganized Debtors object to any request for payment of a Cure Claim, the Court shall determine the Allowed amount of such Cure Claim and any related issues.  Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured shall be cured by the later to occur of (i) ten days after entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto and (ii) the Effective Date.  The Reorganized Debtors reserve the right, either to reject or nullify the assumption of any executory contract or unexpired lease no later than thirty days after a Final Order determining a Cure Claim greater than that proposed by the Debtors.

If an objection to Cure is sustained by the Court, the Reorganized Debtors in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it on proper notice to the non-Debtor counterparty thereto, which non-Debtor  counterparties shall then be entitled to file Proofs of Claim asserting Claims arising from the rejection thereof, if applicable, in accordance with the terms of the Plan and the Claims Bar Date Order.

ASSUMPTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE PURSUANT TO THE PLAN OR OTHERWISE SHALL RESULT IN THE FULL RELEASE AND SATISFACTION OF ANY CLAIMS OR DEFAULTS, WHETHER MONETARY OR NONMONETARY, INCLUDING DEFAULTS OF PROVISIONS RESTRICTING THE CHANGE IN CONTROL OR OWNERSHIP INTEREST COMPOSITION OR OTHER BANKRUPTCY-RELATED DEFAULTS, ARISING UNDER ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE AT ANY TIME BEFORE THE DATE OF THE DEBTORS OR REORGANIZED DEBTORS ASSUME SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE.  ANY PROOFS OF CLAIM FILED WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT HAS BEEN ASSUMED SHALL BE DEEMED DISALLOWED AND EXPUNGED, WITHOUT FURTHER NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumption Schedule, nor anything contained in the Plan or each Debtor’s schedule of assets and liabilities, shall constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease capable of assumption, that any Reorganized Debtor(s) has any liability thereunder or that such Executory Contract or Unexpired Lease is necessarily a binding and enforceable agreement.  Further, the Debtors expressly reserve the right to (a) remove any Executory Contract or Unexpired Lease from the Assumption Schedule or Rejection Schedule and reject an Executory Contract or Unexpired Lease pursuant to the terms of the Plan with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld), up until the Effective Date and (b) contest any Claim (or cure amount) asserted in connection with assumption of any Executory Contract or Unexpired Lease.

Obligations arising under insurance policies assumed by the Debtors before the Effective Date shall be adequately protected in accordance with any order authorizing such assumption.

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C.	Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, as applicable, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  In the event a written objection is filed with the Court as to whether a contract or lease is executory or unexpired, the Debtors or Reorganized Debtors may, with the consent of the Oaktree Plan Sponsors (which consent shall not be unreasonably withheld) before the Effective Date, move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired, in which case the deemed assumptions and rejections provided for in  the Plan shall not apply to such contract or lease.

D.	Rejection Damage Claims.

All Claims for damages arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Court in accordance with the terms of the Bar Date Order.  For the avoidance of doubt, all Allowed Claims arising from the rejection of Executory Contracts or Unexpired Leases shall be treated as Unsecured Claims.

ANY PROOFS OF CLAIM ARISING FROM THE REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES THAT ARE NOT TIMELY FILED SHALL BE DISALLOWED AUTOMATICALLY, FOREVER BARRED FROM ASSERTION, AND SHALL NOT BE ENFORCEABLE AGAINST ANY REORGANIZED DEBTOR WITHOUT THE NEED FOR ANY OBJECTION BY THE REORGANIZED DEBTORS OR FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND ANY CLAIM ARISING OUT OF THE REJECTION OF THE EXECUTORY CONTRACT OR UNEXPIRED LEASE SHALL BE DEEMED FULLY SATISFIED, RELEASED AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES OR A PROOF OF CLAIM TO THE CONTRARY.

E.	Assignment.

Any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases, will be deemed assigned to that Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.  If an objection to a proposed assumption, assumption and assignment or Cure Claim is not resolved in favor of the Debtors or the Reorganized Debtors before the Effective Date, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors (with the consent of the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld) for rejection within five (5) Business Days of the entry of the order of the Court resolving the matter against the Debtors.  Such rejection shall be deemed effective as of the Effective Date.

54

F.	No Change in Control.

The consummation of the Plan or the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to another Reorganized Debtor is not intended to, and shall not, constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

G.	Collective Bargaining Agreements.

Notwithstanding anything in this Plan to the contrary, the Collective Bargaining Agreements shall be deemed assumed as of the Effective Date.  The Collective Bargaining Agreements shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Court previously entered with respect to the Collective Bargaining Agreements.

H.	Insurance Policies.

Notwithstanding anything in this Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments related thereto.

ARTICLE X.
EFFECTIVENESS OF THE PLAN

A.	Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the Confirmation Date has occurred and the following conditions have been satisfied in full or waived in accordance with Article X.B:

1.           the Confirmation Order entered by the Court is in form and substance reasonably acceptable to the Debtors, the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

2.           the Confirmation Order shall have become a Final Order;

3.           the final version of the exhibits in the Plan Supplement and all schedules, documents, and exhibits contained therein shall have been filed with the Court in form and substance reasonably acceptable to the Oaktree Plan Sponsors and the Requisite Supporting Creditors;

4.           all actions, documents, certificates and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the

55

extent required, filed with the applicable Governmental Units in accordance with applicable laws;

5.           all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

6.           the New GMR Charter and the GMR HoldCo Limited Partnership Agreement shall contain the terms provided in Article V.A;

7.           the terms of the New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants and the New GMR Warrants shall be consistent with the Plan;

8.           the Reorganized Debtors shall have consummated each of the New 2010 Senior Facility Credit Agreement and the New 2011 Senior Facility Credit Agreement;

9.           the full amount of the Expense Reimbursement (as defined in the Equity Purchase Agreement) shall have been paid in accordance with the terms of the Equity Purchase Agreement;

10.           the Commitment Fee GMR Warrants shall have been delivered in accordance with the Plan and the Equity Purchase Agreement;

11.           the Fee Claims Escrow Account and the Non-Eligible Rights Offering Offeree Distribution Fund shall be established on terms reasonably satisfactory to the Debtors and the Oaktree Plan Sponsors and shall have been funded in full, in Cash in accordance with, and in the amounts required by, the Plan;

12.           all Cure Claims to be paid on the Effective Date shall have been paid on terms reasonably satisfactory to the Oaktree Plan Sponsors;

13.           the Equity Purchase Agreement shall be in full force and effect and all conditions to the effectiveness and closing of the New Equity Investment as specified in the Equity Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof;

14.           the Debtors shall have executed the New Management Agreements;

15.           the Rights Offering shall have been conducted and consummated in accordance with the Plan and the Rights Offering Procedures;

16.           (a) the aggregate amount of Administrative Claims (excluding Fee Claims, any DIP Facility Claims and any outstanding fees and expenses of the Oaktree Plan Sponsors) shall not exceed $20 million, (b) the aggregate amount of Priority Tax Claims shall not exceed  $1.5 million, (c) the aggregate amount of Other Priority Claims shall not exceed $5 million and (d) the aggregate amount of Other Secured Claims shall not exceed $8 million;

56

17.           the New Equity Investment and the Rights Offering Proceeds, if any, shall have been made in accordance with the Plan, the Equity Purchase Agreement and the Rights Offering Procedures; and

18.           the Paydown shall have been made in accordance with the Plan.

B.	Waiver of Conditions Precedent to Effectiveness.

The Debtors may waive conditions set forth in Article X.A above at any time with the written consent of the Requisite Supporting Lenders and the Oaktree Plan Sponsors, which consent shall not be unreasonably withheld, and without leave of or order of the Court and without any formal action.  Notwithstanding the foregoing, the Oaktree Plan Sponsors shall be entitled to refuse such consent for any reason if doing so is consistent with the terms of the Equity Purchase Agreement, and nothing herein shall provide the Requisite Supporting Creditors with any consent rights that are not otherwise provided in the Restructuring Support Agreement or the Equity Purchase Agreement.

C.	Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

D.	Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (i) constitute a waiver, release or discharge of any Claims against or Equity Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors, (iii) prejudice in any manner any right, remedy or claim of the Debtors or (iv) be deemed an admission against interest by the Debtors or the Oaktree Plan Sponsors.

E.	Modification of the Plan.

Subject to the limitations contained in the Plan, and subject to the approval of the Oaktree Plan Sponsors and the Requisite Supporting Creditors as set forth herein, in the Restructuring Support Agreement or in the Equity Purchase Agreement, as applicable: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code and (ii) after entry of the

57

Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

F.	Revocation, Withdrawal, or Non-Consummation.

1.           Right to Revoke or Withdraw.  The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors at any time before the Effective Date; provided, however, that such action shall not modify or otherwise alter the rights of the non-Debtor parties to the Restructuring Support Agreement or the Equity Purchase Agreement.

2.           Effect of Withdrawal, Revocation, or Non-Consummation.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), the assumption or rejection of Executory Contracts, Unexpired Leases or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Equity Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

A.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

B.	Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, shall (on terms materially consistent with the Plan and subject to the consent rights afforded the Oaktree Plan Sponsors and the Requisite Supporting Creditors pursuant to the terms hereof, the terms of the Equity Purchase Agreement and the terms of the Restructuring Support Agreement) file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

58

C.	Information

For so long as Reorganized GMR is not required to publicly file financial information with the SEC, Reorganized GMR will furnish or make available to the holders of the New GMR Common Stock: (i) on a quarterly basis within 45 days of each quarter end for the first three fiscal quarters, consolidated unaudited financial statements of Reorganized GMR, including the balance sheet, income statement, and statement of cash flow detailing the quarter-to-date and year-to-date results, together with the footnotes thereto, provided that such information will be provided on a confidential basis through a secure database; and (ii), on an annual basis within 120 days of each year end, audited consolidated financial statements of Reorganized GMR including the balance sheet, income statement, and cash flow detailing year-to-date results, together with the footnotes thereto, in each case in reasonable detail and prepared in accordance with GAAP, except as otherwise noted therein, provided that such information will be provided on a confidential basis through a secure database.

D.	Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

E.	Exemption From Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, all transfers of property pursuant hereto, including (i) the issuance, transfer or exchange under the Plan of New GMR Common Stock, the GMR HoldCo Interests, the Commitment Fee GMR Warrants, the New GMR Warrants and the security interests in favor of the lenders under the New 2010 Senior Credit Facility Agreement and the New 2011 Senior Facility Credit Agreement, (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, conveyance, mortgage, real estate transfer, recording or other similar tax, or governmental assessment.

F.	Waiver of Federal Rule of Civil Procedure 62(a).

The Plan shall constitute a request by the Debtors that the Confirmation Order include (i) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and    (ii) shall authorize Debtors to consummate the Plan immediately after entry of the Confirmation Order.

G.	Plan Supplement.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.

The documents contained in the Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at

59

https://ecf.nysb.uscourts.gov and www.GMRRestructuring.com.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors.  The Debtors reserve the right, in accordance with the terms hereof, to modify, amend, supplement, restate or withdraw any of the Plan Supplement after they are filed and shall promptly make such changes available online at https://ecf.nysb.uscourts.gov and www.GMRRestructuring.com.

H.	Notices.

All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.           To the Debtors:  General Maritime Corporation, 299 Park Avenue, New  York, NY 10171, attention: Jeffrey D. Pribor, Tel.: (212) 763-5600, Fax: (212) 763-5603, with a copy to Kramer Levin Naftalis & Frankel, LLC, 1177 Avenue of the Americas, New York, NY 10036, attention: Kenneth Eckstein, Douglas Mannal and Adam Rogoff, Tel.: (212) 715-9100, Fax: (212) 715-8000.

2.           To the Unsecured Creditors’ Committee:  Jones Day, 222 East 41st Street, New York, NY 10017, attention: Pedro A. Jimenez, Tel.: (212) 326-3939, Fax: (212) 755-7306.

3.           To the Prepetition Agent:  White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria and Scott Greissman, Tel.: (212) 819-8200, Fax: (212) 354-8113.

4.           To the New Senior Lenders:  White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, attention: Thomas E Lauria and Scott Greissman, Tel.: (212) 819-8200, Fax: (212) 354-8113.

5.           To the Oaktree Plan Sponsors:  Kirkland & Ellis, LLP, 601 Lexington Avenue, New York, NY 10022, attention: Edward O. Sassower and Brian E. Schartz, Tel.: (212) 446-4800, Fax: (212) 446-4900.

6.           The U.S. Trustee: 33 Whitehall Street, 21st Floor, New York, New York 10004, attention: Paul K. Schwartzberg, Tel.: (212) 510-0500, Fax: (212) 668-2255.

I.	Conflicts

The terms of the Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.  In the event of any inconsistency with the Plan and the Confirmation Order, the applicable provision(s) of the Confirmation Order shall govern with respect to such inconsistency.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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Dated: January 31, 2012

GENERAL MARITIME CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Executive Vice President, Treasurer & Secretary

GENERAL MARITIME SUBSIDIARY CORPORATION
GENERAL MARITIME SUBSIDIARY II CORPORATION
GENERAL PRODUCT CARRIERS CORPORATION
GENERAL MARITIME SUBSIDIARY NSF CORPORATION

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Treasurer

GENERAL MARITIME MANAGEMENT

	By:	/s/ Milton H. Gonzales, Jr.
	Name:	Milton H. Gonzales, Jr.
	Title:	Manager & Technical Director

GENERAL ADMINISTRATION CORP.

	By:	/s/ John C. Georgiopoulos
	Name:	John C. Georgiopoulos
	Title:	Vice President, Treasurer and Secretary

GMR AGAMEMNON LLC
GMR AJAX LLC
GMR ALEXANDRA LLC
GMR ARGUS LLC
GMR ATLAS LLC
GMR CHARTERING LLC
GMR CONCEPT LLC
GMR CONCORD LLC
GMR CONTEST LLC
GMR CONSTANTINE LLC
GMR DAPHNE LLC
GMR DEFIANCE LLC

GMR ELEKTRA LLC
GMR GEORGE T LLC
GMR GP LLC
GMR GULF LLC
GMR HARRIET G LLC
GMR HERCULES LLC
GMR HOPE LLC
GMR HORN LLC
GMR KARA G LLC
GMR LIMITED LLC
GMR MANIATE LLC
GMR MINOTAUR LLC
GMR ORION LLC
GMR PHOENIX LLC
GMR POSEIDON LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR REVENGE LLC
GMR SPARTIATE LLC
GMR SPYRIDON LLC
GMR ST. NIKOLAS LLC
GMR STAR LLC
GMR STRENGTH LLC
GMR TRADER LLC
GMR TRUST LLC
GMR ULYSSES LLC
GMR ZEUS LLC
GENERAL MARITIME INVESTMENTS LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

ARLINGTON TANKERS LTD.
COMPANION LTD.
COMPATRIOT LTD.
CONCEPT LTD.
CONCORD LTD.
CONSUL LTD.
CONTEST LTD.
VICTORY LTD.
VISION LTD.

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Director

ARLINGTON TANKERS, LLC

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Vice President, Treasurer and Secretary

Exhibit 1

Key Dates of the Rights Offering2

1.           The Debtors shall file a motion to approve the Rights Offering Procedures on January 31, 2012.

2.           The Debtors will seek to schedule the hearing to approve the Rights Offering Procedures for February 14, 2012.

3.           The Debtors shall distribute the certification form in accordance with the Rights Offering Procedures to all holders of General Unsecured Claims against the Guarantor Debtors between February 15, 2012 and February 21, 2012.  The Debtors shall distribute additional certification forms in accordance with the Rights Offering  Procedures.

4.           Holders of General Unsecured Claims against the Guarantor Debtors must return the certification form to the Subscription Agent on or before March 12, 2012.

5.           The Debtors shall distribute the Rights Offering materials to all Eligible Rights Offering Offerees on March 16, 2012.

6.           The Rights Offering shall expire on April 6, 2012.

2	Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Rights Offering Procedures.

EXHIBIT B TO THE DISCLOSURE STATEMENT

DISCLOSURE STATEMENT APPROVAL ORDER

[TO BE PROVIDED]

EXHIBIT C TO THE DISCLOSURE STATEMENT

FINANCIAL PROJECTIONS

Financial Projections

The Debtors prepared the following financial projections (“Financial Projections”), which reflect estimates of the Debtors’ expected consolidated financial position, results of operations and cash flows for the years 2012 through 2015 (the “Projection Period”).  The Financial Projections reflect the Debtors’ judgment, as of the date of this Disclosure Statement, of expected future operating and business conditions, which are subject to change.

The Financial Projections were prepared in good faith by the Debtors and their advisors based upon assumptions believed to be reasonable at the time of preparation.  The assumptions disclosed herein are those that the Debtors believe to be significant to the Financial Projections.  Although the Debtors are of the opinion that these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, including, but not limited to, (a) changes in demand for the Debtors’ products in various end markets; (b) applicable laws and regulations; (c) interest rates and inflation; (d) business combinations among the Debtors’ competitors, suppliers and customers; (e) availability and cost of raw materials; and (f) energy and labor and other related factors affecting the Debtors’ businesses.  Despite the Debtors’ efforts to foresee and plan for the effects of changes in these circumstances, the Debtors cannot predict their impact with certainty.  Consequently, actual financial results could vary significantly from the Financial Projections.  Additional assumptions underlying the Financial Projections are provided below.

A.	INDUSTRY OVERVIEW

1.      The Debtors are a leading provider of international seaborne transportation services for crude oil and refined petroleum products, operating a fleet of 33 vessels located throughout the world. Their services, along with those of their competitors, play an essential role in the energy industry providing the most economic and flexible way to transport energy in bulk from its upstream points of production to downstream points of refining and consumption.

2.      Currently, more than two-thirds of oil consumed globally is transported from producers to consumers via a fleet of nearly 5,700 ocean going tankers. Unlike the upstream and downstream segments of the industry, which are dominated by large corporations and state owned entities, the vast majority of shipping is conducted by small, independent and private ship-owners. The main clients of tanker companies include oil companies, oil traders, large oil consumers, petroleum product producers and government agencies.

3.      As a result of a highly-commoditized and unconsolidated business, the pricing of crude oil transportation services is determined in a highly-competitive tanker charter market. The contracts by which crude oil is transported include spot charters (charters only for specific, individual voyages) and time charters (which can range from months to years in charter duration). When entering these contracts, a broker is traditionally involved in transactions, acting as an intermediary between vessel owners and charterers. In addition, the price is largely determined by the demand and supply dynamics described below.

4.      The tanker charter market is largely correlated to the demand dynamics of the broader oil industry. Tanker demand is expressed in "ton-miles" which are measured as the product of (A) the amount of oil transported in tankers, and (B) the distance over which this oil is transported. Tonnage of oil shipped is primarily a function of global oil consumption, which is driven by economic activity as well as the long-term impact of oil prices on the location and related volume of oil production. In addition, the tonnage of oil shipped on the water is also influenced by factors such as pipelines, political events and risk, as well as weather. Distance over which oil is transported is the more variable element of the ton-mile demand equation. It is determined by seaborne trading and distribution patterns, which are principally influenced by the locations of production and the optimal economic distribution of the production to destinations for refining and consumption. Seaborne trading patterns are also periodically influenced by geo-political events that divert tankers from normal trading patterns, as well as by inter-regional oil trading activity created by oil supply and demand imbalances.

5.      Also, seasonal trends affect world oil consumption and consequently oil tanker demand. While trends in consumption vary with season, peaks in tanker demand quite often precede seasonal consumption peaks, as refiners and suppliers anticipate consumer demand. Seasonal peaks in oil demand can broadly be classified into two main categories:  (A) Increased demand prior to Northern Hemisphere winters as heating oil consumption increases and; (B) Increased demand for gasoline prior to the summer driving season in the United States.

6.      Tanker supply is largely determined by increases with the deliveries of newbuildings and decreases with the scrapping of older vessels. Typically newbuildings are delivered 18 to 36 months after they are ordered. For accounting purposes, vessels have a finite life of approximately 25 years in a normalized market.

7.      For the past three years, the Debtors’ business has operated in a competitive and challenging environment.  During this time period, the oil tanker industry has experienced both a decrease in global demand for its services and the oversupply of crude oil tankers ready to meet that decreased demand. These factors have caused charter rates for crude oil transport vessels to plummet; creating the worst crisis to hit the oil tanker industry in decades.1

B.	GENERAL METHODOLOGY AND MAJOR ASSUMPTIONS UNDERLYING FINANCIAL PROJECTIONS FOR THE FISCAL YEARS ENDING 2012-2015

1.      The Debtors’ current business plan incorporates assumptions related to certain economic and business conditions for the fiscal years ending 2012-2015.  These assumptions are based upon historic seasonality and industry experience, projected industry supply/demand/capacity indicators and the estimated directions of specific markets.  The Debtors have incorporated the impact of the most recent data received from customers and suppliers wherever possible.

2.      The Financial Projections consist of selected income statement, selected balance sheet and selected cash flow items as of December 31 for each year for calendar years 2012 through 2015. The assumptions and build-up of the Financial Projections are described in the information below.

3.      General Methodology: The Financial Projections were developed on a vessel-by-vessel, bottom-up basis and reflect a synthesis of numerous information sources, including general business and economic conditions as well as industry and competitive tends. After completion of the vessel-by-vessel build-up, the financials were aggregated to form the consolidated financials.

4.      Revenue: The Financial Projections project Net Voyage Revenue from the both Time Charter and Spot Charter contracts it enters. The differences between these two types of contracts are described below, but represent the income associated with providing freight services to the Debtors’ customers.

5.      Time Charter: A Time Charter represents a charter under which a customer pays a fixed daily or monthly rate for a fixed period of time for use of the vessel. Subject to any restrictions in the charter, the customer decides the type and quantity of cargo to be carried and the ports of loading and unloading. The customer pays all voyage expenses such as fuel, canal tolls, and port charges. The shipowner pays all vessel expenses, including technical and commercial management expenses.

6.      Spot charter: A Spot Charter represents a charter under which a customer pays a transportation charge for the movement of a specific cargo between two or more specified ports. The shipowner pays all voyage expenses, and all vessel expenses. Voyage expenses includes fuel, port charges, canal tolls, cargo handling operations and brokerage commissions paid by the Debtors under Spot Charters. The customer is liable for demurrage, if incurred. Demurrage refers to the period when the charterer remains in possession of the vessel after the period normally allowed to load and unload cargo. By extension, demurrage refers to the charges that the charterer pays to the shipowner for its extra use of the vessel. As mentioned, in Debtors historical financials, demurrage would be a source of revenue.

7.      With respect to the Financial Projections, the term “Net Voyage Revenue” is equal to voyage revenue minus voyage expenses. It is projected using an assumption for Time Charter Equivalent (“TCE”) revenues and vessel operating days. TCE revenues serve as an industry standard for measuring and managing fleet revenue and

1 See Robert Wright & Simon Rabinovitch, China Vows to Turn Tide on Flood of Ships, Fin. Times, Nov. 3, 2011.

comparing results between geographical regions and among competitors. For a Time Charter contract, TCE is essentially equal to the daily rate a customer pays. For a Spot Charter contract, TCE is equal to the voyage revenue minus voyage expenses, divided by the corresponding operating days. For the Financial Projections, the Debtors’ TCE projections for its Spot Charters are based on a combination of industry projections and internal industry acumen. The outlook for the demand for oil and oil based products and the supply of vessels in the market play a role in determining the appropriate TCE projections for the Spot Charters. Projected TCE revenues reflect management’s best estimates based on recent experience and expected trends. The Debtors currently have a mix of vessels on Spot Charter and vessels on Time Charter. Below is list of the current Time Charter profile. It is assumed that vessels will achieve projected spot charter rates once each vessel’s respective Time Charter has expired.

Time Charter Profile
Vessel	Vessel Type	Expiration Date		Daily Rate (1)
Genmar Ajax	Aframax	June 22, 2012		$13,750
Genmar Atlas	VLCC	July 4, 2012		$15,000	(2)
Genmar Companion	Panamax	February 10, 2013		$16,500	(3)
Genmar Compatriot	Panamax	February 23, 2013		$16,500	(3)
Genmar Concept	Handymax	July 4, 2012		$14,000
Genmar Concord	Handymax	March 30, 2013		$12,000	(4)
Genmar Consul	Handymax	February 7, 2013		$12,000	(4)
Genmar Contest	Handymax	July 4, 2012		$14,000
Genmar Harriet G	Suezmax	August 17, 2013	(*)	$20,750	(5)
Genmar Poseidon	VLCC	July 19, 2012		$15,000	(2)
Genmar Strength	Aframax	August 31, 2012		$18,500
Genmar Victory	VLCC	February 11, 2012	(*)	$40,500	(6)

(1)	Before brokers' commissions.
(2)	Charter is subject to a floor of $15,000 and 50/50 profit sharing above a ceiling of $30,000 per day
(3)	Beginning in February 2012, charter rate adjusts to $15,000 per day for 12 months with 50/50 profit sharing
(4)	Beginning in February 2012, charter rate adjusts to $14,000 per day for 6 months, then to $16,000 per day for 6 months
(5)	Beginning in August 2012, charter rate adjusts to $22,750 per day; 1-year additional option period at $23,750 per day with 50/50 profit sharing
(6)	Optional 12 month period begins January 2012 at $40,000 per day with 50/50 profit sharing
(*)	Charter end date excludes extension periods that are at the option of the charterer

8.      The Debtors’ management team estimated the spot rates below for 2012 based on its recent historical experience with respect to TCE rates that the Company would earn for its vessels operating in the spot voyage market, and reviewed such estimates in light of published industry sources.  The Company’s management team based the estimated spot rates for 2013, 2014 and 2015 on the assumption that industry spot rates will incrementally increase during these years and return to their 10-year historical average in 2015.

Average Annual Projected Spot Rates

	FY2012E	FY2013E	FY2014E	FY2015E

Handymax	$12,000	$15,000	$17,000	$17,337
Panamax	12,000	20,000	25,000	28,696
Aframax	14,000	18,500	25,000	34,212
Suezmax	18,000	25,000	37,000	45,950
VLCC	21,000	35,000	47,000	58,827

9.      To calculate Net Voyage Revenue, a TCE rate is multiplied by vessel operating days over the projection period for each vessel and aggregated. The TCE rate is assumed to be equal to either the (a) rate defined in an active Time Charter contract or (b) projected Spot Charter TCE rate defined above. Vessel operating days are equal to the total days a vessel is in possession of the Debtor for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys. Days associated with drydocking which is an out-of-service period during which planned repairs, maintenance and inspections are carried out, are estimated based on a schedule. According to industry regulations, vessels are placed into drydock approximately every 30 to 60 months for major repairs and maintenance. In addition to drydock days, the Debtors employ a utilization factor to reduce vessel operating days to estimate other days for which a vessel may be off hire. The utilization factor is the percentage of time that a vessel is available for revenue generating voyage days. This is determined by dividing voyage days by calendar days for the relevant period. The utilization factor assumed throughout the Projection Period is equal to 97%. Calendar days are the total days a vessel is in possession of the Debtor for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

10.    The Debtors own 30 vessels and charter-in 3 vessels under a bareboat charter. A “Bareboat Charter” is a charter under which a customer pays a fixed daily or monthly rate for a fixed period of time for use of the vessel. The customer, in this case the Debtor, pays all costs of operating and maintaining the vessel. The Debtors’ three product tankers under Bareboat Charters (Genmar Concord, Genmar Concept and Genmar Contest) were sold as part of a sale-leaseback transaction in January/February 2011. The three tankers are leased back to the Company for $6,500 / day in years 1 and 2 and $10,000 / day in years 3-7. In the Financial Projections, the line item Charter-In Expense is equal to the daily fixed rate multiplied by calendar days for the relevant period for each of the 3 chartered in vessels.

11.    In the Financial Projections, direct vessel operating expenses, or DVOE, are calculated by multiplying calendar days by a daily budget for each vessel. The daily budget is determined by vessel class and is created by management’s best judgment. The budget includes a line-by-line estimate for crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs determined by the Debtors’ department managers. Over the projection period, DVOE are expected to grow annually at 3%.

12.    Selling, general and administrative (“SG&A”) expenses were budgeted by each of the Debtor’s department managers on a line-by-line basis. SG&A expense projections are based on the goal of maintaining consistent product quality.  Management has projected SG&A expense to grow annually at 2%.

13.    Projected capital expenditures / drydocking payments are based upon a detailed vessel-level review of critical required capital expenditures, the timing and extent of law-required maintenance work.

C.	OTHER ITEMS

1.      The Plan contemplates a restructured capital structure for Reorganized General Maritime consisting of two new senior loans (i) a $544 million 1st lien credit facility ($539 million term loan and $5 million LC facility (“New Senior 2011 Facility”); and (ii) $313 million 1st lien credit facility (“New Senior 2010 Facility”) prior to the $75 million paydown discussed below. Both facilities bear interest at L+400 with no LIBOR floor, come due 5 years from Effective Date and are expected to be fully drawn on the Effective Date.

2.      As part of the restructuring, the Plan Sponsor will contribute $175 million of new equity in the Debtors. $75 million of the new money will be used to pay down the New Senior Facilities in a pro-rata amount based on the amount of deferred contractual amortization on each of the respective facilities. The pay down on the senior loans will be allocated approximately $35 million to the New Senior 2011 Facility and approximately $40 million to the New Senior 2010 Facility. In addition, upon the Effective Date, the New Senior Facilities will be increased by the amount of any crystallized interest rate swaps (approximately $2.8 million as of the date of the Disclosure Statement). After these adjustments, the net amount due will be approximately $509 million under the New Senior 2011 Facility and approximately $274 million under the New Senior 2010 Facility.

3.      Over a normalized period of one fiscal year, the Reorganized General Maritime does not expect significant changes in working capital. The Financial Projections show changes in working capital over an extended period in 2012 and 2013 as the Reorganized General Maritime is projected to regain normalized terms in accounts payable and accounts receivable. The Debtors project to have pro-forma accounts payable of approximately $36 million by mid-2013 and to regain approximately $5 million of accounts receivable slippage prior to emergence that the Debtors believe they experienced in the beginning of these Chapter 11 cases.

4.      Other Expense / (Income) include the $650,000 bonus pool for non-insider employees and board fees historically paid with stock.

D.	FINANCIAL PROJECTIONS

INCOME STATEMENT

	05/01/12	Fiscal Year Ended December 31,
($ in millions)	Thru 12/31/12	FY2012	FY2013	FY2014	FY2015

Net Voyage Revenue	$137.0	$196.8	$276.0	$379.6	$482.8

Charter-In Expense	$4.8	$7.1	$10.6	$11.0	$11.0
Direct Vessel Operating Expenses	71.4	106.3	109.5	112.8	116.2
Cash General & Administrative Expenses	17.7	26.5	27.0	27.6	28.1
EBITDA	$43.2	$56.9	$128.8	$228.3	$327.5

Depreciation & Amortization	$71.6	$114.3	$106.3	$110.2	$108.8
Amortization of Financing Fees	--	1.5	--	--	--
Professional Fees	20.6	32.2	--	--	--
Other Expense / (Income)	--	1.1	--	--	--
EBIT	$(48.9)	$(92.1)	$22.6	$118.0	$218.8

Interest Expense, net	$26.2	$42.0	$38.2	$35.2	$27.6
Tonnage Tax	1.2	1.2	1.8	1.8	1.8
Net Income	$(76.3)	$(135.4)	$(17.4)	$81.1	$189.3

CASH FLOW STATEMENT

	05/01/12	Fiscal Year Ended December 31,
($ in millions)	Thru 12/31/12	FY2012	FY2013	FY2014	FY2015

Operating Activities
Net Income	$(76.3)	$(135.4)	$(17.4)	$81.1	$189.3
Depreciation & Amortization	71.6	114.3	106.3	110.2	108.8
Amortization of Financing Fees	--	1.5	--	--	--
PIK Interest	--	--	--	--	--
Change in Working Capital
Accounts Receivable	--	5.0	--	--	--
Accounts Payable	17.7	16.2	8.4	--	--
Cash from Operating Activities	$13.0	$1.6	$97.3	$191.3	$298.1

Investing Activities
Dry-Dock and Capital Expenditures	$(13.4)	$(30.0)	$(22.5)	$(32.3)	$(32.3)
Cash from Investing Activities	$(13.4)	$(30.0)	$(22.5)	$(32.3)	$(32.3)

Financing Activities
2011 Credit Facility	$--	$(35.4)	$(24.1)	$(100.1)	$(121.1)
2010 Credit Facility	--	(39.6)	(17.4)	(59.0)	(54.3)
DIP	--	(40.0)	--	--	--
New Equity	--	175.0	--	--	--
Cash from Financing Activities	$--	$60.0	$(41.5)	$(159.0)	$(175.4)

Beginning Cash	$42.1	$10.1	$41.7	$75.0	$75.0
Total Cash Flow	(0.4)	31.6	33.3	--	90.4
Ending Cash	$41.7	$41.7	$75.0	$75.0	$165.4

Below is a reconciliation of the pre-emergence consolidated balance sheet as of April 30, 2012 to the post-emergence consolidated balance sheet as of April 30, 2012. The adjustments do not fully reflect the effects of fresh start accounting related to the restatement of assets to fair value and, as presented, the fresh start accounting adjustments assume the deemed value of the OCM claim to be $175 million, implying a reorganized equity value of $368 million after giving effect to all primary equity allocations

BALANCE SHEET

	Projected	Adjustments	Pro Forma	Fiscal Year Ended December 31,
($ in millions)	04/30/12		04/30/12	FY2012	FY2013	FY2014	FY2015

Cash(2)	$15.0	$27.1	$42.1	$41.7	$75.0	$75.0	$165.4
Due from Charters, Net	28.0		28.0	28.0	28.0	28.0	28.0
Prepaid Expenses and Other Current Assets	36.4		36.4	36.4	36.4	36.4	36.4
Total Current Assets	$79.4	$27.1	$106.5	$106.1	$139.4	$139.4	$229.8

Vessels, Net of Accumulated Depreciation	$1,488.2	$(509.4)	$978.9	$922.7	$839.0	$755.4	$671.7
Deferred Dry-Dock and Other Fixed Assets, Net	50.6		50.6	48.5	48.4	54.1	61.3
Other Assets	42.7	(7.4)	35.3	35.3	35.3	35.3	35.3
Total Assets	$1,660.9	$(489.7)	$1,171.3	$1,112.7	$1,062.2	$984.2	$998.2

Pre-Petition Billed Accounts Payable	$2.7	$(2.7)	$--	$--	$--	$--	$--
Post-Petition Billed Accounts Payable	9.9		9.9	27.6	36.0	36.0	36.0
Other Liabilities	13.0	(2.8)	10.2	10.2	10.2	10.2	10.2

DEBT
DIP Facility	72.9	(72.9)	--	--	--	--	--
2011 Credit Facility	541.5	(32.5)	509.0	509.0	484.9	384.8	263.7
2010 Credit Facility	313.5	(39.6)	273.8	273.8	256.4	197.4	143.1
Oaktree Facility	214.6	(214.6)	--	--	--	--	--
Senior Notes	318.0	(318.0)	--	--	--	--	--
Total Liabilities	$1,486.0	$(683.2)	$802.8	$820.5	$787.4	$628.4	$453.0

Equity	174.9	193.5	368.4	292.1	274.8	355.8	545.2
Total Liabilities and Shareholder's Equity	$1,660.9	$(489.7)	$1,171.3	$1,112.7	$1,062.2	$984.2	$998.2

2 Includes approximately $20.6 million in fees held in escrow

EXHIBIT D TO THE DISCLOSURE STATEMENT

LIQUIDATION ANALYSIS

Liquidation Analysis

Section 1129(a)(7) of the Bankruptcy Code requires that each holder of an impaired allowed claim or interest either (a) accept the plan of reorganization or (b) receive or retain under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain under the plan of reorganization if the applicable debtor were liquidated under chapter 7 of the Bankruptcy Code on the effective date. This requirement is referred to as the “best interests” test.  To make these findings, a bankruptcy court must:  (a) estimate the cash liquidation proceeds that a chapter 7 trustee would generate if the assets of such debtor’s estate were liquidated pursuant to chapter 7 of the Bankruptcy Code; (b) determine the liquidation distribution that each non-accepting holder of a claim or an interest would receive from such liquidation proceeds under the priority scheme dictated in chapter 7; and (c) compare the holder’s liquidation distribution to the distribution under the plan that the holder would receive if the plan were confirmed and consummated.

To demonstrate compliance with the “best interests” test, the Debtors estimated a range of proceeds that would be generated from a hypothetical chapter 7 liquidation (the “Liquidation Analysis”). The Liquidation Analysis was prepared by the Debtors with assistance from their financial and other advisors and represents the Debtors’ best estimate of the proceeds that would be realized if the Debtors were liquidated in accordance with chapter 7 of the Bankruptcy Code.  The Liquidation Analysis assumes that the Debtors’ chapter 11 cases are converted into liquidations under chapter 7.  The Debtors’ management does not believe that including more historical information or projected information would cause the result of this analysis to vary significantly.  The Liquidation Analysis, however, is subject to any changes due to the Debtors’ continued operation subsequent to the Petition Date.

The Liquidation Analysis is premised upon a number of estimates and assumptions that, although developed and considered reasonable by the Debtors, are inherently subject to significant business, economic and competitive uncertainties beyond the control of the Debtors, and, as discussed below, may be subject to change.  Thus, there can be no assurance that the values reflected in the Liquidation Analysis would be realized if the Debtors were, in fact, to undergo a liquidation.  In addition, any liquidation ultimately undertaken would take place under future circumstances that cannot be predicted with certainty.  Accordingly, although the Liquidation Analysis that follows is necessarily presented with numerical specificity, if the Debtors’ estates were in fact liquidated as described herein, the actual proceeds from such liquidation could vary significantly from the amounts set forth in the Liquidation Analysis.  The actual liquidation proceeds could be materially higher or lower than the amounts set forth in the Liquidation Analysis, and no representation or warranty can be or is being made with respect to the actual proceeds that would be generated from the liquidation of the Debtors under chapter 7 of the Bankruptcy Code.  The Liquidation Analysis has been prepared solely for the purposes of estimating the proceeds that would be available if the Debtors liquidated under chapter 7 of the Bankruptcy Code and does not represent values that may be appropriate for any other purpose, including the values applicable in the context of the Plan.  Nothing contained in the Liquidation Analysis is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical liquidation analysis, as required by the “best interests” test set forth in section 1129(a)(7) of the Bankruptcy Code.

General Assumptions

In chapter 7, a trustee (the “Chapter 7 Trustee”) is appointed to manage the debtor’s affairs and conduct a liquidation.  Accordingly, the Liquidation Analysis assumes that the Debtors would be forced to liquidate and would do so on an expedited, but orderly basis under the supervision of the Chapter 7 Trustee.  The Debtors would be forced to cease substantially all operations in an orderly manner after the Petition Date and use their cash position to liquidate their assets and pay claims in accordance with the priority scheme set forth in the Bankruptcy Code.  The likely consequences of the conversion of the Debtors’ cases from chapter 11 to chapter 7 of the Bankruptcy Code include the following:

•	The Debtors’ workforce consists of specialized employees who are crucial to the operations of the businesses. With the Debtors facing certain liquidation, those employees, including crews on the

1

Debtors vessels, would likely quickly leave the Debtors to the extent there were employment opportunities elsewhere.  The loss of these employees would render the possibility of continuing operations in an effort to complete a going concern sale highly remote, if not impossible, and make an orderly liquidation significantly more difficult.

•
The Debtors assume an expedited but orderly wind-down of their businesses to maximize recovery values. While the Debtors assume the majority of the wind-down would be accomplished in approximately 90 days, the liquidation would be expected to take six months to complete fully.

•
A chapter 7 liquidation would likely cause international vendors to be keenly alert to the status of any unpaid claims and would significantly increase the risk of ship arrests in foreign jurisdictions, thereby complicating the process associated with an orderly liquidation of those assets in a reasonable timeframe.

•
The Debtors’ revenues are primarily derived by employing their vessels on time charters and in the spot market of oil and product tankers in a highly competitive environment.  Commencement of a chapter 7 liquidation would quickly cause customers to seek other sources of supply, making it highly unlikely that many of the Debtors’ customers could be maintained by a Chapter 7 Trustee for any significant period of time.  The Debtors may also, as a result, experience high levels of uncollectible accounts receivable.

•
The Liquidation Analysis assumes that the holders of secured debt obligations have perfected security interests in substantially all of the assets of the Debtors’ estates that must be satisfied in accordance with the priorities set forth in the Bankruptcy Code and in accordance with the Intercreditor Agreement (as defined in the Prepetition 2010 Facility and the Prepetition 2011 Facility).

•
The Liquidation Analysis assumes that the Chapter 7 Trustee will sell all of the assets of the Debtors.  While many of the assets are located outside the United States, we expect the proceeds from the sale of these assets to be consistent across jurisdictions.  Further, we assume that the expenses incurred to sell assets located outside of the United States would be comparable to the expenses incurred to sell such assets if they were located in the United States.

•
The Liquidation Analysis of the Guarantor Debtors is presented on a consolidated basis because under the circumstances presented doing so is sufficient to establish satisfaction of the best interests test.  The Prepetition 2010 Facility, the Prepetition 2011 Facility and the OCM Facility have claims against, and liens on the substantially all the assets of, the Guarantor Debtors.  Therefore, there can be no recovery to unsecured creditors at the Guarantor Debtors until the claims under the Prepetition 2010 Facility, the Prepetition 2011 Facility and the OCM Facility are paid in full.  Because the Liquidation Analysis demonstrates that the claims under the Prepetition 2010 Facility, the Prepetition 2011 Facility and the OCM Facility will not be satisfied in full in a liquidation of the Guarantor Debtors, there will be no recovery to any unsecured creditors at any of the Guarantor Debtors.

•
Recoveries do not reflect any potential negative impact on the distributable value available to the Debtors’ creditors on account of any potential unknown and contingent liabilities, including, but not limited to, environmental obligations and litigation claims, which could be material.

The table below summarizes the estimated proceeds that would be available for distribution to the Debtors’ creditors in a hypothetical liquidation of the Debtors’ estates under chapter 7 of the Bankruptcy Code. Additional assumptions with respect to the Liquidation Analysis are provided below.

2

Liquidation Analysis of Consolidated General Maritime Corporation

($ millions, unless otherwise specified)			Estimated Recovery		Estimated Liquidation
	Notes	Value(1)	Low Case	High Case	Low Value	High Value

Assets:

Current Assets
Cash & Equivalents(2)	1	$23.2	100%	100%	$23.2	$23.2
Due from Charters	2	16.9	36%	51%	6.2	8.7
Prepaid Expenses & Other Current Assets	3	25.8	54%	73%	14.0	18.9

Total Current Assets		$65.9			$43.4	$50.7

Non-Current Assets
Vessels	4	$1,032.5	36%	81%	$375.7	$835.2
Other Fixed Assets, net	5	12.4	28%	48%	3.4	5.9
Deferred Drydock Costs, net	6	24.0	6%	10%	1.4	2.4
Other Assets, net	7	1.2	75%	90%	0.9	1.0

Total Non-Current Assets		$1,070.1			$381.4	$844.6

Value From Non-Guarantor Entities	8	$8.5	28%	46%	$2.3	$3.9

Total Assets		$1,144.5			$427.1	$899.2

Total Estimated Proceeds from Liquidation of General Maritime		$1,144.5	37%	79%	$427.1	$899.2

Recovery Analysis
Administrative Expenses
Corporate Wind Down	9				$13.5	$13.5
Chapter 7 Trustee	10				12.8	27.0
Professionals and Other	11				3.2	6.7

Total Costs Associated with Liquidation					$29.5	$47.2

Total Estimated Proceeds from Liquidation of General Maritime after Admin. Expenses					$397.6	$851.9

Secured Claims - As of Petition Date(3)			Claim

Super-Priority Debtor-In-Possession Financing	12		$52.0
Recovery ($)					$52.0	$52.0
Recovery (%)					100%	100%

1st & 2nd Lien Debt (2011 and 2010 CFs and Cap. Swaps)	12		862.6
Recovery ($)					$345.6	$799.9
Recovery (%)					40%	93%

3rd Lien Debt - Oaktree Facility	12		214.6
Recovery ($)					-	-
Recovery (%)					0%	0%

Total Secured Claims	12		$1,129.2
Total Secured Recovery ($)					$397.6	$851.9
Recovery (%)					35%	75%

Total Estimated Proceeds Available after Admin. Expenses and Secured Claims Recovery					-	-

Unsecured Claims

12% Unsecured Senior Notes	13
Recovery ($)					-	-
Recovery (%)					0%	0%

General Unsecured Claims	13
Recovery ($)					-	-
Recovery (%)					0%	0%

Total Unsecured Claims	13
Total Unsecured Recovery ($)					-	-
Recovery (%)					0%	0%

Residual Value Available for Distribution					-	-

Note:
(1)	Figures as of 11/30/2011 unless otherwise stated in accompanying notes
(2)	Cash and equivalents as of January 6, 2012
(3)	Pursuant to the Intercreditor Agreement, all payments/value must be turned over to the DIP, 1st and 2nd Lien Lenders until these claims are paid in full; DIP value as of January 6, 2012

3

Specific Assumptions

Note 1
The Debtors’ actual cash balance as of the week ending of January 6, 2012 was $23.2 million. Cash and equivalents consist of all cash and liquid investments, if applicable, with maturities of three months or less, in bank accounts.

Note 2
Estimated proceeds realized from accounts receivable under a liquidation are based on management’s estimate of collectability and the assumption that every reasonable effort will be made by the Chapter 7 Trustee to collect receivables from customers, a number of whom may be in various foreign jurisdictions. The amounts due from charters (accounts receivable) consist of freight receivables, demurrage receivables and accrued voyage revenue. Freight receivables are receivables for undisputed freight services that the Debtors have already preformed. Demurrage receivables are associated with the delay of a vessel caused by a voyage charterer's failure to load, unload, etc. before the time of scheduled departure. As such, the payment owed by the voyage charterer for such delay are typically disputed. The last item, accrued voyage revenue, is freight income that is being earned at the time of the balance sheet of November 30, 2011. This amount would become a freight receivable after the cargo is delivered to the destination port. An estimated recovery percentage has been applied to balances based on the trade accounts receivable aging as of November 30, 2011. Accounts aged over 90 days are assumed to have de minimis liquidation value.

		Estimated Recovery %		Estimated Liquidation Value
($ millions, unless otherwise specified)	Estimated Claim	Low	High	Low	High
Freight Receivables

Current	$0.2	75%	85%	$0.2	$0.2
1-30 Days Overdue	1.7	60%	75%	1.0	1.3
31-60 Days Overdue	0.3	35%	50%	0.1	0.2
61-90 Days Overdue	0.1	10%	20%	0.0	0.0
>90 Days Overdue	1.9	0%	10%	0.0	0.2

Demurrage Receivables

Current	$0.5	65%	80%	$0.3	$0.4
1-30 Days Overdue	1.3	55%	65%	0.7	0.8
31-60 Days Overdue	0.8	30%	40%	0.2	0.3
61-90 Days Overdue	2.1	0%	10%	0.0	0.2
>90 Days Overdue	0.9	0%	5%	0.0	0.0

Other

Accrued Voyage Revenue	$7.2	50%	70%	$3.6	$5.0
	------	------	------	------	------
Due from Charters	$16.9	36%	51%	$6.2	$8.7

Note 3
Prepaid expenses and other current assets include bunker and lubricants inventory, insurance claims, prepaid insurance and other current assets and receivables. Bunker and lubricants includes inventory for which the Company has purchased fuel and lubes to operate the vessels. This inventory is stored on-board the vessels at the time of purchase. Insurance claims consist substantially of payments made by the Company for repairs of vessels that the Company expects, pursuant to the terms of the insurance agreements, to recover from the carrier, net of deductibles which have been expensed. Prepaid insurance includes insurance premiums paid in advance which cover a period of time which has not elapsed. Other current assets includes other receivables, cash onboard the vessels and bonded stores, among other things.

4

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Bunkers and Lubricants Inventory	$16.1	55%	75%	$8.8	$12.1
Insurance Claims	1.8	50%	70%	0.9	1.3
Prepaid Insurance	4.6	60%	80%	2.8	3.7
Other Current Assets	3.3	45%	56%	1.5	1.8
	------	------	------	------	------
Prepaid Expenses & Other Current Assets	$25.8	54%	73%	$14.0	$18.9

Note 4
The Debtors assume that the liquidation of vessel assets will be sold for scrap value or through the sale of vessels to competitors and/or financial sponsors on the secondary market over an accelerated time period. The Debtors have received three appraisals from third-party, internationally recognized ship-valuation companies. These appraisals are based on recent asset transactions observed in the market and assume vessels to be in sound condition, free of average damage, free of charter commitments, and there being a willing seller and willing buyer.

Compared to a normalized asset sale scenario, the liquidation value of the vessels is estimated to be approximately 20% lower than the average of the three appraisals. In a normalized scenario, with a reasonable amount of time, the Debtors’ management believes it could sell any one vessel in a fair, reasonable, and negotiated transaction. Under a liquidation scenario (90 days), asset prices are predicted to be negatively affected as the sale of Debtors’ fleet of 30 vessels would temporarily overwhelm the vessel supply in the market. Based on the current marketplace for vessel scrapping, it is estimated that the scrap value of the vessels would be approximately $375 million, or approximately 64% lower than the average of the three appraisals.

Note 5
Other fixed assets include vessel equipment, furniture & fixtures and computer equipment, software & other. Vessel equipment includes capital goods aboard the vessel. The Debtors have applied an estimated recovery percentage by asset category as outlined below. In addition, a large portion of these items are significantly depreciated and may not result in significant liquidation value, particularly since the potential universe of buyers for these assets is narrow and is primarily comprised of competing companies. The Debtors have applied an estimated recovery percentage by asset category as outlined below.

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Vessel Equipment	$10.9	30%	50%	3.3	5.5
Furniture & Fixtures	1.4	10%	30%	0.1	0.4
Computer Equipment, Software & Other	0.1	30%	50%	0.0	0.1
	------	------	------	------	------
Other Fixed Assets, net	$12.4	28%	48%	$3.4	$5.9

Note 6
The Debtors’ vessels are required to be drydocked approximately every 30 to 60 months for major repairs and maintenance that cannot be performed while the vessels are operating. The Debtors capitalize the costs associated with the drydocks as they occur and amortize these costs on a straight line basis over the period between drydocks. From management’s experience when selling assets, buyers give little to no credit to historical drydock payments unless they have been made within 6 months of purchase. Buyers also factor in the need of near-term, future drydock payments when determining the purchase price of a vessel.

Note 7
Other assets, net, consist of working capital contributed upon entry into the Seawolf Pool in 2011.

Note 8
The assets recovered at Non-Guarantor Debtors will be used to first satisfy trade claims against such Non-Guarantor Debtor in a liquidation under chapter 7 of the Bankruptcy Code. Any residual value will then be distributed to the equity holding subsidiary of that Non-Guarantor Debtor to be used to satisfy other claims of the estate. In a

5

liquidation under chapter 7 of the Bankruptcy Code, the Debtors estimate that $2.3 to $3.9 million of residual value could be recovered and flow upward from the following group of Non-Guarantor Debtors:

Concord LTD

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	--	0%	0%	--	--
Other Assets	0.1	0%	0%	--	--
	------	------	------	------	------
Total Estimated Proceeds - Concord LTD	$0.1	0%	0%	$--	$--

Estimated Unsecured Claims	$0.0	100%	100%	$0.0	$0.0
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.0			$0.0	$0.0

Recovery ($)	$0.0			-	-
Recovery (%)	100.0%			0.0%	0.0%

GMR Concept LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	--	0%	0%	--	--
Other Assets	0.8	17%	30%	0.1	0.2
	------	------	------	------	------
Total Estimated Proceeds - GMR Concept LLC	$0.8	17%	30%	$0.1	$0.2

Estimated Unsecured Claims	$0.1	100%	100%	$0.1	$0.1
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.7			$0.0	$0.1

Recovery ($)	$0.1			$0.1	$0.1
Recovery (%)	100.0%			100.0%	100.0%

GMR Concord LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	0.6	0%	0%	--	--
Other Assets	0.5	31%	47%	0.1	0.2
	------	------	------	------	------
Total Estimated Proceeds - GMR Concord LLC	$1.1	13%	20%	$0.1	$0.2

Estimated Unsecured Claims	$0.0	100%	100%	$0.0	$0.0
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$1.0			$0.1	$0.2

Recovery ($)	$0.0			$0.0	$0.0
Recovery (%)	100.0%			100.0%	100.0%

GMR Constantine LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	--	0%	0%	--	--
Other Assets	0.2	22%	45%	0.0	0.1
	------	------	------	------	------
Total Estimated Proceeds - GMR Constantine LLC	$0.2	22%	45%	$0.0	$0.1

Estimated Unsecured Claims	$0.0	100%	100%	$0.0	$0.0
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.1			$0.0	$0.1

Recovery ($)	$0.0			$0.0	$0.0
Recovery (%)	100.0%			100.0%	100.0%

6

GMR Contest LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	--	0%	0%	--	--
Other Assets	0.6	24%	38%	0.2	0.2
	------	------	------	------	------
Total Estimated Proceeds - GMR Contest LLC	$0.6	24%	38%	$0.2	$0.2

Estimated Unsecured Claims	$0.2	100%	100%	$0.2	$0.2
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.5			$0.0	$0.1

Recovery ($)	$0.2			$0.2	$0.2
Recovery (%)	100.0%			100.0%	100.0%

GMR Gulf LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	0.4	0%	6%	--	0.0
Other Assets	1.8	50%	70%	0.9	1.2
	------	------	------	------	------
Total Estimated Proceeds - GMR Gulf LLC	$2.1	42%	59%	$0.9	$1.3

Estimated Unsecured Claims	$0.1	100%	100%	$0.1	$0.1
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$2.0			$0.8	$1.2

Recovery ($)	$0.1			$0.1	$0.1
Recovery (%)	100.0%			100.0%	100.0%

GMR Princess LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	0.1	0%	5%	--	0.0
Other Assets	--	0%	0%	--	--
	------	------	------	------	------
Total Estimated Proceeds - GMR Princess LLC	$0.1	0%	5%	$--	$0.0

Estimated Unsecured Claims	$--	100%	100%	$--	$--
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.1			$0.0	$0.0

Recovery ($)	-			-	-
Recovery (%)	NA			NA	NA

GMR Progress LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	0.0	0%	5%	--	0.0
Other Assets	3.9	35%	58%	1.4	2.2
	------	------	------	------	------
Total Estimated Proceeds - GMR Progress LLC	$3.9	35%	58%	$1.4	$2.2

Estimated Unsecured Claims	$0.0	100%	100%	$0.0	$0.0
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$3.8			$1.3	$2.2

Recovery ($)	$0.0			$0.0	$0.0
Recovery (%)	100.0%			100.0%	100.0%

7

GMR Star LLC

($ millions, unless otherwise specified)		Estimated Recovery %		Estimated Liquidation Value
Category	Book Value	Low	High	Low	High

Cash & Equivalents	$--	0%	0%	$--	$--
Due from Charters	--	0%	0%	--	--
Other Assets	0.1	50%	70%	0.0	0.1
	------	------	------	------	------
Total Estimated Proceeds - GMR Star LLC	$0.1	50%	70%	$0.0	$0.1

Estimated Unsecured Claims	$--	100%	100%	$--	$--
	------	------	------	------	------
Residual Value Available for Distribution (Deficit)	$0.1			$0.0	$0.1

Recovery ($)	-			-	-
Recovery (%)	NA			NA	NA

The following Non-Guarantor Debtors have no assets or assets of minimal, if any, value: Arlington Tankers, LLC; Concept LTD; Contest LTD; General Maritime Investments LLC; General Maritime Subsidiary NSF Corporation; General Product Carriers Corporation; GMR Administration Corp.; GMR GP LLC; GMR Limited LLC; GMR Trader LLC; and GMR Trust LLC.  At this time, the Debtors do not anticipate that there will be any claims asserted against these Non-Guarantor Debtors.  However, if claims are asserted against such Non-Guarantor Debtors, the Debtors estimate that nothing would be available for distribution to holders of claims against them in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors further estimate that, in a liquidation under chapter 7 of the Bankruptcy Code, no residual value would be recovered from this group of Non-Guarantor Debtors.

Note 9
Corporate wind down costs include general and administrative (“G&A”) expenses, severance and retention over a three month period. G&A costs mainly include the retention of the accounts receivable department and key management.  G&A is calculated to be three months of 2011 G&A. In addition to the G&A expenses, $6 million is estimated for severance, retention and other payments for a total of $13.5 million related to corporate wind down costs.

Note 10
Fees to the Chapter 7 Trustee are estimated to be 3.0% of total liquidated proceeds net of cash on hand.  The Liquidation Analysis assumes that the 3.0% fee would be payable if all the assets were sold in the United States; this analysis further assumes expenses incurred in selling the assets would be comparable across jurisdictions.

Note 11
The costs associated with the Chapter 7 Trustee’s legal counsel and professional advisors are estimated to be 25% of the fees paid to the Chapter 7 Trustee.

Note 12
As of the Petition Date, the substantial majority of the Debtors’ secured liabilities consisted of funded debt comprised of the following: (i) 1st and 2nd Lien debt which principal consisting of approximately $542 million under the 2011 Credit Agreement and approximately $314 million under the 2010 Credit Agreement, including letters of credit; (ii) 3rd Lien debt of approximately $215 under the OCM Credit Agreement; and (iii) capitalized interest rate swaps of approximately $3 million. As of December 15, 2011, the Debtors received final court approval of a $75 million super-priority debtor-in-possession loan. As of January 6, 2012, the balance on the DIP facility was approximately $52 million.

Note 13
Prepetition non-priority unsecured claims (which do not include the secured claims set forth in Note 12 include the 12% Unsecured Senior Notes and General Unsecured Claims including accounts payable, contract rejection damages and other liabilities in a chapter 7 liquidation.  In the analysis, no assumption has been made with respect to contract rejection damage claims or to the value of the other unsecured claims, as they cannot be accurately calculated at this time.

8

EXHIBIT E TO THE DISCLOSURE STATEMENT

CONSOLIDATED FINANCIAL STATEMENTS FOR THE DEBTORS FOR THE
YEAR ENDED DECEMBER 31, 2009, DECEMBER 31, 2010 AND 2011

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
GENERAL MARITIME CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006.
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity and Comprehensive Income
Consolidated Statements of Cash Flows

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
General Maritime Corporation
New York, New York
We have audited the accompanying consolidated balance sheets of General Maritime Corporation and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Maritime Corporation and subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/s/ Deloitte & Touche LLP
New York, New York
March 2, 2009

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(Dollars in thousands except per share data)
	DECEMBER 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash	$104,146	$44,526
Due from charterers, net	10,533	10,562
Prepaid expenses and other current assets	26,456	27,385
Derivative asset	568	21
Total current assets	141,703	82,494
NONCURRENT ASSETS:
Vessels, net of accumulated depreciation of $233,051 and $189,989, respectively	1,319,555	684,019
Vessel construction in progress	—	30,329
Other fixed assets, net	11,507	10,084
Deferred drydock costs, net	18,504	20,209
Deferred financing costs, net	5,296	4,724
Derivative asset	—	246
Other assets	8,998	1,685
Goodwill	71,662	1,245
Total noncurrent assets	1,435,522	752,541
TOTAL ASSETS	$1,577,225	$835,035
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$55,164	$24,381
Deferred voyage revenue	15,893	10,282
Derivative liability	17,335	839
Total current liabilities	88,392	35,502
NONCURRENT LIABILITIES:
Long-term debt	990,500	565,000
Other noncurrent liabilities	24,717	3,932
Derivative liability	17,817	1,944
Total noncurrent liabilities	1,033,034	570,876
TOTAL LIABILITIES	1,121,426	606,378
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value per share; authorized 75,000,000 shares; issued and outstanding 57,850,528 and 42,919,583 shares at December 31, 2008 and December 31, 2007, respectively	579	430
Paid-in capital	474,424	230,639
Retained earnings	—	—
Accumulated other comprehensive loss	(19,204)	(2,412)
Total shareholders’ equity	455,799	228,657
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,577,225	$835,035
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands except per share data)
	2008	2007	2006
VOYAGE REVENUES:
Voyage revenues	$326,068	$255,015	$325,984
OPERATING EXPENSES:
Voyage expenses	54,404	38,069	80,400
Direct vessel expenses	63,556	48,213	47,472
Other expense	—	—	2,430
General and administrative	80,285	46,920	44,787
Depreciation and amortization	58,037	49,671	42,395
Loss (gain) on sale of vessels and equipment	804	417	(46,022)
Total operating expenses	257,086	183,290	171,462
OPERATING INCOME	68,982	71,725	154,522
OTHER INCOME (EXPENSE):
Interest income	1,099	2,482	5,620
Interest expense	(29,388)	(25,541)	(4,165)
Other income (expense)	(10,886)	(4,127)	854
Net other income (expense)	(39,175)	(27,186)	2,309
Net income	$29,807	$44,539	$156,831
Earnings per common share:
Basic	$0.76	$1.09	$3.72
Diluted	$0.73	$1.06	$3.63
Weighted average shares outstanding- basic	39,463,257	40,739,766	42,172,224
Weighted average shares outstanding- diluted	40,561,633	41,825,061	43,171,353
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands except per share data)
	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Comprehensive Income	Total

Balance as of January 1, 2006	$509	$428,210	$547,406	$—		$976,125
Net income			156,831		$156,831	156,831
Exercise of stock options	7	757				764
Issuance of 296,700 shares of restricted stock, net of forfeitures	4	(4)				—
Acquisition and retirement of 8,158,071 shares of common stock	(80)		(218,993)			(219,073)
Cash dividends paid			(160,440)			(160,440)
Restricted stock amortization, net of forfeitures		9,706				9,706
Balance at December 31, 2006	440	438,669	324,804	—		763,913
Comprehensive income:
Net income			44,539		$44,539	44,539
Unrealized derivative loss on cash flow hedge				(2,412)	(2,412)	(2,412
Comprehensive income					$42,127
Exercise of stock options		123				123
Issuance of 634,774 shares of restricted stock, net of forfeitures	7	(7)				—
Acquisition and retirement of 1,811,144 shares of common stock	(18)	(32,639)				(32,657)
Cash dividends paid		(190,780)	(364,723)			(555,503)
Restricted stock issued in lieu of cash dividend	1	4,619	(4,620)			—
Restricted stock amortization, net of forfeitures		10,654				10,654
Balance at December 31, 2007	430	230,639	—	(2,412)		228,657
Comprehensive income:
Net income			29,807		$29,807	29,807
Unrealized derivative loss on cash flow hedge				(17,597)	(17,597)	(17,597)
Foreign currency translation gains				805	805	805
Comprehensive income					$13,015
Exercise of stock options		49				49
Acquisition and retirement of 953,142 shares of common stock	(10)	(16,369)				(16,379)
Issuance of 15,500,000 shares of common stock in exchange for all of Arlington Tankers shares	155	281,413				281,568
Issuance of 380,937 shares of restricted stock, net of forfeitures	4	(4)				—
Cash dividends paid		(32,726)	(29,807)			(62,533)
Restricted stock amortization, net of forfeitures		11,422				11,422
Balance at December 31, 2008	$579	$474,424	$—	$(19,204)		$455,799
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(Dollars in thousands)

	2008	2007	2006

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$29,807	$44,539	$156,831
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on sale of vessels and equipment	804	417	(46,022)
Depreciation and amortization	58,037	49,671	42,395
Amortization of deferred financing costs	1,089	959	—
Restricted stock compensation expense	11,422	10,654	9,706
Net unrealized (gain) loss on derivative financial instruments	(540)	2,284	—
Bad debts	514	—	—
Changes in assets and liabilities:
Decrease in due from charterers	752	2,726	33,993
Decrease (increase) in prepaid expenses and other current and noncurrent assets	3,350	(10,953)	14,954
Increase (decrease) in other current and noncurrent liabilities	16,063	5,518	(16,520)
Increase in deferred voyage revenue	2,904	1,833	6,309
Deferred drydock costs incurred	(9,787)	(11,815)	(11,929)
Net cash provided by operating activities	114,415	95,833	189,717
CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES:
Payments for vessel construction in progress	(33,885)	(80,061)	(50,602)
Purchase of other fixed assets	(5,164)	(4,455)	(5,035)
Arlington merger closing costs, net of cash held by Arlington	7,529	—	—
Payments for vessels	(139,562)	—	—
Proceeds from sale of vessels	—	—	340,901
Net cash (used) provided by investing activites	(171,082)	(84,516)	285,264
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES:
Borrowings on revolving credit facilitities	226,000	570,000	175,000
Repayments on revolving credit facilities	(30,000)	(55,000)	(260,000)
Deferred financing costs paid	(1,661)	(1,214)	(728)
Cash dividends paid	(62,533)	(555,503)	(160,440)
Payments to acquire and retire common stock	(16,379)	(32,657)	(219,073)
Proceeds from exercise of stock options	49	123	764
Payments to retire Senior Notes	—	—	(20)
Net cash provided (used) by financing activities	115,476	(74,251)	(464,497)
Effect of exchange rate changes on cash balances	811	—	—
Net increase (decrease) in cash	59,620	(62,934)	10,484
Cash, beginning of the year	44,526	107,460	96,976
Cash, end of year	$104,146	$44,526	$107,460
Supplemental disclosure of cash flow information:
Cash paid during the year for interest (net of amount capitalized)	$27,608	$24,296	$4,168
Transfer from Vessel construction in progress to Vessel	$63,794	$127,885	$61,671
Restricted stock granted to employees (net of forfeitures)	$3,996	$12,142	$10,383
Restricted stock granted in lieu of cash dividends	$—	$4,620	$—
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE, PER DAY AND PER TON DATA)
1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NATURE OF BUSINESS. General Maritime Corporation (the “Company”) through its subsidiaries provides international transportation services of seaborne crude oil and petroleum products. The Company’s fleet is comprised of VLCC, Suezmax, Aframax, Panamax and product carrier vessels. The Company operates its business in one business segment, which is the transportation of international seaborne crude oil and petroleum products.
The Company’s vessels are primarily available for charter on a spot voyage or time charter basis. Under a spot voyage charter, which generally lasts between two to ten weeks, the owner of a vessel agrees to provide the vessel for the transport of specific goods between specific ports in return for the payment of an agreed upon freight per ton of cargo or, alternatively, for a specified total amount. All operating and specified voyage costs are paid by the owner of the vessel.
A time charter involves placing a vessel at the charterer’s disposal for a set period of time during which the charterer may use the vessel in return for the payment by the charterer of a specified daily or monthly hire rate. In time charters, operating costs such as for crews, maintenance and insurance are typically paid by the owner of the vessel and specified voyage costs such as fuel, canal and port charges are paid by the charterer.
BASIS OF PRESENTATION. On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008, by and among the General Maritime Corporation (the “Company”), Arlington Tankers Ltd. (“Arlington”), Archer Amalgamation Limited (“Amalgamation Sub”), Galileo Merger Corporation (“Merger Sub”) and General Maritime Subsidiary Corporation (formerly General Maritime Corporation) (“General Maritime Subsidiary”), Merger Sub merged with and into General Maritime Subsidiary, with General Maritime Subsidiary continuing as the surviving entity (the “Merger”), and Amalgamation Sub amalgamated with Arlington (the “Amalgamation” and, together with the Merger, collectively, the “Arlington Combination”). As a result of the Arlington Combination, General Maritime Subsidiary and Arlington each became a wholly-owned subsidiary of the Company. In addition, upon the consummation of the Mergers, the Company exchanged 1.34 shares of its common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of its common stock for each share held by shareholders of Arlington. The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the significant accounting policies followed in the preparation of the accompanying financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.
BUSINESS GEOGRAPHICS. Non-U.S. operations accounted for 100% of revenues and net income. Vessels regularly move between countries in international waters, over hundreds of trade routes. It is therefore impractical to assign revenues or earnings from the transportation of international seaborne crude oil and petroleum products by geographical area.
SEGMENT REPORTING. Each of the Company’s vessels serve the same type of customer, have similar operations and maintenance requirements, operate in the same regulatory environment, and are subject to similar economic characteristics. Based on this, the Company has determined that it operates in one reportable segment, the transportation of crude oil and petroleum products with its fleet of vessels.
PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of General Maritime Corporation and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated on consolidation.
REVENUE AND EXPENSE RECOGNITION. Revenue and expense recognition policies for spot market voyage and time charter agreements are as follows:

SPOT MARKET VOYAGE CHARTERS. Spot market voyage revenues are recognized on a pro rata basis based on the relative transit time in each period. Estimated losses on voyages are provided for in full at the time such losses become evident. Voyage expenses primarily include only those specific costs which are borne by the Company in connection with voyage charters which would otherwise have been borne by the charterer under time charter agreements. These expenses principally consist of fuel, canal and port charges. Demurrage income represents payments by the charterer to the vessel owner when loading and discharging time exceed the stipulated time in the spot market voyage charter. Demurrage income is measured in accordance with the provisions of the respective charter agreements and the circumstances under which demurrage claims arise and is recognized on a pro rata basis over the length of the voyage to which it pertains. At December 31, 2008 and 2007, the Company has a reserve of approximately $510 and $424, respectively, against its due from charterers balance associated with demurrage revenues and certain other receivables.
TIME CHARTERS. Revenue from time charters is recognized on a straight line basis as the average revenue over the term of the respective time charter agreement. Direct vessel expenses are recognized when incurred. Time charter agreements require that the vessels meet specified speed and bunker consumption standards. During the year ended December 31, 2006, all asserted performance claims aggregating $11,750 were settled and paid. The Company has determined that there are no unasserted claims on any of its time charters since that time; accordingly, there is no reserve as of December 31, 2008 and 2007.
VESSELS, NET. Vessels, net is stated at cost less accumulated depreciation. Included in vessel costs are acquisition costs directly attributable to the vessel and expenditures made to prepare the vessel for its initial voyage. Vessels are depreciated on a straight-line basis over their estimated useful lives, determined to be 25 years from date of initial delivery from the shipyard. In addition, the Company estimates residual value of its vessels to be $175/LWT.
Depreciation is based on cost less the estimated residual scrap value. The costs of significant replacements, renewals and betterments are capitalized and depreciated over the shorter of the vessel’s remaining useful life or the life of the renewal or betterment. Undepreciated cost of any asset component being replaced is written off as a component of Loss (gain) on sale of vessels and vessel equipment operating expense. Expenditures for routine maintenance and repairs are expensed as incurred.
CONSTRUCTION IN PROGRESS. Construction in progress represents the cost of acquiring contracts to build vessels, installments paid to shipyards, certain other payments made to third parties and interest costs incurred during the construction of vessels (until the vessel is substantially complete and ready for its intended use). During the years ended December 31, 2008, 2007 and 2006, the Company capitalized $119, $2,385 and $3,571, respectively, of interest expense. As of December 31, 2008, the entire balance of this account has been reclassified to Vessels upon delivery in February 2008 of the Company’s final vessel under construction.
OTHER FIXED ASSETS, NET. Other fixed assets, net is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:
DESCRIPTION	USEFUL LIVES
Furniture and fixtures	10 years
Vessel and computer equipment	5 years
REPLACEMENTS, RENEWALS AND BETTERMENTS. The Company capitalizes and depreciates the costs of significant replacements, renewals and betterments to its vessels over the shorter of the vessel’s remaining useful life or the life of the renewal or betterment. The amount capitalized is based on management’s judgment as to expenditures that extend a vessel’s useful life or increase the operational efficiency of a vessel. Costs that are not depreciated are written off as a component of direct vessel operating expense during the period incurred. Expenditures for routine maintenance and repairs are expensed as incurred.
IMPAIRMENT OF LONG-LIVED ASSETS. The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. In the evaluation of the fair value and future benefits of long-lived assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived assets. If the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to its fair value. Various factors including future charter rates and vessel operating costs are included in this analysis.
DEFERRED DRYDOCK COSTS, NET. Approximately every 30 to 60 months the Company’s vessels are required to be drydocked for major repairs and maintenance, which cannot be performed while the vessels are operating. The Company capitalizes costs associated with the drydocks as they occur and amortizes these costs on a straight line basis over the period between drydocks. Amortization of drydock costs is included in depreciation and amortization in the statement of operations. For the years ended December 31, 2008, 2007 and 2006, amortization was $11,493, $10,178 and $6,145, respectively. Accumulated amortization as of December 31, 2008 and 2007 was $22,176 and $11,596, respectively.
DEFERRED FINANCING COSTS, NET. Deferred financing costs include fees, commissions and legal expenses associated with securing loan facilities. These costs are amortized on a straight-line basis over the life of the related debt, which is included in interest expense. Amortization was $1,089, $959 and $722 for the years ended December 31, 2008, 2007 and 2006, respectively. Accumulated amortization as of December 31, 2008 and 2007 was $2,873 and $1,783, respectively.
GOODWILL. The Company follows the provisions for SFAS No. 142 “Goodwill and Other Intangible Assets.” This statement requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually and written down with a charge to operations when the carrying amount exceeds the estimated fair value. Prior to the adoption of SFAS No. 142, the Company amortized goodwill. Goodwill as of December 31, 2008 and 2007 was $71,662 (see Note 2) and $1,245, respectively. Based on tests performed, the Company determined that there was no impairment of goodwill as of December 31, 2008 and 2007.
INCOME TAXES. The Company is incorporated in the Republic of the Marshall Islands. Pursuant to the income tax laws of the Marshall Islands, the Company is not subject to Marshall Islands income tax. Additionally, pursuant to the U.S. Internal Revenue Code, the Company is exempt from U.S. income tax on its income attributable to the operation of vessels in international commerce. Pursuant to various tax treaties, the Company’s shipping operations are not subject to foreign income taxes. Therefore, no provision for income taxes is required. The Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) effective January 1, 2007. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. The Company qualifies for an exemption pursuant to Section 883 of the U.S. Internal Revenue Code of 1986, or the Code, from U.S. federal income tax on shipping income that is derived from U.S. sources. The Company is similarly exempt from state and local income taxation. This Interpretation does not have a material effect on the Company’s consolidated financial statements.
DEFERRED VOYAGE REVENUE. Deferred voyage revenue primarily relates to cash received from charterers prior to it being earned. These amounts are recognized as income when earned in the appropriate future periods.
COMPREHENSIVE INCOME. The Company follows Statement of Financial Accounting Standards No. 130 “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is comprised of net income, foreign currency translation gains and losses, and unrealized gains and losses related to our interest rate swaps.
STOCK BASED COMPENSATION. Effective January 1, 2006, the Company adopted Statement of Financial Standards (“SFAS”) No. 123R, Share-Based Payments using a modified version of prospective application (See Note 18 for impact of adopting SFAS 123R.) Accordingly, prior period amounts have not been restated. Pursuant to the adoption of SFAS 123R, unamortized restricted stock is now classified as a component of Paid-in capital in Shareholders’ equity.

ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include vessel and drydock valuations and the valuation of amounts due from charterers. Actual results could differ from those estimates.
EARNINGS PER SHARE. Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding during the year. Because the Company exchanged 1.34 shares of its common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of its common stock for each share held by shareholders of Arlington to effect the Arlington Combination, the weighted average number of common shares outstanding during the year have been retroactively adjusted to reflect the exchange had it occurred on January 1, 2006. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised.
FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair values of the Company’s financial instruments approximate their individual carrying amounts as of December 31, 2008 and 2007 due to their short-term maturity or the variable-rate nature of the respective borrowings.
DERIVATIVE FINANCIAL INSTRUMENTS. In addition to interest rate swaps described below, the Company has been party to other derivative financial instruments to guard against the risks of (a) a weakening U.S. Dollar that would make future Euro-based expenditure more costly, (b) rising fuel costs which would increase future voyage expenses, (c) declines in future spot market rates which would reduce revenues on future voyages of vessels trading on the spot market and (d) rising interest rates which would increase interest expense on the Company’s outstanding borrowings. Except for its interest rate swap, described below, the Company’s derivative financial instruments do not qualify for hedge accounting for accounting purposes, although the Company considers certain of these derivative financial instruments to be economic hedges against these risks. The Company records the fair value of its derivative financial instruments on its balance sheet as a Derivative liabilities or assets, as applicable. Changes in fair value in the derivative financial instruments that do not qualify for hedge accounting, as well as payments made to, or received from counterparties, to periodically settle the derivative transactions, are recorded as Other income (expense) on the statement of operations as applicable.
INTEREST RATE RISK MANAGEMENT. The Company is exposed to the impact of interest rate changes. The Company’s objective is to manage the impact of interest rate changes on its earnings and cash flow in relation to outstanding borrowings. These borrowings are subject to a variable borrowing rate. The Company uses a forward starting pay-fixed receive-variable interest rate swap to manage future interest costs and the risk associated with changing interest rate obligations. These swaps are designated as cash flow hedges of future variable rate interest payments and are tested for effectiveness on a quarterly basis.
The differential to be paid or received for the effectively hedged portion of any swap agreement is recognized as an adjustment to interest expense as incurred. Additionally, the changes in value for the portion of the swaps that are effectively hedging future interest payments are reflected as a component of OCI.
For the portion of the forward interest rate swaps that are not effectively hedged, the change in the value and the rate differential to be paid or received is recognized as income or (expense) from derivative instruments and is listed as a component of other (expense) income until such time the Company has obligations against which the swap is designated and is an effective hedge.
As of December 31, 2008, the Company is party to pay-fixed interest rate swap agreements that expire between 2010 and 2013 which effectively convert floating rate obligations to fixed rate instruments. During the years ended December 31, 2008, 2007 and 2006, the Company recognized a charge to other comprehensive loss (OCI) of $17,597, $2,412 and $0, respectively. The aggregate liability in connection with a portion of the Company’s interest rate swaps as of December 31, 2008 and 2007 was $35,020 and $2,461, respectively, and is presented as Derivative liability on the balance sheet.

CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk are amounts due from charterers. With respect to accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations and, when deemed necessary, requires letters of credit, guarantees or collateral. The Company earned 40.8% and 39.5%, respectively, of its revenues from one customer during the years ended December 31, 2008 and 2007, respectively. Management does not believe significant risk exists in connection with the Company’s concentrations of credit at December 31, 2008.
The Company maintains substantially all of its cash with three high-credit quality financial institutions. None of the Company’s cash balances are covered by insurance in the event of default by this financial institution.
FOREIGN EXCHANGE GAINS AND LOSSES. Gains and losses on transactions denominated in foreign currencies are recorded within the consolidated statement of operations as components of general and administrative expenses or other income (expense) depending on the nature of the transactions to which they relate. During the years ended December 31, 2008, 2007 and 2006, transactions denominated in foreign currencies resulted in increases (decreases) in general and administrative expenses of $72, $114 and $79, respectively, and increases in other expense (income) of $0, $(198), $(628), respectively.
RECENT ACCOUNTING PRONOUNCEMENTS. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 and FSP 157-2, Effective Date of FASB Statement No. 157. FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2, Effective Date of FASB Statement No. 157 delays the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, until January 1, 2009 for calendar year end entities. The adoption of SFAS 157 did not have a material impact on the Company’s consolidated financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). Under this statement, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS 159 is effective for the Company commencing in 2008. The Company does not apply SFAS No. 159.
In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (SFAS No. 141R). SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R also includes a substantial number of new disclosure requirements and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. As the provisions of SFAS No. 141R are applied prospectively, the impact to the Company cannot be determined until the transactions occur.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (SFAS No. 160). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This accounting standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company will adopt SFAS No. 160 as of January 1, 2009. The Company expects that the adoption of SFAS No. 160 will not have a material impact on its financial position, results of operations and cash flows.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities- An Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.
2.	ARLINGTON ACQUISITION
On August 5, 2008, General Maritime Subsidiary entered into a merger agreement with Arlington in order to increase the size of the Company’s fleet and increase the percentage of its vessels on time charter. The merger was consummated on December 16, 2008 at which time the Company issued 15.5 million shares of its common stock in exchange for the 15.5 million shares owned by Arlington shareholders. The shares issued were valued pursuant to SFAS No. 141, which required the Company to use the market price of General Maritime Subsidiary common shares over a reasonable period of time before and after the terms of the merger were agreed upon which was determined to be the average closing price of General Maritime Subsidiary common shares for a period of two days before and two days after August 6, 2008 (date of announcement of the merger). Consequently, the value of the shares issued by the Company to acquire Arlington was $281,568. This amount, together with approximately $8,216 of closing costs incurred by the Company to effect the merger, represents the total amount paid for Arlington. A summary of the consideration paid, the fair value of the net assets acquired and resulting goodwill is as follows:
Consideration paid:
Common stock issued	$281,568
Merger related closing costs	8,216
289,784
Fair value of net assets acquired:
Cash	14,898
Prepaid expenses	222
Due from charterers	1,237
Vessels	476,000
Other assets	9,512
Accrued expenses	(12,652)
Deferred voyage revenue	(2,707)
Long-term debt	(229,500)
Derivitave liability	(15,054)
Other liabilities	(22,590)
Fair value of net assets acquired	219,366
Goodwill	$70,418
Goodwill arose as a result of the decline in the fair value of the vessels acquired during the period between the date on which the merger was agreed to and the date on which the merger was actually consummated.
Pro forma income statement data for the years for the years ended December 31, 2008 and 2007 is presented below and give effect to the Arlington Combination had it taken place on January 1, 2007:
	Year ended December 31,
	2008	2007
	(unaudited)	(unaudited)
Revenue	$394,197	$325,214
Income before extraordinary items	62,476	49,544
Net income	62,476	49,544
Basic earnings per share	$1.15	$0.88

The pro forma income statements above exclude non-recurring items such as the $22,000 compensation accruals for the cash payment to Peter C. Georgiopoulos in connection with the termination of his employment arrangements with the Company in connection with the Company’s executive transition plan and the cash payment in lieu of a bonus of $8,000 paid to Mr. Georgiopoulos pursuant to the executive transition plan and approximately $10,165 of costs incurred by Arlington pursuant to the Arlington Combination, inclusive of severance costs.
3.	CASH FLOW INFORMATION
The Company excluded from non-cash investing activities in the Consolidated Statement of Cash Flows items included in accounts payable and accrued expenses for the purchase of Vessels, Other fixed assets, and costs of effecting the Arlington Combination of approximately $550, $307 and $846, respectively, for the year ended December 31, 2008. The fair value of the net assets of Arlington that the Company acquired on December 16, 2008 in exchange for common stock of the Company valued at $281,568 is a non-cash transaction and the composition of those net assets is shown in Note 2.
The Company excluded from non-cash investing activities in the Consolidated Statement of Cash Flows items included in accounts payable and accrued expenses for the purchase of Vessels, Vessel construction in progress and Other fixed assets of approximately $63, $422 and $982, respectively, for the year ended December 31, 2007.
4.	VESSEL ACQUISITIONS/DELIVERIES
In March 2004, the Company agreed to acquire three Aframax vessels, two Suezmax vessels, four newbuilding Suezmax contracts and a technical management company from an unaffiliated entity for cash. The three Aframax vessels, two Suezmax vessels and the technical management company were acquired between April and June 2004. The four newbuilding Suezmax contracts were acquired in July 2004. The purchase price of these assets was approximately $248,100, which were financed through cash on hand and borrowings under the Company’s then existing revolving credit facilities. This $248,100 purchase price was allocated as follows: $180,599 for the five vessels, $67,242 for the four newbuilding Suezmax contracts and $266 for the technical management company the net assets of which are comprised of $107 of cash, other current assets of $738, noncurrent assets of $82 and current liabilities of $661. In addition, $8,777 was paid to the shipyard as an installment on the construction price of the four newbuilding contracts.
Through December 31, 2008, the Company has taken delivery of all of these four newly-constructed Suezmax tankers. Capitalized costs of these vessels over their construction periods, inclusive of capitalized interest, were $253,350. These four vessels are part of the 21 vessels that collateralize the Company’s 2005 Credit Facility (see Note 10).
During the fourth quarter of 2008, the Company acquired two double-hull Aframax vessels built in 2002 for an aggregate purchase price of $137,000.
Pursuant to the merger with Arlington on December 16, 2008 (see Note 2), the Company acquired the two VLCCs, two Panamax vessels and four product carrier vessels. These eight vessels collateralize the RBS Facility (see Note 10).
5.	EARNINGS PER COMMON SHARE
The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the year. Because the Company exchanged 1.34 shares of its common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of its common stock for each share held by shareholders of Arlington to effect the Arlington Combination, the weighted average number of common shares outstanding during the year has been retroactively adjusted to reflect the exchange had it occurred on January 1, 2006. The computation of diluted earnings per share assumes the exercise of all dilutive stock options using the treasury stock method and the lapsing of restrictions on unvested restricted stock awards, for which the assumed proceeds upon lapsing the restrictions are deemed to be the amount of compensation cost attributable to future services and not yet recognized using the treasury stock method, to the extent dilutive. For the years ended December 31, 2008, 2007 and 2006, all stock options were considered to be dilutive.

The components of the denominator for the calculation of basic earnings per share and diluted earnings per share are as follows:
	Year ended December 31,
	2008	2007	2006
Common shares outstanding, basic:
Weighted average common shares outstanding, basic	39,463,257	40,739,766	42,172,224
Common shares outstanding, diluted:
Weighted average common shares outstanding, basic	39,463,257	40,739,766	42,172,224
Stock options	1,097	5,814	59,785
Restricted stock awards	1,097,279	1,079,481	939,344
Weighted average common shares outstanding, diluted	40,561,633	41,825,061	43,171,353
During January 2008, the Company repurchased and retired 953,142 shares of its common stock for $16,379.
6.	SALE OF VESSELS AND OFFICE CLOSINGS
Sale of Vessels
During the year ended December 31, 2006, in order to reduce the average age of the Company’s fleet, the Company sold nine Aframax OBO vessels, three single-hull Suezmax vessel and one double-sided Aframax vessel for aggregate net proceeds of $340,901, and a net gain on sale of vessels of $46,022.
Office Closings
On February 10, 2006, the Company signed agreements to sell nine OBO Aframax vessels. In connection with that decision, the Company determined one technical management office outside the U.S. would adequately service its current fleet and as such decided to cease its technical management operations at its office in Piraeus, Greece, operated by General Maritime Management (Hellas) Ltd.
This office ceased its vessel operations during May 2006. The Company incurred approximately $1,300 of costs in connection with its closure during the year ended December 31, 2006, which has been classified as a component of general and administrative expense on the Company’s statement of operations. All of these costs have been paid as of December 31, 2006.
During February 2007, the Company decided to close its office in London, England, operated by General Maritime Management (UK) LLC, which provides commercial management services for the Company’s vessels, due to a large increase in the percentage of the fleet that is on long-term time charter. This office ceased its commercial management activities during March 2007. The cost of closing this office, which was classified as a component of general and administrative expense, was approximately $160, and was substantially attributable to employee severance costs which were paid during March 2007. The Company closed this office during 2008.

7.	PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following:
	December 31, 2008	December 31, 2007
Bunkers and lubricants inventory	$6,678	$6,148
Insurance claims receivable	11,999	11,234
Prepaid insurance	2,294	2,242
Other	5,485	7,761
Total	$26,456	$27,385
Insurance claims receivable consist substantially of payments made by the Company for repairs of vessels that the Company expects to recover from insurance.
8.	OTHER FIXED ASSETS
Other fixed assets consist of the following:
	December 31, 2008	December 31, 2007
Other fixed assets:
Furniture, fixtures and equipment	$4,111	$4,246
Vessel equipment	13,144	8,750
Computer equipment	1,202	1,186
Other	71	—
Total cost	18,528	14,182
Less: accumulated depreciation	7,021	4,098
Total	$11,507	$10,084
9.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consist of the following:
	December 31, 2008	December 31, 2007
Accounts payable	$7,314	$9,575
Accrued operating	36,518	8,650
Accrued administrative	11,332	6,156
Total	$55,164	$24,381

10.	LONG-TERM DEBT
Long-term debt consists of the following:
	December 31, 2008	December 31, 2007
2005 Credit Facility	$761,000	$565,000
RBS Facility	229,500	—
Total	$990,500	$565,000
Less: Current portion of long-term debt	—	—
Long-term debt	$990,500	$565,000
2005 Credit Facility
On October 26, 2005, General Maritime Subsidiary entered into a revolving credit facility (the “2005 Credit Facility”) with a syndicate of commercial lenders, and on October 20, 2008, the 2005 Credit Facility was amended and restated to give effect to the Arlington Combination and the Company was added as a loan party. The 2005 Credit Facility was used to refinance its then existing term borrowings. The 2005 Credit Facility, which has been amended and restated on various dates through February 24, 2009, provides a total commitment of $900,000.
Under the 2005 Credit Facility, as amended and restated, the Company is permitted to (1) pay quarterly cash dividends with respect to fiscal quarters on or after March 31, 2007, limited to $0.37 per share and (2) pay additional dividends, including stock buy-backs, in an aggregate amount not to exceed $150,000 plus 50% of cumulative net excess cash flow after January 1, 2007. In addition, the amendment permitted the Company to declare a one-time special dividend of up to $11.19 per share (up to an aggregate amount not to exceed $500,000) at any time prior to December 31, 2007.
Under the 2005 Credit Facility, as amended and restated, the Company is not permitted to reduce the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the total available unutilized commitment and (2) $25,000, to be less than $50,000. In addition, the Company will not permit its net debt to EBITDA ratio to be greater than 5.5:1.00 on the last day of any fiscal quarter at any time beginning April 1, 2007.
On February 24, 2009, the Company amended the 2005 Credit Facility to accelerate the $50,063 amortization of the outstanding commitment scheduled to occur on October 26, 2009 to February 24, 2009 and to pledge the Genmar Daphne as additional collateral under the facility.
As of December 31, 2008, the Company is in compliance with all of the financial covenants under its 2005 Credit Facility, as amended and restated.
The 2005 Credit Facility, as amended and restated, provides a four year nonamortizing revolving loan with semiannual reductions of $50,063 and a bullet reduction of $599,625 at the end of year seven. Up to $50,000 of the 2005 Credit Facility is available for the issuance of standby letters of credit to support obligations of the Company and its subsidiaries that are reasonably acceptable to the issuing lenders under the facility. As of December 31, 2008, the Company has outstanding letters of credit aggregating $6,008 which expire between March 2009 and December 2009, leaving $43,992 available to be issued.
The 2005 Credit Facility carries an interest rate of LIBOR plus 100 basis points on the outstanding portion and a commitment fee of 26.25 basis points on the unused portion. As of December 31, 2008 and 2007, $761,000 and $565,000, respectively, of the facility is outstanding. The facility is collateralized by 22 of the Company’s double-hull vessels with an aggregate carrying value as of December 31, 2008 of $776,249, as well as the Company’s equity interests in its subsidiaries that own these assets, insurance proceeds of the collateralized vessels, and certain deposit accounts related to the vessels. Each subsidiary of the Company with an ownership interest in these vessels provides an unconditional guaranty of amounts owing under the 2005 Credit Facility. The Company also provides a guarantee and has pledged its equity interests in General Maritime Subsidiary.
The Company’s ability to borrow amounts under the 2005 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases (except as otherwise permitted as described above), engage in businesses other than those engaged in on the effective date of the credit facility and similar or related businesses, enter into transactions with affiliates, and merge, consolidate, or dispose of assets. The Company is also required to comply with various ongoing financial covenants, including with respect to the Company’s minimum cash balance, collateral maintenance, and net debt to EBITDA ratio. The amended and restated Credit Agreement defines EBITDA as net income before net interest expense, provision for income taxes, depreciation and amortization, non-cash management incentive compensation, and gains and losses from sales of assets other than inventory sold in the ordinary course of business. Until such time as the Merger has been consummated, any determination of Consolidated EBITDA shall give pro forma effect to the Merger as if it had occurred on the first day of the respective Test Period but without taking into account any pro forma cost savings and expenses. If the Company does not comply with the various financial and other covenants and requirements of the 2005 Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility.
Interest rates during the year ended December 31, 2008 ranged from 1.50% to 5.63% on the 2005 Credit Facility.
RBS Facility
Pursuant to the Arlington Combination, Arlington remains a party to its $229,500 facility with The Royal Bank of Scotland plc. (the “RBS Facility”). This facility is secured by first priority mortgages over the Arlington Vessels which have an aggregate carrying value of $475,040 as of December 31, 2008, assignment of earnings and insurances and the Company’s rights under the time charters for the vessels and the ship management agreements, a pledge of the shares of the Company’s wholly-owned subsidiaries and a security interest in certain of the Company’s bank accounts. The term loan agreement with The Royal Bank of Scotland matures on January 5, 2011. All amounts outstanding under the term loan agreement must be repaid on that maturity date. There is no principal amortization prior to maturity. Borrowings under the term loan agreement bear interest at LIBOR plus a margin of 125 basis points. In connection with the term loan agreement, the Company has entered into an interest rate swap agreement with The Royal Bank of Scotland. As a result of this swap, the Company has effectively fixed the interest rate on the term loan agreement at 6.2325% per annum.
The term loan agreement provides that if at any time the aggregate fair value of the Arlington Vessels that secure the obligations under the Loan Agreement is less than 125% of the loan amount, the Company must either provide additional security or prepay a portion of the loan to reinstate such percentage. The term loan agreement also contains financial covenants requiring that at the end of each financial quarter (1) the aggregate total assets of Arlington and the eight subsidiaries that own the Arlington Vessels (adjusted to give effect to the market value of the vessels) less total liabilities of these nine entities is equal to or greater than 30% of such total assets and (2) these nine entities have positive working capital. In addition, if the aggregate value of the Arlington Vessels collateralizing this loan is less than 140% of the aggregate of the loan, these nine entities may not pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital.
As of December 31, 2008, the Company is in compliance with all of the financial covenants under the RBS Facility.
During the years ended December 31, 2008 and 2007, the Company paid dividends of $62,533 and $555,503, respectively. Included in the dividends paid during the year ended December 31, 2007 is a special dividend of $11.19 per share of $486,491.

A repayment schedule of outstanding borrowings at December 31, 2008 is as follows:
	Year ending December 31,
	2009	2010	2011	2012	Total
2005 Credit Facility	$—	$11,187	$100,125	$649,688	$761,000
RBS Facility	—	—	229,500	—	229,500
Total	$—	$11,187	$329,625	$649,688	$990,500
Interest Rate Swap Agreements
On December 31, 2008, the Company is party to five interest rate swap agreements to manage interest costs and the risk associated with changing interest rates. The notional principal amounts of these swaps aggregate $579,500, the details of which are as follows:
Notional Amount	Expiration Date	Fixed Interest Rate	Floating Interest Rate	Counterparty
$100,000	10/1/2010	4.748%	3 mo. LIBOR	Citigroup
100,000	9/30/2012	3.515%	3 mo. LIBOR	Citigroup
75,000	9/28/2012	3.390%	3 mo. LIBOR	DnB NOR Bank
75,000	12/31/2013	2.975%	3 mo. LIBOR	Nordea
229,500	1/5/2011	4.983%	3 mo. LIBOR	Royal Bank of Scotland

The changes in the notional principal amounts of the swaps during the years ended December 31, 2008, 2007 and 2006 are as follows:
	December 31, 2008	December 31, 2007	December 31, 2006
Notional principal amount, beginning of year	$100,000	$—	$19,500
Additions	479,500	100,000	—
Amortization of swaps	—	—	(19,500)
Notional principal amount, end of the year	$579,500	$100,000	$—
Interest expense pertaining to interest rate swaps for the years ended December 31, 2008, 2007 and 2006 was $1,853, $(122) and $0, respectively.
The Company would have paid approximately $35,020 to settle its outstanding swap agreement based upon its aggregate fair value as of December 31, 2008. This fair value is based upon estimates received from financial institutions.
Interest expense under all of the Company’s credit facilities and interest rate swaps aggregated $29,388, $25,540 and $4,166 for the years ended December 31, 2008, 2007 and 2006, respectively.
11.	DERIVATIVE FINANCIAL INSTRUMENTS
In addition to interest rate swap agreements (see Note 10), the Company is party to the following derivative financial instruments:
Foreign currency. On July 19, 2005, the Company entered into a forward contract to acquire 5 million Euros on January 17, 2006 for $6,033. Changes in the fair value of this forward contract subsequent to the date on which the

Company entered into the contract (at which time the fair value was $0) was recorded as Other income (expense) on the Company’s statement of operations. The Company entered into this contract to guard against weakening in the dollar against the Euro. As of December 31, 2005, the Company has recorded a liability of $126 related to the fair market value of this derivative financial instrument. The Company has recorded an aggregate net unrealized gain (loss) of $126 and $(126), for the years ended December 31, 2006 and 2005, which is classified as Other income (expense) on the statement of operations.
On October 29, 2007, the Company entered into two call options to purchase at $1.45 per Euro one million Euros on January 16, 2008 and one million Euros on April 16, 2008. The Company paid an aggregate of $39 for these options. As of December 31, 2007, the fair value of these options based on the exchange rate on that date resulted in an asset of $21 which is recorded as Derivative asset on the Company’s balance sheet. The related unrealized gain for the year ended December 31, 2007 of $21 is classified as Other income (expense) on the statement of operations.
The Company paid an aggregate of $126 for options to purchase Euros during the year ended December 31, 2008, which is recorded as a realized loss and is classified as Other income (expense) on the statement of operations.
Fuel. During January 2008, the Company entered into an agreement with a counterparty to purchase 5,000 MT per month of Gulf Coast 3% fuel oil for $438.56/MT and sell the same amount of Rotterdam 3.5% barges fuel oil for $442.60/MT. This contract settled on a net basis at the end of each calendar month from July 2008 through September 2008 based on the average daily closing prices for these commodities for each month. During the year ended December 31, 2008, the Company recognized a realized gain of $164, which is classified as Other income (expense) on the statement of operations.
Also during January 2008, the Company entered into an agreement with a counterparty for the five-month period from February 2008 to June 2008 which stipulated a spread between Gulf Coast 3% fuel oil and Houston 380 fuel oil of $11.44/MT. The notional amount of fuel oil was 2,000 MT each month and the prices of each commodity were determined based on the average closing trading prices during each month. To the extent the spread was less than $11.44/MT, the Company was to pay the counterparty; to the extent the spread is greater than $11.44/MT the Company was to collect from the counterparty. Because this contract expired on June 30, 2008, the fair value of this contract is $0 as of December 31, 2008. During the year ended December 31, 2008, the Company recognized a realized gain of $155 which is classified as Other income (expense) on the statement of operations.
During November 2008, the Company entered into an agreement with a counterparty to purchase 1,000 MT per month of Houston 380 ex wharf fuel oil for $254/MT. This contract will settle on a net basis at the end of each calendar month from January 2009 through March 2009 based on the average daily closing price for this commodity for each month. During the year ended December 31, 2008, the Company recognized an unrealized loss of $132, which is classified as Other income (expense) on the statement of operations.
The Company considers all of its fuel derivative contracts to be speculative.
Freight rates. During the years ended December 31, 2006 and 2005, the Company has taken net short positions in freight derivative contracts, which reduce a portion of the Company’s exposure to the spot charter market by creating synthetic time charters. These freight derivative contracts involve contracts to provide a fixed number of theoretical voyages at fixed rates. These contracts net settle each month with the Company receiving a fixed amount per day and paying a floating amount based on the monthly Baltic Tanker Index (“BITR”), which is a worldscale index, and, under certain contracts, a specified bunker price index. The duration of a contract can be one month, quarterly or up to three years with open positions settling on a monthly basis. The BITR averages rates received in the spot market by cargo type, crude oil and refined petroleum products, and by trade route. The Company uses freight derivative contracts as economic hedges, but has not designated them as hedges for accounting purposes. As such, changes in the fair value of these contracts are recorded to the Company’s statement of operations as Other income (expense) in each reporting period.
During September and October 2005, the Company entered into four freight derivative contracts which expired in December 2005. These freight forward contracts involved contracts to provide a fixed number of theoretical voyages at fixed rates and settled based on the monthly BITR. The Company had taken short positions in these contracts, which reduced a portion of the Company’s exposure to the spot charter market by creating synthetic time charters.

At December 31, 2005, these contracts had no aggregate notional value, because they expired on December 31, 2005. The notional amount is based on a computation of the quantity of cargo (or freight) the contract specifies, the contract rate (based on a certain trade route) and a flat rate determined by the market on an annual basis. Each contract is marked to market for the specified cargo and trade route. The fair value of forward freight agreements is the estimated amount that the Company would receive or pay to terminate the agreements at the reporting date. As of December 31, 2005, the Company has recorded a liability of $294 related to the fair market value of these economic hedges. The Company has recorded the aggregate net realized and unrealized loss of $849, for the year ended December 31, 2005, which is classified as Other income (expense) on the statement of operations.
During November 2007, the Company entered into three freight derivative contracts which expire on December 31, 2008. The Company took short positions on two of these contracts for a VLCC tanker route for 45,000 metric tons and a long position for 30,000 metric tons of a Suezmax tanker route. The Company considers all of these contracts to be speculative. At December 31, 2008, these freight derivatives had an aggregate notional value of $0, because they expired on that date. The net fair value of $737 at December 31, 2007 of these freight derivatives was settled as of December 31, 2007 by the clearinghouse of these agreements whereby deposits the Company had with the clearinghouse have been reduced by a like amount, resulting in a realized loss of $1,228 and $737 for the years ended December 31, 2008 and 2007, respectively.
During May 2006, the Company entered into a freight derivative contract with the intention of fixing the equivalent of one Suezmax vessel to a time charter equivalent rate of $35,500 per day for a three year period beginning on July 1, 2006. This contract net settles each month with the Company receiving $35,500 per day and paying a floating amount based on the monthly BITR and a specified bunker price index. As of December 31, 2008 and 2007, the fair market value of the freight derivative, which was determined based on the aggregate discounted cash flows using estimated future rates obtained from brokers, resulted in an asset (liability) to the Company of $568 and $(76), respectively. The Company recorded an unrealized gain (loss) of $644, ($2,256) and $2,180 for the years ended December 31, 2008, 2007 and 2006, respectively, which is reflected on the Company’s statement of operations as Other income (expense). The Company has recorded an aggregate realized loss of $10,217, $1,247 and $2,073 for the years ended December 31, 2008, 2007 and 2006, respectively, which is classified as Other income (expense) on the statement of operations.
A summary of derivative assets and liabilities on the Company’s balance sheets is as follows:
	December 31, 2008				December 31, 2007
	Interest Rate Swap	Freight Derivative	Bunker Derivative	Total	Interest Rate Swap	Freight Derivative	Currency Options	Total
Current asset	$—	$568	$—	$568	$—	$—	$21	$21
Noncurrent asset	—	—	—	—	—	246	—	246
Current liability	(17,203)	—	(132)	(17,335)	(517)	(322)	—	(839)
Noncurrent liability	(17,817)	—	—	(17,817)	(1,944)	—	—	(1,944)
	$(35,020)	$568	$(132)	$(34,584)	$(2,461)	$(76)	$21	$(2,516)
12.	FAIR VALUE OF FINANCIAL INSTRUMENTS
The estimated fair values of the Company’s financial instruments are as follows:
	December 31, 2008	December 31, 2007
Cash	$104,146	$44,526
Floating rate debt	990,500	565,000
Derivative financial instruments (See Note 10)	(34,584)	(2,516)
The fair value of term loans and revolving credit facilities is estimated based on current rates offered to the Company for similar debt of the same remaining maturities. The carrying value approximates the fair market value for the variable rate loans. The fair value of interest rate swaps (used for purposes other than trading) is the estimated amount the Company would pay to terminate swap agreements at the reporting date, taking into account current interest rates and the current credit-worthiness of the swap counter-parties. The fair value of the freight derivative was determined based on the aggregate discounted cash flows using estimated future rates obtained from brokers. The fair value of the currency options is based on the exchange rates at the end of the year.
The Company’s derivative instruments include pay-fixed, receive-variable interest rate swaps based on LIBOR swap rate. The LIBOR swap rates are observable at commonly quoted intervals for the full terms of the swaps and therefore are considered level 2 items. Also, the Company’s freight derivative values and one of its bunker derivatives are based on quoted rates on the BITR and are therefore considered level 2 items. The fair value of the currency options is based on the exchange rates at the end of the year.
SFAS No. 157 states that the fair value measurement of a liability must reflect the nonperformance risk of the entity. Therefore, the impact of the Company’s creditworthiness has also been factored into the fair value measurement of the derivative instruments in a liability position.
The following table summarizes the valuation of our financial instruments by the above SFAS 157 pricing levels as of the valuation dates listed:
	31-Dec-08
		Significant Other Observable Inputs	Significant Other Observable Inputs
	Total	(Level 2)	(Level 3)
Derivative instruments — asset position	$568	$568	$0
Derivative instruments — liability position	35,152	35,020	132
A reconciliation of fuel derivatives which are based on Level 3 inputs for the year ended December 31, 2008 is as follows:
Fair value, January 1, 2008	$—
Fair value, December 31, 2008	(132)
Unrealized loss	(132)
Realized gain, cash settlements received	155
Total net gain, recorded as Other expense	$23
13.	REVENUE FROM TIME CHARTERS
Total revenue earned on time charters for the years ended December 31, 2008, 2007 and 2006 was $209,494, $161,542 and $60,613, respectively. Future minimum rental receipts, based on vessels committed to non-cancelable time charter contracts and excluding any periods for which a charterer has an option to extend the contracts, as of December 31, 2008 will be $229,638, $53,961 and $7,116 during 2009, 2010 and 2011, respectively.
14.	LEASE PAYMENTS
In February 2004, the Company entered into an operating lease for an aircraft. The lease has a term of five years and requires monthly payments by the Company of $125. During the years ended December 31, 2008, 2007 and 2006, the Company recorded $973, $980 and $876 of net expense associated with this lease.
In December 2004, the Company entered into a 15-year lease for office space in New York, New York. The monthly rental is as follows: Free rent from December 1, 2004 to September 30, 2005, $110 per month from

October 1, 2005 to September 30, 2010, $119 per month from October 1, 2010 to September 30, 2015, and $128 per month from October 1, 2015 to September 30, 2020. The monthly straight-line rental expense from December 1, 2004 to September 30, 2020 is $105. During the years ended December 31, 2008, 2007 and 2006, the Company recorded $1,255, $1,255 and $1,138 of expense associated with this lease.
Future minimum rental payments on the above leases for the next five years are as follows: 2009-$1,442, 2010- $1,344, 2011-$1,426, 2012- $1,426, 2013-$1,426 thereafter - $10,177.
The minimum future vessel operating expenses to be paid by the Company under ship management agreements in effect as of December 31, 2008 that will expire in 2009, 2010, and 2011 are $19,581, $9,366 and $2,571, respectively. If the option periods are extended by the charterer of the Company’s Arlington Vessels, these ship management agreements will be automatically extended for periods matching the duration of the time charter agreements. Future minimum payments under these ship management agreements exclude such periods.
15.	SIGNIFICANT CUSTOMERS
For the year ended December 31, 2008 and 2007, the Company earned $132,990 and $100,725, respectively, from one customer which represented 40.8% and 39.5% of voyage revenues, respectively. For the year ended December 31, 2006, the Company did not earn 10% or more of its voyage revenues from any single customer.
16.	RELATED PARTY TRANSACTIONS
The following are related party transactions not disclosed elsewhere in these financial statements:
During the fourth quarter of 2000, The Company loaned $486 to Peter C. Georgiopoulos. This loan does not bear interest and is due and payable on demand. The full amount of this loan was outstanding as of December 31, 2008. The full amount of this loan was repaid by Mr. Georgiopoulos on February 27, 2009.
During the years ended December 31, 2008, 2007 and 2006, General Maritime Subsidiary incurred fees for legal services aggregating $51, $46 and $150, respectively, to the father of Peter C. Georgiopoulos. None of the balance remains outstanding as of December 31, 2008.
In January 2006, the Company repurchased 5,596,853 shares of our common stock from OCM Principal Opportunities Fund, L.P. (“OCM”) in a privately negotiated transaction at $27.61 per share for a total purchase price of $154,540. Stephen A. Kaplan, a member of General Maritime Subsidiary’s board of directors at that time, serves as a principal and portfolio manager of Oaktree Capital Management LLC, which is the general partner of OCM.
Genco Shipping & Trading Limited (“Genco”), an owner and operator of dry bulk vessels, has incurred travel related expenditures for use of the Company aircraft and other miscellaneous expenditures during the years ended December 31, 2008 and 2007, totaling $337 and $248, respectively. None of the balance remains outstanding as of December 31, 2008. Peter C. Georgiopoulos is a director of Genco.
During the years ended December 31, 2008 and 2007, Genco made available one of its employees who performed internal audit services for the Company for which the Company was invoiced $175 and $167 based on actual time spent by the employee. The balance of $62 remains outstanding as of December 31, 2008.
During the years ended December 31, 2008, 2007 and 2006 Aegean Marine Petroleum Network, Inc. (“Aegean”) supplied bunkers and lubricating oils to the Company’s vessels aggregating $1,320, $1,190 and $1,682, respectively, The balance of $16 remains outstanding as of December 31, 2008. During the years ended December 31, 2008 and December 31, 2007, Aegean has incurred travel related expenditure for use of the Company aircraft totaling $0 and $98 respectively. During July 2006, an investment vehicle controlled by Peter Georgiopoulos and John Tavlarios, a member of the Company’s board of directors and the chief executive officer of General Maritime Management LLC (“GMM”), made an investment in and purchased shares of Aegean from Aegean’s principal shareholder. During December 2006, Aegean completed its initial public offering. At that time, Peter Georgiopoulos became chairman of the board of Aegean and John Tavlarios joined the board of directors of Aegean.

Pursuant to the Company’s revised aircraft use policy, the following authorized executives were permitted, subject to approval from the Company’s Chairman/ Chief Executive Officer, to charter the Company’s aircraft from an authorized third-party charterer for use on non-business flights: the former Chief Executive Officer (current Chairman of the Board of Directors), the former President of General Maritime Management LLC (current President of General Maritime Corporation), the Chief Financial Officer and the Chief Administrative Officer. The chartering fee to be paid by the authorized executive was the greater of: (i) the incremental cost to the Company of the use of the aircraft and (ii) the applicable Standard Industry Fare Level for the flight under Internal Revenue Service regulations, in each case as determined by the Company. The amount of use of the aircraft for these purposes was monitored from time to time by the Audit Committee. During the year ended December 31, 2008, Peter C. Georgiopoulos chartered the Company’s aircraft from the third-party charterer on six occasions and incurred charter fees totaling $318 payable directly to the third-party charterer. During the year ended December 31, 2007, Peter C. Georgiopoulos chartered the Company’s aircraft from the third-party charterer on four occasions and incurred charter fees totaling $113 payable directly to the third-party charterer hired by the Company to manage the chartering of the aircraft. There was no personal usage of the Company’s aircraft incurred from other Company’s executives during the years ended December 2008 and December 2007. The Company terminated its lease of the aircraft as of February 9, 2009.
17.	SAVINGS PLAN
In November 2001, General Maritime Subsidiary established a 401(k) Plan (the “Plan”) which is available to full-time employees who meet the Plan’s eligibility requirements. The Company assumed the obligations of General Maritime Subsidiary under the Plan during December 2008. This Plan is a defined contribution plan, which permits employees to make contributions up to 25 percent of their annual salaries with the Company matching up to the first six percent. The matching contribution vests immediately. During 2008, 2007 and 2006, the Company’s matching contribution to the Plan was $336, $320 and $347, respectively.
18.	STOCK-BASED COMPENSATION
2001 Stock Incentive Plan
On June 10, 2001, General Maritime Subsidiary adopted the General Maritime Corporation 2001 Stock Incentive Plan. On December 16, 2008, the Company assumed the obligations of General Maritime Subsidiary under the 2001 Stock Incentive Plan in connection with the Arlington Combination. The aggregate number of shares of common stock available for award under the 2001 Stock Incentive Plan was increased from 3,886,000 shares to 5,896,000 shares pursuant to an amendment and restatement of the plan as of May 26, 2005. Under this plan the Company’s compensation committee, another designated committee of the board of directors or the board of directors, may grant a variety of stock based incentive awards to employees, directors and consultants whom the compensation committee (or other committee or the board of directors) believes are key to the Company’s success. The compensation committee may award incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock and performance shares.
Since inception of the 2001 Stock Incentive Plan, the Company has issued stock options and restricted stock, which issuances are summarized below. Upon the granting of stock options and restricted stock, the Company allocates new shares from its reserve of authorized shares to employees subject to the maximum shares permitted by the 2001 Stock Incentive Plan, as amended.
The Company’s policy for attributing the value of graded-vesting stock options and restricted stock awards is to use an accelerated multiple-option approach.
Stock Options
During 2001, 2002, 2003 and 2004, the Company granted to its officers, directors and employees options to purchase 1,152,400, 192,290, 119,260 and 26,800 shares of common stock, respectively. The exercise prices for these stock options granted in 2001, 2002 and 2004 were $13.43 per share, $4.52 per share and $16.84 per share, respectively. The exercise prices for stock options granted in 2003 ranged from $6.51 per share to $10.88 per share. These options generally vest over a four year period.
During 2002, 790,600 stock options granted in 2001 were surrendered. During 2003, 67,000 stock options granted during 2002 were forfeited.
Until December 31, 2005, the Company followed the provisions of APB 25 to account for its stock option plan. The Company provided pro forma disclosure of net income and earnings per share as if the accounting provision of SFAS No. 123 had been adopted. Options granted are exercisable at prices equal to the fair market value of such stock on the dates the options were granted, so the intrinsic value is $0. The fair values of the options were determined on the date of grant using a Black-Scholes option pricing model. Estimated life of options granted was estimated using the historical exercise behavior of employees. Expected volatility was based on historical volatility as calculated using various data points during the period between the Company’s initial public offering date and the date of grant. Risk free interest is based on the U.S. Treasury yield curve in effect at the time of grant. These options were valued based on the following assumptions: an estimated life of five years for all options granted, volatility of 53%, 47%, 63% and 54% for options granted during 2004, 2003, 2002 and 2001, respectively, risk free interest rate of 3.85%, 3.5%, 4.0% and 5.5% for options granted during 2004, 2003, 2002 and 2001, respectively, and no dividend yield for any options granted because, as of the grant dates, the Company had not paid any dividends. The fair value of the 1,152,400 options to purchase common stock granted on June 12, 2001 was $6.34 per share.
The fair value of the 192,290 options to purchase common stock granted on November 26, 2002 was $2.55 per share. The fair value of the 67,000, 16,750 and 38,860 options to purchase common stock granted on May 5, 2003, June 5, 2003 and November 12, 2003 was $2.95 per share, $3.37 per share, and $4.93 per share, respectively. The fair value of the 26,800 options to purchase common stock granted on May 20, 2004 was $8.37 per share.
Effective January 1, 2006, the Company adopted Statement of Financial Standards (“SFAS”) No. 123R, Share-Based Payments using a modified version of prospective application. Accordingly, prior period amounts have not been restated.
Under this transition method, for the portion of outstanding awards for which the requisite service has not yet been rendered, compensation cost of $113 will be recognized subsequent to the effective date based on the grant-date fair value of those awards calculated under SFAS No. 123. During the years ended December 31, 2008, 2007 and 2006, the adoption of FAS 123R resulted in incremental stock-based compensation expense of $5, $28 and $81, respectively, which reduced net income for by this amount and reduced basic earnings per share by $0, $0 and $0.01, respectively.
As of December 31, 2008, there was no unrecognized compensation cost related to nonvested stock option awards.

The following table summarizes all stock option activity through December 31, 2008:
	Number of Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding, January 1, 2006	117,116	$10.27	$5.06
Granted	—
Exercised	(81,606)	$9.33	$4.57
Forfeited	(11,725)	$13.10	$6.40
Outstanding, December 31, 2006	23,785	$12.10	$5.87
Granted	—
Exercised	(11,223)	$11.42	$5.43
Forfeited	(2,680)	$4.52	$2.56
Outstanding, December 31, 2007	9,883	$14.93	$7.27
Granted	—
Exercised	(3,183)	$14.02	$6.74
Forfeited	—
Outstanding, December 31, 2008	6,700	$15.35	$7.51
A summary of the activity for nonvested stock option awards during the year ended of December 31, 2008 is as follows:
	Number of Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding and nonvested, January 1, 2008	5,025	$16.84	$8.37
Granted	—	—	—
Vested	(5,025)	$16.84	$8.37
Forfeited	—	$—	$—
Outstanding and nonvested, December 31, 2008	—	n/a	n/a
The following table summarizes certain information about stock options outstanding as of December 31, 2008 (all of which are expected to vest):
	Options Outstanding, December 31, 2008			Options Exercisable, December 31, 2008
Exercise Price	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Exercise Price
$10.88	1,675	$10.88	4.8	1,675	$10.88
$16.84	5,025	$16.84	5.4	5,025	$16.84
	6,700	$15.35	5.3	6,700	$15.35

Restricted Stock
During 2002, 2003 and 2005, the Company granted 837,500, 207,700 and 1,469,712 restricted shares, respectively, to certain officers and employees of the Company. The restrictions on the shares granted in 2002 lapse seven years after the grant date; the restrictions on the shares granted in 2003 and 2005 lapse either: (a) ratably over periods from four to five years from date of grant (b) approximately one year from date of grant or (c) approximately ten years from date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.
On May 18, 2006, the Company granted a total of 12,864 shares of restricted common stock to four of the Company’s independent Directors. Restrictions on the restricted stock lapsed on May 16, 2007. The foregoing grants were subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
On October 23, 2006, the Company granted 3,216 shares of restricted common stock to one of the Company’s independent Directors. Restrictions on the restricted stock lapsed on May 16, 2007. The foregoing grants were subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
On December 18, 2006, the Company made grants of restricted common stock in the amount of 412,720 shares to certain officers and employees of the Company. Of this total, 201,000, 26,800 and 13,400 restricted shares were granted to the CEO, chief financial officer and chief administrative officer, respectively, of the Company and 40,200 restricted shares were granted to the president of GMM. The remaining 131,320 restricted shares were granted to other officers and employees of the Company and GMM. The restrictions on the 201,000 shares granted to the CEO of the Company will lapse on November 15, 2016. The restrictions on 93,800 shares (including shares granted to individuals named above, exclusive of the CEO) will lapse as to 20% of these shares on November 15, 2007 and as to 20% of these shares on November 15 of each of the four years thereafter, and will become fully vested on November 15, 2011. The restrictions on the remaining 117,920 shares will lapse as to 25% of these shares on November 15, 2007 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2010. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements. Because this April 2, 2007 grant was made pursuant to a modification in which there was no incremental compensation cost as calculated under the provisions of SFAS No. 123R, this grant resulted in no additional future compensation cost associated with amortization of restricted stock awards.
On April 2, 2007, the Company granted 214,327 shares of restricted common stock to holders of the 412,720 restricted shares granted on December 18, 2006. This grant was made to these holders in lieu of the Company paying in cash the $11.19 per share special dividend applicable to such shares. This dividend was paid to all other shareholders during March 2007. The restrictions on these shares lapsed on the same schedule as the December 18, 2006 grant. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements. Because this April 2, 2007 grant was made pursuant to a modification in which there was no incremental compensation cost as calculated under the provisions of SFAS No. 123R, this grant resulted in no additional future compensation cost associated with amortization of restricted stock awards.
On June 29, 2007, the Company granted a total of 21,775 shares of restricted common stock to the Company’s five independent Directors. Restrictions on the restricted stock will lapse, if at all, on June 29, 2008 or the date of the Company’s 2008 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
On December 21, 2007, the Company made grants of restricted common stock in the amount of 619,080 shares to certain officers and employees of the Company. Of this total, 321,600, 40,200 and 20,100 restricted shares were granted to the CEO, chief financial officer and chief administrative officer, respectively, of the Company and 64,320 restricted shares were granted to the president of GMM. The remaining 172,860 restricted shares were granted to other officers and employees of the Company and GMM. The restrictions on the 321,600 shares granted to the CEO of the Company will lapse on November 15, 2017. The restrictions on 155,440 shares (including shares granted to individuals named above, exclusive of the CEO) will lapse as to 20% of these shares on November 15, 2008 and as to 20% of these shares on

November 15 of each of the four years thereafter, and will become fully vested on November 15, 2012. The restrictions on the remaining 142,040 shares will lapse as to 25% of these shares on November 15, 2008 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2011. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On May 14, 2008, the Company granted a total of 17,420 shares of restricted common stock to the Company’s four independent Directors. Restrictions on the restricted stock will lapse, if at all, on May 14, 2009 or the date of the Company’s 2009 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
On December 15, 2008, the Company made grants of restricted common stock in the amount of 165,490 shares to employees of the Company. The restrictions on 26,800 shares will lapse as to 20% of these shares on November 15, 2009 and as to 20% of these shares on November 15 of each of the four years thereafter, and will become fully vested on November 15, 2013. The restrictions on the remaining 138,690 shares will lapse as to 25% of these shares on November 15, 2009 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2012. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On December 23, 2008, the Company made grants of restricted common stock in the amount of 203,680 shares to officers of the Company and 7,555 shares to two of the Company’s independent Directors who were not granted shares on May 14, 2008. The restrictions on 203,680 shares granted to officers will lapse as to 20% of these shares on November 15, 2009 and as to 20% of these shares on November 15 of each of the four years thereafter, and will become fully vested on November 15, 2013. The restrictions on the 7,555 shares granted to the two Directors will lapse, if at all, on May 14, 2009 or the date of the Company’s 2009 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
The weighted average grant-date fair value of restricted stock granted during the years ended December 31, 2008, 2007 and 2006 is $10.85, $19.75 per share and $26.51 per share, respectively.
A summary of the activity for restricted stock awards during the year ended of December 31, 2008 is as follows:
	Number of Shares	Weighted Average Fair Value
Outstanding and nonvested, January 1, 2001	3,227,007	$21.61
Granted	394,145	$10.85
Vested	(267,939)	$25.22
Forfeited	(13,208)	$24.61
Outstanding and nonvested, December 31, 2008	3,340,005	$20.04

The following table summarizes the amortization, which will be included in general and administrative expenses, of all of the Company’s restricted stock grants as of December 31, 2008:
	2009	2010	2011	2012	2013	Thereafter	Total
Restricted Stock Grant Date:
November 26, 2002	$493	$—	$—	$—	$—	$—	$493
February 9, 2005	952	738	738	739	738	646	4,551
April 5, 2005	1,749	1,749	1,749	1,753	1,748	1,749	10,497
December 21, 2005	1,418	1,101	974	976	974	1,824	7,267
December 18, 2006	1,269	893	628	541	539	1,551	5,421
December 21, 2007	2,016	1,412	1,011	728	620	2,406	8,193
May 14, 2008	100	—	—	—	—	—	100
December 15, 2008	932	480	258	111	11	—	1,792
December 23, 2008	995	507	305	172	71	—	2,050
Total by year	$9,924	$6,880	$5,663	$5,020	$4,701	$8,176	$40,364
As of December 31, 2008 and 2007, there was $40,364 and $47,785, respectively, of total unrecognized compensation cost related to nonvested restricted stock awards. As of December 31, 2007, this cost is expected to be recognized with a credit to paid-in capital over a weighted average period of 2.9 years.
Total compensation cost recognized in income relating to amortization of restricted stock awards for the years ended December 31, 2008, 2007 and 2006 was $11,417, $10,627 and $9,625, respectively.
19.	STOCK REPURCHASE PROGRAM
In October 2005, General Maritime Subsidiary’s Board of Directors approved a share repurchase program for up to a total of $200,000 of its common stock. In February 2006, General Maritime Subsidiary’s Board approved an additional $200,000 for repurchases of its common stock under the share repurchase program. On December 16, 2008, the Company’s Board approved repurchases by the Company of its common stock under a share repurchase program for up to an aggregate total of $107,119, of which $107,119 was available as of December 31, 2008. The Board will periodically review the program. Share repurchases will be made from time to time for cash in open market transactions at prevailing market prices or in privately negotiated transactions. The timing and amount of purchases under the program will be determined by management based upon market conditions and other factors. Purchases may be made pursuant to a program adopted under Rule 10b5-1 under the Securities Exchange Act. The program does not require the Company to purchase any specific number or amount of shares and may be suspended or reinstated at any time in the Company’s discretion and without notice. Repurchases will be subject to restrictions under our 2005 Credit Facility.
Through December 31, 2008, the Company repurchased and retired 11,830,609 shares of its common stock for $292,881. As of December 31, 2008, the Company is permitted under the program to acquire additional shares of its common stock for up to $107,119.
20.	LEGAL PROCEEDINGS
From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business, principally personal injury and property casualty claims. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.
The Company has been cooperating in a criminal investigation being conducted by the U.S. Department of Justice relating to the alleged failure by the Genmar Ajax to record certain discharges of oily waste between October 2004 and December 2004. On December 15, 2004, following a routine Coast Guard inspection, U.S. Coast Guard officials took various documents, logs and records from the vessel for further review and analysis. During 2005, the custodian of records for the Genmar Ajax received four subpoenas duces tecum requesting supplemental documentation pertaining to the vessel in connection with a pending grand jury investigation, all of which have been complied with. The Company has denied any wrongdoing in this matter by it or any of its employees. On September 26, 2006, the Company received a letter from the U.S. Department of Justice stating that it may seek an indictment against the Company’s General Maritime Management LLC subsidiary in connection with its investigation. Since then, there have been no further communications from the U.S. Department of Justice or any other developments with respect to this matter. Currently, no charges have been made and no fines or penalties have been levied against the Company.
This matter has been reported to the Company’s protection and indemnity insurance underwriters. Through December 31, 2008, the Company has paid $464,170 of legal fees incurred by such underwriters and has delivered to such underwriters a letter of credit in the amount of $1,000 for additional costs that may be incurred in connection with this matter. These amounts are subject to reimbursement by the underwriters to the extent that the proceedings result in an outcome covered by insurance.
On or about August 29, 2007, an oil sheen was discovered by shipboard personnel of the Genmar Progress in Guayanilla Bay, Puerto Rico in the vicinity of the vessel. The vessel crew took prompt action pursuant to the vessel response plan. The Company’s subsidiary which operates the vessel promptly reported this incident to the U.S. Coast Guard and has subsequently accepted responsibility for an accidental discharge of bunker fuel from the vessel. The Company understands the federal and Puerto Rico authorities are conducting civil investigations into an oil pollution incident which occurred during this time period on the southwest coast of Puerto Rico including Guayanilla Bay. The extent to which oil discharged from the Genmar Progress is responsible for this incident is currently the subject of investigation. The U.S. Coast Guard has designated the Genmar Progress as a potential source of discharged oil. Under the Oil Pollution Act of 1990, the source of the discharge is liable, regardless of fault, for damages and oil spill remediation as a result of the discharge.
On January 19, 2009, the Company received a demand from the U.S. National Pollution Fund for $5.8 million for the U.S. Coast Guard’s response costs and certain costs of the Departamento de Recursos Naturales y Ambientales of Puerto Rico in connection with the alleged damage to the environment caused by the spill. The Company is reviewing the demand and has requested additional information from the U.S. National Pollution Fund relating to the demand. Currently, no charges have been made and no other fines or penalties have been levied against the Company.
This matter, including the demand from the U.S. National Pollution Fund, has been reported to the Company’s protection and indemnity insurance underwriters, and the Company believes that any such liabilities will be covered by its insurance, less a deductible. The Company has not accrued reserves for this incident other than the deductible because the amount of any additional costs that may be incurred by the Company is not estimable at this time.
The Company has been cooperating in these investigations and has posted a surety bond to cover potential fines or penalties that may be imposed in connection with the matter.
On January 19, 2009, an oil sheen was discovered about the Genmar Progress by the vessel’s personnel while the vessel was receiving cargo and conducting ballast discharge operations in the Galveston lighterage area off the coast of Texas. The vessel crew took prompt action pursuant to the vessel response plan, and the Company’s subsidiary which operates the vessel promptly reported the incident to the U.S. Coast Guard. The vessel proceeded to anchor offshore pursuant to U. S. Coast Guard directive, where it was inspected by a Class Surveyor as required by the U.S. Coast Guard. The U.S. Coast Guard did not board the vessel on scene, but subsequently U. S. Coast Guard personnel boarded the vessel at Lake Charles, Louisiana on January 29 and 30, 2009. Repairs to the vessel were performed based on the recommendation of the Class Surveyor, and no clean up by the Company was required. Currently, no notice of any assessment, claim, charge or penalties has been served by any authorities against the Company by reason of the incident.
On November 25, 2008, a jury in the Southern District of Texas found General Maritime Management (Portugal) L.D.A., a subsidiary of the Company (“GMM Portugal”), and two vessel officers of the Genmar Defiance guilty of violating the Act to Prevent Pollution from Ships and 18 USC 1001. The conviction resulted from charges based on alleged incidents occurring on board the Genmar Defiance arising from potential failures by shipboard staff to properly record discharges of bilge waste during the period of November 24, 2007 through November 26, 2007. The Company has denied any wrongdoing in this matter by the Company or any of its employees. The continuation of the sentencing hearing is scheduled for March 13, 2009.

The Company has accrued $350 and posted a bond for potential fines or penalties which may be sought in connection with this matter. The Company has also written off approximately $3,300 of insurance claims related to this matter.
From time to time in the future, we may be subject to legal proceedings and claims in the ordinary course of business, principally personal injury and property casualty claims. Those claims, even if lacking merit, could result in the expenditure by us of significant financial and managerial resources.
21.	UNAUDITED QUARTERLY RESULTS OF OPERATIONS
In the opinion of the Company’s management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included in a quarterly basis.
	2008 Quarter ended				2007 Quarter ended
	March 31	June 30	Sept 30	Dec 31	March 31	June 30	Sept 30	Dec 31
Voyage revenues	$73,592	$80,931	$82,292	$89,253	$68,223	$62,740	$56,115	$64,879
Operating income	20,317	26,569	28,478	(6,382)	19,936	20,510	13,756	17,523
Net Income	12,910	4,960	23,474	(11,537)	16,665	11,780	10,932	5,162
Earnings Per
Common Share:
Basic	$0.33	$0.13	$0.60	$(0.28)	$0.40	$0.29	$0.27	$0.13
Diluted	$0.32	$0.12	$0.59	$(0.28)	$0.39	$0.28	$0.26	$0.13
Weighted Average
Shares
Outstanding:(in thousands)
Basic	38,831	38,776	38,804	41,430	41,264	41,275	40,623	39,810
Diluted	39,818	39,967	39,952	41,430	42,360	42,382	41,683	40,795
Included in the results of operations for the fourth quarter of 2008 is $22,000 in compensation accruals for the cash payment to Peter C. Georgiopoulos in connection with the termination of his employment arrangements with the Company in connection with the Company’s executive transition plan and the cash payment in lieu of a bonus of $8,000 paid to Mr. Georgiopoulos pursuant to the executive transition plan (see Note 2).
22.	FUTURE DEBT ISSUANCE

The Company may issue debt securities in the future. All or substantially all of the subsidiaries of the Company may be guarantors of such debt. Any such guarantees are expected to be full, unconditional and joint and several. Each of the Company’s subsidiaries is 100% owned by the Company. In addition, Company has no independent assets or operations outside of its ownership of the subsidiaries and any such subsidiaries of the Company other than the subsidiary guarantors are expected to be minor. Other than restrictions contained (i) in the existing credit facility of Arlington Tankers Ltd. arising from any events of default and (ii) under applicable provisions of the corporate, limited liability company and similar laws of the jurisdictions of formation of the subsidiaries of the Company, no restrictions exist on the ability of the subsidiaries to transfer funds to the Company through dividends, distributions or otherwise.

23.	SUBSEQUENT EVENTS
On February 24, 2009, the Company’s board of directors announced that the Company will be paying a quarterly dividend of $0.50 per share on or about March 20, 2009 to the shareholders of record as of March 6, 2009. The aggregate amount of the dividend is expected to be approximately $28,925, which we anticipate will be funded from cash on hand at the time the payment is to be made.
On February 24, 2009, the Company amended the 2005 Credit Facility to accelerate the $50,063 amortization of the outstanding commitment scheduled to occur on October 26, 2009 to February 24, 2009 and to pledge the Genmar Daphne as additional collateral under the facility.

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
GENERAL MARITIME CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2010 AND 2009 AND FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008.
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity and Comprehensive Income (Loss)
Consolidated Statements of Cash Flows

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

General Maritime Corporation

New York, New York

We have audited the accompanying consolidated balance sheets of General Maritime Corporation and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Maritime Corporation and subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company requires additional financing in order to meet its debt obligations that will come due over the next year. In addition, the Company has current losses from operations, a working capital deficit and the expectation that certain of its loan covenants will not be achieved during 2011 without additional capital being raised, debt being refinanced or covenants waived or amended. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control— Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 30, 2011 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 30, 2011

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(In thousands except share and per share data)
	DECEMBER 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash	$16,858	$52,651
Due from charterers, net	30,442	9,142
Prepaid expenses and other current assets	41,019	46,735
Vessels held for sale	80,219	—
Total current assets	168,538	108,528

NONCURRENT ASSETS:
Vessels, net of accumulated depreciation of $345,071 and $303,660, respectively	1,547,527	1,251,624
Vessel deposits	7,612	—
Other fixed assets, net	11,806	13,251
Deferred drydock costs, net	20,258	25,358
Deferred financing costs, net	19,178	11,728
Derivative asset	—	417
Other assets	5,048	4,497
Goodwill	1,818	29,854
Total noncurrent assets	1,613,247	1,336,729
TOTAL ASSETS	$1,781,785	$1,445,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$57,864	$33,339
Current portion of long-term debt	1,353,243	—
Borrowings from bridge loan credit facility	22,800	—
Deferred voyage revenue	1,554	3,078
Derivative liability	7,132	19,777
Total current liabilities	1,442,593	56,194
NONCURRENT LIABILITIES:
Long-term debt	—	1,018,609
Other noncurrent liabilities	2,217	2,977
Derivative liability	4,929	2,568
Total noncurrent liabilities	7,146	1,024,154
TOTAL LIABILITIES	1,449,739	1,080,348
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value per share; authorized 140,000,000 shares; issued and outstanding 89,593,272 and 58,248,189 shares at December 31, 2010 and December 31, 2009, respectively	896	583
Paid-in capital	571,742	390,525
Accumulated deficit	(228,657)	(11,995)
Accumulated other comprehensive loss	(11,935)	(14,204)
Total shareholders’ equity	332,046	364,909
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,781,785	$1,445,257
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(In thousands except share and per share data)
	2010	2009	2008
VOYAGE REVENUES:
Voyage revenues	$387,161	$350,520	$326,068
OPERATING EXPENSES:
Voyage expenses	151,448	58,876	54,404
Direct vessel expenses	105,855	95,573	63,556
General and administrative	36,642	40,339	80,285
Depreciation and amortization	98,387	88,024	58,037
Goodwill impairment	28,036	40,872	—
Loss on disposal of vessel equipment	560	2,051	804
Loss on impairment of vessels	99,678	—	—
Total operating expenses	520,606	325,735	257,086
OPERATING (LOSS) INCOME	(133,445)	24,785	68,982
OTHER INCOME (EXPENSE):
Interest income	110	129	1,099
Interest expense	(82,338)	(37,344)	(29,388)
Other income (expense)	(989)	435	(10,886)
Net other expense	(83,217)	(36,780)	(39,175)
Net (loss) income	$(216,662)	$(11,995)	$29,807
(Loss) earnings per common share:
Basic	$(3.02)	$(0.22)	$0.76
Diluted	$(3.02)	$(0.22)	$0.73
Dividends declared per common share	$0.34	$1.63	$1.49
Weighted-average shares outstanding- basic	71,823,452	54,650,943	39,463,257
Weighted-average shares outstanding- diluted	71,823,452	54,650,943	40,561,633
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(In thousands except share and per share data)
	Common Stock	Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Comprehensive Income (Loss)	Total
Balance at January 1, 2008	$430	$230,639	$—	$(2,412)		$228,657
Comprehensive income:
Net income			29,807		$29,807	29,807
Unrealized derivative loss on cash flow hedge, net of reclassifications				(17,597)	(17,597)	(17,597)
Foreign currency translation adjustments				805	805	805
Comprehensive income					$13,015
Exercise of stock options		49				49
Acquisition and retirement of 953,142 shares of common stock	(10)	(16,369)				(16,379)
Issuance of 15,500,000 shares of common stock in exchange for all of Arlington Tankers shares	155	281,413				281,568
Issuance of 380,937 shares of restricted stock, net of forfeitures	4	(4)				—
Cash dividends paid		(32,726)	(29,807)			(62,533)
Restricted stock amortization, net of forfeitures		11,422				11,422
Balance at December 31, 2008	579	474,424	—	(19,204)		455,799
Comprehensive loss:
Net loss			(11,995)		$(11,995)	(11,995)
Unrealized derivative gain on cash flow hedge, net of reclassifications				5,248	5,248	5,248
Foreign currency translation adjustments				(248)	(248)	(248)
Comprehensive loss					$(6,995)
Issuance of 416,322 shares of restricted stock, net of forfeitures	4	(4)				—
Cash dividends paid		(93,965)				(93,965)
Restricted stock amortization, net of forfeitures		10,070				10,070
Balance at December 31, 2009	583	390,525	(11,995)	(14,204)		364,909
Comprehensive loss:
Net loss			(216,662)		$(216,662)	(216,662)
Unrealized derivative gain on cash flow hedge, net of reclassifications				2,635	2,635	2,635
Foreign currency translation adjustments				(366)	(366)	(366)
Comprehensive loss					$(214,393)
Issuance of 30,600,000 shares of common stock	306	195,211				195,517
Issuance of 754,942 shares of restricted stock, net of forfeitures	7	(7)				—
Cash dividends paid		(22,560)				(22,560)
Restricted stock amortization, net of forfeitures		8,573				8,573
Balance at December 31, 2010	$896	$571,742	$(228,657)	$(11,935)		$332,046
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(Dollars in thousands)
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(216,662)	$(11,995)	$29,807
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on disposal of vessel equipment	560	2,051	804
Loss on impairment of vessels	99,678	—	—
Depreciation and amortization	98,387	88,024	58,037
Goodwill impairment	28,036	40,872	—
Amortization of deferred financing costs	4,211	1,724	1,089
Amortization of discount on Senior Notes	589	73	—
Restricted stock compensation expense	8,573	10,070	11,422
Net unrealized (gain) loss on derivative financial instruments	(337)	581	(540)
Provision for bad debts	1,032	149	514
Changes in assets and liabilities:
(Increase) decrease in due from charterers	(22,332)	1,242	752
(Increase) decrease in prepaid expenses and other current and noncurrent assets	(7,676)	(2,297)	3,350
Increase (decrease) in accounts payable and other current and noncurrent liabilities	16,557	(51,240)	16,063
(Decrease) increase in deferred voyage revenue	(1,524)	(12,815)	2,904
Deferred drydock costs incurred	(15,015)	(18,921)	(9,787)
Net cash (used) provided by operating activities	(5,923)	47,518	114,415
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for vessel construction in progress	—	—	(33,885)
Payments for vessels	(546,579)	—	(139,562)
Purchase of Vessel improvements and other fixed assets	(5,704)	(11,241)	(5,164)
Payment for deposits on Vessels	(7,612)	—	—
Deposit received from (paid to) counterparty for interest rate swap	12,247	(12,247)	—
Cash held by Arlington upon merger, less merger costs paid	—	—	7,529
Expenditures for Arlington Merger	—	(1,144)	—
Net cash used by investing activites	(547,648)	(24,632)	(171,082)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Senior Notes offering	—	292,536	—
Payment to retire long-term debt	—	(229,500)	—
Borrowings on revolving credit facilitities	64,804	15,000	226,000
Repayments on revolving credit facilities	(46,000)	(50,000)	(30,000)
Borrowings under 2010 Credit Facility	326,292	—	—
Repayments of 2010 Credit Facility	(11,051)	—	—
Borrowing under Bridge Loan Credit Facility	22,800	—	—
Deferred financing costs paid	(11,661)	(8,156)	(1,661)
Cash dividends paid	(22,560)	(93,965)	(62,533)
Payments to acquire and retire common stock	—	—	(16,379)
Proceeds from issuance of common stock	195,517	—	—
Proceeds from exercise of stock options	—	—	49
Net cash provided (used) by financing activities	518,141	(74,085)	115,476
Effect of exchange rate changes on cash balances	(363)	(296)	811
Net (decrease) increase in cash	(35,793)	(51,495)	59,620
Cash, beginning of the year	52,651	104,146	44,526
Cash, end of year	$16,858	$52,651	$104,146
Supplemental disclosure of cash flow information:
Cash paid during the year for interest (net of amount capitalized)	$82,202	$37,554	$27,608
Transfer from Vessel construction in progress to Vessel	$—	$—	$63,794
Restricted stock granted to employees (net of forfeitures)	$2,617	$2,791	$3,996
See notes to consolidated financial statements.

GENERAL MARITIME CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE, PER DAY AND PER TON DATA)
1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NATURE OF BUSINESS. General Maritime Corporation (the “Company”), through its subsidiaries, provides international transportation services of seaborne crude oil and petroleum products. The Company’s fleet is comprised of VLCC, Suezmax, Aframax, Panamax and Handymax vessels. The Company operates its business in one business segment, which is the transportation of international seaborne crude oil and petroleum products.
The Company’s vessels are primarily available for charter on a spot voyage or time charter basis. Under a spot voyage charter, which generally lasts from several days to several weeks, the owner of a vessel agrees to provide the vessel for the transport of specific goods between specific ports in return for the payment of an agreed upon freight per ton of cargo or, alternatively, for a specified total amount. All operating and specified voyage costs are paid by the owner of the vessel.
A time charter involves placing a vessel at the charterer’s disposal for a set period of time, generally one to three years, during which the charterer may use the vessel in return for the payment by the charterer of a specified daily or monthly hire rate. In time charters, operating costs such as for crews, maintenance and insurance are typically paid by the owner of the vessel and specified voyage costs such as fuel, canal and port charges are paid by the charterer.
BASIS OF PRESENTATION. On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008, by and among the Company, Arlington Tankers Ltd. (“Arlington”), Archer Amalgamation Limited (“Amalgamation Sub”), Galileo Merger Corporation (“Merger Sub”) and General Maritime Subsidiary Corporation (formerly General Maritime Corporation) (“General Maritime Subsidiary”), Merger Sub merged with and into General Maritime Subsidiary, with General Maritime Subsidiary continuing as the surviving entity (the “Merger”), and Amalgamation Sub amalgamated with Arlington (the “Amalgamation” and, together with the Merger, collectively, the “Arlington Acquisition”). As a result of the Arlington Acquisition, General Maritime Subsidiary and Arlington each became a wholly-owned subsidiary of the Company. In addition, upon the consummation of the Mergers, the Company exchanged 1.34 shares of its common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of its common stock for each share held by shareholders of Arlington. The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the significant accounting policies followed in the preparation of the accompanying financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.
LIQUIDITY. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Company is unable to continue as a going concern.
As of December 31, 2010, the Company was in breach of its Minimum Cash covenant requirement contained in the Company’s 2005 Credit Facility, 2010 Credit Facility and Bridge Loan Credit Facility (collectively referred to as “Loan Agreements”). See Note 11 for further descriptions of the Loan Agreements. On January 31, 2011, the Company received waivers for these defaults, which waive the Minimum Cash covenant requirement and were effective through February 28, 2011. On December 22, 2010, the Company obtained an amendment to its Loan Agreements increasing the Net Debt to EBITDA ratio which the Company may not exceed from 6.0 to 8.75 for December 31, 2010 through September 30, 2011. The Company was in compliance with this covenant as of December 31, 2010, although, absent the amendment, the Company would not have been in compliance with its existing covenant as of December 31, 2010. For the fourth quarter of 2011 through the life of the Loan Agreements, the Net Debt to EBITDA ratio may not exceed 5.5. The Company believes that it is probable that the Net Debt to EBITDA ratio will not be met at or prior to the fourth quarter of 2011 unless it obtains waivers, refinances the facilities or has an equity infusion and, as such, has classified the entire balance under its Loan Agreements as a current liability as of December 31, 2010. Although the Senior Notes are due in 2017, the indenture contains certain cross default provisions with respect to the Loan Agreements. As such, the Senior Notes have also been classified as a current liability on the consolidated balance sheet as of December 31, 2010.
The Company has scheduled repayments of $43,485 in both April 2011 and October 2011 under the 2005 Credit Facility, an $18,000 interest payment in both May 2011 and November 2011 under the Senior Notes and $7,631 in quarterly repayments in 2011 under its 2010 Credit Facility. Additionally, the Company will be required to make a cash payment of $22,800 when the final vessel under the Metrostar acquisition is delivered, which is expected to be in April 2011. Assuming that the current market conditions prevail throughout 2011, the Company does not expect to meet all of the aforementioned payment requirements and related interest payments with its existing cash and operating cash flows.
The Company has losses from operations, a working capital deficit and is currently in negotiations with its lenders to obtain additional waivers, waiver extensions or to restructure the affected debt. In addition, management is looking at future vessel sales, equity offerings, debt refinancing, future sale/leaseback of vessels, or other financing alternatives to meet the Company’s liquidity needs for the next year. However, management can provide no assurance that the Company will be able to obtain waivers, refinance or extend the debt, sell vessels or execute other financing transactions to meet its liquidity needs.
Management’s plans concerning these matters include the following measures: on March 29, 2011, the Company, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation entered into the Oaktree Credit Agreement with affiliates of Oaktree, pursuant to which the Oaktree Lender has agreed to make a $200,000 investment in pay-in-kind toggle floating rate secured notes (the “Oaktree Notes”) to be issued by General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, along with detachable warrants to be issued by the Company (the “Warrants”) for the purchase of up to 19.9% of the Company’s outstanding common stock (measured as of immediately prior to the closing date of the Oaktree Transaction) at an exercise price of $0.01 per share. The Oaktree Lender will be a newly formed entity with a de minimis amount of cash as its sole asset. The Oaktree Credit Agreement is guaranteed by certain funds managed by Oaktree. To the extent that the Oaktree Lender breaches its obligation to make the loans upon the satisfaction of the conditions to closing for the Oaktree Credit Agreement, the guarantors would guarantee the payment of the Oaktree Lender’s obligations to extend the loans and the performance, payment and discharge of the obligation of the Oaktree Lender under the Credit Agreement and the other Credit Documents through and including the closing. The maximum aggregate liability of the guarantors is limited to $200 million, plus reasonable costs of enforcement and collection. The obligations of the guarantors are several and not joint. Recourse against the guarantors is the sole and exclusive remedy of the Company and the borrowers against the guarantors and their affiliates under the Oaktree Credit Agreement, the Investment Agreement and other transaction documents contemplated therein. The guaranty will terminate upon the closing or termination (other than due to a material breach by the Oaktree Lender) of the Oaktree Credit Facility. The guaranty limits the ability of the Company or the borrowers to assert that any portions of the guaranty are illegal, invalid or unenforceable. The Company’s Chairman, Peter C. Georgiopoulos, is expected to have an economic interest in an affiliate of Oaktree and the Oaktree Lender.
The Company plans to use the proceeds from this transaction to repay a portion of its existing credit facilities. The Oaktree Lender’s obligation to consummate the Oaktree Notes transaction and the other transactions contemplated by the Oaktree Credit Agreement is subject to conditions. In addition, in order to consummate these transactions, the Company will be required to refinance its 2005 Credit Facility and amend its 2010 Credit Facility. The Company is currently pursuing discussions with the lenders under its 2010 Credit Facility to amend its covenants and security and guaranty arrangements, and to permit the financing contemplated by the Oaktree Credit Agreement, as well as the proposed new revolving credit facility described below. In addition, the issuance of the Warrants (including any Warrants issued pursuant to anti-dilution protection provisions), and the issuance of shares pursuant to preemptive rights, are subject to compliance with the rules of the New York Stock Exchange.
On March 21, 2011, the Company entered into a commitment letter (see Note 24), for a new revolving credit facility in the amount of the lesser of $550,000 and 65% of the fair market value as of the closing date of the vessels to be mortgaged under such new revolving credit facility, primarily to refinance the 2005 Credit Facility, to issue letters of credit and for general corporate purposes. The Commitment Letter provides that these two lead banks would provide up to $210.4 million under the new revolving credit facility. The Commitment Letter contemplates a five-year senior secured revolving credit facility, including a $25 million letter of credit facility. The transactions contemplated by the Commitment Letter are subject to the Company obtaining commitments for the balance of the total facility amount, the receipt of proceeds from the Oaktree Notes, completion of amendments to our 2010 Credit Facility to accommodate the transactions contemplated by the Commitment Letter, and customary conditions, including completion of satisfactory documentation.

BUSINESS GEOGRAPHICS. Non-U.S. operations accounted for 100% of revenues and results of operations. Vessels regularly move between countries in international waters, over hundreds of trade routes. It is therefore impractical to assign revenues or earnings from the transportation of international seaborne crude oil and petroleum products by geographical area.
SEGMENT REPORTING. Each of the Company’s vessels serve the same type of customer, have similar operations and maintenance requirements, operate in the same regulatory environment, and are subject to similar economic characteristics. Based on this, the Company has determined that it operates in one reportable segment, the transportation of crude oil and petroleum products with its fleet of vessels.
PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of General Maritime Corporation and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated on consolidation.
REVENUE AND EXPENSE RECOGNITION. Revenue and expense recognition policies for spot market voyage and time charter agreements are as follows:
SPOT MARKET VOYAGE CHARTERS. Spot market voyage revenues are recognized on a pro rata basis based on the relative transit time in each period. The period over which voyage revenues are recognized commences at the time the vessel departs from its last discharge port and ends at the time the discharge of cargo at the next discharge port is completed. The Company does not begin recognizing revenue until a charter has been agreed to by the customer and the Company, even if the vessel has discharged its cargo and is sailing to the anticipated load port on its next voyage. The Company does not recognize revenue when a vessel is off hire. Estimated losses on voyages are provided for in full at the time such losses become evident. Voyage expenses primarily include only those specific costs which are borne by the Company in connection with voyage charters which would otherwise have been borne by the charterer under time charter agreements. These expenses principally consist of fuel, canal and port charges which are generally recognized as incurred. Demurrage income represents payments by the charterer to the vessel owner when loading and discharging time exceed the stipulated time in the spot market voyage charter. Demurrage income is measured in accordance with the provisions of the respective charter agreements and the circumstances under which demurrage claims arise and is recognized on a pro rata basis over the length of the voyage to which it pertains. At December 31, 2010 and 2009, the Company has a reserve of approximately $933 and $553, respectively, against its due from charterers balance associated with demurrage revenues and certain other receivables.
TIME CHARTERS. Revenue from time charters is recognized on a straight-line basis as the average revenue over the term of the respective time charter agreement. Direct vessel expenses are recognized when incurred. Time charter agreements require that the vessels meet specified speed and bunker consumption standards. The Company believes that there may be unasserted claims relating to its time charters of $240 and $0 as of December 31, 2010 and 2009, respectively. The Company has recorded these estimated unasserted claims as a reduction of amounts due from charterers.
VESSELS, NET. Vessels, net is stated at cost less accumulated depreciation. Included in vessel costs are acquisition costs directly attributable to the vessel and expenditures made to prepare the vessel for its initial voyage. Vessels are depreciated on a straight-line basis over their estimated useful lives, determined to be 25 years from date of initial delivery from the shipyard. In addition, the Company estimates residual value of its vessels to be $175/LWT.
Depreciation is based on cost less the estimated residual scrap value. The costs of significant replacements, renewals and betterments are capitalized and depreciated over the shorter of the vessel’s remaining useful life or the life of the renewal or betterment. Depreciation expense of vessel assets for the years ended December 31, 2010, 2009 and 2008 totaled $81,502, $72,280 and $43,503, respectively. Undepreciated cost of any asset component being replaced is written off as a component of Loss (gain) on disposal of vessels and vessel equipment. Expenditures for routine maintenance and repairs are expensed as incurred.
OTHER FIXED ASSETS, NET. Other fixed assets, net is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:
DESCRIPTION	USEFUL LIVES
Furniture and fixtures	10 years
Vessel and computer equipment	5 years

REPLACEMENTS, RENEWALS AND BETTERMENTS. The Company capitalizes and depreciates the costs of significant replacements, renewals and betterments to its vessels over the shorter of the vessel’s remaining useful life or the life of the renewal or betterment. The amount capitalized is based on management’s judgment as to expenditures that extend a vessel’s useful life or increase the operational efficiency of a vessel. Costs that are not capitalized are written off as a component of direct vessel operating expense during the period incurred. Expenditures for routine maintenance and repairs are expensed as incurred.
IMPAIRMENT OF LONG-LIVED ASSETS. The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets (formerly Statement of Financial Accounting Standards (“SFAS”) No.144), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. In the evaluation of the fair value and future benefits of long-lived assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived assets. If the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to its fair value. Various factors, including the use of trailing 10-year industry average for each vessel class to forecast future charter rates and vessel operating costs are included in this analysis.
During 2010, tanker rates continued to remain soft. Additionally, the Company obtained third party vessel appraisals during the fourth quarter of 2010 which indicated that vessel values had fallen. As a result of these factors, the Company concluded that impairment indicators were present and therefore prepared an analysis which estimated the future undiscounted cash flows for each vessel at December 31, 2010. Based on this analysis, which included consideration of the Company’s long-term intentions relative to its vessels, including its assessment of whether the Company would drydock and continue to operate its older vessels given the weak current rate environment, it was determined that there was an impairment on three of the Company’s vessels. An aggregate impairment loss of $25,242, equal to the aggregate of the excess of each vessel’s carrying value plus unamortized drydock and undepreciated vessel equipment over its fair value was recorded for the year ended December 31, 2010.
DEFERRED DRYDOCK COSTS, NET. Approximately every 30 to 60 months, the Company’s vessels are required to be drydocked for major repairs and maintenance, which cannot be performed while the vessels are operating. The Company defers costs associated with the drydocks as they occur and amortizes these costs on a straight-line basis over the estimated period between drydocks. Amortization of drydock costs is included in depreciation and amortization in the consolidated statements of operations. For the years ended December 31, 2010, 2009 and 2008, amortization was $12,285, $12,067 and $11,493, respectively. Accumulated amortization as of December 31, 2010 and 2009 was $14,183 and $19,384, respectively.
The Company only includes in deferred drydocking costs those direct costs that are incurred as part of the drydocking to meet regulatory requirements, or are expenditures that add economic life to the vessel, increase the vessel’s earnings capacity or improve the vessel’s efficiency. Direct costs include shipyard costs as well as the costs of placing the vessel in the shipyard. Expenditures for normal maintenance and repairs, whether incurred as part of the drydocking or not, are expensed as incurred.
DEFERRED FINANCING COSTS, NET. Deferred financing costs include fees and legal expenses associated with securing loan facilities. These costs are amortized on a straight-line basis over the life of the related debt, which is included in interest expense. Amortization was $4,211, $1,724 and $1,089 for the years ended December 31, 2010, 2009 and 2008, respectively. Accumulated amortization as of December 31, 2010 and 2009 was $7,912 and $4,399, respectively.
TIME CHARTER ASSET/ LIABILITY. When the Company acquires a vessel with an existing time charter, the fair value of the time charter contract is calculated using the present value (based upon an interest rate which reflects the Company’s weighted-average cost of capital) of the difference between (i) the contractual amounts to be received pursuant to the charter terms including estimates for profit sharing to the extent such provisions exist and (ii) management’s estimate of future cash receipts based on its estimate of the fair market charter rate, measured over periods equal to the remaining term of the charter including option periods to extend the time charter contract where the exercise of the option by the charterer is considered probable. Management evaluates the ongoing appropriateness of the amortization period on a quarterly basis by reviewing estimated future time charter rates, reported one- to three-year time charter rates and historical 10-year average time charter rates and comparing such estimates to the option renewal rates in order to evaluate the probability of the charterer exercising the renewal option. Effective January 1, 2010, management determined it to be unlikely that the charterer under any of these time charter contracts would exercise its option to extend the charter. Therefore, for the year ended December 31, 2010, the Company amortized the asset or liability associated with such charters through the end of their current time charter periods excluding the option periods. For time charter contracts where the contractual cash receipts exceed management’s estimate of future cash receipts using the fair market charter rate, the Company has recorded an asset of $0 and $3,117 as of December 31, 2010 and 2009, respectively, which is included in Other assets on the Company’s consolidated balance sheets. This asset was being amortized as a reduction of voyage revenues over the remaining term of such charters or such earlier date to the extent the option period is declined by the charterer. As of December 31, 2010, the Company classified as held for sale two of the vessels with time charters which gave rise to a time charter asset. Pursuant to obtaining approval of the charterer to sell the vessels, the rate on the remaining term of the charter was reduced. Because of this change to the time charter contract, the Company deemed that the assets associated with these two time charters were impaired and the balance as of December 31, 2010 of $594 was written off as a component of loss on impairment of vessels. For time charter contracts where management’s estimate of future cash receipts using the fair market charter rate exceeded contractual cash receipts, the Company has recorded a liability of $0 and $671 as of December 31, 2010 and 2009, respectively, which is included in Other noncurrent liabilities on the Company’s consolidated balance sheets. This liability is being amortized as an increase in voyage revenues over the remaining term of such charters or such earlier date to the extent the option period is declined by the charterer. During the third quarter of 2009, the Company accelerated the amortization on four time charters it acquired during the Arlington Acquisition, having been informed by the charterer that the options would not be exercised. Accordingly, the Company accelerated the amortization on these contracts such that the net liability would be fully amortized by the date on which vessel being chartered was redelivered to the Company. The incremental effect of this adjustment reduced the time charter liability and asset by $16,954 and $515, respectively, and resulted in additional Voyage revenues recognized of $16,439 for the year ended December 31, 2009.
GOODWILL. The Company follows the provisions of FASB ASC 350-20-35, Intangibles- Goodwill and Other (formerly SFAS No. 142). This statement requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually and written down with a charge to operations when the carrying amount exceeds the estimated fair value. Goodwill as of December 31, 2010 and 2009 was $1,818 and $29,854, respectively. During the year ended December 31, 2009, the Company adjusted the fair value of lubricating oils on board the eight vessels acquired in the Arlington Acquisition which reduced goodwill by $1,234 and increased Prepaid expense and other current assets by the same amount. Based on annual tests performed, the Company determined that there was an impairment of goodwill as of December 31, 2010 and 2009 of $28,036 and $40,872, respectively (see Note 4).
INCOME TAXES. The Company is incorporated in the Republic of the Marshall Islands. Pursuant to the income tax laws of the Marshall Islands, the Company is not subject to Marshall Islands income tax. Additionally, pursuant to the U.S. Internal Revenue Code, the Company is exempt from U.S. income tax on its income attributable to the operation of vessels in international commerce. Pursuant to various tax treaties, the Company’s shipping operations are not subject to foreign income taxes. Therefore, no provision for income taxes is required. The Company qualifies for an exemption pursuant to Section 883 of the U.S. Internal Revenue Code of 1986, or the Code, from U.S. federal income tax on shipping income that is derived from U.S. sources. The Company is similarly exempt from state and local income taxation.
DEFERRED VOYAGE REVENUE. Deferred voyage revenue primarily relates to cash received from charterers prior to it being earned. These amounts will be recognized as income when earned in the appropriate future periods.
COMPREHENSIVE INCOME. The Company follows FASB ASC 220, Reporting Comprehensive Income (formerly SFAS No. 130) which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Comprehensive income is comprised of net income, foreign currency translation adjustments, and unrealized gains and losses related to the Company’s interest rate swaps net of reclassifications to earnings.
ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include goodwill, vessel and drydock valuations and the valuation of amounts due from charterers. Actual results could differ from those estimates.
EARNINGS PER SHARE. Basic earnings per share are computed by dividing net income by the weighted-average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised.
FAIR VALUE OF FINANCIAL INSTRUMENTS. With the exception of the Company’s Senior Notes (see Note 11), the estimated fair values of the Company’s financial instruments approximate their individual carrying amounts as of December 31, 2010 and 2009 due to their short-term maturity or the variable-rate nature of the respective borrowings.
DERIVATIVE FINANCIAL INSTRUMENTS. In addition to the interest rate swaps described below, which guard against the risk of rising interest rates which would increase interest expense on the Company’s outstanding borrowings, the Company has been party to other derivative financial instruments to guard against the risks of (a) a weakening U.S. Dollar that would make future Euro-based expenditures more costly, (b) rising fuel costs which would increase future voyage expenses and (c) declines in future spot market rates which would reduce revenues on future voyages of vessels trading on the spot market. Except for its interest rate swaps described below, the Company’s derivative financial instruments have not historically qualified for hedge accounting for accounting purposes, although the Company considered certain of these derivative financial instruments to be economic hedges against these risks. The

Company records the fair value of its derivative financial instruments on its balance sheet as Derivative liabilities or assets, as applicable. Changes in fair value in the derivative financial instruments that do not qualify for hedge accounting, as well as payments made to, or received from counterparties, to periodically settle the derivative transactions, are recorded as Other income (expense) on the consolidated statements of operations as applicable. See Notes 11, 12 and 13 for additional disclosures on the Company’s financial instruments.
INTEREST RATE RISK MANAGEMENT. The Company is exposed to interest rate risk through its variable rate credit facility. Pay fixed, receive variable interest rate swaps are used to achieve a fixed rate of interest on the hedged portion of debt in order to increase the ability of the Company to forecast interest expense. The objective of these swaps is to protect the Company from changes in borrowing rates on the current and any replacement floating rate credit facility where LIBOR is consistently applied. Upon execution the Company designates the hedges as cash flow hedges of benchmark interest rate risk under FASB ASC 815, Derivatives and Hedging (formerly SFAS No. 133) and establishes effectiveness testing and measurement processes. Changes in the fair value of the interest rate swaps are recorded as assets or liabilities and effective gains/losses are captured in a component of accumulated other comprehensive loss until reclassified to interest expense when the hedged variable rate interest expenses are accrued and paid. See Notes 11, 12 and 13 for additional disclosures on the Company’s interest rate swaps.
For the portion of the interest rate swaps that are not effectively hedged, the change in the value and the rate differential to be paid or received is recognized as income or (expense) from derivative instruments and is listed as a component of other (expense) income until such time the Company has obligations against which the swap is designated and is an effective hedge.
As of December 31, 2010, the Company is party to pay-fixed interest rate swap agreements that expire between September 2012 and December 2013 which effectively convert floating rate obligations to fixed rate instruments. During the years ended December 31, 2010, 2009 and 2008, the Company recognized a charge (credit) to other comprehensive loss (OCI) of $(2,635), $(5,248) and $17,597, respectively. The aggregate net liability in connection with the Company’s interest rate swaps as of December 31, 2010 and 2009 was $12,061 and $21,928, respectively, and is presented as Derivative liability on the balance sheet.
CONCENTRATION OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk are amounts due from charterers. With respect to accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations and, when deemed necessary, requires letters of credit, guarantees or collateral. During the year ended December 31, 2010, the Company did not have any customers who accounted for 10% or more of its revenues. The Company earned 35.8% and 22.0% of its revenues from two customers during the year ended December 31, 2009. The Company earned 40.8% of its revenues from one customer during the year ended December 31, 2008.
The Company maintains substantially all of its cash with three high-credit quality financial institutions. None of the Company’s cash balances are covered by insurance in the event of default by these financial institutions.
FOREIGN EXCHANGE GAINS AND LOSSES. Gains and losses on transactions denominated in foreign currencies are recorded within the consolidated statements of operations as components of general and administrative expenses or other income (expense) depending on the nature of the transactions to which they relate. During the years ended December 31, 2010, 2009 and 2008, transactions denominated in foreign currencies resulted in increases in general and administrative expenses of $0, $0, and $72, respectively, and increases in other expense of $1,196, $224 and $0, respectively.
RECENT ACCOUNTING PRONOUNCEMENTS. The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.
2.	ARLINGTON ACQUISITION
On August 5, 2008, General Maritime Subsidiary entered into a merger agreement with Arlington in order to increase the size of the Company’s fleet and increase the percentage of its vessels on time charter. The merger was consummated on December 16, 2008 at which time the Company issued 15.5 million shares of its common stock in exchange for the 15.5 million shares owned by Arlington shareholders. The shares issued were valued pursuant to FASB ASC 805 (formerly SFAS No. 141), which required the Company to use the market price of General Maritime Subsidiary common shares over a reasonable period of time before and after the terms of the merger were agreed upon which was determined to be the average closing price of General Maritime Subsidiary common shares for a period of two days before and two days after August 6, 2008 (date of announcement of the merger). Consequently, the value of the shares issued by the Company to acquire Arlington was $281,568. This amount, together with approximately $8,216 of closing costs incurred by the Company to effect the merger, represents the total amount paid for Arlington, for which the fair value of the net assets acquired was $219,366, resulting in goodwill of $70,418. Most of this goodwill has since been written off (see Note 4).

3.	CASH FLOW INFORMATION
The Company excluded from non-cash investing activities in the Consolidated Statements of Cash Flows items included in accounts payable and accrued expenses for the purchase of Vessels and Other fixed assets of approximately $277 and $1,474, respectively, for the year ended December 31, 2010.
The Company excluded from non-cash investing activities in the Consolidated Statements of Cash Flows items included in accounts payable and accrued expenses for the purchase of Other fixed assets of approximately $1,430 for the year ended December 31, 2009.
The Company excluded from non-cash investing activities in the Consolidated Statements of Cash Flows items included in accounts payable and accrued expenses for the purchase of Vessels, Other fixed assets, and costs of effecting the Arlington Acquisition of approximately $550, $307 and $846, respectively, for the year ended December 31, 2008. The fair value of the net assets of Arlington that the Company acquired on December 16, 2008 in exchange for common stock of the Company valued at $281,568 is a non-cash transaction.
4.	GOODWILL IMPAIRMENT
FASB ASC 350-20-35, Intangibles- Goodwill and Other adopts an aggregate view of goodwill and bases the accounting for goodwill on the units of the combined entity into which an acquired entity is integrated (those units are referred to as Reporting Units). A Reporting Unit is an operating segment as defined in FASB ASC 280, Disclosures about Segments of an Enterprise and Related Information (formerly SFAS No. 131), or one level below an operating segment. The Company considers each vessel to be an operating segment and a reporting unit. Accordingly, goodwill, substantially all of which arose in the Arlington Acquisition, had been allocated to the eight vessels acquired based on the proportionate fair value of the vessels at the date of acquisition.
FASB ASC 350-20-35 provides guidance for impairment testing of goodwill which is not amortized. Other than goodwill, the Company does not have any other intangible assets that are not amortized. Goodwill is tested for impairment using a two-step process that begins with an estimation of the fair value of the Company’s reporting units. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. The first step involves a comparison of the estimated fair value of a reporting unit with its carrying amount. If the estimated fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is considered unimpaired. Conversely, if the carrying amount of the reporting unit exceeds its estimated fair value, the second step is performed to measure the amount of impairment, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by allocating the estimated fair value of the reporting unit to the estimated fair value of its existing assets and liabilities in a manner similar to a purchase price allocation. The unallocated portion of the estimated fair value of the reporting unit is the implied fair value of goodwill. If the implied fair value of goodwill is less than the carrying amount, an impairment loss, equivalent to the difference, is recorded as a reduction of goodwill and a charge to operating expense.
In the Company’s 2010 and 2009 annual assessments of goodwill for impairment, the Company estimated the fair value of the reporting units to which goodwill has been allocated over their remaining useful lives. For this purpose, over their remaining useful lives, the Company uses the trailing 10-year industry average rates for each vessel class recognizing that the transportation of crude oil and petroleum products is cyclical in nature and is subject to wide fluctuation in rates, and management believes the use of a 10-year average is the best measure of future rates over the remaining useful life of our fleet. Also for this purpose, the Company uses a utilization rate based on the Company’s historic average.
The Company expects to incur the following costs over the remaining useful lives of the vessels in our fleet:
• Vessel operating costs based on historic and budgeted costs adjusted for inflation,
• Drydocking costs based on historic costs adjusted for inflation, and
• General and administrative costs adjusted for inflation.
The more significant factors which could impact management’s assumptions regarding voyage revenues, drydocking costs and general and administrative expenses include, without limitation: (a) loss or reduction in business from our significant customers; (b) changes in demand; (c) material decline in rates in the tanker market; (d) changes in production of or demand for oil and petroleum products, generally or in particular regions; (e) greater than anticipated levels of tanker new building orders or lower than anticipated rates of tanker scrapping; (f) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (g) actions taken by regulatory authorities; and (h) increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance.
Step 1 of impairment testing as of December 31, 2009 consisted of determining and comparing the fair value of a reporting unit, calculated primarily using discounted expected future cash flows, to the carrying value of the reporting unit. Based on performance of this test, it was determined that the Arlington Acquisition goodwill allocated to all eight reporting units were impaired. The Company then undertook the second step of the goodwill impairment test which involves the procedures discussed above. As a result of this testing, management determined that all of the goodwill allocated to the four Handymax vessel reporting units and two Panamax vessel reporting units was fully impaired, which resulted in a write-off at December 31, 2009 of $40,872. Conversely, the step 2 test did not result in any impairment charge related to the goodwill allocated to the Company’s two VLCC vessel reporting units.
The Company also had $1,244 of goodwill associated with a 2001 transaction. Such goodwill is allocated to five Aframax vessel reporting units. This goodwill was also tested for impairment as of December 31, 2009, but each reporting unit passed step 1, indicating that there was no impairment.
In considering impairment in 2010, the Company also considered the decline in spot and time charter rates for its vessels, which impacts the cash flows of its reporting units. The Company also considered the decline in fair values of the vessels in the reporting units to which goodwill has been allocated as well as the decline in the market capitalization of the Company in 2010.
Result of impairment testing as of December 31, 2010 for Step 1 indicated that the goodwill allocated to the Company’s two VLCC vessel reporting units and the Company’s five Aframax vessel reporting units was impaired. The Company then undertook the second step of the goodwill impairment test which involves the procedures discussed above. As a result of this testing, management determined that most of the goodwill allocated to the two VLCC vessel reporting units and all of the goodwill allocated to three of the Aframax vessel reporting units was fully impaired, which resulted in an impairment at December 31, 2010 of $28,036.
5.	VESSEL ACQUISITIONS/DELIVERIES
On June 3, 2010, the Company entered into agreements to purchase seven tankers (the “Metrostar Vessels”), consisting of five VLCCs built between 2002 and 2010 and two Suezmax newbuildings from subsidiaries of Metrostar Management Corporation (“Metrostar”), for an aggregate purchase price of approximately $620,000. The purchases are subject to additional documentation and customary closing conditions. During 2010, the Company took delivery of the five VLCCs for $468,000 and one of the Suezmax newbuildings for $76,000, of which $326,292 was financed by a new credit facility (see Note 11), $22,800 was financed by a bridge loan (see Note 11) with the remainder being paid for with cash on hand and the proceeds of a common stock offering (see Note 19). As of December 31, 2010, $7,612 is included in Vessel deposits relating to the remaining Suezmax newbuilding expected to be delivered in April 2011.
6.	VESSELS HELD FOR SALE AND VESSEL IMPAIRMENT
As of December 31, 2010, the Company classified five vessels as held for sale, at that time having engaged in a program to actively locate buyers for these vessels. These vessels were written down to their fair value, less cost to sell, as determined by contracts to sell these vessels which were finalized in January 2011, and were reclassified on the consolidated balance sheet to current assets. In addition, unamortized drydock costs, undepreciated vessel equipment and unamortized time charter asset balances relating to these five vessels were also written off as they were deemed to have been impaired. The aggregate loss of $74,436 was recorded on the consolidated statement of operations as a component of Loss on impairment of vessels.
As a result of declining fair values of tankers as well as the current weak shipping rate environment, management determined that there were indicators of impairment. As such, the Company prepared an analysis which estimated the future undiscounted cash flows for each vessel at December 31, 2010. Based on this analysis, which included consideration of the Company’s long-term intentions relative to its vessels, including its assessment of whether the Company would drydock and continue to trade its older vessels given the weak current rate environment, it was determined that there was an impairment on three of the Company’s vessels. An aggregate impairment loss of $25,242, equal to the aggregate of the excess of each vessel’s carrying value over its fair value plus the unamortized drydock and undepreciated vessel equipment balances which were also deemed to be impaired, was recorded for the year ended December 31, 2010.
7.	EARNINGS PER COMMON SHARE
The computation of basic earnings per share is based on the weighted-average number of common shares outstanding during the year. The computation of diluted earnings per share assumes the exercise of all dilutive stock options using the treasury stock method and the lapsing of restrictions on unvested restricted stock awards, for which the assumed proceeds upon lapsing the restrictions are deemed to be the amount of compensation cost attributable to future services and not yet recognized using the treasury stock method, to the extent dilutive.

The components of the denominator for the calculation of basic earnings per share and diluted earnings per share are as follows:

	Year ended December 31,
	2010	2009	2008
Common shares outstanding, basic:
Weighted average common shares outstanding, basic	71,823,452	54,650,943	39,463,257
Common shares outstanding, diluted:
Weighted average common shares outstanding, basic	71,823,452	54,650,943	39,463,257
Stock options	—	—	1,097
Restricted stock awards	—	—	1,097,279
Weighted average common shares outstanding, diluted	71,823,452	54,650,943	40,561,633
Due to the net loss realized for the years ended December 31, 2010 and 2009, potentially dilutive restricted stock awards totaling 313,615 and 992,773 shares, respectively, were determined to be anti-dilutive. For the years ended December 31, 2010 and 2009, all stock options were considered to be anti-dilutive.
During January 2008, the Company repurchased and retired 953,142 shares of its common stock for $16,379.
8.	PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following:
	December 31, 2010	December 31, 2009
Bunkers and lubricants inventory	$27,643	$14,605
Insurance claims receivable	5,088	11,987
Collateral deposit for interest rate swap	—	12,081
Prepaid insurance	3,314	2,543
Other	4,974	5,519
Total	$41,019	$46,735
Insurance claims receivable consist substantially of payments made by the Company for repairs of vessels that the Company expects, pursuant to the terms of the insurance agreements, to recover from the carrier within one year, net of deductibles which have been expensed. As of December 31, 2010, the portion of insurance claims receivable not expected to be collected within one year of $4,956 is included in Other assets on the consolidated balance sheet.

9.	OTHER FIXED ASSETS
Other fixed assets consist of the following:
	December 31, 2010	December 31, 2009
Other fixed assets:
Furniture, fixtures and equipment	$3,635	$3,694
Vessel equipment	17,818	18,461
Computer equipment	1,049	1,019
Other	71	71
Total cost	22,573	23,245
Less: accumulated depreciation	10,767	9,994
Total	$11,806	$13,251
Depreciation of Other fixed assets for the years ended December 31, 2010, 2009 and 2008 was $4,601, $3,677 and $3,042, respectively.
10.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consist of the following:
	December 31, 2010	December 31, 2009
Accounts payable	$26,539	$14,137
Accrued operating	18,410	10,951
Accrued administrative	12,915	8,251
Total	$57,864	$33,339
11.	LONG-TERM DEBT AND BRIDGE LOAN
Long-term debt, net of discount, consists of the following:
	December 31, 2010	December 31, 2009

2005 Credit Facility	$744,804	$726,000
2010 Credit Facility	315,241	—
Senior Notes, net of discount of $6,802 and $7,391	293,198	292,609
Long-term debt	1,353,243	1,018,609
Less: Current portion of long-term debt	1,353,243	—
Long-term debt	$—	$1,018,609
Senior Notes
On November 12, 2009, the Company and certain of the Company’s direct and indirect subsidiaries (the “Subsidiary Guarantors”) issued $300,000 of 12% Senior Notes which are due November 15, 2017 (the “Senior Notes”). Interest on the Senior Notes is payable semiannually in cash in arrears each May 15 and November 15, commencing on May 15, 2010. The Senior Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company and the Subsidiary Guarantor’s existing and future senior unsecured indebtedness. The Senior Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The Subsidiary Guarantors, jointly and severally, guarantee the payment of principal of, premium, if any, and interest on the Senior Notes on an unsecured basis. If the Company is unable to make payments on the Senior Notes when they are due, any Subsidiary Guarantors are obligated to make them instead. The proceeds of the Senior Notes, prior to payment of fees and expenses, were $292,536. Of these proceeds, $229,500 was used to fully prepay the RBS Credit Facility in accordance with its terms, $15,000 was placed as collateral against an interest rate swap agreement with the Royal Bank of Scotland and the remainder was used for general corporate purposes. As of December 31, 2010, the discount on the Senior Notes is $6,802. This discount is being amortized as interest expense over the term of the Senior Notes using the effective interest method. As described below, the entire balances of the 2005 Credit Facility and 2010 Credit Facility have been classified as a current liability on the consolidated balance sheet as of December 31, 2010. Although the Senior Notes are due in 2017, the indenture contains certain cross default provisions with respect to these credit facilities. As such, the Senior Notes have also been classified as a current liability on the consolidated balance sheet as of December 31, 2010.
On July 29, 2010, the Company completed its offer to exchange (the “Exchange Offer”) up to $300,000 of the Senior Notes for an equal principal amount of Senior Notes registered under the Securities Act of 1933, as amended. A total of $300,000 aggregate principal amount of the original Senior Notes, representing 100% of the outstanding principal amount of the original Senior Notes, were validly tendered and accepted for exchange by the Company.
The Company has the option to redeem all or a portion of the Senior Notes at any time on or after November 15, 2013 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption, and at any time prior to November 15, 2013 at a make-whole price. In addition, at any time prior to November 15, 2012, the Company may, at its option, redeem up to 35% of the Senior Notes with the proceeds of certain equity offerings.
If the Company experiences certain kinds of changes of control, the Company must offer to purchase the Senior Notes from holders at 101% of their principal amount plus accrued and unpaid interest. The indenture pursuant to which the Senior Notes were issued contains covenants that, among other things, limit the Company’s ability and the ability of any of its “restricted” subsidiaries to (i) incur additional debt, (ii) make certain investments or pay dividends or distributions on its capital stock or purchase, redeem or retire capital stock, (iii) sell assets, including capital stock of its Subsidiary Guarantors, (iv) restrict dividends or other payments by its subsidiaries, (v) create liens that secure debt, (vi) enter into transactions with affiliates and (vii) merge or consolidate with another company. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the indenture.
On January 18, 2011, seven of the Company’s subsidiaries — General Maritime Subsidiary NSF Corporation, Concord Ltd., Contest Ltd., Concept Ltd., GMR Concord LLC, GMR Contest LLC and GMR Concept LLC — were declared Unrestricted Subsidiaries under the Indenture, dated as of November 12, 2009, as amended (the “Indenture”), among the Company, the Subsidiary Guarantors parties thereto and The Bank of New York Mellon, as Trustee. Concord Ltd., Contest Ltd. and Concept Ltd., which had previously been Subsidiary Guarantors under the Indenture, were released from their Subsidiary Guarantees as a result.
2005 Credit Facility
On October 26, 2005, General Maritime Subsidiary entered into a revolving credit facility (the “2005 Credit Facility”) with a syndicate of commercial lenders, and on October 20, 2008, the 2005 Credit Facility was amended and restated to give effect to the Arlington Acquisition and the Company was added as a loan party. The 2005 Credit Facility was used to refinance General Maritime Subsidiary’s then existing term borrowings. The 2005 Credit Facility, as amended and restated, which has been further amended on various dates through January 31, 2011 (see Note 24), provides a total commitment of $749,813. As of December 31, 2010, this total amount has been drawn.
The Company’s ability to borrow amounts under the 2005 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases (except as otherwise permitted), engage in businesses other than those engaged in on the effective date of the 2005 Credit Facility and similar or related businesses, enter into transactions with affiliates, and merge, consolidate, or dispose of assets. The Company is also required to comply with various financial covenants, including with respect to the Company’s minimum cash balance, collateral maintenance, and net debt to EBITDA ratio. Under the 2005 Credit Facility, as amended and restated, the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the total available unutilized commitment and (2) $25,000, to be less than $50,000. The 2005 Credit Facility requires the Company to comply with a collateral maintenance covenant under which the aggregate fair value of the vessels that are collateral under the 2005 Credit Facility must remain at or above 125% of the total commitment amount under the 2005 Credit Facility and to provide collateral vessel appraisal reports semi-annually.
Under the 2005 Credit Facility, the Company is obligated to comply with certain financial covenants, including a net debt to EBITDA ratio maintenance covenant. The Net Debt to EBITDA ratio, as amended on December 22, 2010, may not exceed 8.75 for the fourth quarter of 2010 through the third quarter of 2011. Absent this amendment to the 2005 Credit Facility which increased the net debt to EBITDA ratio to 8.75 from 6.0 for the fourth quarter of 2010 through the third quarter of 2011, the Company would not have been in compliance with this covenant as of December 31, 2010. For the fourth quarter of 2011 through the life of the 2005 Credit Facility, the Net Debt to EBITDA ratio will reduce to 5.5. The amended and restated Credit Agreement defines EBITDA as net income before net interest expense, provision for income taxes, depreciation and amortization and non-cash management incentive compensation. Subject to certain exceptions, the Company is also not permitted to incur any indebtedness which would cause any default or event of default under the financial covenants, either on a pro forma basis for the most recently ended four consecutive fiscal quarters or on a projected basis for the one-year period following such incurrence (the “Incurrence Test”). The 2005 Credit Facility permits the Company to include the earnings of the Metrostar Vessels, when such Metrostar Vessels are acquired (see Note 5), when calculating the net debt to EBITDA ratio, including as part of the Incurrence Test. If the Company does not comply with the various financial and other covenants and requirements of the 2005 Credit Facility, as amended and restated, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility.The 2005 Credit Facility, as amended and restated, provides for semiannual reductions of $43,485 commencing on April 26, 2011, pursuant to the classification of two of the vessels collateralizing the 2005 Credit Facility as held for sale and debt associated with these two vessels of $19,732 was classified as a current maturity because such debt would become payable upon the sale of these vessels, and a bullet reduction of $599,625 on October 26, 2012. However, it is probable that the Company will not meet the Net Debt to EBITDA ratio at some point during 2011 unless it obtains waivers, refinances the facility or has an equity infusion. Because of this, the entire amount outstanding under the 2005 Credit Facility has been classified as current. Up to $50,000 of the 2005 Credit Facility is available for the issuance of standby letters of credit to support obligations of the Company and its subsidiaries that are reasonably acceptable to the issuing lenders under the 2005 Credit Facility. As of December 31, 2010, the Company has outstanding letters of credit aggregating $5,008 which expire between March 2011 and October 2011, leaving $44,992 available to be issued. However, because the 2005 Credit Facility is fully drawn as of December 31, 2010, none of this balance may be issued.
The applicable margin for the 2005 Credit Facility and permitted dividend are based on a pricing grid. While the Net Debt to EBITDA ratio is greater than 6.0, the 2005 Credit Facility will bear an interest rate of LIBOR plus 350 basis points (bps); while it is 6.0 or less, the 2005 Credit Facility will bear an interest rate of LIBOR plus 300 bps. Similarly, while the Net Debt to EBITDA ratio is greater than 6.0, the Company will be permitted to pay a dividend of up to $0.01 per share per quarter; while it is 6.0 or less, the Company will be permitted to pay up to $30,000 per fiscal year in total dividends. As of December 31, 2010 and 2009, $744,804 and $726,000, respectively, of the facility is outstanding. The 2005 Credit Facility is secured by 27 of the Company’s vessels with an aggregate carrying value as of December 31, 2010 of $946,072, as well as the Company’s equity interests in its subsidiaries that own these assets, insurance proceeds of the collateralized vessels, and certain deposit accounts related to the vessels. Each subsidiary of the Company with an ownership interest in these vessels provides an unconditional guaranty of amounts owing under the 2005 Credit Facility. The Company also provides a guarantee and has pledged its equity interests in General Maritime Subsidiary.
The 2005 Credit Facility includes customary events of default and remedies for facilities of this nature.
Interest rates during the year ended December 31, 2010 ranged from 2.75% to 3.81% on the 2005 Credit Facility.
As of December 31, 2010, the Company is in compliance with all of the financial covenants under its 2005 Credit Facility except for the requirement to maintain minimum cash balances of $50,000, for which a waiver was received on January 31, 2011. This waiver waives the minimum cash balance requirement and is effective from December 31, 2010 through February 28, 2011. After this date, the original terms of the credit facility will apply (see Note 24).
2010 Credit Facility
On July 16, 2010, the Company and General Maritime Subsidiary II Corporation (“General Maritime Subsidiary II”) entered into a term loan facility (the “2010 Credit Facility”) with a syndicate of commercial lenders. The 2010 Credit Facility provides for a total commitment of $372,000, comprised of a delayed-draw term loan facility (the “Term Loans”) of which up to $50,000 will be converted into revolving loans on the earlier of May 31, 2011 and the date on which the total term loan commitment is reduced to zero (the “Revolving Loans”). The Term Loans are available solely to finance, in part, the acquisition of the Metrostar Vessels. These vessels are collateral under the 2010 Credit Facility. The Revolving Loans will be used to refinance $50,000 of the Term Loans that will be converted into Revolving Loans (which can be repaid and redrawn) and for working capital and general corporate purposes.
The Company’s ability to borrow amounts under the 2010 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases (except as otherwise permitted as described above), engage in businesses other than those engaged in on the effective date of the 2010 Credit Facility and similar or related businesses, enter into transactions with affiliates, and merge, consolidate, or dispose of assets. The Company is also required to comply with various financial covenants, including with respect to the Company’s minimum cash balance, collateral maintenance, and net debt to EBITDA ratio.
Under the 2010 Credit Facility, the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the sum of the total available unutilized Revolving Loans and available unutilized commitments under the 2005 Credit Facility, as amended and restated, and (2) $25,000, to be less than $50,000 at any time.
The 2010 Credit Facility requires that the Company comply with a collateral maintenance covenant under which the aggregate fair market value of the vessels that are collateral under the 2010 Credit Facility must remain at or above 135% of the sum of the aggregate principal amount of the outstanding Term Loans and the Revolving Loan commitments at such time and to provide collateral vessel appraisal reports semi-annually or when requested by the agent thereunder.
Through December 31, 2010, the Company has drawn $326,292 of the 2010 Credit Facility associated with the delivery of five VLCCs and one Suezmax during 2010. Of this amount, $11,051 has been repaid leaving $315,241 outstanding as of December 31, 2010. Such outstanding balance is collateralized by five VLCCs and one Suezmax having an aggregate book value of $536,944 on December 31, 2010.
The 2010 Credit Facility, as amended through January 31, 2011 (see Note 24), provides for the repayment of the Term Loans and reduction of the total revolving loan commitment commencing on September 30, 2010 and ending on the maturity date, July 16, 2015. Interest is payable on the last day of each interest period and, in the case of an interest period of a duration longer than three months, every three months after the first day of such interest period, on any repayment or prepayment, at maturity and, after such maturity, on demand. A portion of the principal amount of the term loans must be repaid and the total revolving loan commitment must be reduced quarterly on each payment date (“Payment Date”). On each Payment Date, the aggregate of the principal amount due and total revolving loan commitment reduced will be the aggregate amortization amounts for each
Metrostar Vessel then owned based on an amortization period equal to 15 years minus the age of such vessel on the borrowing date.
Required quarterly repayments as of December 31, 2010 are $7,631. However, it is probable that the Company will not meet the Net Debt to EBITDA ratio at some point during 2011 unless it obtains waivers, refinance the facility or has an equity infusion. Because of this, the entire amount outstanding under the 2010 Credit Facility has been classified as current. This amount will increase when the final $45,600 is drawn against this facility when the final Metrostar vessel is delivered to us, which is expected to occur in April 2011. Any remaining amounts outstanding will be repaid in full on the maturity date.
The 2010 Credit Facility is secured by the Metrostar Vessels, as well as General Maritime Subsidiary II’s equity interests in its subsidiaries that own such assets, insurance proceeds, earnings and certain long-term charters of the collateralized vessels and certain deposit accounts related to the vessels. The 2010 Credit Facility is secured by six of our vessels with an aggregate carrying amount of $536,944 as of December 31, 2010. Each subsidiary of General Maritime Subsidiary II with an ownership interest in these vessels will provide an unconditional guaranty of amounts owing under the 2010 Credit Facility. The Company also provided a guaranty and had pledged its equity interests in General Maritime Subsidiary II.
Under the 2010 Credit Facility, the permitted net debt to EBITDA ratio and definition of EBITDA is substantially the same as the requirement under the 2005 Credit Facility and the Company also received an amendment on December 22, 2010, which increased the net debt to EBITDA ratio to 8.75 from 6.0 for the fourth quarter of 2010 through the third quarter of 2011. Absent this amendment to the 2010 Credit Facility, the Company would not have been in compliance with this covenant as of December 31, 2010.
The 2010 Credit Facility requires the Company to raise at least $52,400 from the issuance of the Company’s common stock by September 30, 2011. This amount represents a portion of the aggregate purchase price of the last two of the seven Metrostar Vessels to be delivered to the Company, of which one was delivered in October 2010 and one is expected to be delivered by April 2011.
The 2010 Credit Facility includes customary events of default and remedies for facilities of this nature.
The applicable margin for the 2010 Credit Facility and permitted dividend are based on substantially the same pricing grid applicable to the 2005 Credit Facility.
Interest rates on the 2010 Credit Facility during the year ended December 31, 2010 ranged from 3.18% to 3.81%.
As of December 31, 2010, the Company is in compliance with all of the financial covenants under its 2010 Credit Facility except for the requirement to maintain minimum cash balances of $50,000, for which a waiver was received on January 31, 2011. This waiver waives the minimum cash balance requirement and is effective from December 31, 2010 through February 28, 2011. After this date, the original terms of the credit facility will apply (see Note 24).
Bridge Loan Credit Facility
On October 4, 2010, the Company entered into a term loan facility (the “Bridge Loan Credit Facility”) which provided for a total commitment of $22,800 in a single borrowing which was used to finance a portion of the acquisition of one of the Metrostar Vessels.
The Bridge Loan Credit Facility, as amended through January 14, 2011, required us to sell assets by February 15, 2011 resulting in proceeds in an amount sufficient to repay the Bridge Loan Credit Facility. The Bridge Loan Credit Facility was repaid on February 8, 2011 (see Note 24).
The Bridge Loan Credit Facility was secured by the Genmar Vision, as well as Arlington Tankers’ equity interests in Vision Ltd. (the owner of the Genmar Vision), insurance proceeds, earnings and certain long-term charters of the Genmar Vision and certain deposit accounts related to the Genmar Vision. Vision Ltd. also provided an unconditional guaranty of amounts owing under the Bridge Loan Credit Facility.

The other covenants, conditions precedent to borrowing, events of default and remedies under the Bridge Loan Credit Facility were substantially similar in all material respects to those contained in the Company’s existing credit facilities.
The applicable margin for the Bridge Loan Credit Facility, as amended, and permitted dividend were based on substantially the same pricing grid applicable to the 2005 Credit Facility.
As of December 31, 2010, the Company was in compliance with all of the financial covenants in the Bridge Loan Credit Facility except for the requirement to maintain a minimum cash balance of $50,000, for which a waiver was received on January 31, 2011. This waiver waives the minimum cash balance requirement and was effective from December 31, 2010 through the date on which the facility terminated (see Note 24).
A portion of the proceeds from the sale of three product tankers, which was completed on February 7, 2011, were used to repay the Bridge Loan Credit Facility on February 8, 2011, as discussed above. As a result of the repayment of the Bridge Loan Credit Facility, the Genmar Vision was released from its mortgage (see Note 24).
RBS Facility
Following the Arlington Acquisition, Arlington remained a party to its $229,500 facility with The Royal Bank of Scotland plc. (the “RBS Facility”). The RBS Facility was fully prepaid in accordance with its terms for $229,500 on November 13, 2009 using proceeds of the Senior Notes offering and is no longer outstanding. Borrowings under the RBS Facility bore interest at LIBOR plus a margin of 125 bps. In connection with the RBS Facility, the Company is party to an interest rate swap agreement with The Royal Bank of Scotland (the “RBS Swap”). This swap was de-designated as a hedge as of November 13, 2009 because the Company did not have sufficient floating-rate debt outstanding set at 3-month LIBOR subsequent to the repayment of the RBS Facility against which this swap’s notional principal amount of $229,500 could be designated. As of December 31, 2009, the Company rolled over at 3-month LIBOR all of its $726,000 outstanding balance on its 2005 Credit Facility and the RBS Swap was re-designated for hedge accounting against this debt. The RBS Swap was terminated on September 28, 2010 and is described below.
A repayment schedule of outstanding borrowings at December 31, 2010, excluding the reclassification of all of the amounts due under the Senior Notes, 2005 Credit Facility and 2010 Credit Facility to current, is as follows:
YEAR ENDING DECEMBER 31,	2005 Credit Facility	2010 Credit Facility	Bridge Loan Credit Facility	Senior Notes	TOTAL
2011	$106,702	$30,523	$22,800	$—	$160,025
2012	638,102	30,523	—	—	668,625
2013	—	30,523	—	—	30,523
2014	—	30,523	—	—	30,523
2015	—	193,149	—	—	193,149
Thereafter	—	—	—	300,000	300,000
	$744,804	$315,241	$22,800	$300,000	$1,382,845
During the years ended December 31, 2010, 2009 and 2008, the Company paid dividends of $22,560, $93,965 and $62,533, respectively. Pursuant to restrictions under the indenture for the Company’s Senior Notes, the Company is currently unable to pay dividends.
Interest Rate Swap Agreements
On December 31, 2010, the Company is party to three interest rate swap agreements to manage interest costs and the risk associated with changing interest rates. The notional principal amounts of these swaps aggregate $250,000, the details of which are as follows:
Notional Amount	Expiration Date	Fixed Interest Rate	Floating Interest Rate	Counterparty
$100,000	9/30/2012	3.515%	3 mo. LIBOR	Citigroup

75,000	9/28/2012	3.390%	3 mo. LIBOR	DnB NOR Bank
75,000	12/31/2013	2.975%	3 mo. LIBOR	Nordea

The changes in the notional principal amounts of the swaps during the years ended December 31, 2010, 2009 and 2008 are as follows:
	December 31, 2010	December 31, 2009	December 31, 2008
Notional principal amount, beginning of year	$579,500	$579,500	$100,000
Additions	—	—	479,500
Terminations	(229,500)	—	—
Expirations	(100,000)	—	—

Notional principal amount, end of the year	$250,000	$579,500	$579,500
During September 2010, the Company terminated the RBS Swap that was to expire on January 5, 2011 by making a payment of $5,578, which was drawn from a deposit held by that institution from which the quarterly cash settlements were being paid. Such deposit had been previously included in Prepaid expenses on the Company’s consolidated balance sheets, but there is no balance as of December 31, 2010 because funds remaining in that account after the termination of the RBS Swap had been returned to the Company.
The RBS Swap had a notional principal amount of $229,500 and had a fixed interest rate of 4.9825%. Included in accumulated OCI as of December 31, 2010 is $65 which will be amortized as an increase to interest expense through the date on which the RBS Swap had been scheduled to expire.
The Company’s 27 vessels which collateralize the 2005 Credit Facility also serve as collateral for the interest rate swap agreements with Citigroup, DnB Nor Bank and Nordea, subordinated to the outstanding borrowings and outstanding letters of credit under the 2005 Credit Facility. The interest rate swap agreement with the Royal Bank of Scotland was collateralized by a $12,247 deposit held by that institution as of December 31, 2009 from which the quarterly cash settlements are paid. Of this deposit, $12,081 was included in Prepaid expenses (see Note 8) and other current assets and the balance of $166 is included in Other assets. During the year ended December 31, 2010, this deposit had been used to pay quarterly swap settlements on the RBS Swap and the payment to terminate this swap as described above, with the balance being refunded to the Company. Therefore, there is no longer a deposit as of December 31, 2010.
Interest expense pertaining to interest rate swaps for the years ended December 31, 2010, 2009 and 2008 was $14,827, $11,635 and $1,853, respectively.
The Company would have paid a net amount of approximately $12,061 to settle its outstanding swap agreement based upon its aggregate fair value as of December 31, 2010. This fair value is based upon estimates received from financial institutions. At December 31, 2010, $7,149 of Accumulated OCI is expected to be reclassified into income over the next 12 months associated with interest rate derivatives.
Interest expense under all of the Company’s credit facilities, Senior Notes and interest rate swaps aggregated $82,339, $37,344 and $29,388 for the years ended December 31, 2010, 2009 and 2008, respectively. Interest expense excludes interest that was capitalized associated with the construction of certain Suezmax vessels of $0, $0, and $119 for the years ended December 31, 2010, 2009 and 2008, respectively.
The Company holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. Its subsidiaries, other than the Subsidiary Guarantors under the Senior Notes, are minor in significance. There are no significant restrictions on the ability of the Company or any of the Subsidiary Guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

12.	DERIVATIVE FINANCIAL INSTRUMENTS
In addition to interest rate swap agreements (see Note 11), the Company is party to the following derivative financial instruments:
Foreign currency. The Company paid an aggregate of $126 for options to purchase Euros during the year ended December 31, 2008, which is recorded as a realized loss and is classified as Other income (expense) on the consolidated statement of operations.
Fuel. During January 2008, the Company entered into an agreement with a counterparty to purchase 5,000 metric tons (MT) per month of Gulf Coast 3% fuel oil for $438.56/MT and sell the same amount of Rotterdam 3.5% barges fuel oil for $442.60/MT. This contract settled on a net basis at the end of each calendar month from July 2008 through September 2008 based on the average daily closing prices for these commodities for each month. During the year ended December 31, 2008, the Company recognized a realized gain of $164, which is classified as Other income (expense) on the consolidated statement of operations.

Also during January 2008, the Company entered into an agreement with a counterparty for the five-month period from February 2008 to June 2008 which stipulated a spread between Gulf Coast 3% fuel oil and Houston 380 fuel oil of $11.44/MT. The notional amount of fuel oil was 2,000 MT each month and the prices of each commodity were determined based on the average closing trading prices during each month. To the extent the spread was less than $11.44/MT, the Company was to pay the counterparty; to the extent the spread is greater than $11.44/MT the Company was to collect from the counterparty. Because this contract expired on June 30, 2008, the fair value of this contract is $0 as of December 31, 2008. During the year ended December 31, 2008, the Company recognized a realized gain of $155 which is classified as Other income (expense) on the consolidated statement of operations.
During November 2008, the Company entered into an agreement with a counterparty to purchase 1,000 MT per month of Houston 380 ex wharf fuel oil for $254/MT. This contract will settle on a net basis at the end of each calendar month from January 2009 through March 2009 based on the average daily closing price for this commodity for each month. During the years ended December 31, 2009 and 2008, the Company recognized an unrealized (gain) loss of $(132) and $132, respectively, which is classified as Other income (expense) on the consolidated statements of operations. During the years ended December 31, 2009 and 2008, the Company recognized a realized gain of $10 and $0, respectively, which is classified as Other income (expense) on the consolidated statements of operations.
The Company considers all of its fuel derivative contracts to be speculative.
Freight rates. During the year ended December 31, 2008, the Company has taken net short positions in freight derivative contracts, which reduce a portion of the Company’s exposure to the spot charter market by creating synthetic time charters. These freight derivative contracts involve contracts to provide a fixed number of theoretical voyages at fixed rates. These contracts net settle each month with the Company receiving a fixed amount per day and paying a floating amount based on the monthly Baltic Tanker Index (“BITR”), which is a worldscale index, and, under certain contracts, a specified bunker price index. The duration of a contract can be one month, quarterly or up to three years with open positions settling on a monthly basis. The BITR averages rates received in the spot market by cargo type, crude oil and refined petroleum products, and by trade route. The Company uses freight derivative contracts as economic hedges, but has not designated them as hedges for accounting purposes. As such, changes in the fair value of these contracts are recorded to the Company’s consolidated statements of operations as Other income (expense) in each reporting period.
During November 2007, the Company entered into three freight derivative contracts which expired on December 31, 2008. The notional amount is based on a computation of the quantity of cargo (or freight) the contract specifies, the contract rate (based on a certain trade route) and a flat rate determined by the market on an annual basis. Each contract is marked to market for the specified cargo and trade route. The fair value of forward freight agreements is the estimated amount that the Company would receive or pay to terminate the agreements at the reporting date. The Company took short positions on two of these contracts for a VLCC tanker route for 45,000 MT and a long position for 30,000 MT of a Suezmax tanker route. The Company considers all of these contracts to be speculative. At December 31, 2008, these freight derivatives had an aggregate notional value of $0, because they expired on that date. The Company incurred a realized loss of $1,228 for the year ended December 31, 2008 relating to these contracts.
During May 2006, the Company entered into a freight derivative contract with the intention of fixing the equivalent of one Suezmax vessel to a time charter equivalent rate of $35,500 per day for a three year period beginning on July 1, 2006. This contract net settles each month with the Company receiving $35,500 per day and paying a floating amount based on the monthly BITR and a specified bunker price index. The Company recorded an unrealized gain (loss) of $0, $(568) and $644 for the years ended December 31, 2010, 2009 and 2008, respectively, which is reflected on the Company’s consolidated statements of operations as Other income (expense). The Company has recorded an aggregate realized gain (loss) gain of $0, $720 and $(10,217) for the years ended December 31, 2010, 2009 and 2008, respectively, which is classified as Other income (expense) on the consolidated statements of operations.

Tabular disclosure of financial instruments under FASB ASC 815 required by FASB ASC 820 are as follows:
	(Liability) Asset Derivatives
		Fair Value
	Balance Sheet Location	December 31, 2010	December 31, 2009
Derivatives designated as hedging instruments under SFAS No. 133
Interest rate contracts	Derivative Asset, noncurrent	$—	$417
Interest rate contracts	Derivative Liability, current	(7,132)	(19,777)
Interest rate contracts	Derivative Liability, noncurrent	(4,929)	(2,568)
Total derivatives designated as hedging instruments under FASB ASC 815		(12,061)	(21,928)
Total derivatives		$(12,061)	$(21,928)
The Effect of Derivative Instruments on the Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009
	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)		Location of Gain	Amount of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Location of Gain	Amount of Gain (Loss) Recognized in Income on Derivative (Ineffective Portion)
Derivatives in FASB ASC 815 Cash Flow Hedging Relationships	Year ended December 31, 2010	Year ended December 31, 2009	(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Year ended December 31, 2010	Year ended December 31, 2009	(Loss) Recognized in Income on Derivative (Ineffective Portion )	Year ended December 31, 2010	Year ended December 31, 2009
Interest rate contracts	$(10,681)	$(6,443)	Interest Expense	$(13,316)	$(11,691)	Other income/expense	$(9)	$(253)
Total	$(10,681)	$(6,443)		$(13,316)	$(11,691)		$(9)	$(253)
The Effect of Derivative Instruments on the Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009
		Amount of Gain (Loss) Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments under FASB ASC 815	Location of Gain (Loss) Recognized in Income on Derivatives	Year ended December 31, 2010	Year ended December 31, 2009
Interest rate contracts	Interest expense	$—	$215
Freight derivative	Other income/expense	—	152
Fuel derivative	Other income/expense	—	142
Total		$—	$509
13.	FAIR VALUE OF FINANCIAL INSTRUMENTS
The estimated fair values of the Company’s financial instruments are as follows:
	December 31, 2010		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Cash	16,858	$16,858	52,651	$52,651
Vessels held for sale	80,219	80,219	—	—
Floating rate debt	1,082,845	1,082,845	726,000	726,000
Senior Notes	293,198	289,125	292,609	319,500
Derivative financial instruments (See Note 12)	(12,061)	(12,061)	(21,928)	(21,928)

The fair value of term loans, bridge loans and revolving credit facilities is estimated based on current rates offered to the Company for similar debt of the same remaining maturities. The carrying value approximates the fair market value for the variable rate loans. The Senior Notes are carried at par value, net of original issue discount. The fair value of the Senior Notes is derived from quoted market prices, but is thinly traded and as such is a Level 2 item. The fair value of interest rate swaps is the estimated amount the Company would pay to terminate swap agreements at the reporting date, taking into account current interest rates and the current credit-worthiness of the swap counterparties.
The fair value of Vessels held for sale (see Note 6) was determined based on the selling price, net of estimated costs to sell, of such assets based on contracts finalized in January 2011, which is on a nonrecurring basis. Because sales of vessels occur infrequently, as the sale of such assets was being negotiated at year end, these selling prices are considered to be Level 2 items. The fair value of Goodwill can be measured only as a residual and cannot be measured directly, which is on a nonrecurring basis. Note 4 describes the methodology used to determine an amount that achieves a reasonable estimate of the value of goodwill for purposes of measuring an impairment loss. That estimate, referred to as implied fair value of goodwill, is a Level 3 input. The following table summarizes the valuation of assets measured on a nonrecurring basis:
	Year ended December 31, 2010			Year ended December 31, 2009
	Total	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Significant Unobservable Inputs (Level 3)
Vessels held for sale	$80,219	$80,219	$—	$—	$—
Goodwill	1,818	—	1,818	29,854	29,854
The Company has elected to use the income approach to value the interest rate swap derivatives using observable Level 2 market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount assuming that participants are motivated, but not compelled to transact. Level 2 inputs for the swap valuations are limited to quoted prices for similar assets or liabilities in active markets (specifically futures contracts on LIBOR) and inputs other than quoted prices that are observable for the asset or liability (specifically LIBOR cash and swap rates and credit risk at commonly quoted intervals). Mid-market pricing is used as a practical expedient for fair value measurements. FASB ASC 820 states that the fair value measurements must include credit considerations. Credit default swaps basis available at commonly quoted intervals are collected from Bloomberg and applied to all cash flows when the swap is in an asset position pre-credit effect to reflect the credit risk of the counterparties. The spread over LIBOR on the Company’s 2010 Credit Facility of 3.5% is applied to all cash flows when the swap is in a liability position pre credit-effect to reflect the credit risk to the counterparties.
FASB ASC 820-10 states that the fair value measurement of a liability must reflect the nonperformance risk of the entity. Therefore, the impact of the Company’s creditworthiness has also been factored into the fair value measurement of the derivative instruments in a liability position.
The following table summarizes the valuation of our financial instruments by the above FASB ASC 820-10 pricing levels as of the valuation dates listed:
	December 31, 2010	December 31, 2009
	Significant Other Observable Inputs	Significant Other Observable Inputs
	(Level 2)	(Level 2)
Derivative instruments — asset position	$—	$417
Derivative instruments — liability position	$(12,061)	$(22,345)
Senior Notes	$(289,125)	$(319,500)
In accordance with the provisions of FASB ASC 350-20, goodwill was written down to their implied value, resulting in an impairment charge of $28,036 and $40,872 for the years ended December 31, 2010 and 2009, respectively, which was included in earnings for those years. The Company used significant unobservable inputs (Level 3) in determining implied fair value of goodwill, as discussed in Note 4.

A reconciliation of fuel derivatives which are based on Level 3 inputs for the years ended December 31, 2009 and 2008 is as follows:
	2009	2008
Fair value, January 1	$(132)	$—
Fair value, December 31	—	(132)
Unrealized gain (loss)	132	(132)
Realized gain, cash settlements received	10	155
Total gain, recorded as Other expense	$142	$23

14.	REVENUE FROM TIME CHARTERS
Total revenue earned on time charters for the years ended December 31, 2010, 2009 and 2008 was $136,321 $262,011 and $209,494, respectively. Future minimum rental receipts, excluding any additional revenue relating to profit sharing arrangements under certain time charters, based on vessels committed to non-cancelable time charter contracts and excluding any periods for which a charterer has an option to extend the contracts, as of December 31, 2010 will be $83,848 and $7,452 during 2011 and 2012, respectively.
15.	LEASE PAYMENTS
In February 2004, the Company entered into an operating lease for an aircraft. The lease had a term of five years, which expired in February 2009, and required monthly payments by the Company of $125. During the years ended December 31, 2010, 2009 and 2008, the Company recorded $0, $143 and $973, respectively, of net expense associated with this lease.
In December 2004, the Company entered into a 15-year lease for office space in New York, New York. The monthly rental is as follows: Free rent from December 1, 2004 to September 30, 2005, $110 per month from October 1, 2005 to September 30, 2010, $119 per month from October 1, 2010 to September 30, 2015, and $128 per month from October 1, 2015 to September 30, 2020. The monthly straight-line rental expense from December 1, 2004 to September 30, 2020 is $105. During the years ended December 31, 2010, 2009 and 2008, the Company recorded $1,255, $1,255 and $1,255, respectively, of expense associated with this lease.
Future minimum rental payments on the above lease for the next five years are as follows: 2011-$1,426, 2012- $1,426, 2013-$1,426, 2014- $1,426, 2015- $1,456, thereafter - $7,297.
The minimum future vessel operating expenses to be paid by the Company under fixed-fee ship management agreements in effect as of December 31, 2010 that will expire in 2011 are $2,571. If the option periods are extended by the charterer of the Company’s Arlington Vessels, these ship management agreements will be automatically extended for periods matching the duration of the time charter agreements. Future minimum payments under these ship management agreements exclude such periods.
16.	SIGNIFICANT CUSTOMERS
For the year ended December 31, 2010, the Company had no single customer that represented 10% or more of voyage revenues. For the year ended December 31, 2009, the Company earned $124,400 and $76,513 from two customers who represented 35.8% and 22.0% of voyage revenues, respectively. For the year ended December 31, 2008, the Company earned $132,990 from one customer who represented 40.8% of voyage revenues.
17.	RELATED PARTY TRANSACTIONS
The following are related party transactions not disclosed elsewhere in these financial statements:
During the years ended December 31, 2010, 2009 and 2008, Peter C. Georgiopoulos, the Chairman of the Company’s Board of Directors, and P C Georgiopoulos & Co. LLC, an investment management company controlled by Peter C. Georgiopoulos, incurred office expenses of $58, $109 and $21, respectively. As of December 31, 2010 and 2009, a balance remains outstanding of $14 and $5, respectively.
During the years ended December 31, 2010, 2009 and 2008, the Company incurred fees for legal services aggregating $109, $38 and $51, respectively, to the father of Peter C. Georgiopoulos. As of December 31, 2010 and 2009, a balance of $12 and $0 remains outstanding.
Genco Shipping & Trading Limited (“Genco”), an owner and operator of dry bulk vessels, has incurred travel related expenditures for use of the Company aircraft and other miscellaneous expenditures during the years ended December 31, 2010, 2009 and 2008, totaling

$336, $139 and $337, respectively. As of December 31, 2010 and 2009, a balance of $159 and $10 remains outstanding. Peter C. Georgiopoulos is a director of Genco.
During the years ended December 31, 2010, 2009 and 2008, Genco made available certain of its employees who performed internal audit services for the Company for which the Company was invoiced $200, $158 and $175, respectively, based on actual time spent by the employees. As of December 31, 2010 and 2009, a balance of $85 and $51 remains outstanding.
During the years ended December 31, 2010, 2009 and 2008, Aegean Marine Petroleum Network, Inc. (“Aegean”) supplied bunkers and lubricating oils to the Company’s vessels aggregating $30,060, $2,074 and $1,320, respectively, As of December 31, 2010 and 2009, a balance of $9,805 and $1,189 remains outstanding. During July 2006, an investment vehicle controlled by Peter Georgiopoulos and John Tavlarios, a member of the Company’s Board of Directors and an executive officer of the Company, made an investment in and purchased shares of Aegean from Aegean’s principal shareholder. During December 2006, Aegean completed its initial public offering. At that time, Peter Georgiopoulos became Chairman of the Board of Aegean and John Tavlarios joined the Board of Directors of Aegean.
The Company provided office space to Aegean and Aegean incurred rent and other expenses in its New York office during the years ended 2010, 2009 and 2008 for $68, $55 and $47, respectively. As of December 31, 2010 and 2009, a balance of $7 and $5, respectively, remains outstanding.
Pursuant to the Company’s revised aircraft use policy, the following authorized executives were permitted, subject to approval from the Company’s Chairman/ Chief Executive Officer, to charter the Company’s aircraft from an authorized third-party charterer for use on non-business flights: the former Chief Executive Officer (current Chairman of the Board of Directors), the former President of General Maritime Management LLC (current President of General Maritime Corporation), the Chief Financial Officer and the Chief Administrative Officer. The chartering fee to be paid by the authorized executive was the greater of: (i) the incremental cost to the Company of the use of the aircraft and (ii) the applicable Standard Industry Fare Level for the flight under Internal Revenue Service regulations, in each case as determined by the Company. The amount of use of the aircraft for these purposes was monitored from time to time by the Audit Committee. During the year ended December 31, 2009, no authorized executive chartered the Company’s aircraft from the third-party charterer. Peter C. Georgiopoulos incurred charter fees totaling $14 payable directly to the third-party charterer. During the year ended December 31, 2008, Peter C. Georgiopoulos chartered the Company’s aircraft from a third-party charterer on six occasions and incurred charter fees totaling $318 payable directly to the third-party charterer. There was no personal usage of the Company’s aircraft incurred from other Company’s executives during the years ended December 31, 2009 and 2008. The Company terminated its lease of the aircraft as of February 9, 2009.
Peter C. Georgiopoulos’ registration rights agreement with General Maritime Subsidiary was terminated in 2008 in connection with completion of the Arlington combination, and we have agreed to enter into a new registration rights agreement with him. His new registration rights agreement is expected to have a term through 2022. See “Liquidity and Capital Resources — Refinancing Transactions” for a further discussion of Mr. Georgiopoulos’ registration rights.
18.	SAVINGS PLAN
In November 2001, General Maritime Subsidiary established a 401(k) Plan (the “Plan”) which is available to full-time employees who meet the Plan’s eligibility requirements. The Company assumed the obligations of General Maritime Subsidiary under the Plan during December 2008. This Plan is a defined contribution plan, which permits employees to make contributions up to 25 percent of their annual salaries with the Company matching up to the first six percent. The matching contribution vests immediately. During the year ended December 31, 2010, 2009 and 2008, the Company’s matching contribution to the Plan was $262, $356 and $336, respectively.
19.	COMMON STOCK OFFERING
On June 17, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Dahlman Rose & Company, LLC, Jefferies & Company, Inc. and J.P. Morgan Securities Inc., as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company sold to the Underwriters an aggregate of 30,600,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for a purchase price of $6.41 per share (the “Purchase Price”), which reflects a price to the public of $6.75 per share less underwriting discounts and commissions.
On June 23, 2010, the Company received $195,517 for the issuance of these 30,600,000 shares, net of issuance costs.

20.	STOCK-BASED COMPENSATION
2001 Stock Incentive Plan
On June 10, 2001, General Maritime Subsidiary adopted the General Maritime Corporation 2001 Stock Incentive Plan. On December 16, 2008, the Company assumed the obligations of General Maritime Subsidiary under the 2001 Stock Incentive Plan in connection with the Arlington Acquisition. The aggregate number of shares of common stock available for award under the 2001 Stock Incentive Plan was increased from 3,886,000 shares to 5,896,000 shares pursuant to an amendment and restatement of the plan as of May 26, 2005. Under this plan, the Company’s Compensation Committee, another designated committee of the Board of Directors, or the Board of Directors, may grant a variety of stock based incentive awards to employees, directors and consultants whom the Compensation Committee (or other committee or the Board of Directors) believes are key to the Company’s success. The compensation committee may award incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock and performance shares.
Since inception of the 2001 Stock Incentive Plan, the Company has issued stock options and restricted stock. Upon the granting of stock options and restricted stock, the Company allocates new shares from its reserve of authorized shares to employees subject to the maximum shares permitted by the 2001 Stock Incentive Plan, as amended.
The Company’s policy for attributing the value of graded-vesting stock options and restricted stock awards is to use an accelerated multiple-option approach.
Stock Options
As of December 31, 2010 and 2009, there was no unrecognized compensation cost related to nonvested stock option awards.
The following table summarizes all stock option activity for the years ended December 31, 2010, 2009 and 2008:
	Number of Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding, January 1, 2008	9,883	$14.93	$7.27
Granted	—
Exercised	(3,183)	$14.02	$6.74
Forfeited	—
Outstanding, December 31, 2008	6,700	$15.35	$7.51
Granted	—
Exercised	—
Forfeited	—
Outstanding, December 31, 2009	6,700	$15.35	$7.51
Granted	—
Exercised	—
Forfeited	—
Outstanding, December 31, 2010	6,700	$15.35	$7.51
As of December 31, 2010 and 2009, all stock options were vested.
The following table summarizes certain information about stock options outstanding as of December 31, 2010:
	Options Outstanding, December 31, 2010			Options Exercisable, December 31, 2010
Exercise Price	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Exercise Price
$10.88	1,675	$10.88	2.8	1,675	$10.88
$16.84	5,025	$16.84	3.4	5,025	$16.84
	6,700	$15.35	3.2	6,700	$15.35
Restricted Stock
The Company’s restricted stock grants to employees generally vest ratably upon continued employment over periods of approximately 4 or 5 years from date of grant. Certain restricted stock grants to the Company’s Chairman and President vest approximately 7 or 10 years from date of grant. Restricted stock grants to non-employee directors generally vest over a one year period. Such grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On May 14, 2008, the Company granted a total of 17,420 shares of restricted common stock to the Company’s four independent Directors. Restrictions on the restricted stock lapsed on May 14, 2009 which was the date of the Company’s 2009 Annual Meeting of Shareholders.
On December 15, 2008, the Company made grants of restricted common stock in the amount of 165,490 shares to employees of the Company. The restrictions on 26,800 shares will lapse as to 20% of these shares on November 15, 2009 and as to 20% of these shares on November 15 of each of the four years thereafter, and will become fully vested on November 15, 2013. The restrictions on the remaining 138,690 shares will lapse as to 25% of these shares on November 15, 2009 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2012. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.

On December 23, 2008, the Company made grants of restricted common stock in the amount of 203,680 shares to officers of the Company and 7,555 shares to two of the Company’s independent Directors who were not granted shares on May 14, 2008. The restrictions on 203,680 shares granted to officers will lapse as to 20% of these shares on November 15, 2009 and as to 20% of these shares on November 15 of each of the four years thereafter, and will become fully vested on November 15, 2013. The restrictions on the 7,555 shares granted to the two Directors will lapse, if at all, on May 14, 2009 or the date of the Company’s 2009 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On May 14, 2009, the Company granted a total of 42,252 shares of restricted common stock to the Company’s six non-employee Directors. Restrictions on the restricted stock lapsed on May 13, 2010 which was the date of the Company’s 2010 Annual Meeting of Shareholders.
On December 24, 2009, the Company made grants of restricted common stock in the amount of 160,390 shares to employees of the Company and 213,680 shares to officers of the Company. The restrictions on all of these shares will lapse as to 25% of these shares on November 15, 2010 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2013. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On May 13, 2010, the Company granted a total of 57,168 shares of restricted common stock to the Company’s six non-employee Directors. Restrictions on the restricted stock will lapse, if at all, on May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
On December 31, 2010, the Company made grants of restricted common stock in the amount of 697,784 shares to employees and officers of the Company. The restrictions on all of these shares will lapse as to 25% of these shares on November 15, 2011 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2014. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
The weighted average grant-date fair value of restricted stock granted during the years ended December 31, 2010, 2009 and 2008 is $3.59, $7.41 and $10.85 per share, respectively.
A summary of the activity for restricted stock awards during the years ended December 31, 2010, 2009 and 2008 is as follows:
	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding and nonvested, January 1, 2008	3,227,007	$21.61
Granted	394,145	$10.85
Vested	(267,939)	$25.22
Forfeited	(13,208)	$24.61
Outstanding and nonvested, December 31, 2008	3,340,005	$20.04

Granted	416,322	$7.41
Vested	(1,150,382)	$8.98
Forfeited	(18,662)	$16.85
Outstanding and nonvested, December 31, 2009	2,587,313	$22.95
Granted	754,952	$3.59
Vested	(358,245)	$14.67
Forfeited	(9,869)	$9.31
Outstanding and nonvested, December 31, 2010	2,974,151	$19.07

The following table summarizes the amortization, which will be included in general and administrative expenses, of all of the Company’s restricted stock grants as of December 31, 2010:
	2011	2012	2013	2014	2015	Thereafter	Total
Restricted Stock Grant Date:
February 9, 2005	$738	$738	$739	$646	$—	$—	$2,861
April 5, 2005	1,749	1,753	1,749	1,749	—	—	7,000
December 21, 2005	974	976	974	974	851	—	4,749
December 18, 2006	628	541	539	539	539	472	3,258
December 21, 2007	992	728	620	620	620	1,165	4,745
December 15, 2008	224	98	11	—	—	—	333
December 23, 2008	305	172	71	—	—	—	548
December 24, 2009	696	366	147	—	—	—	1,209
May 13, 2010	161	—	—	—	—	—	161
December 31, 2010	1,212	609	319	128	—	—	2,268
Total by year	$7,679	$5,981	$5,169	$4,656	$2,010	$1,637	$27,132
As of December 31, 2010 and 2009, there was $27,132 and $33,086, respectively, of total unrecognized compensation cost related to nonvested restricted stock awards. As of December 31, 2010, this cost is expected to be recognized with a credit to paid-in capital over a weighted-average period of 2.2 years.
Total compensation cost recognized in income relating to amortization of restricted stock awards for the years ended December 31, 2010, 2009 and 2008 was $8,573, $10,070 and $11,417, respectively.
21.	STOCK REPURCHASE PROGRAM
In October 2005, General Maritime Subsidiary’s Board of Directors approved a share repurchase program for up to a total of $200,000 of its common stock. In February 2006, General Maritime Subsidiary’s Board of Directors approved an additional $200,000 for repurchases of its common stock under the share repurchase program. On December 16, 2008, the Company’s Board approved repurchases by the Company of its common stock under a share repurchase program for up to an aggregate total of $107,119. The Board of Directors will periodically review the program. Share repurchases will be made from time to time for cash in open market transactions at prevailing market prices or in privately negotiated transactions. The timing and amount of purchases under the program will be determined by management based upon market conditions and other factors. Purchases may be made pursuant to a program adopted under Rule 10b5-1 under the Securities Exchange Act. The program does not require the Company to purchase any specific number or amount of shares and may be suspended or reinstated at any time in the Company’s discretion and without notice. Pursuant to the amendment to the 2005 Credit Facility dated November 12, 2009, stock repurchases are no longer permitted under the 2005 Credit Facility.
Through December 31, 2010, the Company repurchased and retired 11,830,609 shares of its common stock for $292,881.
Pursuant to the indenture for the Senior Notes dated November 12, 2009, as amended and restated, stock repurchases are no longer permitted under the indenture for the Senior Notes.
22.	LEGAL PROCEEDINGS
From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business, principally personal injury and property casualty claims. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.
On or about August 29, 2007, an oil sheen was discovered by shipboard personnel of the Genmar Progress in Guayanilla Bay, Puerto Rico in the vicinity of the vessel. The vessel crew took prompt action pursuant to the vessel response plan. The Company’s subsidiary which operates the vessel promptly reported this incident to the U.S. Coast Guard and subsequently accepted responsibility under the U.S. Oil Pollution Act of 1990 for any damage or loss resulting from the accidental discharge of bunker fuel determined to have been discharged from the vessel. The Company understands the federal and Puerto Rico authorities are conducting civil investigations into an oil pollution incident which occurred during this time period on the southwest coast of Puerto Rico including Guayanilla Bay. The extent to which oil discharged from the Genmar Progress is responsible for this incident is currently the subject of investigation. The U.S. Coast Guard has designated the Genmar Progress as a potential source of discharged oil. Under the U.S. Oil Pollution Act of 1990, the source of the discharge is liable, regardless of fault, for damages and oil spill remediation as a result of the discharge.

On January 13, 2009, the Company received a demand from the U.S. National Pollution Fund for approximately $5,800 for the U.S. Coast Guard’s response costs and certain costs of the Departamento de Recursos Naturales y Ambientales of Puerto Rico in connection with the alleged damage to the environment caused by the spill. In April 2010, the U.S. National Pollution Fund made an additional natural resource damage assessment claim against us of approximately $500. In October 2010, the Company entered into a settlement agreement with the U.S. National Pollution Fund in which the Company agreed to pay approximately $6,273 in full satisfaction of the oil spill response costs of the U.S. Coast Guard and natural damage assessment costs of the U.S. National Pollution Fund through the date of the settlement agreement. Pursuant to the settlement agreement, the U.S. National Pollution Fund will waive its claims to any additional civil penalties under the U.S. Clean Water Act as well as for accrued interest. The settlement has been paid in full by the vessel’s Protection and Indemnity Underwriters. Notwithstanding the settlement agreement, the Company may be subject to any further potential claims by the U.S. National Pollution Fund or the U.S. Coast Guard arising from the ongoing natural damage assessment.
The U.S. Department of Justice also investigated the Company’s involvement in the spill incident. On February 28, 2011, the U.S. Department of Justice notified the Company that the investigation has been closed and, therefore, the Company does not expect that any charges, fines and/or penalties will be levied against the Company or any of its subsidiaries.
The Company has been cooperating in these investigations and has posted a surety bond to cover potential fines or penalties that may be imposed in connection with these matters.
These matters have been reported to the Company’s protection and indemnity insurance underwriters, and management believe that any such liabilities (including our obligations under the settlement agreement) will be covered by our insurance, less a $10 deductible.
23.	UNAUDITED QUARTERLY RESULTS OF OPERATIONS
In the opinion of the Company’s management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included on a quarterly basis.

	2010 Quarter Ended				2009 Quarter Ended
	March 31	June 30	Sept 30	Dec 31 (a)(b)	March 31	June 30	Sept 30	Dec 31 (a)
Voyage revenues	$97,556	$91,467	$98,264	$99,874	$92,349	$80,226	$96,706	$81,239
Operating income (loss)	9,604	4,493	(3,559)	(143,983)	26,350	15,454	23,058	(40,077)
Net income (loss)	(9,079)	(14,309)	(26,033)	(167,241)	18,896	7,279	14,755	(52,925)
Earnings Per Common Share:
Basic	(0.16)	(0.25)	(0.30)	(1.93)	0.35	0.13	0.27	(0.96)
Diluted	(0.16)	(0.25)	(0.30)	(1.93)	0.35	0.13	0.27	(0.96)
Weighted-Average Shares Outstanding (in thousands):
Basic	55,661	58,373	86,304	54,510	54,535	54,551	54,551	55,094
Diluted	55,661	58,37	86,304	55,489	55,591	55,529	55,529	55,094

(a) As discussed in Note 4, during the fourth quarter of 2010 and the fourth quarter of 2009, the Company recorded a goodwill impairment of $28,036 and $40,872, respectively.
(b) As discussed in Note 6, during the fourth quarter of 2010, the Company recorded a loss on impairment of vessels of $99,678.
24.	SUBSEQUENT EVENTS
On January 14, 2010, the Company entered into an agreement to amend the terms of its Bridge Loan Credit Facility which changed the date by which the Company was required to sell sufficient assets to repay the loans from January 15, 2011 to February 15, 2011. The Bridge Loan Credit Facility was repaid on February 8, 2011.
On January 18, 2011, the Company entered into memoranda of agreement (the “MOAs”) to sell the Genmar Concord, the Stena Concept and the Stena Contest to affiliates of Northern Shipping Fund Management Bermuda, Ltd. (“Northern Shipping”) for net proceeds totaling $61,740. The sale of the three vessels under the MOAs is subject to the leaseback of the vessels under bareboat charters to be entered into with the purchasers of the vessels, the completion of definitive documentation and customary closing conditions.
On January 18, 2011, seven of the Company’s subsidiaries — General Maritime Subsidiary NSF Corporation, Concord Ltd., Contest Ltd., Concept Ltd., GMR Concord LLC, GMR Contest LLC and GMR Concept LLC — were declared Unrestricted Subsidiaries under the Indenture, dated as of November 12, 2009, as amended (the “Indenture”), among the Company, the Subsidiary Guarantors parties thereto and The Bank of New York Mellon, as Trustee. Concord Ltd., Contest Ltd. and Concept Ltd., which had previously been Subsidiary Guarantors under the Indenture, were released from their Subsidiary Guarantees as a result.
On January 31, 2011, the Company received waivers to its 2005 Credit Facility, 2010 Credit Facility and Bridge Loan Credit Facility to waive the Company’s requirement to maintain a minimum of $50,000 in cash and cash equivalents pursuant to each credit facility. It did not meet this minimum cash balance as of December 31, 2010. These waivers waive this minimum cash balance requirement and are effective from December 31, 2010 through February 28, 2011. After this date, the original terms of the credit facilities will apply. With the receipt of these waivers, the Company is in compliance with each of its credit facilities.
On January 31, 2011l, the Company completed the sales of the Stena Contest and the Genmar Concord to affiliates of Northern Shipping. On February 4, 2011, the Company completed the sale of the Stena Concept to Northern Shipping. Proceeds from the sale of these three vessels aggregated $61,740. A portion of these proceeds were used to repay the Company’s Bridge Loan Credit Facility, plus $100 in fees and accrued and unpaid interest on February 8, 2011, as discussed above. As a result of the repayment of the Bridge Loan Credit Facility, the Genmar Vision, a 2001-built VLCC was released from its mortgage.
In connection with the sales of the Stena Contest, the Genmar Concord and the Genmar Concept, each vessel has been leased back to subsidiaries of the Company under bareboat charters entered into with Northern Shipping for a period of seven years at a rate of $6,500 per day per vessel for the first two years of the charter period and $10,000 per day per vessel for the remainder of the charter period. The obligations of the subsidiaries are guaranteed by the Company. As part of these agreements, the subsidiaries will have options to repurchase the vessels for $24,000 per vessel at the end of year two of the charter period, $21,000 per vessel at the end of year three of the charter period, $19,500 per vessel at the end of year four of the charter period, $18,000 per vessel at the end of year five of the charter period, $16,500 per vessel at the end of year six of the charter period, and $15,000 per vessel at the end of year seven of the charter period.
On February 8, 2011, the Company sold the Genmar Princess for net proceeds of $7,469 and subsequently paid $8,172 as a permanent reduction of the 2005 Credit Facility.
On February 23, 2011, the Company sold the Genmar Gulf for net proceeds of $11,010 and subsequently paid $11,560 as a permanent reduction of the 2005 Credit Facility.
On March 18, 2011, the Company sold the Genmar Constantine for net proceeds of $7,310 and subsequently paid $8,770 as a permanent reduction of the 2005 Credit Facility.
On March 15, 2011, the Company entered into a memorandum of Agreement for the sale of the Genmar Progress for $8,000.
On March 29, 2011, the Company, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation entered into a Credit Agreement (the “Oaktree Credit Agreement”) with affiliates of Oaktree Capital Management, L.P. pursuant to which the lender (the “Oaktree Lender”) has agreed to make a $200,000 investment in pay-in-kind toggle floating rate secured notes (the “Oaktree Notes”) to be issued by General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, along with detachable warrants to be issued by the Company (the “Warrants”) for the purchase of up to 19.9% of the Company’s outstanding common stock (measured as of immediately prior to the closing date of the Oaktree Transaction) at an exercise price of $0.01 per share. The Company plans to use the proceeds from this transaction to repay a portion of its existing credit facilities. The Oaktree Lender’s obligation to consummate the Oaktree Notes transaction and the other transactions contemplated by the Oaktree Credit Agreement is subject to conditions. In addition, in order to consummate these transactions, the Company will be required to refinance its 2005 Credit Facility and amend its 2010 Credit Facility. The Company is currently pursuing discussions with the lenders under its 2010 Credit Facility to amend its covenants and security and guaranty arrangements, and to permit the financing contemplated by the Oaktree Credit Agreement, as well as the proposed new revolving credit facility described below. In addition, the issuance of the Warrants (including any Warrants issued pursuant to anti-dilution protection provisions), and the issuance of shares pursuant to preemptive rights, are subject to compliance with the rules of the New York Stock Exchange.
The Oaktree Credit Agreement provides that the Oaktree Notes will have a seven year maturity and bear interest at a rate per annum based on LIBOR (with a minimum of 3%) plus a margin ranging from 6% to 9%. Interest will be payable, at the Company’s option, in cash or in the form of additional Oaktree Notes. The Oaktree Notes will be secured on a third lien basis by substantially all of the Company’s assets and will be guaranteed by the Company’s subsidiaries that guarantee its other credit facilities.
On March 21, 2011, the Company entered into a commitment letter (the “Commitment Letter”), for a new revolving credit facility in the amount of the lesser of $550,000 and 65% of the fair market value as of the closing date of the vessels to be mortgaged under such new revolving credit facility, primarily to refinance the 2005 Credit Facility, to issue letters of credit and for general corporate purposes. The Commitment Letter provides that these two lead banks would provide up to $210.4 million under the new revolving credit facility. The Commitment Letter contemplates a five-year senior secured revolving credit facility, including a $25 million letter of credit facility. The transactions contemplated by the Commitment Letter are subject to the Company obtaining commitments for the balance of the total facility amount, the receipt of proceeds from the Oaktree Notes, completion of amendments to our 2010 Credit Facility to accommodate the transactions contemplated by the Commitment Letter, and customary conditions, including completion of satisfactory documentation.

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)
	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash	$37,894	$16,858
Due from charterers, net	20,185	30,442
Prepaid expenses and other current assets	33,749	41,019
Vessels held for sale	8,001	80,219
Total current assets	99,829	168,538
NONCURRENT ASSETS:
Vessels, net of accumulated depreciation of $352,360 and $345,071, respectively	1,532,799	1,547,527
Vessel deposits	—	7,612
Other fixed assets, net	13,155	11,806
Deferred drydock costs, net	25,074	20,258
Deferred financing costs, net	33,797	19,178
Other assets	13,944	5,048
Goodwill	—	1,818
Total noncurrent assets	1,618,769	1,613,247
TOTAL ASSETS	$1,718,598	$1,781,785
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$77,579	$57,864
Current portion of long-term debt	1,317,717	1,353,243
Borrowings from bridge loan credit facility	—	22,800
Deferred voyage revenue	923	1,554
Derivative liability	6,873	7,132
Total current liabilities	1,403,092	1,442,593
NONCURRENT LIABILITIES:
Other noncurrent liabilities	3,901	2,217
Derivative liability and Warrants	5,907	4,929
Total noncurrent liabilities	9,808	7,146
TOTAL LIABILITIES	1,412,900	1,449,739
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value per share; authorized 390,000,000 shares; issued and outstanding 121,705,048 and 89,593,272 shares at September 30, 2011 and December 31, 2010, respectively	1,217	896
Paid-in capital	634,762	571,742
Accumulated deficit	(321,382)	(228,657)
Accumulated other comprehensive loss	(8,899)	(11,935)
Total shareholders’ equity	305,698	332,046
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,718,598	$1,781,785
See notes to condensed consolidated financial statements.

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)
	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
	2011	2010	2011	2010
VOYAGE REVENUES:
Voyage revenues	$74,851	$98,264	$282,987	$287,287
OPERATING EXPENSES:
Voyage expenses	36,948	40,707	132,540	102,825
Direct vessel expenses	26,764	26,331	84,112	74,857
Bareboat lease expense	2,483	—	6,524	—
General and administrative	9,174	9,343	28,267	28,493
Depreciation and amortization	23,339	25,413	68,851	70,014
Goodwill impairment	—	—	1,818	—
Loss on impairment of vessel	10,684	—	10,684	—
Loss on disposal of vessels and vessel equipment	1,181	29	6,116	560
Total operating expenses	110,573	101,823	338,912	276,749
OPERATING (LOSS) INCOME	(35,722)	(3,559)	(55,925)	10,538
OTHER (EXPENSE) INCOME:
Interest expense, net	(31,244)	(21,379)	(81,137)	(59,228)
Other income (expense)	29,738	(1,095)	44,337	(731)
Net other expense	(1,506)	(22,474)	(36,800)	(59,959)
Net loss	$(37,228)	$(26,033)	$(92,725)	$(49,421)
Basic loss per common share	$(0.31)	$(0.30)	$(0.88)	$(0.74)
Diluted loss per common share	$(0.31)	$(0.30)	$(0.88)	$(0.74)
Dividends declared per share	$—	$0.08	$—	$0.33
Weighted average common shares outstanding:
Basic	118,601,021	86,303,987	105,886,999	66,891,595
Diluted	118,601,021	86,303,987	105,886,999	66,891,595
See notes to condensed consolidated financial statements.

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)
				Accumulated
				Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Deficit	Loss	Total

Balance as of January 1, 2011	$896	$571,742	$(228,657)	$(11,935)	$332,046
Net loss			(92,725)		(92,725)
Unrealized derivative gain on cash flow hedges, net of reclassifications				3,193	3,193
Foreign currency translation adjustments				(157)	(157)
Issuance of 180,000 shares of restricted stock	2	(2)			—
Issuance of 31,935,796 shares of common stock	319	57,081			57,400
Restricted stock amortization, net of forfeitures		5,941			5,941
Balance at September 30, 2011	$1,217	$634,762	$(321,382)	$(8,899)	$305,698
See notes to condensed consolidated financial statements.

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(DOLLARS IN THOUSANDS)
(UNAUDITED)
	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
	2011	2010	2011	2010

Net loss	$(37,228)	$(26,033)	$(92,725)	$(49,421)
Unrealized derivative gain (loss) on cash flow hedges, net of reclassifications	1,343	40	3,193	(1,099)
Foreign currency translation adjustments	(22)	1,413	(157)	(330)
Comprehensive loss	$(35,907)	$(24,580)	$(89,689)	$(50,850)
See notes to condensed consolidated financial statements.

GENERAL MARITIME CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(92,725)	$(49,421)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Loss on disposal of vessels and vessel equipment	6,116	560
Loss on impairment of vessel	10,684	—
Goodwill impairment	1,818	—
Depreciation and amortization	68,851	70,014
Amortization of deferred financing costs	4,539	2,317
Amortization of discount on Senior Notes and Oaktree Credit Facility	2,916	435
Interest paid in kind on Oaktree Credit Facility	11,274	—
Restricted stock amortization	5,941	6,627
Net unrealized gain on derivative financial instruments	—	(3,147)
Unrealized gain on warrants	(44,267)	—
Provision for bad debts	1,783	662
Changes in assets and liabilities:
Decrease (increase) in due from charterers	10,074	(19,450)
Increase in prepaid expenses and other assets	(1,626)	(5,251)
Increase in accounts payable, accrued expenses and other liabilities	15,240	26,961
(Decrease) increase in deferred voyage revenue	(631)	264
Deferred drydock costs incurred	(11,456)	(8,639)
Net cash (used) provided by operating activities	(11,469)	21,932
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of vessels	92,920	—
Purchase of vessels	(74,216)	(469,623)
Purchase of other fixed assets	(3,588)	(4,783)
Decrease in deposit with counterparty for interest rate swap	—	12,247
Payments for deposits on vessels	—	(15,230)
Net cash provided (used) by investing activites	15,116	(477,389)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving credit facilities	(7,405)	(46,000)
Borrowings on credit facilities	45,600	345,496
Repayments on credit facilities	(239,796)	(3,454)
Repayment of Bridge Loan Credit Facility	(22,800)	—
Borrowings on Oaktree Credit Facility	200,000	—
Proceeds from issuance of common stock	57,400	195,517
Deferred financing costs paid	(15,521)	(7,923)
Cash dividends paid	—	(21,681)
Net cash provided by financing activities	17,478	461,955
Effect of exchange rate changes on cash balances	(89)	(452)
Net increase in cash	21,036	6,046
Cash, beginning of the year	16,858	52,651
Cash, end of period	$37,894	$58,697
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$53,224	$38,551
Restricted stock granted to employees (net of forfeitures)	$74	$421
See notes to condensed consolidated financial statements.

GENERAL MARITIME CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER DAY AND SHARE DATA)
1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NATURE OF BUSINESS - General Maritime Corporation (the “Company”), through its subsidiaries, provides international transportation services of seaborne crude oil and petroleum products. The Company’s fleet is comprised of VLCC, Suezmax, Aframax, Panamax and Handymax vessels. The Company operates its business in one operating segment, which is the transportation of international seaborne crude oil and petroleum products.
The Company’s vessels are primarily available for charter on a spot voyage or time charter basis. Under a spot voyage charter, which generally lasts from several days to several weeks, the owner of a vessel agrees to provide the vessel for the transport of specific goods between specific ports in return for the payment of an agreed-upon freight per ton of cargo or, alternatively, for a specified total amount. All operating and specified voyage costs are paid by the owner of the vessel.
A time charter involves placing a vessel at the charterer’s disposal for a set period of time, generally one to three years, during which the charterer may use the vessel in return for the payment by the charterer of a specified daily or monthly hire rate. In time charters, operating costs such as for crews, maintenance and insurance are typically paid by the owner of the vessel and specified voyage costs such as fuel, canal and port charges are paid by the charterer.
BASIS OF PRESENTATION - The financial statements of the Company have been prepared utilizing accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with US GAAP for interim financial reporting. In the opinion of the management of the Company, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results have been included in the statements. Interim results are not necessarily indicative of results for a full year. Reference is made to the December 31, 2010 consolidated financial statements of General Maritime Corporation contained in its Annual Report on Form 10-K.
BANKRUPTCY FILING - On November 17, 2011 (the “Petition Date”), subsequent to the balance sheet date, the Company and substantially all of its subsidiaries- with the exception of those in Portugal, Russia and Singapore, as well as certain inactive subsidiaries- filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which are being jointly administered under Case No. 11-15285 (MG) (the “Chapter 11 Cases”) (see Note 18). In the context of the Chapter 11 Cases, unless otherwise indicated or the context otherwise requires, “General Maritime” and “the Company” refer to General Maritime and such subsidiaries.
The Company will apply the provisions of the Financial Accounting Standards Board (“FASB”) relating to Reorganizations effective on November 17, 2011, which is applicable to companies in chapter 11, which generally do not change the manner in which financial statements are prepared. However, the FASB provisions do require that the financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations beginning on November 17, 2011. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. As discussed in Note 8, the Company’s 2011 Credit Facility, 2010 Amended Credit Facility and Oaktree Credit Facility currently have priority over the unsecured creditors of the Company; however the Company will continue to evaluate creditors’ claims for other claims that may also have priority over unsecured creditors. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be approved by the Bankruptcy Court, even if they may be settled for lesser amounts as a result of the plan or reorganization. In addition, cash provided by or used in reorganization items must be disclosed separately in the statements of cash flows. The accompanying condensed consolidated financial statements do not reflect any adjustments relating to the classification of assets or liabilities as a result of adopting the requirements of bankruptcy accounting. In addition, these accompanying condensed consolidated financial statements do not reflect any adjustments of the carrying value of assets and liabilities which may result from any plan of reorganization adopted by the Company or any other adjustments that might result in the event the Company is unable to continue as a going concern.
BUSINESS GEOGRAPHICS - Non-U.S. operations accounted for 100% of revenues and results of operations. Vessels regularly move between countries in international waters, over hundreds of trade routes. It is therefore impractical to assign revenues or earnings from the transportation of international seaborne crude oil and petroleum products by geographical area.

SEGMENT REPORTING - Each of the Company’s vessels serve the same type of customer, have similar operations and maintenance requirements, operate in the same regulatory environment, and are subject to similar economic characteristics. Accordingly, the Company has determined that it operates in one reportable segment, the transportation of crude oil and petroleum products with its fleet of vessels.
PRINCIPLES OF CONSOLIDATION - The accompanying condensed consolidated financial statements include the accounts of General Maritime Corporation and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
REVENUE AND EXPENSE RECOGNITION - Revenue and expense recognition policies for spot market voyage and time charter agreements are as follows:
SPOT MARKET VOYAGE CHARTERS. Spot market voyage revenues are recognized on a pro rata basis based on the relative transit time in each period. The period over which voyage revenues are recognized commences at the time the vessel departs from its last discharge port and ends at the time the discharge of cargo at the next discharge port is completed. The Company does not begin recognizing revenue until a charter has been agreed to by the customer and the Company, even if the vessel has discharged its cargo and is sailing to the anticipated load port on its next voyage. The Company does not recognize revenue when a vessel is off hire. Estimated losses on voyages are provided for in full at the time such losses become evident. Voyage expenses primarily include only those specific costs which are borne by the Company in connection with voyage charters which would otherwise have been borne by the charterer under time charter agreements. These expenses principally consist of fuel, canal and port charges which are generally recognized as incurred. Demurrage income represents payments by the charterer to the vessel owner when loading and discharging time exceed the stipulated time in the spot market voyage charter. Demurrage income is measured in accordance with the provisions of the respective charter agreements and the circumstances under which demurrage claims arise and is recognized on a pro rata basis over the length of the voyage to which it pertains. At September 30, 2011 and December 31, 2010, the Company has a reserve of approximately $1,011 and $933, respectively, against its due from charterers balance associated with demurrage revenues and certain other receivables.
TIME CHARTERS. Revenue from time charters is recognized on a straight line basis over the term of the respective time charter agreement. Direct vessel expenses are recognized when incurred. Time charter agreements require that the vessels meet specified speed and bunker consumption standards. The Company believes that there may be unasserted claims relating to its time charters of $2,338 and $240 as of September 30, 2011 and December 31, 2010, respectively, for which the Company has established an accrual.
VESSELS, NET - Effective January 1, 2011, the Company increased its estimated residual scrap value of its vessels from $175 per lightweight ton (LWT) to $265 per LWT, which management believes better represents the estimated prices of scrap steel and reflects the 15-year historic average. The impact of this change is to reduce depreciation expense by approximately $1,100, or $0.01 per share, and $3,300, or $0.03 per share, for the three months and nine months ended September 30, 2011, respectively.
GOODWILL - The Company follows the provisions of FASB Accounting Standards Codification (“FASB ASC”) 350-20-35, Intangibles - Goodwill and Other. This statement requires that goodwill and intangible assets with indefinite lives be tested for impairment at least annually or when there is a triggering event and written down with a charge to operations when the carrying amount of the reporting unit that includes goodwill exceeds the estimated fair value of the reporting unit. If the carrying value of the goodwill exceeds the reporting unit’s implied goodwill, such excess must be written off. Goodwill as of September 30, 2011 and December 31, 2010 was $0 and $1,818, respectively. Based on annual tests performed, the Company determined that there was an impairment of goodwill as of December 31, 2010 of $28,036. Pursuant to vessel valuations received in March 2011, the Company noted further declines in the fair values of the vessels owned by the vessel reporting units to which goodwill was allocated and determined that goodwill was fully impaired. During the nine months ended September 30, 2011, the Company recorded goodwill impairment of $1,818.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company follows FASB ASC 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. In the evaluation of the fair value and future benefits of long-lived assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived assets. If the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to its fair value. Various factors, including the use of trailing 10-year industry average for each vessel class to forecast future charter rates and vessel operating costs are included in this analysis.
During the three months ended September 30, 2011, the Company elected not to perform a costly drydock on one of its Aframax vessels electing to instead sell the vessel. The Company has classified this vessel as held for sale and has written down its carrying value as an impairment loss to its estimated fair value less estimated cost of disposal. As such, an impairment loss of $10,684 was recorded for the three months and nine months ended September 30, 2011., Such impairment loss reflects the excess of the vessel’s carrying value plus unamortized drydock and undepreciated vessel equipment over the vessel’s fair value.
EARNINGS PER SHARE - Basic earnings per share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the applicable periods. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised, utilizing the treasury stock method.
COMPREHENSIVE INCOME (LOSS) - The Company follows FASB ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Comprehensive income (loss) is comprised of net income (loss), foreign currency translation adjustments, and unrealized gains and losses related to the Company’s interest rate swaps, net of reclassifications to earnings.
DERIVATIVE FINANCIAL INSTRUMENTS - In addition to the interest rate swaps described below, which guard against the risk of rising interest rates which would increase interest expense on the Company’s outstanding borrowings, the Company has been party to other derivative financial instruments (none of which were outstanding as of September 30, 2011) to guard against the risks of (a) a weakening U.S. Dollar that would make future Euro-based expenditures more costly, (b) rising fuel costs which would increase future voyage expenses and (c) declines in future spot market rates which would reduce revenues on future voyages of vessels trading on the spot market. In addition, the Company has issued warrants (see Note 9) for the purpose of inducing a lender to provide the Company with a credit facility. Except for its interest rate swaps described below, the Company’s derivative financial instruments did not qualify for hedge accounting for accounting purposes, although the Company considered certain of these derivative financial instruments to be economic hedges against these risks. The Company recorded the fair value of its derivative financial instruments on its balance sheets as Derivative liabilities or assets, as applicable. Changes in fair value in the derivative financial instruments that did not qualify for hedge accounting, as well as payments made to, or received from, counterparties to periodically settle the derivative transactions were recorded as Other income (expense) on the statements of operations as applicable. See Notes 8, 9, 10 and 11 for additional disclosures on the Company’s financial instruments.
INTEREST RATE RISK MANAGEMENT - The Company is exposed to interest rate risk through its variable rate credit facilities. Pay fixed, receive variable interest rate swaps are used to achieve a fixed rate of interest on the hedged portion of debt in order to increase the ability of the Company to forecast interest expense. The objective of these swaps is to protect the Company from changes in borrowing rates on the current and any replacement floating rate credit facility where LIBOR is consistently applied. Upon execution, the Company designates the hedges as cash flow hedges of benchmark interest rate risk under FASB ASC 815, Derivatives and Hedging, and establishes effectiveness testing and measurement processes. Changes in the fair value of the interest rate swaps are recorded as assets or liabilities and effective gains/losses are captured in a component of accumulated other comprehensive loss (“OCI”) until reclassified to interest expense when the hedged variable rate interest expenses are accrued and paid. See Notes 8, 10 and 11 for additional disclosures on the Company’s interest rate swaps.
CONCENTRATION OF CREDIT RISK - The Company maintains substantially all of its cash with two financial institutions. None of the Company’s cash balances are covered by insurance in the event of default by these financial institutions.
SIGNIFICANT CUSTOMERS - For the nine months ended September 30, 2011, two customers accounted for 13.0% and 10.7% of revenue. For the nine months ended September 30, 2010, one customer accounted for 11.4% of revenue.
RECENT ACCOUNTING PRONOUNCEMENTS - The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2. EARNINGS PER COMMON SHARE
The computation of basic earnings per share is based on the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share assumes the exercise of all dilutive stock options and Warrants (see Note 9) using the treasury stock method, to the extent dilutive, and the vesting of restricted stock awards for which the assumed proceeds upon grant are deemed to be the amount of compensation cost attributable to future services and not yet recognized using the treasury stock method, to the extent dilutive. For the three months and nine months ended September 30, 2011 and 2010, none of the Company’s outstanding stock options (6,700 options for each period) were considered to be dilutive.
The components of the denominator for the calculation of basic earnings per share and diluted earnings per share for the three months and nine months ended September 30, 2011 and 2010 are as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Basic earnings per share:
Weighted average common shares outstanding- basic	118,601,021	86,303,987	105,886,999	66,891,595
Diluted earnings per share:
Weighted average common shares outstanding- basic	118,601,021	86,303,987	105,886,999	66,891,595
Stock options	—	—	—	—
Restricted stock awards	—	—	—	—
Warrants	—	—	—	—
Weighted average common shares outstanding- diluted	118,601,021	86,303,987	105,886,999	66,891,595
Due to the net loss realized for the three months ended September 30, 2011 and 2010, potentially dilutive restricted stock awards totaling 114,147 shares and 281,781 shares, respectively, were determined to be anti-dilutive. Due to the net loss realized for the nine months ended September 30, 2011 and 2010, potentially dilutive restricted stock awards totaling 136,705 shares and 320,561 shares, respectively, were determined to be anti-dilutive. During the three months and nine months ended September 30, 2011, potentially dilutive warrants representing 23,174,873 shares and 12,462,044 shares, respectively, were determined to be anti-dilutive.
3. CASH FLOW INFORMATION
The Company excluded from cash flows from investing activities in the Consolidated Statement of Cash Flows items included in accounts payable and accrued expenses for the purchase of Other fixed assets of $2,669 as of September 30, 2011. The Company excluded from cash flows from financing activities in the Consolidated Statement of Cash Flows items included in accounts payable and accrued expenses for the Deferred financing costs of $3,637 as of September 30, 2011. The Company excluded from cash flows from investing activities in the Consolidated Statement of Cash Flows items included in accounts payable and accrued expenses for the purchase of Vessels, Other fixed assets and Vessel deposits of approximately $196, $1,173 and $82, respectively, as of September 30, 2010.
As described in Note 8, pursuant to the Company’s borrowing under the Oaktree Credit Facility on May 6, 2011, Warrants with a fair value of $48,114 were granted to the Oaktree Lender, for which the Company recorded a liability for Warrants for this amount and reduced the carrying value of the Oaktree Credit Facility by a like amount.
4. VESSEL ACQUISITIONS / DELIVERIES
On June 3, 2010, the Company entered into agreements to purchase seven tankers (the “Metrostar Vessels”), consisting of five VLCCs built between 2002 and 2010 and two Suezmax newbuildings from subsidiaries of Metrostar Management Corporation (“Metrostar”), for an aggregate purchase price of approximately $620,000. During 2010, the Company took delivery of the five VLCCs for $468,000 and one of the Suezmax newbuildings for $76,000, of which $326,292 was financed by the 2010 Amended Credit Facility (described in Note 8), $22,800 was financed by a bridge loan (see Note 8) with the remainder being paid for with cash on hand and the proceeds of a common stock offering. On April 12, 2011, the Company took delivery of the remaining Suezmax newbuilding for $76,000, of which $45,600 was financed by the 2010 Amended Credit Facility, $22,800 was paid in cash and the balance was paid from a deposit held in escrow.

5. VESSELS HELD FOR SALE AND VESSEL IMPAIRMENT
As of December 31, 2010, the Company classified five vessels as held for sale, at that time having engaged in a program to actively locate buyers for these vessels. These vessels were written down to their fair value, less cost to sell, as determined by contracts to sell these vessels which were finalized in January 2011, and were reclassified on the consolidated balance sheet to current assets. In addition, unamortized drydock costs, undepreciated vessel equipment and unamortized time charter asset balances relating to these five vessels were also written off as they were deemed to have been impaired.
During the nine months ended September 30, 2011, the Company sold these five vessels and two additional vessels for which an impairment charge had been recorded during the year ended December 31, 2010. Also, during August 2011, the Company classified a vessel as held-for-sale and remains classified as such as of September 30, 2011. This vessel has been written down to its fair value, less cost to sell as determined by a contract to sell this vessel which was finalized in October 2011. In addition, unamortized drydock costs and undepreciated vessel equipment were also written off. The aggregate impairment charge for this vessel was $10,684 for the three months ended September 30, 2011.
During the three months and nine months ended September 30, 2011, the Company incurred losses (gains) on disposal of the seven vessels which had been impaired as of December 31, 2010 of $(9) and $2,244, respectively, which are included as a component of Loss on disposal of vessels and vessel equipment on the condensed consolidated statements of operations. The remaining balances in Loss on disposal of vessels and vessel equipment during 2011 and the entire balances for the 2010 periods relate to disposals of vessel equipment.
6. BAREBOAT CHARTERS
In connection with the sales of the Stena Contest, the Genmar Concord and the Genmar Concept during January 2011 and February 2011, which were sold for an aggregate of $61,740, each vessel has been leased back to subsidiaries of the Company under bareboat charters entered into with the seller for a period of seven years at a rate of $6,500 per day per vessel for the first two years of the charter period and $10,000 per day per vessel for the remainder of the charter period. The obligations of the Company’s subsidiaries are guaranteed by the Company. As part of these agreements, the subsidiaries will have options to repurchase the vessels for $24,000 per vessel at the end of year two of the charter period, $21,000 per vessel at the end of year three of the charter period, $19,500 per vessel at the end of year four of the charter period, $18,000 per vessel at the end of year five of the charter period, $16,500 per vessel at the end of year six of the charter period, and $15,000 per vessel at the end of year seven of the charter period.
The Company has recorded bareboat lease expense of $2,484 and $6,524 for the three months and nine months ended September 30, 2011 at a daily rate of $9,000 per day, which is the straight-line average of daily rates over the life of the lease.
7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consist of the following:
	September 30, 2011	December 31, 2010
Accounts payable	$32,340	$26,539
Accrued operating expenses	25,450	18,410
Accrued administrative expenses	2,325	4,358
Accrued interest	17,464	8,557
Total	$77,579	$57,864

8. LONG-TERM DEBT
Long-term debt, all of which is classified as current, consists of the following:
	September 30, 2011	December 31, 2010

Oaktree Credit Facility, net of discount of $45,690	$165,584	$—
2011 Credit Facility	544,992	744,804
Amended 2010 Credit Facility	313,451	315,241
Senior Notes, net of discount of $6,310 and $6,802	293,690	293,198
Long-term debt	$1,317,717	$1,353,243
Senior Notes
On November 12, 2009, the Company issued $300,000 of 12% Senior Notes which are due November 15, 2017 (the “Senior Notes”). The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s direct and indirect wholly-owned subsidiaries (the “Subsidiary Guarantors”). Interest on the Senior Notes is payable semiannually in cash in arrears each May 15 and November 15, commencing on May 15, 2010. The Senior Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company and the Subsidiary Guarantor’s existing and future senior unsecured indebtedness. The Subsidiary Guarantors, jointly and severally, guarantee on a full and unconditional basis the payment of principal, premium, if any, and interest on the Senior Notes on an unsecured basis. If the Company is unable to make payments on the Senior Notes when they are due, any Subsidiary Guarantors are obligated to make them instead. The proceeds of the Senior Notes, prior to payment of fees and expenses, were $292,536. Of these proceeds, $229,500 was used to fully prepay the RBS Credit Facility in accordance with its terms, $15,000 was placed as collateral against an interest rate swap agreement with the Royal Bank of Scotland, which was applied against quarterly settlements on that swap until its termination in September 2010, and the remainder was used for general corporate purposes. As of September 30, 2011, the discount on the Senior Notes is $6,310. This discount is being amortized as interest expense over the term of the Senior Notes using the effective interest method. As described below, the entire balances of the Oaktree Credit Facility, the 2011 Credit Facility and the 2010 Amended Credit Facility have been classified as a current liability on the consolidated balance sheet as of September 30, 2011. Although the Senior Notes are due in 2017, the indenture contains certain cross default provisions with respect to these credit facilities. As such, the Senior Notes have also been classified as a current liability on the consolidated balance sheet as of September 30, 2011.
On January 18, 2011, seven of the Company’s subsidiaries — General Maritime Subsidiary NSF Corporation, Concord Ltd., Contest Ltd., Concept Ltd., GMR Concord LLC, GMR Contest LLC and GMR Concept LLC — were declared Unrestricted Subsidiaries under the Indenture, dated as of November 12, 2009, as amended (the “Indenture”), among the Company, the Subsidiary Guarantors parties thereto and The Bank of New York Mellon, as Trustee. Concord Ltd., Contest Ltd. and Concept Ltd., which had previously been Subsidiary Guarantors under the Indenture, were released from the Subsidiary Guaranty as a result.
On April 5, 2011, GMR Constantine LLC, GMR Gulf LLC, GMR Princess LLC and GMR Progress LLC were released from the Subsidiary Guaranty as a result of the sale of substantially all of their assets.
See Note 17 for consolidating financial information relating to the Subsidiary Guarantors.
The filing of the Chapter 11 Cases constituted a default under the Senior Notes. See “Note 18 — Reorganization under Chapter 11”.

DIP Facility
On November 17, 2011, the Company and substantially all of its subsidiaries filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (see Note 18).
In connection with the Chapter 11 Cases, the Company filed motions seeking Bankruptcy Court approval of a Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of November 17, 2011 (the “DIP Facility”), among the Company and all of its subsidiaries party thereto from time to time, as guarantors, General Maritime Subsidiary Corporation (“General Maritime Subsidiary”) and General Maritime Subsidiary II Corporation (“General Maritime Subsidiary II”), as borrowers (the “Borrower”), various lenders and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.
The DIP Facility provides for (i) a revolving credit facility (including a $5,000 letter of credit subfacility (limited to $1,000 prior to the entry of a final order of the Bankruptcy Court (the “Final Order”)) of up to $35,000 (the “Revolving Facility”) and (ii) a term loan facility in the amount of up to $40,000 (the “Term Facility”). The Revolving Facility and Term Facility are referred to collectively as the “Facilities.” Following entry of an interim order by the Bankruptcy Court (the “Interim Order”), the Company may borrow up to $30,000 under the Term Facility (the “Initial Borrowing”). The remainder of the Term Facility and the Revolving Facility may be borrowed following entry of the Final Order. The DIP Facility provides for an incremental facility to increase the commitments under the Revolving Facility by up to $25,000 (the “Incremental Facility”) subject to compliance with certain conditions.
The principal amounts outstanding under the Facilities bear interest based on the adjusted Eurodollar Rate (which includes a floor of 1.50%) plus 6.50% per annum. After exercise of the Extension Option (as defined below), the principal amounts outstanding under the Facilities bear interest at the adjusted Eurodollar Rate plus 7.00% per annum. Upon the occurrence and during the continuance of an event of default in the DIP Facility, an additional default interest rate equal to 2% per annum applies to all outstanding borrowings under the DIP Facility. The DIP Facility also provides for certain fees payable to the agents and lenders, as well as availability fees payable with respect to any unused portions of the Facilities and any letters of credit issued thereunder.
Borrowings under the DIP Facility may be used only (i) to fund operating expenses, agreed adequate protection payments and other general corporate and working capital requirements described in the Budget (as defined in the DIP Facility), (ii) to make pre-petition payments permitted under the DIP Facility, (iii) to pay restructuring fees and expenses, (iv) to issue letters of credit, (v) to pay fees, expenses and interest to the Administrative Agent and the lenders under the DIP Facility and (vi) to pay fees and expenses of the Company’s professionals.
All borrowings under the DIP Facility are required to be repaid on the earliest of (i) the date that is nine months following the filing date of the Chapter 11 Petitions (the “Initial Maturity Date”), provided that the Initial Maturity Date may be extended by an additional three months at the option of the Borrowers (the “Extension Option”) subject to a notice requirement and payment of an extension fee, (ii) the date of termination of the commitments of the lenders and their obligations to make loans or issue letters of credit pursuant to the exercise of remedies, (iii) the effective date of any Qualified Plan and (iv) the consummation of a sale pursuant to Section 363 of the Bankruptcy Code or otherwise of all or substantially all of the assets of the Company.
The obligations of the Company under the DIP Facility are secured by a lien covering all of the assets, rights and properties of the Company and its subsidiaries. The DIP Facility provides that all obligations thereunder will constitute administrative expenses in the Chapter 11 Cases, with administrative priority and senior secured status under Section 364(c)(1) and 507(b) of the Bankruptcy Code and, subject to the carve-out set forth in the DIP Facility, will have priority over any and all administrative expense claims, unsecured claims and costs and expenses in the Chapter 11 Cases.
The DIP Facility provides for customary representations and warranties by the Company and all of its subsidiaries. The DIP Facility further provides for affirmative and negative covenants applicable to the Company and its subsidiaries, including affirmative covenants requiring the Company to provide financial information, budgets, weekly cash balance reports and other information to the lenders under the DIP Facility, including weekly delivery of budget variance reports, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of or purchase assets, pay dividends or take certain other actions. The DIP Facility also provides for financial covenants applicable to the Company including compliance with (i) a budget, (ii) minimum cumulative EBITDA and (iii) minimum liquidity.
The initial borrowing by the Company under the DIP Facility is subject to the satisfaction of certain conditions precedent, including approval of the DIP Facility by the Bankruptcy Court pursuant to the Interim Order, delivery of executed definitive loan documents, and delivery of a budget in the form attached to the Interim Order. In addition, subsequent borrowings under the DIP Facility are subject to the satisfaction of certain customary conditions precedent set forth in the DIP Facility.

The DIP Facility provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of the Company’s representations and warranties, material breaches by the Company of its covenants in the DIP Facility or ancillary loan documents, cross-defaults under other material agreements or instruments to which the Company is a party or the entry of material judgments against the Company. Noncompliance with certain specified milestones in the Chapter 11 Cases triggers the commencement of a sale process in the manner described in the DIP Facility. Upon the occurrence of an event of default, the DIP Facility provides that all principal, interest and other amounts due thereunder will become immediately due and payable, at the election of specified lenders, after notice to the Borrowers, and the automatic stay shall be deemed automatically vacated.
Oaktree Credit Facility
On March 29, 2011, the Company, General Maritime Subsidiary and General Maritime Subsidiary II entered into a Credit Agreement with affiliates of Oaktree Capital Management, L.P., which was amended and restated on May 6, 2011, pursuant to which the lender (the “Oaktree Lender”) agreed to make a $200,000 secured loan (the “Oaktree Loan”) to General Maritime Subsidiary and General Maritime Subsidiary II and would receive, detachable warrants (the “Warrants”) to be issued by the Company for the purchase of 19.9% of the Company’s outstanding common stock (measured as of immediately prior to the closing date of such transaction) at an exercise price of $0.01 per share (collectively, the “Oaktree Transaction”).
Upon closing of the Oaktree Loan on May 6, 2011, the Company received $200,000 under a credit facility (the “Oaktree Credit Facility”) and issued 23,091,811 Warrants to the Oaktree Lender (see Note 9). The Company used the proceeds from the Oaktree Transaction to repay approximately $140,800 of its existing credit facilities, to pay fees and for working capital.
The Warrants granted to the Oaktree Lender had a fair value of $48,114 as of May 6, 2011 (see Note 9), which has been recorded as a liability and as a discount to the Oaktree Credit Facility. This $48,114 discount is being accreted to the Credit Facility as additional interest expense using the effective interest method over the life of the loan. During the three months and nine months ended September 30, 2011, $1,523 and $2,424, respectively, of additional interest expense has been recorded reflecting this accretion.
The Oaktree Credit Facility bears interest at a rate per annum based on LIBOR (with a 3% minimum) plus a margin of 6% per annum if the payment of interest will be in cash, or a margin of 9% if the payment of interest will be in kind, at the option of General Maritime Subsidiary and General Maritime Subsidiary II. In addition, if the Company consummates any transaction triggering the anti-dilution or preemptive rights described in Note 9, but the shareholder approval described in Note 9 has not been obtained, or upon a material breach of the terms of the Warrants, the interest rate under the Oaktree Loan will increase by 2%, with further 2% increases every three months up to a maximum of 18% per annum, until the required shareholder approval is obtained and such failure is cured (including by the making of the applicable issuance or adjustment) (see Note 9). On June 9, 2011, the Company completed the first sale of shares under the Sale Agreements described in Note 15. The issuances and sales of these shares require the Company to issue additional Warrants to the Warrant holders pursuant to the anti-dilution adjustment provisions of the Warrants, and Oaktree will also have preemptive rights to purchase additional shares of our common stock in connection with such issuances pursuant to the Investment Agreement (see Note 9). Shareholder approval of such issuances, which is required under the rules of the New York Stock Exchange (the “NYSE”) was obtained on August 9, 2011. However, because these transactions were consummated prior to receipt of such shareholder approval,, the foregoing provisions for the increase in interest rate applied following such issuances. As a result, the interest rate under the Oaktree Credit Facility increased by 2% to 14% on June 9, 2011, increased by an additional 2% to 16% on September 9, 2011, and remained at that rate until September 23, 2011 (the date on which additional Warrants were issued to the Warrant holders), at which time the rate was reduced to 12%. As a result of this, interest under the Oaktree Credit Facility accrued at rates ranging from 12% to 16% during the three months and nine months ended September 30, 2011. Because since its inception, the Company has elected to pay interest in kind, interest expense has been $7,374 and $11,274, respectively, for the three months and nine months ended September 30, 2011.
As of September 30, 2011, the Oaktree Credit Facility had a carrying value of $165,584, reconciled as follows:
Amount borrowed	$200,000
Discount associated with Warrants	(48,114)
Carrying value, May 6, 2011	151,886
Accretion of discount	2,424
Interest paid in kind	11,274
Carrying value, September 30, 2011	$165,584

The Oaktree Credit Facility is secured on a third lien basis by a pledge by the Company of its interest in General Maritime Subsidiary, General Maritime Subsidiary II and Arlington Tankers Ltd. (“Arlington”), a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own and a pledge by such vessel-owning subsidiaries of all their assets, and is guaranteed by the Company and subsidiaries of the Company (other than General Maritime Subsidiary and General Maritime Subsidiary II) that guarantee its other existing credit facilities.
The Oaktree Credit Facility matures on May 6, 2018. The Oaktree Credit Facility will be reduced after disposition or loss of a mortgaged vessel, subject to reductions by the amounts of any mandatory prepayments under the 2011 Credit Facility and the 2010 Amended Credit Facility that result in a permanent reduction of the loans and commitments thereunder.
The Company is subject to collateral maintenance and other covenants. The Oaktree Credit Facility includes a collateral maintenance covenant requiring that the fair market value of all vessels acting as security for the Oaktree Credit Facility shall at all times be at least 110% of the then principal amount outstanding under the Oaktree Credit Facility, the 2010 Amended Credit Facility and the 2011 Credit Facility. The Company is required to comply with various financial covenants, including with respect to the Company’s minimum cash balance and a total leverage ratio covenant.
Under the minimum cash balance covenant, as amended on July 13, 2011 pursuant to Amendment No. 1 to the Oaktree Credit Facility (see Note 18), the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the sum of the unutilized commitments under the 2011 Credit Facility and the unutilized revolving commitments under the 2010 Amended Credit Facility and (2) $25,000, to be less than $45,000 at any time prior to July 13, 2011, $31,500 at any time from July 13, 2011 to December 31, 2011, $36,000 at any time from January 1, 2012 to March 31, 2012, and $45,000 from April 1, 2012. Pursuant to Amendment No. 2 to the Oaktree Credit Facility on September 30, 2011, discussed below, this covenant has been waived through November 10, 2011.
Absent the amendment received on the Oaktree Credit Facility on September 30, 2011 which waived the minimum cash balance covenant through November 10, 2011, the Company would not have been in compliance with this covenant as of September 30, 2011. In addition, the Company believes that it is probable that it will not meet its minimum cash balance covenant once the waiver period expires. Moreover, the filing of the Chapter 11 Cases constituted a default or otherwise triggered repayment obligations under the Company’s pre-petition credit facilities and Senior Notes. As such, in accordance with applicable accounting guidance, the Company has classified its long-term debt as a current liability on its consolidated balance sheet as of September 30, 2011.
The Company must maintain a total leverage ratio no greater than 0.935 to 1.00 until the quarter ending March 31, 2013, 0.88 to 1.00 from the quarter ending June 30, 2013 until March 31, 2014 and 0.77 to 1.00 thereafter, and an interest coverage ratio starting on the quarter ending June 30, 2014 of no less than 1.35 to 1.00.
Subject to certain exceptions, the Company is not permitted to incur any indebtedness other than additional indebtedness issued under the 2011 Credit Facility and the 2010 Amended Credit Facility up to $75,000 (subject to certain reductions).
The Oaktree Credit Facility prohibits the declaration or payment by the Company of dividends and the making of share repurchases until the later of the second anniversary of the date of the Oaktree Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility described below, subject to compliance with the total leverage ratio on a pro forma basis of no greater than 0.60 to 1.00. After such time, the Company will be permitted to declare or pay dividends up to a specified amount based on 50% of the cumulative consolidated net income of the Company plus cash proceeds from equity issuances (less cash amounts so raised used to acquire vessels, to make certain other investment, to make capital expenditures not in the ordinary course of business and to pay dividends under the general dividend basket after the later of the second anniversary of the date of the Oaktree Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility, in each case, since May 6, 2011), less the amount of investments made under the general investments basket since such date.
The Oaktree Credit Facility prohibits capital expenditures by the Company until the later of the second anniversary of the date of the Oaktree Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility, except for maintenance capital expenditures, acquisitions of new vessels and other cash expenditures not in the ordinary course of business with the net cash proceeds of equity offerings since the date of the Oaktree Credit Facility.
The Oaktree Credit Facility also requires the Company to comply with a number of customary covenants, including covenants related to delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on transactions with affiliates; and other customary covenants.

The Oaktree Credit Facility includes customary events of default and remedies for facilities of this nature. If the Company does not comply with the various financial and other covenants of the Oaktree Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Oaktree Credit Facility.
As of September 30, 2011, the Company is in compliance with all of its financial covenants under the Oaktree Credit Facility, as amended on September 30, 2011 to waive the minimum cash balance covenant through November 10, 2011. On November 16, 2011, following the expiration of the waiver period for the minimum cash balance covenant pursuant to the November Credit Agreement Amendments (as discussed under “ - Amendment to Credit Agreements”), the Company experienced an event of default under the Oaktree Credit Facility resulting from the breach of this covenant.
The filing of the Chapter 11 Cases constituted a default under the Oaktree Credit Facility. See “Note 18- Reorganization under Chapter 11”.
2011 Credit Facility
On October 26, 2005, General Maritime Subsidiary entered into a revolving credit facility with a syndicate of commercial lenders (the “2005 Credit Facility”), and on October 20, 2008, such facility was amended and restated to give effect to the acquisition of Arlington which occurred on December 16, 2008 (the “Arlington Acquisition”) and the Company was added as a loan party. The 2005 Credit Facility was further amended on various dates through January 31, 2011, and was amended and restated on May 6, 2011 (the “2011 Credit Facility”). The 2011 Credit Facility provides a total commitment as of May 6, 2011 of $550,000, of which $544,992 was drawn.
The 2011 Credit Facility bears interest at a rate per annum based on LIBOR plus, if the total leverage ratio (defined as the ratio of consolidated indebtedness less unrestricted cash and cash equivalents, to consolidated total capitalization) is greater than 0.60 to 1.00, a margin of 4% per annum, and if the total leverage ratio is equal to or less than 0.60 to 1.00, a margin of 3.75% per annum. The margin as of September 30, 2011 is 4%. As of September 30, 2011, $544,992 of the 2011 Credit Facility is outstanding. The 2011 Credit Facility is secured on a first lien basis by a pledge by the Company of its interest in General Maritime Subsidiary and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own and a pledge by such vessel-owning subsidiaries of all their assets, and on a second lien basis by a pledge by the Company of its interest in General Maritime Subsidiary II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that its owns and a pledge by such vessel-owning subsidiaries of all their assets, and is guaranteed by the Company and subsidiaries of the Company (other than General Maritime Subsidiary) that guarantee its other existing credit facilities.
The 2011 Credit Facility matures on May 6, 2016. The 2011 Credit Facility will be reduced (i) based on, for the first two years of the 2011 Credit Facility, liquidity in excess of $100,000 based on average cash levels and taking into account outstanding borrowing capacity, and for the remainder of the term of the 2011 Credit Facility, pursuant to quarterly reductions of $17,188, as well as (ii) after disposition or loss of a mortgaged vessel constituting collateral on a first lien basis.
Up to $25,000 of the 2011 Credit Facility is available for the issuance of standby letters of credit to support obligations of the Company and its subsidiaries. As of September 30, 2011, the Company has outstanding letters of credit aggregating $4,658 which expire between December 2011 and March 2012, leaving $20,342 available to be issued. However, based on amounts outstanding under the 2011 Credit Facility as of September 30, 2011, only $350 of this balance may be issued.
The Company’s ability to borrow amounts under the 2011 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. The Company is also subject to collateral maintenance and other covenants. The Company is required to comply with various financial covenants, including with respect to the Company’s minimum cash balance and a total leverage ratio covenant.
The 2011 Credit Facility includes a collateral maintenance covenant requiring that the fair market value of the 24 vessels acting as security on a first lien basis for the 2011 Credit Facility shall at all times be at least 135% of the then total commitment under the 2011 Credit Facility. These 24 vessels (including one vessel classified as held-for-sale) have an aggregate book value as of September 30, 2011 of $945,693. The 2011 Credit Facility also requires the Company to comply with the collateral maintenance covenant of the Oaktree Credit Facility. Additionally, the 2011 Credit Facility is secured on a second lien basis by the seven vessels acting as a security on a first lien basis for the 2010 Amended Credit Facility described below.
Under the minimum cash balance covenant, as amended on July 13, 2011 pursuant to Amendment No. 1 to the 2011 Credit Facility, the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the sum of the unutilized commitments under the 2011 Credit Facility and the unutilized revolving commitments under the 2010 Amended Credit Facility and (2) $25,000, to be less than $50,000 at any time prior to July 13, 2011, $35,000 at any time from July 13, 2011 to

December 31, 2011, $40,000 at any time from January 1, 2013 to March 31, 2012 and $50,000 from April 1, 2012. Pursuant to Amendment No. 2 to the 2011 Credit Facility on September 30, 2011, discussed below, this covenant has been waived through November 10, 2011.
Absent the amendment received on the 2011 Credit Facility on September 30, 2011 which waived the minimum cash balance covenant through November 10, 2011, the Company would not have been in compliance with this covenant as of September 30, 2011. In addition, the Company believes that it is probable that it will not meet its minimum cash balance covenant once the waiver period expires. Moreover, the filing of the Chapter 11 Cases constituted a default or otherwise triggered repayment obligations under the Company’s pre-petition credit facilities and Senior Notes. As such, in accordance with applicable accounting guidance, the Company has classified its long-term debt as a current liability on its consolidated balance sheet as of September 30, 2011.
The Company must maintain a total leverage ratio no greater than 0.85 to 1.00 until the quarter ending March 31, 2013, 0.80 to 1.00 from the quarter ending June 30, 2013 until March 31, 2014 and 0.70 to 1.00 thereafter, and an interest coverage ratio (defined as the ratio of consolidated EBITDA to consolidated cash interest expense) starting on the quarter ending June 30, 2014 of no less than 1.50 to 1.00.
Subject to certain exceptions, the Company is not permitted to incur any indebtedness which would cause any default or event of default under the financial covenants, either on a pro forma basis for the most recently ended four consecutive fiscal quarters or on a projected basis for the one-year period following such incurrence (the “Incurrence Test”). While the 2011 Credit Facility prohibits the incurrence of indebtedness until the date that is the later of the second anniversary of the 2011 Credit Facility and the elimination of the amortization shortfall, indebtedness which does not require any mandatory repayments to be made at any time (other than regularly scheduled interest payments, in the event of the sale or loss of the vessel so financed, and in connection with the acceleration of such indebtedness) is permitted in order to purchase a vessel to the extent the Incurrence Test is satisfied.
The 2011 Credit Facility prohibits the declaration or payment by the Company of dividends and the making of share repurchases until the later of the second anniversary of the date of the 2011 Credit Facility and the elimination of any amortization shortfall. After such time, the Company will be permitted to declare or pay dividends up to a specified amount based on 50% of the cumulative consolidated net income of the Company plus cash proceeds from equity issuances (less cash amounts so raised used to acquire vessels, to make certain other investments, to make capital expenditures not in the ordinary course of business, to repay the loans under the Oaktree Credit Agreement to the extent permitted and to pay dividends under the general dividend basket after the later of the second anniversary of the date of the 2011 Credit Facility and the elimination of any amortization shortfall, in each case, since May 6, 2011), less the amount of investments made under the general investments basket since such date, subject to compliance with the total leverage ratio on a pro forma basis of no greater than 0.60 to 1.00.
The 2011 Credit Facility prohibits capital expenditures by the Company until the later of the second anniversary of the date of the 2011 Credit Facility and the elimination of any amortization shortfall, except for maintenance capital expenditures incurred in the ordinary course of business and consistent with past practice, acquisitions of new vessels and other cash expenditures not in the ordinary course of business with the net cash proceeds of equity offerings since the date of the 2011 Credit Facility or permitted indebtedness which does not require any mandatory repayments to be made at any time on or prior to the second anniversary of the date of the 2011 Credit Facility (other than regularly scheduled interest payments, in the event of the sale or loss of the vessel so financed, and in connection with the acceleration of such indebtedness).
The 2011 Credit Facility also restricts voluntary prepayment of the Oaktree Loan, except for payments with cash proceeds from equity issuances, payments in kind, payments with certain equity interests or with net cash proceeds of certain equity interests, and payments with cash proceeds received by the Company from refinancing indebtedness. The 2011 Credit Facility also restricts any amendment to the Oaktree Credit Facility without consent or only to the extent permitted under the intercreditor agreements governing the credit facilities.
The 2011 Credit Facility also requires the Company to comply with a number of customary covenants, including covenants related to delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on transactions with affiliates; and other customary covenants.
The 2011 Credit Facility includes customary events of default and remedies for facilities of this nature. If the Company does not comply with the various financial and other covenants of the 2011 Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the 2011 Credit Facility.

As of September 30, 2011, the Company is in compliance with all of its financial covenants under the 2011 Credit Facility, as amended on September 30, 2011 to waive the minimum cash balance covenant through November 10, 2011. On November 16, 2011, following the expiration of the waiver period for the minimum cash balance covenant pursuant to the November Credit Agreement Amendments (as discussed under “ - Amendment to Credit Agreements”), the Company experienced an event of default under the 2011 Credit Facility resulting from the breach of this covenant.
The filing of the Chapter 11 Cases constituted a default under the 2011 Credit Facility. See “Note 18- Reorganization under Chapter 11”.
2010 Amended Credit Facility
On July 16, 2010, General Maritime Subsidiary II Corporation (“General Maritime Subsidiary II”) entered into a term loan and revolving facility, with a syndicate of commercial lenders which was amended and restated on May 6, 2011 in connection with the Oaktree Transaction (the “2010 Amended Credit Facility”). The 2010 Amended Credit Facility provides for term loans in the amount of $278,210 (the “Term Loans”) and a $50,000 revolver (the “Revolving Loans”). The Term Loans are available solely to finance, in part, the acquisition of the Metrostar Vessels. The Revolving Loans are to be used for working capital, capital expenditures and general corporate purposes. As of September 30, 2011, the 2010 Amended Credit Facility had $313,451 outstanding and the total commitment under the facility was $320,857.
The 2010 Amended Credit Facility bears interest at a rate per annum based on LIBOR plus, if the total leverage ratio (defined as the ratio of consolidated indebtedness less unrestricted cash and cash equivalents, to consolidated total capitalization) is greater than 0.60 to 1.00, a margin of 4% per annum, and if the total leverage ratio is equal to or less than 0.60 to 1.00, a margin of 3.75% per annum. The 2010 Amended Credit Facility is secured on a first lien basis by a pledge by the Company of its interest in General Maritime Subsidiary II, a pledge by such subsidiary of its interest in the vessel-owning subsidiaries that its owns and a pledge by such vessel-owning subsidiaries of all their assets, and on a second lien basis by a pledge by the Company of its interest in General Maritime Subsidiary and Arlington, a pledge by such subsidiaries of their interest in the vessel-owning subsidiaries that they own and a pledge by such vessel-owning subsidiaries of all their assets, and is guaranteed by the Company and subsidiaries of the Company (other than General Maritime Subsidiary II) that guarantee its other existing credit facilities.
The 2010 Amended Credit Facility matures on July 16, 2015. The 2010 Amended Credit Facility will be reduced (i) by scheduled amortization payments in the amount of $7,405 quarterly (subject to payment of the remainder at maturity), as well as (ii) after disposition or loss of a mortgaged vessel constituting collateral on a first lien basis. Amendment No. 2 to the 2010 Amended Credit Facility entered into on September 30, 2011 further provided that the amortization payment of $7,405 made on September 30, 2011 will be applied to the revolver loans in lieu of the term loans. The amount of such amortization payment may be reborrowed, subject to the satisfaction of the conditions for borrowings set forth in the 2010 Amended Credit Facility, if the lenders under the 2010 Amended Credit Facility have received a restructuring plan acceptable to them and on October 31, 2011 the revolver commitments shall be permanently reduced by the amount of such amortization payment. Currently, this amount may not be reborrowed.
The Company’s ability to borrow amounts under the 2010 Amended Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents. The Company is also subject to collateral maintenance and other covenants. The Company is required to comply with various financial covenants, including with respect to the Company’s minimum cash balance and a total leverage ratio covenant.
The 2010 Amended Credit Facility includes a collateral maintenance covenant requiring that the fair market value of the seven vessels acting as security on a first lien basis for the 2010 Amended Credit Facility shall at all times be at least 135% of the then total revolving commitment and principal amount of term loan outstanding under the 2010 Amended Credit Facility. These seven vessels have an aggregate book value as of September 30, 2011 of $595,107. The 2010 Amended Credit Facility also requires us to comply with the collateral maintenance covenant of the Oaktree Credit Facility. Additionally, the 2010 Amended Credit Facility is secured on a second lien basis by the 24 vessels acting as a security on a first lien basis for the 2011 Credit Facility described above.
Under the minimum cash balance covenant, as amended on July 13, 2011 pursuant to Amendment No. 1 to the 2011 Credit Facility, the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the sum of the unutilized revolving commitments under the 2010 Amended Credit Facility and the unutilized commitments under the 2011 Amended Credit Facility and (2) $25,000, to be less than $50,000 at any time prior to July 13, 2011, $35,000 at any time from July 13, 2011 to December 31, 2011, $40,000 at any time from January 1, 2013 to March 31, 2012 and $50,000 from April 1, 2012. Pursuant to Amendment No. 2 to the 2010 Amended Credit Facility on September 30, 2011, discussed below, this covenant has been waived through November 10, 2011.

Absent the amendment received on the 2010 Amended Credit Facility September 30, 2011 which waived the minimum cash balance covenant through November 10, 2011, the Company would not have been in compliance with this covenant as of September 30, 2011. In addition, the Company believes that it is probable that it will not meet its minimum cash balance covenant once the waiver period expires. Moreover, the filing of the Chapter 11 Cases constituted a default or otherwise triggered repayment obligations under the Company’s pre-petition credit facilities and Senior Notes. As such, in accordance with applicable accounting guidance, the Company has classified its long-term debt as a current liability on its consolidated balance sheet as of September 30, 2011.
The Company must maintain a total leverage ratio no greater than 0.85 to 1.00 until the quarter ending March 31, 2013, 0.80 to 1.00 from the quarter ending June 30, 2013 until March 31, 2014 and 0.70 to 1.00 thereafter, and an interest coverage ratio starting on the quarter ending June 30, 2014 of no less than 1.50 to 1.00.
Subject to certain exceptions, the Company is not permitted to incur any indebtedness which would cause any default or event of default under the financial covenants, either on a pro forma basis for the most recently ended four consecutive fiscal quarters or on a projected basis for the one-year period following such incurrence (the “Incurrence Test”). While the 2010 Amended Credit Facility prohibits the incurrence of indebtedness until the date that is the later of the second anniversary of the 2010 Amended Credit Facility and the elimination of the amortization shortfall under the 2011 Credit Facility, indebtedness which does not require any mandatory repayments to be made at any time (other than regularly scheduled interest payments, in the event of the sale or loss of the vessel so financed, and in connection with the acceleration of such indebtedness) is permitted in order to purchase a vessel to the extent the Incurrence Test is satisfied.
The 2010 Amended Credit Facility prohibits the declaration or payment by the Company of dividends and the making of share repurchases until the later of the second anniversary of the date of the 2010 Amended Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility. After such time, the Company will be permitted to declare or pay dividends up to a specified amount based on 50% of the cumulative consolidated net income of the Company plus cash proceeds from equity issuances (less cash amounts so raised used to acquire vessels, to make certain other investments, to make capital expenditures not in the ordinary course of business, to repay the loans under the Oaktree Credit Agreement to the extent permitted and to pay dividends under the general dividend basket after the later of the second anniversary of the date of the 2010 Amended Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility, in each case, since May 6, 2011), less the amount of investments made under the general investments basket since such date, subject to compliance with the total leverage ratio on a pro forma basis of no greater than 0.60 to 1.00.
The 2010 Amended Credit Facility prohibits capital expenditures by the Company until the later of the second anniversary of the date of the 2010 Amended Credit Facility and the elimination of any amortization shortfall under the 2011 Credit Facility, except for maintenance capital expenditures, acquisitions of new vessels and other cash expenditures not in the ordinary course of business with the net cash proceeds of equity offerings since the date of the 2010 Amended Credit Facility or permitted indebtedness which does not require any mandatory repayments to be made at any time on or prior to the second anniversary of the date of the 2010 Amended Credit Facility (other than regularly scheduled interest payments, in the event of the sale or loss of the vessel so financed, and in connection with the acceleration of such indebtedness).
The 2010 Amended Credit Facility also restricts voluntary prepayment of the Oaktree Loan, except for payments with cash proceeds from equity issuances, payments in kind, payments with certain equity interests or with net cash proceeds of certain equity interests, and payments with cash proceeds received by the Company from refinancing indebtedness. The 2010 Amended Credit Facility also restricts any amendment to the Oaktree Credit Facility without consent or only to the extent permitted under the intercreditor agreements governing the credit facilities.
The 2010 Amended Credit Facility also requires the Company to comply with a number of customary covenants, including covenants related to delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on transactions with affiliates; and other customary covenants.
The 2010 Amended Credit Facility includes customary events of default and remedies for facilities of this nature. If the Company does not comply with the various financial and other covenants of the 2010 Amended Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the 2010 Amended Credit Facility.

As of September 30, 2011, the Company is in compliance with all of its financial covenants under the 2010 Amended Credit Facility, as amended on September 30, 2011 to waive the minimum cash balance covenant through November 10, 2011. On November 16, 2011, following the expiration of the waiver period for the minimum cash balance covenant pursuant to the November Credit Agreement Amendments (as discussed under “ - Amendment to Credit Agreements”), the Company experienced an event of default under the 2010 Amended Credit Facility resulting from the breach of this covenant.
The filing of the Chapter 11 Cases constituted a default under the 2010 Amended Credit Facility. See “Note 18 — Reorganization under Chapter 11”.
Amendment to Credit Agreements
On September 30, 2011, the Company entered into amendments (the “Credit Agreement Amendments”) to each of the Oaktree Credit Facility, the 2011 Credit Facility and the 2010 Amended Credit Facility. The Credit Agreement Amendments waive the covenant regarding required minimum cash balance under each of these credit facilities through November 10, 2011, unless an event of default under any such credit facility occurs prior to such date. The Company is restricted from paying dividends through November 10, 2011. The Company is also obligated to deliver updating information to its lenders regarding its cash flows and proposed restructuring plan. The Credit Agreement Amendments also require that interest be payable monthly until November 10, 2011.
On November 10, 2011, the Company entered into amendments (the “November Credit Agreement Amendments”) to each of the Oaktree Credit Facility, the 2011 Credit Facility and the 2010 Amended Credit Facility. The November Credit Agreement Amendments waive the covenant regarding required minimum balance in cash, cash equivalents and revolver availability under each of these credit facilities through and including November 15, 2011, unless an event of default under any such credit facility occurs prior to such date.
Bridge Loan Credit Facility
On October 4, 2010, the Company entered into a term loan facility (the “Bridge Loan Credit Facility”) which provided for a total commitment of $22,800 in a single borrowing which was used to finance a portion of the acquisition of one of the Metrostar Vessels.
The Bridge Loan Credit Facility was secured by the Genmar Vision, as well as Arlington’s equity interests in Vision Ltd. (the owner of the Genmar Vision), insurance proceeds, earnings and certain long-term charters of the Genmar Vision and certain deposit accounts related to the Genmar Vision. Vision Ltd. also provided an unconditional guaranty of amounts owing under the Bridge Loan Credit Facility.
The other covenants, conditions precedent to borrowing, events of default and remedies under the Bridge Loan Credit Facility were substantially similar in all material respects to those contained in the Company’s existing credit facilities.
The applicable margin for the Bridge Loan Credit Facility, as amended, and permitted dividends were based on substantially the same pricing grid applicable to the 2005 Credit Facility.
A portion of the proceeds from the sale of three Handymax vessels, which was completed on February 7, 2011, were used to repay the Bridge Loan Credit Facility on February 8, 2011, as discussed above. As a result of the repayment of the Bridge Loan Credit Facility, the Genmar Vision was released from its mortgage. It is now subject to a first-lien mortgage under the 2011 Credit Facility, a second-lien mortgage under the 2010 Amended Credit Facility, and a third-lien mortgage under the Oaktree Credit Facility.

A repayment schedule of outstanding borrowings at September 30, 2011 is as follows:
YEAR ENDING DECEMBER 31,	2011 Credit Facility	2010 Credit Facility	Oaktree Credit Facility	Senior Notes	TOTAL
2011 (October 1, 2011 to December 31, 2011)	$—	$7,405	$—	$—	$7,405
2012	—	29,621	—	—	29,621
2013	51,563	29,621	—	—	81,184
2014	68,750	29,621	—	—	98,371
2015	68,750	217,183	—	—	285,933
Thereafter	355,929	—	211,274	300,000	867,203
	$544,992	$313,451	$211,274	$300,000	$1,369,717
During the nine months ended September 30, 2011 and 2010, the Company paid dividends of $0 and $21,681, respectively.
Interest Rate Swap Agreements
As of September 30, 2011, the Company is party to three interest rate swap agreements to manage interest costs and the risk associated with changing interest rates. The notional principal amounts of these swaps aggregate $250,000, the details of which are as follows:
Notional Amount	Expiration Date	Fixed Interest Rate	Floating Interest Rate	Counterparty
$100,000	9/30/2012	3.515%	3 mo. LIBOR	Citigroup
75,000	9/28/2012	3.390%	3 mo. LIBOR	DnB NOR Bank
75,000	12/31/2013	2.975%	3 mo. LIBOR	Nordea

Interest expense pertaining to interest rate swaps for the nine months ended September 30, 2011 and 2010 was $5,810 and $11,714, respectively.
The collateral comprised of the Company’s 24 vessels (including one vessel held for sale) that collateralize the 2011 Credit Facility on a first lien basis also serves as collateral on a first lien basis for these three interest rate swap agreements, and the collateral comprised of the Company’s seven vessels that collateralize the 2011 Credit Facility on a second lien basis also serves as collateral on a second lien basis for these three interest rate swap agreements, in each case, subordinated to the payment of the outstanding borrowings and outstanding letters of credit under the 2011 Credit Facility and subject to the terms of the intercreditor agreements.
Interest expense, excluding amortization of Deferred financing costs, under all of the Company’s credit facilities, Senior Notes and interest rate swaps aggregated $76,387 and $56,794 for the nine months ended September 30, 2011 and 2010, respectively.
The Company would have paid approximately $8,932 to settle its outstanding swap agreements based upon their aggregate fair value as of September 30, 2011. This aggregate fair value is based upon estimates received from financial institutions (See Note 10). At September 30, 2011, $6,883 of Accumulated OCI is expected to be reclassified into income over the next 12 months associated with interest rate derivatives.
9. WARRANTS
Pursuant to the closing of the Oaktree Credit Facility on May 6, 2011 (see Note 8), the Company issued 23,091,811 Warrants to the Oaktree Lender, which will expire on May 6, 2018 (being the date that is seven years from their issuance). The Warrants have an exercise price of $0.01 per share and are exercisable at any time. Through their expiration date, Warrant holders will have certain anti-dilution protections. Pursuant to the terms of the Warrants, if the Company issues additional common stock or securities convertible into or exchangeable or exercisable for the Company’s common stock at a price per share less than $2.55 (the 10-day volume weighted-average price of the Company’s common stock prior to March 16, 2011), the Company will be required to issue to Warrant holders additional warrants, at an exercise price of $0.01 per share, for 19.9% of the shares of the Company’s common stock issued or issuable in connection with such issuance. Other customary anti-dilution adjustments will also apply.

In connection with the Oaktree Credit Facility, on March 29, 2011, the Company also entered into an Investment Agreement with the Oaktree Lender, which was amended on May 6, 2011 (as so amended, the “Investment Agreement”). Pursuant to the Investment Agreement, among other things, the Company has agreed to provide the Oaktree Lender and its affiliates (collectively, “Oaktree”) with preemptive rights to purchase Oaktree’s proportionate share of any issuances of equity or securities convertible into, or exchangeable or exercisable for, the Company’s common stock.
The anti-dilution rights under the Warrants and, under certain circumstances, the preemptive rights, as described in the preceding two paragraphs, were subject to shareholder approval which, under the Investment Agreement, the Company agreed to seek following the closing of the Oaktree Transaction and obtained on August 9, 2011. The issuance of any Warrants issued pursuant to anti-dilution protection provisions, and the issuance of shares pursuant to preemptive rights, are subject to compliance with the rules of the NYSE.
In the event the Company consummates any transaction triggering anti-dilution or preemptive rights, but the shareholder approval described above has not been obtained, or upon a material breach of the terms of the Warrants, the interest rate under the Oaktree Loan will increase by 2%, with further 2% increases every three months up to a maximum of 18% per annum, until the required shareholder approval is obtained and such failure is cured (including by the making of the applicable issuance or adjustment).
On June 9, 2011, the Company entered into separate Open Market Sale Agreements (together, the “Sale Agreements”) with each of Jefferies & Company, Inc. (“Jefferies”) and Dahlman Rose & Company, LLC (“Dahlman”), pursuant to which the Company had the right to sell shares of its common stock for aggregate sales proceeds of up to $50,000. The sales of shares under the Sale Agreements were made in “at-the-market” registered public offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. On June 9, 2011, the Company completed the first sale of shares under the Sale Agreements. The issuances and sales of these shares required the Company to issue additional Warrants to the Warrant holders pursuant to the anti-dilution adjustment provisions of the Warrants. Shareholder approval of such issuances was required under the rules of the NYSE. However, because these transactions were consummated prior to receipt of such shareholder approval, the foregoing provisions for the increase in interest rate applied following such issuances. As a result, the interest rate on the Oaktree Loan increased by 2% to 14% on June 9, 2011, and additional 2% to 16% on September 9, 2011 and remained at that rate until September 23, 2011, at which time 1,091,673 additional Warrants were issued to Oaktree. On that date, the interest rate reverted to 12%. Each of the Sale Agreements were terminated on November 18, 2011.
Pursuant to the Investment Agreement, the Company also entered into a new registration rights agreement (the “Registration Rights Agreement”) with Peter C. Georgiopoulos, the Chairman of the Company, an entity controlled by Mr. Georgiopoulos, the Oaktree Lender and one of its affiliates. Pursuant to our preexisting agreement with Mr. Georgiopoulos, the Registration Rights Agreement grants him (as well as the entity he controls) registration rights with respect to 2,938,343 shares of the Company’s common stock which he received in connection with the Arlington Acquisition in exchange for shares of General Maritime Subsidiary issued to him in connection with the recapitalization of General Maritime Subsidiary in June 2001. The Registration Rights Agreement also grants Oaktree registration rights with respect to the shares of the Company’s common stock issued or issuable to Oaktree upon exercise of the Warrants. The Registration Rights Agreement provides for customary demand and piggy-back registration rights.
Oaktree will not be permitted to transfer any Warrants or shares received upon the exercise of any Warrant until May 6, 2013 (being the second anniversary of the closing of the Oaktree Transaction), except to its affiliates or in a transaction approved or recommended by the Company’s Board of Directors. Oaktree will also not be permitted to enter into any hedging transactions with respect to the Company’s common stock until May 6, 2012 (being the first anniversary of the closing date of the Oaktree Transaction), except with the Company’s prior written consent. Pursuant to the Investment Agreement, subject to certain specified exceptions, Oaktree was subject to customary “standstill” restrictions until May 6, 2013, pursuant to which Oaktree was not permitted to acquire additional shares of the Company’s capital stock or make any public proposal with respect to a merger, combination or acquisition (or take similar actions) with respect to the Company. However, in conjunction with the Company’s review of various alternatives with respect to a potential restructuring of its capital structure, on September 30, 2011, the Company and certain affiliates of OCM entered into an amendment to the Investment Agreement which eliminated such standstill provision from the Investment Agreement.
The Company has determined the fair value of the Warrants as of May 6, 2011 to be $48,114, using the Monte Carlo method, based on a grant date stock price of $2.07, a volatility of 90.92%, a dilution protection premium of 15.94%, a put option cost of $0.31 and a liquidity discount of 14.80%. The fair value of the Warrants is recorded as a noncurrent liability on the Company’s balance sheet, and the carrying value of the Oaktree Credit Facility is reduced by an offsetting amount. Subsequent changes in the value of the Warrants, which are expected to be primarily driven by the trading price of the Company’s common stock, will be treated as noncash adjustments to Other income (expense) on the Company’s statement of operations. As of September 30, 2011, the Warrants have a fair value of $3,848, and the Company has recorded an unrealized gain of $29,657 and $44,267, respectively, for the three months and nine months ended September 30, 2011, which is classified as a component of Other income (expense) on the Company’s condensed consolidated statements of operations.

10. DERIVATIVE FINANCIAL INSTRUMENTS AND WARRANTS
During the three months and nine months ended September 30, 2011 and 2010, the Company has been party to interest rate swap agreements (see Note 8), which are carried at fair value on the consolidated balance sheet at each period end. During the nine months ended September 30, 2011, the Company also has Warrants outstanding. Tabular disclosure of derivative instruments are as follows:
	Liability Derivatives
		Fair Value
	Balance Sheet Location	September 30, 2011	December 31, 2010
Derivatives designated as hedging instruments under FASB ASC 815
Interest rate contracts	Derivative Liability, current	$(6,873)	$(7,132)
Interest rate contracts	Derivative Liability, noncurrent	(2,059)	(4,929)
Total derivatives designated as hedging instruments under FASB ASC 815		(8,932)	(12,061)
Derivatives not designated as hedging instruments
Warrants	Derivative Liability, noncurrent	(3,848)	—
Total derivatives		$(12,780)	$(12,061)
The Effect of Derivative Instruments on the Consolidated Statements of Operations
Derivatives in FASB ASC 815	Amount of Loss Recognized in OCI on Derivative (Effective Portion)		Location of Loss Reclassified from Accumulated OCI	Amount of Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of Gain Recognized in Income	Amount of Gain Recognized in Income on Derivative (Ineffective Portion)
Cash FlowHedging	Three Months Ended September 30,		into Income (Effective	Three Months Ended September 30,		on Derivative (Ineffective	Three Months Ended September 30,
Relationships	2011	2010	Portion)	2011	2010	Portion)	2011	2010
Interest rate contracts	$(617)	$(3,646)	Interest Expense	$(1,961)	$(3,687)	Other income, net	$—	$(70)
Total	$(617)	$(3,646)		$(1,961)	$(3,687)		$—	$(70)
The Effect of Derivative Instruments on the Consolidated Statements of Operations
Derivatives Not Designated as		Amount of Gain Recognized in Income on Derivative
Hedging Instruments under	Location of Gain Recognized in	Three Months Ended September 30,
FASB ASC 815	Income on Derivative	2011	2010
Warrants	Other income, net	$29,657	$—
Total		$29,657	$—
The Effect of Derivative Instruments on the Consolidated Statements of Operations
Derivatives in FASB ASC 815	Amount of Loss Recognized in OCI on Derivative (Effective Portion)		Location of Loss Reclassified from Accumulated OCI	Amount of Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of Gain Recognized in Income	Amount of Gain Recognized in Income on Derivative (Ineffective Portion)
Cash FlowHedging	Nine Months Ended September 30,		into Income (Effective	Nine Months Ended September 30,		on Derivative (Ineffective	Nine Months Ended September 30,
Relationships	2011	2010	Portion)	2011	2010	Portion)	2011	2010
Interest ratecontracts	$(2,552)	$(12,470)	Interest Expense	$(5,745)	$(11,371)	Other income, net	$—	$(8)
Total	$(2,552)	$(12,470)		$(5,745)	$(11,371)		$—	$(8)

The Effect of Derivative Instruments on the Consolidated Statements of Operations
Derivatives Not Designated as		Amount of Gain Recognized in Income on Derivative
Hedging Instruments under	Location of Gain Recognized in	Nine Months Ended September 30,
FASB ASC 815	Income on Derivative	2011	2010
Warrants	Other income, net	$44,266	$—
Total		$44,266	$—
11. FAIR VALUE OF FINANCIAL INSTRUMENTS
The estimated fair values of the Company’s financial instruments are as follows:
	September 30, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Floating rate debt	$858,443	$858,443	$1,082,845	$1,082,845
Senior Notes	293,690	114,300	293,198	289,125
Oaktree Credit Facility	165,584	100,445	—	—
Interest rate swaps- liability positions	8,932	8,932	12,061	12,061
Warrants	3,848	3,848	—	—
The fair value of term loans and revolving credit facilities is estimated based on current rates offered to the Company for similar debt of the same remaining maturities and collateral. The carrying value approximates the fair market value for the variable rate loans. The Senior Notes are carried at par value, net of original issue discount. The fair value of the Senior Notes is derived from quoted market prices, but is thinly traded and as such is a Level 2 item. The fair value of interest rate swaps is the estimated amount the Company would pay to terminate swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the Company and the swap counterparties. The fair value of the Oaktree Credit Facility is based on factors that can be closely approximated using simple models and extrapolation methods using known, observable prices as parameters. The fair value of the Warrants includes significant unobservable inputs such as dilution protection premiums and liquidity discounts which make the Warrants a Level 3 item.
The carrying amounts of the Company’s other financial instruments at September 30, 2011 and December 31, 2010 (principally cash, amounts due from charterers, prepaid expenses, accounts payable and accrued expenses) approximate fair values because of the relative short maturity of those instruments.
The Company has elected to use the income approach to value the interest rate swap derivatives using observable Level 2 market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount assuming that participants are motivated, but not compelled to transact. Level 2 inputs for the swap valuations are limited to quoted prices for similar assets or liabilities in active markets (specifically futures contracts on LIBOR) and inputs other than quoted prices that are observable for the asset or liability (specifically LIBOR cash and swap rates and credit risk at commonly quoted intervals). Mid-market pricing is used as a practical expedient for fair value measurements. FASB ASC 820 states that the fair value measurements must include credit considerations. Credit default swaps basis available at commonly quoted intervals are collected from Bloomberg and applied to all cash flows when the swap is in an asset position pre-credit effect to reflect the credit risk of the counterparties. The spread over LIBOR on the Company’s 2011 Credit Facility and 2010 Amended Credit Facility of 4.0% is applied to all cash flows when the swap is in a liability position pre-credit effect to reflect the credit risk to the counterparties.
FASB ASC 820-10 states that the fair value measurement of a liability must reflect the nonperformance risk of the entity. Therefore, the impact of the Company’s creditworthiness has also been factored into the fair value measurement of the derivative instruments in a liability position.

The fair value of Vessels held for sale (see Note 5) was determined based on the selling price, net of estimated costs to sell, of such assets based on contracts finalized within a short period of time of their classification as held for sale, and measured on a nonrecurring basis. Because sales of vessels occur infrequently, as the sale of such assets was being negotiated at period end, these selling prices are considered to be Level 2 items. The fair value of Goodwill can be measured only as a residual and cannot be measured directly, and is measured on a nonrecurring basis. The Company employs a methodology used to determine an amount that achieves a reasonable estimate of the value of goodwill for purposes of measuring an impairment loss. That estimate, referred to as implied fair value of goodwill, is a Level 3 measurement. The following table summarizes the valuation of assets measured on a nonrecurring basis:
	September 30, 2011			December 31, 2010
		Significant Other Observable Inputs	Significant Unobservable Inputs		Significant Other Observable Inputs	Significant Unobservable Inputs
	Total	(Level 2)	(Level 3)	Total	(Level 2)	(Level 3)
Vessels held for sale	$8,001	$8,001	$—	$80,219	$80,219	$—
Goodwill	—	—	—	1,818	—	1,818

The following table summarizes the valuation of our financial instruments by the above FASB ASC 820 pricing levels as of the valuation date listed:
	September 30, 2011			December 31, 2010
		Significant Other Observable Inputs	Significant Unobservable Inputs	Significant Other Observable Inputs
	Total	(Level 2)	(Level 3)	(Level 2)
Derivative instruments — asset position	$—	$—	$—	$—
Derivative instruments — liability position
Interest rate swap agreements	$(8,932)	$(8,932)	$—	$(12,061)
Warrants	$(3,848)	$—	$(3,848)	$—
A reconciliation of the Warrants, issued on May 6, 2011, which were based on Level 3 inputs, which are defined by FASB ASC 820-10 as unobservable inputs that are not corroborated by market data, for the nine months ended September 30, 2011 is as follows:
Fair value at issuance, May 6, 2011	$48,114
Fair value, September 30, 2011	3,848
Unrealized gain	$44,266
12. VLCC POOL ARRANGEMENT
During the second quarter of 2011, the Company agreed to enter seven of its VLCCs into Seawolf Tankers, a commercial pool of VLCCs managed by Heidmar, Inc. (“Heidmar”). Commercial pools are designed to provide for effective chartering and commercial management of similar vessels that are combined into a single fleet to improve customer service, increase vessel utilization and capture cost efficiencies.
Through September 30, 2011, the Genmar Vision, the Genmar Ulysses, the Genmar Zeus and the Genmar Hercules were admitted to the pool. In addition, the Genmar Victory is expected to begin trading in the pool upon completion of its current time charter including option periods which are exercisable at the election of the charterers.
The Genmar Poseidon and the Genmar Atlas also entered the Seawolf Pool via period charters with Heidmar in July 2011. These two time charters are for a term of 12 month at market related rates, subject to a floor of $15,000 per day and a 50% profit share above $30,000 per day.

As each vessel enters the pool, it is required to fund a working capital reserve of $2,000 per vessel. This reserve will be accumulated over an eight-month period via $250 per month being withheld from distributions of revenues earned. Heidmar is responsible for the working capital reserve for the two vessels it charters. For the four vessels admitted directly into the pool, there is a working capital reserve of $8,000 which is recorded on the consolidated balance sheet as Other assets. Of this $8,000, $6,843 has not yet been paid and is recorded on the consolidated balance sheet as Accounts payable and other accrued expenses.
13. RELATED PARTY TRANSACTIONS
During the nine months ended September 30, 2011 and 2010, the Company incurred office expenses totaling $25 and $43, respectively, on behalf of Peter C. Georgiopoulos, the Chairman of the Company’s Board of Directors, and P C Georgiopoulos & Co. LLC, an investment management company controlled by Peter C. Georgiopoulos. The balance of $14 and $14 remains outstanding as of September 30, 2011 and December 31, 2010, respectively.
During the nine months ended September 30, 2011 and 2010, the Company incurred fees for legal services aggregating $119 and $98 respectively, to the father of Peter C. Georgiopoulos. As of September 30, 2011 and December 31, 2010, the balance of $4 and $12, respectively, was outstanding.
During the nine months ended September 30, 2011 and 2010, the Company incurred certain entertainment and travel related costs totaling $165 and $170, respectively, on behalf of Genco Shipping & Trading Limited (“Genco”), an owner and operator of dry bulk vessels. Peter C. Georgiopoulos is chairman of Genco’s board of directors. The balance due from Genco of $4 and $159 remains outstanding as of September 30, 2011 and December 31, 2010, respectively.
During the nine months ended September 30, 2011 and 2010, the Company incurred certain entertainment costs totaling $3 and $0, respectively, on behalf of Baltic Trading Limited (“Baltic”), which is a subsidiary of Genco. Peter C. Georgiopoulos is chairman of Baltic’s board of directors. There is no balance due from Baltic as of September 30, 2011 and December 31, 2010, respectively.
During the nine months ended September 30, 2011 and 2010, Genco made available two of its employees who performed internal audit services for the Company for which the Company was invoiced $136 and $106, respectively, based on actual time spent by the employees, of which the balance due to Genco of $19 and $85 remains outstanding as of September 30, 2011 and December 31, 2010, respectively.
During the nine months ended September 30, 2011 and 2010, Aegean Marine Petroleum Network, Inc. (“Aegean”) supplied bunkers and lubricating oils to the Company’s vessels aggregating $31,943 and $18,696, respectively. At September 30, 2011 and December 31, 2010, $5,408 and $9,805, respectively, remains outstanding. Peter C. Georgiopoulos and John Tavlarios, a member of the Company’s board of directors and the president and CEO of the Company, are directors of Aegean. In addition, the Company provided office space to Aegean and Aegean incurred rent and other expenses in its New York office during the nine months ended September 30, 2011 and 2010 for $49 and $51, respectively. A balance of $16 and $7 remains outstanding as of September 30, 2011 and December 31, 2010, respectively.
On March 29, 2011, the Company, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation entered into a Credit Agreement with affiliates of Oaktree Capital Management, L.P., pursuant to which the lender (the “Oaktree Lender”) agreed to make a $200,000 secured loan (the “Oaktree Loan”) to General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, along with detachable warrants (the “Warrants”) to be issued by the Company for the purchase of 19.9% of the Company’s outstanding common stock (measured as of immediately prior to the closing date of such transaction) at an exercise price of $0.01 per share (collectively, the “Oaktree Transaction”).
On May 6, 2011, the Company amended and restated in its entirety the Credit Agreement with the Oaktree Lender (as so amended and restated, the “Oaktree Credit Facility”) and, pursuant to the Oaktree Credit Facility, the Oaktree Lender provided the $200,000 Oaktree Loan to General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, and also received the Warrants for the purchase of 23,091,811 shares of the Company’s common stock. The Company used the proceeds from the Oaktree Transaction to repay approximately $140,800 of its existing credit facilities, to pay fees and for working capital. As of September 30, 2011, the Company has issued an aggregate total of 5,485,796 shares of its common stock under the Sale Agreements for net proceeds of $7,987. Pursuant to the Investment Agreement (see Note 9), the issuances and sales of these shares under the Sale Agreements required the Company to issue an additional 1,091,673 Warrants to the Warrant holders pursuant to the anti-dilution adjustment provisions of the Warrants, and also result in Oaktree having preemptive rights to purchase an additional 910,485 shares of our common stock at prices per share ranging from $1.35 to $1.59, in each case subject to compliance with the rules of the NYSE and receipt of the required shareholder approval (see Note 9). Such approval was received on August 9, 2011 and on September 23, 2011, 1,019,673 additional Warrants were issued to the Warrant holder.

Peter C. Georgiopoulos has been granted an interest in a limited partnership controlled and managed by Oaktree. The other investors in the partnership are various funds managed by Oaktree. The partnership and its subsidiaries hold the entire Oaktree Loan and all of the Warrants as of September 30, 2011. Mr. Georgiopoulos does not have any rights to participate in the management of the partnership. Pursuant to the partnership agreement, Mr. Georgiopoulos is entitled to an interest in distributions by the partnership, which in the aggregate will not exceed 4.9% of all distributions made by the partnership, provided that no distributions will be made to Mr. Georgiopoulos until the other investors in the partnership have received distributions from the partnership equal to the amount of their respective investments in the partnership. The Oaktree Transaction was the result of an extensive process, overseen by an independent committee of the Company’s Board of Directors, and its financial and legal advisors. Mr. Georgiopoulos intends to assign 100% of his limited partnership interest to the Company. The Company is not expected to provide any consideration for this assignment.
The Company, as the assignee of the limited partnership interest from Mr. Georgiopoulos, would not have any rights to participate in the management of the Investment Partnership. Pursuant to the partnership agreement, the Company would be entitled to an interest in distributions by the Investment Partnership, which in the aggregate would not exceed 4.9% of all distributions made by the Investment Partnership, provided that no distributions would be made to the Company until the other investors in the Investment Partnership have received distributions equal to the amount of their respective investments. Neither Mr. Georgiopoulos nor the Company has made (and the Company would not be required to make and does not intend to make) any substantial investment in the partnership.
14. STOCK-BASED COMPENSATION
Stock Incentive Plans
On June 10, 2001, General Maritime Subsidiary adopted the General Maritime Corporation 2001 Stock Incentive Plan. On December 16, 2008, the Company assumed the obligations of General Maritime Subsidiary under the 2001 Stock Incentive Plan in connection with the Arlington Acquisition. The aggregate number of shares of common stock available for award under the 2001 Stock Incentive Plan was increased from 3,886,000 shares to 5,896,000 shares pursuant to an amendment and restatement of the plan as of May 26, 2005. Under this plan, the Company’s Compensation Committee, another designated committee of the Board of Directors, or the Board of Directors, may grant a variety of stock based incentive awards to employees, directors and consultants whom the Compensation Committee (or other committee or the Board of Directors) believes are key to the Company’s success. The compensation committee may award incentive stock options, nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock and performance shares.
Since inception of the 2001 Stock Incentive Plan, the Company has issued stock options and restricted stock. Upon the granting of stock options and restricted stock, the Company allocated new shares from its reserve of authorized shares to employees subject to the maximum shares permitted by the 2001 Stock Incentive Plan, as amended. Grants of stock options and restricted shares through December 31, 2010 substantially depleted the 2010 Stock Incentive Plan.
On August 9, 2011, the Company’s shareholders approved the General Maritime Corporation 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan provides for the grant of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) unrestricted stock. Awards may be granted with respect to an aggregate of 7,500,000 shares of common stock. These shares may be either authorized and unissued shares of common stock, shares of common stock held in Company’s treasury or shares of common stock acquired by the Company for the purposes of the Plan. In general, if awards under the 2011 Stock Incentive Plan are cancelled, expire or terminate unexercised for any reason, the shares subject to such awards will be available again for the grant of awards under the 2011 Stock Incentive Plan. The number of shares of common stock available for awards under the 2011 Stock Incentive Plan will be reduced by the total number of stock options or stock appreciation rights exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement).
The Company’s policy for attributing the value of graded-vesting stock options and restricted stock awards is to use an accelerated multiple-option approach.

Stock Options
As of September 30, 2011, there was no unrecognized compensation cost related to nonvested stock option awards. Also, during the three months and nine months ended September 30, 2011 no stock options were granted, forfeited or exercised. All stock option grants were made under the 2001 Stock Incentive Plan.
The following table summarizes certain information about stock options outstanding as of September 30, 2011, all of which were fully vested by December 31, 2010:
	Options Outstanding, September 30, 2011			Options Exercisable, September 30, 2011
Exercise Price	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Exercise Price
$10.88	1,675	$10.88	2.1	1,675	$10.88
$16.84	5,025	$16.84	2.6	5,025	$16.84
	6,700	15.35	2.5	6,700	15.35
Restricted Stock
The Company’s restricted stock grants to employees generally vest ratably upon continued employment over periods of approximately 4 or 5 years from date of grant. Certain restricted stock grants to the Company’s Chairman vest approximately 10 years from date of grant. Restricted stock grants to non-employee directors generally vest over a one-year period. Such grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements. Grants made through December 31, 2010 were made under the 2001 Stock Incentive Plan. Subsequent grants have been and will be made under the 2011 Stock Incentive Plan.
On May 14, 2009, the Company granted a total of 42,252 shares of restricted common stock to the Company’s six non-employee Directors. Restrictions on the restricted stock lapsed on May 13, 2010 which was the date of the Company’s 2010 Annual Meeting of Shareholders.
On December 24, 2009, the Company made grants of restricted common stock in the amount of 160,390 shares to employees of the Company and 213,680 shares to officers of the Company. The restrictions on all of these shares will lapse as to 25% of these shares on November 15, 2010 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2013. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On May 13, 2010, the Company granted a total of 57,168 shares of restricted common stock to the Company’s six non-employee Directors. Restrictions on the restricted stock lapsed on May 12, 2011, the date of the Company’s 2011 Annual Meeting of Shareholders.
On December 31, 2010, the Company made grants of restricted common stock in the amount of 697,784 shares to employees and officers of the Company. The restrictions on all of these shares will lapse, if at all, as to 25% of these shares on November 15, 2011 and as to 25% of these shares on November 15 of each of the three years thereafter, and will become fully vested on November 15, 2014. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreements.
On August 9, 2011, the Company granted a total of 180,000 shares of restricted common stock to the Company’s six non-employee Directors. Restrictions on the restricted stock will lapse, if at all, on August 9, 2012 or the date of the Company’s 2012 Annual Meeting of Shareholders, whichever occurs first. The foregoing grants are subject to accelerated vesting upon certain circumstances set forth in the relevant grant agreement.
The weighted-average grant-date fair value of restricted stock granted during the nine months ended September 30, 2011 and 2010 was $0.60 per share and $7.74 per share, respectively.

A summary of the activity for restricted stock awards during the quarterly periods in the nine months ended September 30, 2011 is as follows:
		Weighted
	Number of	Average
	Shares	Fair Value

Outstanding and nonvested, January 1, 2011	2,974,151	$19.07
Granted	—	—
Vested	(3,685)	11.85
Forfeited	(4,020)	8.47
Outstanding and nonvested, March 31, 2011	2,966,446	19.10
Granted	—	—
Vested	(57,168)	7.74
Forfeited	—	—
Outstanding and nonvested, June 30, 2011	2,909,278	$19.32
Granted	180,000	0.60
Vested	—	—
Forfeited	—	—
Outstanding and nonvested, September 30, 2011	3,089,278	$18.23
The following table summarizes the amortization, which will be included in general and administrative expenses, of all of the Company’s restricted stock grants as of September 30, 2011:
	2011*	2012	2013	2014	2015	Thereafter	TOTAL
Restricted Stock Grant Date
February 9, 2005	$186	$740	$738	$646	$—	$—	$2,310
April 5, 2005	441	1,753	1,749	1,749	—	—	5,692
December 21, 2005	245	976	974	974	851	—	4,020
December 18, 2006	149	541	539	539	539	472	2,779
December 21, 2007	222	728	620	620	620	1,165	3,975
December 15, 2008	42	94	11	—	—	—	147
December 23, 2008	64	172	71	—	—	—	307
December 24, 2009	141	361	145	—	—	—	647
December 31, 2010	244	609	319	128	—	—	1,300
August 9, 2011	36	52	—	—	—	—	88
Total by year	$1,770	$6,026	$5,166	$4,656	$2,010	$1,637	$21,265

* Represents the period from October 1, 2011 through December 31, 2011.
As of September 30, 2011 and December 31, 2010, there was $21,265 and $27,132, respectively, of total unrecognized compensation cost related to nonvested restricted stock awards. As of September 30, 2011, this cost is expected to be recognized as an addition to paid-in capital over a weighted-average period of 2.0 years.
Total compensation cost recognized in income relating to amortization of restricted stock awards for the three months ended September 30, 2011 and 2010 was $1,961 and $2,234, respectively. Total compensation cost recognized in income relating to amortization of restricted stock awards for the nine months ended September 30, 2011 and 2010 was $5,941 and $6,627, respectively.

15. COMMON STOCK OFFERINGS
On June 17, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Dahlman, Jefferies and J.P. Morgan Securities Inc., as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company sold to the Underwriters an aggregate of 30,600,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for a purchase price of $6.41 per share (the “Purchase Price”), which reflects a price to the public of $6.75 per share less underwriting discounts and commissions.
On June 23, 2010, the Company received $195,649 for the issuance of these 30,600,000 shares, net of issuance costs.
On April 5, 2011, the Company completed a registered follow-on common stock offering pursuant to which it sold 23,000,000 shares of its common stock, par value $0.01 per share, for a purchase price of $1.89 per share, which reflects a price to the public of $2.00 per share less underwriting discounts and commissions resulting in net proceeds to the Company of $43,470.
On April 8, 2011, an additional 3,450,000 shares of the Company’s common stock were issued pursuant to the underwriters’ exercise of their overallotment option under the same terms as the April 5, 2011 issuance resulting in net proceeds to the Company of $6,520.
On June 9, 2011, the Company entered into separate open market sale agreements (“Sale Agreements”) with two investment banks (the “Sales Agents”) pursuant to which the Company had the right to sell shares of its common stock, par value $0.01 per share, for aggregate sales proceeds of up to $50,000. The shares under the Sale Agreements were sold in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Company also had the right to sell shares of its common stock to either Sales Agent, in each case as principal for its own account, at a price agreed upon at such time. Under the Sale Agreements, each Sales Agent was entitled to compensation equal to 2.5% of the gross sales price of the Securities sold pursuant to the Sale Agreement to which such Sales Agent was a party, provided that the compensation equaled 2.0% of the gross sales price of the Securities sold to certain purchasers specified in the applicable Sale Agreement. Each Sales Agent agreed to use its commercially reasonable efforts consistent with normal sales and trading practices to place all of the Securities requested to be sold by the Company. The Company had no obligation to sell any of the Securities under the Sale Agreements and either the Company or either Sales Agent had the right at any time to suspend or terminate solicitation and offers under the applicable Sale Agreement to which such Sales Agent is a party. Between June 9, 2011 and July 7, 2011, the Company issued 5,485,796 shares of its common stock for proceeds of $7,987 after commissions. Each of the Sale Agreements were terminated on November 18, 2011.
Pursuant to the issuance of shares during the nine months ended September 30, 2011, the Company incurred legal and accounting costs aggregating $577, which was recorded as a reduction of proceeds from such share issuances.
16. LEGAL PROCEEDINGS
On November 17, 2011, the Company commenced the Chapter 11 Cases. Pursuant to the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including the matters described below and most other actions to collect pre-petition indebtedness or to exercise control over the property of the Company’s bankruptcy estates. Substantially all of the Company’s pre-petition liabilities will be resolved over the course of the Chapter 11 Cases. The resolution of such liabilities could result in a material adjustment to the Company’s financial statements.
The Company’s material pre-petition legal proceedings are discussed below.
From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business, principally personal injury and property casualty claims. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.
On or about August 29, 2007, an oil sheen was discovered by shipboard personnel of the Genmar Progress in Guayanilla Bay, Puerto Rico in the vicinity of the vessel. The vessel crew took prompt action pursuant to the vessel response plan. The Company’s subsidiary which operates the vessel promptly reported this incident to the U.S. Coast Guard and subsequently accepted responsibility under the U.S. Oil Pollution Act of 1990 for any damage or loss resulting from the accidental discharge of bunker fuel determined to have been discharged from the vessel. The Company understands the federal and Puerto Rico authorities are conducting civil investigations into an oil pollution incident which occurred during this time period on the southwest coast of Puerto Rico including Guayanilla Bay. The extent to which oil discharged from the Genmar Progress is responsible for this incident is currently the subject of investigation. The U.S. Coast Guard has designated the Genmar Progress as a potential source of discharged oil. Under the U.S. Oil Pollution Act of 1990, the source of the discharge is liable, regardless of fault, for damages and oil spill remediation as a result of the discharge.

On January 13, 2009, the Company received a demand from the U.S. National Pollution Fund for approximately $5,800 for the U.S. Coast Guard’s response costs and certain costs of the Departamento de Recursos Naturales y Ambientales of Puerto Rico in connection with the alleged damage to the environment caused by the spill. In April 2010, the U.S. National Pollution Fund made an additional natural resource damage assessment claim against the Company of approximately $500. In October 2010, the Company entered into a settlement agreement with the U.S. National Pollution Fund in which the Company agreed to pay approximately $6,273 in full satisfaction of the oil spill response costs of the U.S. Coast Guard and natural damage assessment costs of the U.S. National Pollution Fund through the date of the settlement agreement. Pursuant to the settlement agreement, the U.S. National Pollution Fund will waive its claims to any additional civil penalties under the U.S. Clean Water Act as well as for accrued interest. The settlement has been paid in full by the vessel’s Protection and Indemnity Underwriters. Notwithstanding the settlement agreement, the Company may be subject to any further potential claims by the U.S. National Pollution Fund or the U.S. Coast Guard arising from the ongoing natural damage assessment.
The Company has been cooperating in these investigations and had posted a surety bond, which was returned to the Company on April 21, 2011, to cover potential fines or penalties that may be imposed in connection with these matters.
These matters have been reported to the Company’s protection and indemnity insurance underwriters, and management believes that any such liabilities (including our obligations under the settlement agreement) will be covered by our insurance, less a $10 deductible.
17. CONSOLIDATING FINANCIAL INFORMATION
The Company holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. Most of the Company’s subsidiaries are Subsidiary Guarantors under the Senior Notes (see Note 8). The guarantees of the Subsidiary Guarantors are full and unconditional and joint and several. Excluding the impact of the Chapter 11 Cases, there are no significant restrictions on the ability of the Company or any of the Subsidiary Guarantors to obtain funds from any of their respective subsidiaries by dividend or loan. During the nine months ended September 30, 2011, certain Subsidiary Guarantors were released from the Subsidiary Guaranty as a result of the sale of substantially all of their assets (see Notes 6 and 8). Presented on the following pages are the Company’s condensed consolidating balance sheet, statements of operations, and statement of cash flows as required by Rule 3-10 of Regulation S-X of the Securities Exchange Act of 1934, as amended, which separately show the parent company, all of its guarantor subsidiaries and all of its non-guarantor subsidiaries.

CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF SEPTEMBER 30, 2011
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash	$73	$36,285	$1,536	$—	$37,894
Due from charterers, net	—	20,026	159	—	20,185
Prepaid expenses and other current assets	—	28,155	5,594	—	33,749
Vessels held for sale	—	8,001	—	—	8,001
Total current assets	73	92,467	7,289	—	99,829
NONCURRENT ASSETS:
Vessels, net of accumulated depreciation	—	1,532,799	—	—	1,532,799
Other fixed assets, net	—	13,124	31	—	13,155
Deferred drydock costs, net	—	25,074	—	—	25,074
Deferred financing costs, net	13,630	20,167			33,797
Other assets	—	10,056	3,888	—	13,944
Due from subsidiaries	—	958,223	—	(958,223)	—
Investment in subsidiaries	1,733,416	—	—	(1,733,416)	—
Total noncurrent assets	1,747,046	2,559,443	3,919	(2,691,639)	1,618,769
TOTAL ASSETS	$1,747,119	$2,651,910	$11,208	$(2,691,639)	$1,718,598
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$13,559	$57,005	$7,015	$—	$77,579
Current portion of long-term debt	459,273	858,444	—	—	1,317,717
Deferred voyage revenue	—	923	—	—	923
Derivative liability	—	6,873	—	—	6,873
Total current liabilities	472,832	923,245	7,015	—	1,403,092
NONCURRENT LIABILITIES:
Long-term debt	—	—	—	—	—
Other noncurrent liabilities		2,089	1,812	—	3,901
Derivative liability and Warrants	3,848	2,059		—	5,907
Due to subsidiaries	964,741	—	2,381	(967,122)	—
Total noncurrent liabilities	968,589	4,148	4,193	(967,122)	9,808
TOTAL LIABILITIES	1,441,421	927,393	11,208	(967,122)	1,412,900
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value per share	1,217	—	—	—	1,217
Paid-in capital	634,762	1,733,416	—	(1,733,416)	634,762
Accumulated deficit	(321,382)	—	—	—	(321,382)
Accumulated other comprehensive loss	(8,899)	(8,899)	—	8,899	(8,899)
Total shareholders’ equity	305,698	1,724,517	—	(1,724,517)	305,698
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,747,119	$2,651,910	$11,208	$(2,691,639)	$1,718,598

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2011
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
VOYAGE REVENUES:
Voyage revenues	$—	$71,045	$3,806	$—	$74,851
OPERATING EXPENSES:
Voyage expenses	—	36,906	42	—	36,948
Direct vessel expenses	—	24,797	1,967	—	26,764
Bareboat lease expense	—	—	2,483	—	2,483
General and administrative	—	9,126	48	—	9,174
Depreciation and amortization	—	23,337	2	—	23,339
Goodwill impairment	—	—	—	—	—
Loss on impairment of vessel	—	10,684	—	—	10,684
Loss on disposal of vessels and vessel equipment	—	1,190	(9)	—	1,181
Total operating expenses	—	106,040	4,533	—	110,573
OPERATING (LOSS) INCOME	—	(34,995)	(727)	—	(35,722)
OTHER EXPENSE:
Interest expense, net	(18,521)	(12,723)	—	—	(31,244)
Other income (expense)	29,657	81	—	—	29,738
Equity in losses of subsidiaries	(48,364)	—	—	48,364	—
Net other expense	(37,228)	(12,642)	—	48,364	(1,506)
Net loss	$(37,228)	$(47,637)	$(727)	$48,364	$(37,228)
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2011
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
VOYAGE REVENUES:
Voyage revenues	$—	$265,281	$17,706	$—	$282,987
OPERATING EXPENSES:
Voyage expenses	—	129,293	3,247	—	132,540
Direct vessel expenses	—	75,387	8,725	—	84,112
Bareboat lease expense	—	—	6,524	—	6,524
General and administrative	—	28,201	66	—	28,267
Depreciation and amortization	—	68,746	105	—	68,851
Goodwill impairment	—	1,818	—	—	1,818
Loss on impairment of vessel	—	10,684	—	—	10,684
Loss on disposal of vessels and vessel equipment	—	3,871	2,245	—	6,116
Total operating expenses	—	318,000	20,912	—	338,912
OPERATING (LOSS) INCOME	—	(52,719)	(3,206)	—	(55,925)
OTHER EXPENSE:
Interest expense, net	(42,247)	(38,893)	3	—	(81,137)
Other income (expense)	44,266	90	(19)	—	44,337
Equity in losses of subsidiaries	(94,744)	—	—	94,744	—
Net other expense	(92,725)	(38,803)	(16)	94,744	(36,800)
Net loss	$(92,725)	$(91,522)	$(3,222)	$94,744	$(92,725)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2011
	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash (used) provided by operating activities	$(119,776)	$9,116	$4,447	$94,744	$(11,469)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of vessels	—	—	92,920	—	92,920
Intercompany advances, net	(110,393)	302,099	(96,962)	(94,744)	—
Purchase of vessels	—	(74,216)	—	—	(74,216)
Purchase of other fixed assets	—	(3,588)	—	—	(3,588)
Net cash (used) provided by investing activites	(110,393)	224,295	(4,042)	(94,744)	15,116
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving credit facilities	—	(7,405)	—	—	(7,405)
Borrowings on credit facilities	—	45,600	—	—	45,600
Repayments on credit facilities	—	(239,796)	—	—	(239,796)
Repayment of Bridge Loan Credit Facility	(22,800)	—	—	—	(22,800)
Borrowings on Oaktree Credit Facility	200,000	—	—	—	200,000
Proceeds from issuance of common stock	57,400	—	—	—	57,400
Deferred financing costs paid	(4,380)	(11,141)	—	—	(15,521)
Net cash provided (used) by financing activities	230,220	(212,742)	—	—	17,478
Effect of exchange rate changes on cash balances	—	(89)	—	—	(89)
Net increase in cash	51	20,580	405	—	21,036
Cash, beginning of the year	22	15,705	1,131	—	16,858
Cash, end of period	$73	$36,285	$1,536	$—	$37,894
18. SUBSEQUENT EVENTS
Reorganization under Chapter 11
On the Petition Date, subsequent to the balance sheet date, the Company and substantially all of its subsidiaries filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Chapter 11 Cases are being jointly administered under Case No. 11-15285 (MG).
The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of chapter 11 and orders of the Bankruptcy Court.
On November 16, 2011, the Company entered into agreements supporting a proposed plan of reorganization (a “Qualified Plan”) with certain of the lenders under the Oaktree Credit Facility, 2010 Amended Credit Facility and 2011 Credit Facility (collectively, the “Pre-petition Credit Facilities”) (see “ — Restructuring Support Agreement and “— Equity Commitment Letter”).
On November 18, 2011, the Bankruptcy Court approved certain first-day motions in the Chapter 11 Cases, including, without limitation, approval of an interim order authorizing the DIP Facility and the use of the Company’s cash collateral, interim orders authorizing the payment of critical and foreign vendors, wages, salaries and other benefits to employees, and interim orders authorizing the continued use of its existing cash management system and continuation of intercompany funding of certain of its affiliates. Such interim orders are subject to certain specified terms and conditions and final approval at a hearing to be held on or about December 15, 2011 (as such date may be adjourned).
The Company has retained, pending Bankruptcy Court approval, legal and financial professionals to advise it on the Chapter 11 Cases and certain other professionals to provide services and advice to it in the ordinary course of business. From time to time, the Company may seek Bankruptcy Court approval to retain additional professionals.

The filing of the Chapter 11 Cases constituted a default or otherwise triggered repayment obligations under the Pre-petition Credit Facilities and Senior Notes. Further, such defaults and repayment obligations have resulted in events of default and/or termination events under certain other contracts that the Company is party to. Under the Bankruptcy Code, however, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of the debtor’s estate. Absent an order of the Bankruptcy Court, substantially all of the pre-petition liabilities are subject to settlement. As described in Note 8, the Company had already classified its obligations outstanding under the Pre-petition Credit Facilities and Senior Notes as current liabilities in the accompanying condensed consolidated balance sheet as of September 30, 2011. Any entitlement to post-petition interest will be determined in accordance with applicable bankruptcy law.
Under the Bankruptcy Code, the Company has the right to assume or reject executory contracts (i.e., contracts that have material performance obligations on the part of both parties yet to be performed) and unexpired leases, subject to approval of the Bankruptcy Court and other limitations. In this context, “assuming” an executory contract or unexpired lease means that the Company will agree to perform its obligations and cure certain existing defaults under the contract or lease and “rejecting” an executory contract means that the Company will be relieved of its obligations to perform further under the contract or lease, which may give rise to a pre-petition claim for damages for the breach thereof. Any description of an executory contract or unexpired lease in this Report must be read in conjunction with, and is qualified by, any overriding rejection rights the Company has under the Bankruptcy Code.
Although the Company intends to file and seek confirmation of such a Qualified Plan, there can be no assurance as to when the Company will file the Qualified Plan or that the Qualified Plan will be confirmed by the Bankruptcy Court and consummated. Furthermore, there can be no assurance that the Company will be successful in achieving its reorganization goals or that any measures that are achievable will result in sufficient improvement to its financial position.
DIP Facility
In connection with the Chapter 11 Cases, the Company filed motions seeking Bankruptcy Court approval of the DIP Facility (see Note 8).
Restructuring Support Agreement
On November 16, 2011, the Company entered into a Restructuring Support Agreement (the “Support Agreement”) with certain of the lenders under its Pre-petition Credit Facilities (collectively, the “Supporting Creditors”). The Supporting Creditors collectively hold more than 66-2/3% in amount of the claims under the Pre-petition Credit Facilities. Following the entry into the Restructuring Support Agreement, the Company filed the Chapter 11 Cases with the Bankruptcy Court.
The Support Agreement provides, subject to its terms and conditions, among other things:
●the
Supporting Creditors agreed (i) to support approval of, and not object to, the DIP Facility, (ii) to support approval of, and not object to, the disclosure statement (the “Disclosure Statement”) describing the Qualified Plan contemplated by the Support Agreement, (iii) to timely vote to accept the Qualified Plan and to support approval and confirmation of the Qualified Plan, (iv) to not object to the Qualified Plan and (v) to not participate in any alternative plan, sale, dissolution or restructuring of the Company (other than as provided in the term sheet attached to the Support Agreement (the “Term Sheet”) or in the Support Agreement), or alter, delay or impede approval of the Disclosure Statement and confirmation and consummation of the Qualified Plan;

●the
Company agreed (i) through the pendency of the Chapter 11 Cases, to operate (along with its subsidiaries) in the ordinary course of business consistent with past practice and the DIP budget and use its commercially reasonable efforts to keep intact the assets, operations and relationships of its business, (ii) to use reasonable commercial efforts to support and complete the restructuring and all transactions contemplated under the Qualified Plan and the Term Sheet in accordance with the deadlines set forth in the Support Agreement (the “Milestones”), and (iii) to take no actions that are inconsistent with the Support Agreement or the expeditious confirmation and consummation of the Qualified Plan, subject to the fiduciary obligations of the Company under applicable law; and

●the
Company and the Supporting Creditors also agreed that (i) following the commencement of the Chapter 11 Cases and until the beginning of the hearing regarding confirmation of the Qualified Plan, the Company may solicit, initiate, respond to, discuss, negotiate, encourage and seek to assist the submission of alternative equity commitment proposals concerning a transaction other than the Qualified Plan (an “Alternative Transaction”), and (ii) it will provide periodic reports concerning the status of discussions and negotiations concerning an Alternative Transaction (if any) to the Supporting Creditors.

The Support Agreement may be terminated by the mutual written agreement of the Company and the required Supporting Creditors holding each class of indebtedness (each, a “Class”). The Support Agreement may also be terminated in a number of other circumstances, including, without limitation:
●by
the Company following the occurrence of any of the events specified in the Support Agreement, including: (i) any Supporting Creditor’s material breach of its obligations under the Support Agreement that remains uncured for the specified period; (ii) the Company’s board of directors determining, in good faith and upon the advice of its advisors, in its sole discretion, that continued pursuit of the Qualified Plan is inconsistent with its fiduciary duties; or (iii) the lenders under the Pre-petition Credit Facilities having directed the Company to commence an “Acceptable Sale Process” pursuant to the terms of the DIP Facility;

●by
the Supporting Creditors under the Pre-petition Credit Facilities (together, collectively, the “Supporting Credit Facility Lenders”) upon the occurrence of any of the events specified in the Support Agreement, including: (i) the “Definitive Documents” (as defined in the Term Sheet) filed by the Company including terms that are inconsistent with the Term Sheet in any material respect; (ii) the filing by the Company of any motion for relief seeking certain specified actions; (iii) the filing by the Company of any motion approving a payment to any party that would be materially inconsistent with the treatment of such party under the Support Agreement; (iv) the Company’s material breach of its obligations under the Support Agreement that remains uncured for the specified period; (v) any event of default by the Company under the DIP Facility; (vi) the Administrative Agent under the DIP Facility having directed the Company to commence an “Acceptable Sale Process” pursuant to the terms of the DIP Facility; or (viii) the supporting Oaktree Lender’s (the “Supporting Oaktree Lender”) material breach of its obligations under the Support Agreement that remains uncured for the specified period; or

●by
the Supporting Oaktree Lender upon the occurrence of any of the events described in clauses (i) — (vi) of the immediately preceding bullet point, or any of the following: (i) the Company failing to comply with the deadlines specified in the Milestones; (ii) the Company failing to obtain entry of an order approving its entry into an equity commitment agreement (the “Equity Commitment Agreement”); (iii) any event of default by the Company under the DIP Facility that remains uncured for the specified period; (iv) the termination of the equity commitment under the Equity Commitment Letter or, following the execution of the Equity Commitment Agreement, under the Equity Commitment Agreement; (v) the Supporting Credit Facility Lenders’ breach of any of their obligations under the Support Agreement that remains uncured for the specified period; or (vi) immediately following the withdrawal of an Original Supporting Credit Facility Lender (as described below), the Supporting Creditors which remain in the same Class (or Classes) as the withdrawing Original Supporting Credit Facility Lender holding less than 66-2/3% in amount or less than 50% in number of the claims in such Class.

In addition, any Supporting Credit Facility Lender that is a party to the Support Agreement as of November 16, 2011 (each, an “Original Supporting Credit Facility Lender”) may terminate the Support Agreement as to itself within five days following the Bankruptcy Court hearing to approve the Disclosure Statement for solicitation purposes in accordance with the Milestones if, after the hearing, the approved Disclosure Statement includes a term in respect of the New Credit Facilities (as described below) regarding the minimum cash balance financial covenant, the interest coverage ratio financial covenant or excess cash sweep (which terms are to be mutually agreed upon in accordance with the Term Sheet) that is not reasonably satisfactory to such Original Supporting Credit Facility Lender.
If the Support Agreement is terminated by the Company pursuant to clause (ii) of the first bullet point in the paragraph above, then the Company must pay a $12,500 break-up fee (subject to Bankruptcy Court approval) to the Supporting Oaktree Lender on or before the consummation of an Alternative Transaction (other than, for the avoidance of doubt, a credit bid by the Supporting Credit Facility Lenders or the lenders under the DIP Facility), following satisfaction of the outstanding obligations under the Pre-petition Credit Facilities and the DIP Facility in full, in cash or other treatment acceptable to the Supporting Credit Facility Lenders.
The Qualified Plan consists of, among other things, (i) a new $175,000 equity investment (the “Equity Investment”) in the reorganized Company by the Supporting Oaktree Lender or its affiliates, and potentially one or more investors not affiliated with the Supporting Oaktree Lender identified by the Supporting Oaktree Lender in its sole discretion (the “Plan Sponsor”), $75,000 of which Equity Investment would be used to pay down the Pre-petition Credit Facilities, on terms and conditions to be specified in the Equity Commitment Agreement (as described below), (ii) the conversion of all outstanding obligations to the Supporting Oaktree Lender under the Oaktree Credit Facility into a form of equity in the reorganized Company to be agreed upon by the parties, as a result of which the Plan Sponsor will, on the effective date of the Qualified Plan, own 100% of the equity of the reorganized Company, subject to dilution in specified instances in accordance with the terms of the Qualified Plan, including warrants, equity issued in the reorganized Company in connection with a management incentive plan (the “MIP”), as described below, and participation by creditors other than the Supporting Oaktree Lender in the Equity Investment (if any, and on terms acceptable to the Supporting Oaktree Lender in its sole discretion), including in connection with the Rights Offering (if any) contemplated by the Equity Financing Commitment

Letter, as described below, (iii) a new 2011 Credit Facility (the “New 2011 Credit Facility”) and a new 2010 Amended Credit Facility (the “New 2010 Credit Facility” and, together with the New 2011 Credit Facility, collectively, the “New Credit Facilities”), and (iv) the MIP, under which 10% of the equity in the reorganized Company (or such other amount as agreed to by the Plan Sponsor and the reorganized Company), on a fully-diluted basis, will be reserved for issuance to eligible employees, directors and officers of the reorganized Company in the form of restricted stock and/or options.
The Qualified Plan must provide that holders of allowed claims will receive the following on the effective date of the Qualified Plan, unless different treatment is agreed to by the holder of the allowed claim and the Company: (i) DIP Facility claims, as well as administrative and priority claims, will be satisfied in full in cash; (ii) holders of claims arising under the Pre-petition Credit Facilities will each receive the pay-downs allocated on the basis described above and a pro rata share of the New Credit Facilities; (iii) claims under the Oaktree Credit Facility will be satisfied as described above; (iv) holders of unsecured claims, including the holders of the Senior Notes, will be entitled to recovery consistent with the Qualified Plan filed and confirmed in connection with the requirements set forth in the Support Agreement, including equity in the reorganized Company made available to such holders on account of participation in the Equity Investment on the terms set forth in the Qualified Plan (if any, and on terms acceptable to the Supporting Oaktree Lender in its sole discretion); (v) all existing equity interests (including common stock, preferred stock and any options, warrants or rights to acquire any equity interests) in the Company will be cancelled; and (vi) claims held by the Company in a non-debtor affiliate or another subsidiary (and vice versa) and interests held by the Company in a non-debtor affiliate or another subsidiary will be canceled and/or reinstated in connection with the Qualified Plan, subject to the reasonable consent of the Company, the Supporting Oaktree Lender and the Supporting Credit Facility Lenders.
Investors are cautioned that they could lose some or all of their investment as a result of the Qualified Plan and the Chapter 11 Cases described above. The Qualified Plan provides for no recovery by holders of equity interests and does not contemplate a determinable recovery, if any, by holders of the Senior Notes.
Under the Term Sheet, the New Credit Facilities will bear interest at LIBOR plus a margin of 4% per annum, with no LIBOR floor, and will mature five years from the effective date of the Qualified Plan. The New 2011 Credit Facility will provide for quarterly scheduled amortization payments of approximately $16,500, and the New 2010 Credit Facility will provide for quarterly scheduled amortization payments of approximately $7,400, in each case subject to reductions beginning June 30, 2014, with no contractual amortization prior to June 30, 2014. The New 2011 Credit Facility will be secured by a perfected first lien on all the vessel-owning subsidiaries and all the assets of General Maritime Subsidiary and Arlington, and a second lien on all the vessel-owning subsidiaries and all the assets of General Maritime Subsidiary II (the security for the New 2011 Credit Facility will be the same as the security for the pre-petition 2011 Credit Facility), and the New 2010 Credit Facility will be secured by a perfected first lien on the all the vessel-owning subsidiaries and all the assets of General Maritime Subsidiary II, and a second lien on all the vessel-owning subsidiaries and all the assets of General Maritime Subsidiary and Arlington (the security for the New 2010 Credit Facility will be the same as the security for the pre-petition 2010 Amended Credit Facility). The financial covenants for the New Credit Facilities will include a collateral maintenance covenant requiring that the fair market value of the collateral acting as security under each New Credit Facility (such valuations to be performed by brokers selected by the New Credit Facility lenders on a quarterly basis and at any other times as mutually agreed upon by the parties thereto) must be at least 110% of the then-total commitment or the then-outstanding loans, as applicable, under the applicable New Credit Facility for 2012, 115% of the then-total commitment or the then-outstanding loans for 2013, and 120% of the then-total commitment or the then-outstanding loans thereafter. The New Credit Facilities will also include an interest rate coverage ratio covenant to be based upon a 25% cushion to a “base case” as mutually agreed upon by the parties thereto. The New Credit Facilities will also include a minimum cash balance covenant and other affirmative and negative covenants as mutually agreed upon by the parties thereto. The New Credit Facilities will also provide for the quarterly sweep of non-equity funded cash balances (to be defined in a manner to be mutually agreed upon) above $100,000 in 2012, $75,000 in 2013 and an amount to be agreed upon by the parties thereto for 2014 and thereafter, taking into consideration the scheduled amortization payment being made with respect to the applicable quarter, which will be applied to the permanent reduction of the New Credit Facilities (each an “Excess Cash Reduction”). Each Excess Cash Reduction will be allocated between the New 2011 Credit Facility and the New 2010 Credit Facility pro rata based upon deferred amortization, and will be applied to the New Credit Facilities in a manner to be mutually agreed by the parties thereto. The New Credit Facilities will also provide for other mandatory prepayment provisions as mutually agreed upon by the parties thereto.

The Support Agreement provides for a commitment fee payable in the form of 5-year penny warrants exercisable for up to 5.0% of the reorganized Company upon terms satisfactory to the Supporting Oaktree Lender and the Company (the “Commitment Fee”), to be payable to the Supporting Oaktree Lender or its designee on the effective date of the Qualified Plan. The Support Agreement also requires the Company to reimburse the Supporting Oaktree Lender during the course of the Chapter 11 Cases and following the effective date of the Qualified Plan or, if such effective date does not occur, through and including the date of termination of the Support Agreement and the Equity Commitment Agreement, as applicable, for all reasonable and documented advisor fees and out-of-pocket costs and expenses which have been or are incurred in anticipation of, during or otherwise in connection with the Chapter 11 Cases. Such reimbursement will be junior and subject to the outstanding obligations under the Pre-petition Credit Facilities and the DIP Facility, including any related adequate protection obligations.
Equity Financing Commitment Letter
On November 16, 2011, the Company entered into an Equity Financing Commitment Letter (the “Equity Financing Commitment Letter”) with the Supporting Oaktree Lender (or the “Investor”). Pursuant to the Equity Financing Commitment Letter, the Investor has committed, directly or indirectly through one or more affiliates, to provide exit equity financing of $175,000, reduced by the Rights Offering Amount, if any (as described below), to the reorganized Company, subject to specified conditions, including, but not limited to, (i) the execution and delivery by the Company of the Equity Commitment Agreement in form and substance acceptable to each of the Investor and the Company and (ii) satisfaction of the conditions to the Investor’s obligation to consummate the transactions contemplated by the Equity Commitment Agreement as set forth therein. The proceeds of the exit equity financing under the Equity Financing Commitment Letter will be used, among other things, to repay the Pre-petition Credit Facilities in accordance with the terms of the Support Agreement. The Equity Financing Commitment Letter also provides that the terms of the Qualified Plan may (solely with the Investor’s prior written consent, in its sole discretion) contemplate that the Company will conduct a rights offering (the “Rights Offering”) to the holders of certain bonds issued by the Company for an aggregate equity investment in the Company to be determined by the Investor and reflected in the Qualified Plan (the maximum aggregate equity investment, if one is permitted by the Investor, the “Rights Offering Amount”).
No assurances can be given that the Company will file a Qualified Plan or that a Qualified Plan will be confirmed by the Bankruptcy Court on the terms described above or at all.
Going Concern and Financial Reporting in Reorganization
The Company’s recent commencement of the Chapter 11 Cases and weak industry conditions have negatively impacted its results of operations and cash flows and may continue to do so in the future. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying unaudited financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.
The Company’s ability to continue as a going concern is contingent upon, among other things, its ability to: (i) comply with the financial and other covenants contained in the DIP Facility, (ii) develop a Qualified Plan and obtain confirmation under the Bankruptcy Code (iii) successfully implement such Qualified Plan, (iv) reduce debt and other liabilities through the bankruptcy process, (v) return to profitability, (vi) generate sufficient cash flow from operations, and (vii) obtain financing sources to meet the its future obligations. As a result of the Chapter 11 Cases, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors-in-possession pursuant to the Bankruptcy Code, the Company may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions contained in the DIP Facility), for amounts other than those reflected in the accompanying consolidated financial statements. Further, any plan of reorganization could materially change the amounts and classifications of assets and liabilities reported in the historical consolidated financial statements. The accompanying consolidated financial statements to this Report do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern or as a consequence of the Chapter 11 Cases.
If any of the Company’s outstanding debt instruments are refinanced in a transaction that is required to be accounted for as an extinguishment of debt or any outstanding balance is accelerated by the holders of such debt, unamortized debt costs at the refinancing or acceleration date would be required to be expensed in the period of such refinancing or acceleration.

EXHIBIT F TO THE DISCLOSURE STATEMENT

THE DEBTORS’ PREPETITION CORPORATE AND CAPITAL STRUCTURE